Prospectus Supplement (Sales Report) No. 8 dated March 1, 2011 to Prospectus dated January 7, 2011	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 7, 2011 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 7, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 364693

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364693	$8,525	$8,525	14.54%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 364693. Member loan 364693 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Cerner Corporation	Debt-to-income ratio:	1.24%
Length of employment:	1 year	Location:	Kansas City, MO

Home town:
Current & past employers:	Cerner Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off the following three credit card balances: Chase Visa Card - Balance = $1,268.76 @ 28.99% Discover Card - Balance = $6,097.63 @ 15.9% Wal-Mart Discover Card Balance = $6,790.93 @ 14.99% Borrower added on 02/23/11 > The Discover Card (balance of $6097.63) has been paid in full and was listed by mistake. Can't figure out how to remove it from the listing description. The following is correct: I would like to pay off the following three credit card balances: Chase Visa Card - Balance = $1,268.76 @ 28.99% Wal-Mart Discover Card Balance = $6,790.93 @ 14.99%

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	39	Months Since Last Delinquency:	22
Revolving Credit Balance:	$6,227.00	Public Records On File:	0
Revolving Line Utilization:	65.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Two delinquencies in 22 months - wow!!!! What caused the delinquencies? What is being done different to avoid future delinquencies? Where have you worked prior to your present employer? for what duration? what was your responsibility there?	Thank you for your question and for considering my loan. Regarding the two delinquencies in 22 months, I am not sure, I guess this would be an indicator that I should check my credit report. I have a very good job with a large Healthcare IT company and have been with this company for nearly 4 years (as of May). Prior to my current job, I worked as a Medical Laboratory Scientist in a hospital laboratory for about 4 years with progressive levels of responsibility - beginning with working the night shift as a bench tech, to managing the hospital's point-of-care testing program, and then to the IT dept. to manage the Laboratory's Information Systems. Prior to that, I served six years in the U.S. Navy.

Member Payment Dependent Notes Series 552575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552575	$4,000	$4,000	10.37%	1.00%	February 24, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 552575. Member loan 552575 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	MDM Mechanical Services, Inc	Debt-to-income ratio:	13.43%
Length of employment:	8 years	Location:	Syracuse, NY

Home town:
Current & past employers:	MDM Mechanical Services, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > Loan is for a vehicle purchase.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	57
Revolving Credit Balance:	$5,705.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is MDM and what do you do there? What will the loan proceeds be used for?	MDM is a mechanical contracting company handling commercial and industrial HVAC accounts.

Member Payment Dependent Notes Series 622629

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
622629	$9,125	$9,125	5.79%	1.00%	February 24, 2011	February 28, 2014	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 622629. Member loan 622629 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Bank of America	Debt-to-income ratio:	16.51%
Length of employment:	< 1 year	Location:	Cartersville, GA

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,661.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the size and rate of the debt you plan on consolidating with this loan?	I'll be consolidating a personal loan of $4,800 @8.50%, a cc $3,000.00 @9.99%, and a cc $3,500 @12.99%. I'll be paying part of one of the cc myself.
Hello. I have cash to lend you, but first have some questions. Thank you in advance for your answers. All potential lenders will see your responses so hopefully your loan should be more fully funded. What is the combined income of your household and from what sources? Please would you tell us about yourself, your work (include prior work as length of employment shows < 1 yr). For your household, please list amounts of all major debts (CC, auto, mortgage, HELOC, student loan, medical and so on). Is your debt increasing/decreasing over time? Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term?	I have been in banking for 8+ years. The only reason I have the credit card debt is becuase I was laid off for a little over a year. My debt is decreasing. My household income is 80k-90k range depending on bonus. I have a net worth of roughly $75k.

Member Payment Dependent Notes Series 627501

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
627501	$7,000	$7,000	7.29%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 627501. Member loan 627501 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Smart Design	Debt-to-income ratio:	5.02%
Length of employment:	3 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Smart Design
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > I currently have no issue making my monthly credit card payments, but I plan to use this loan to pay off my current balance in full, in favor of a lower interest rate provided by YOU! :) Thank you!

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,635.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Would you please describe your work at Smart Design? Thanks.	Smart Design is a product design consultancy with over thirty years of successful results, turning insight into strategy. 90% of what our work goes to market, including products like OXO kitchenware, Flip video cameras, Ford SmartGauge and the Logitech Revue with Google TV. I've worked at Smart for 3 years as hybrid interaction/user experience designer and visual designer touching dozens of projects to determine their look & feel, as well as their virtual architecture and overall product strategy.

Member Payment Dependent Notes Series 631535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
631535	$7,000	$7,000	13.80%	1.00%	February 25, 2011	February 25, 2016	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 631535. Member loan 631535 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Skanska USA	Debt-to-income ratio:	7.28%
Length of employment:	< 1 year	Location:	Woodside, NY

Home town:
Current & past employers:	Skanska USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/11 > I have chosen to buy a Ford Explorer AWD 2007 model as my current car is not suitable for my needs as an IT systems engineer in New York City. When the multiple snow storms hit the NYC area I was unable to get to the job sites of the construction company I worked for. I'm currently 8 months working for the global construction company which I have a pleasure of working with as an intern in the past 3 years. The construction company handles major jobs for the NYC DOT for which I provide the needs for my fellow co-workers to complete the job on time. With my current monthly budget of $600 I've been able to save up $3000 for the Ford Explorer. I have debt down to a minimum in order to buy the vehicle in question. If you have any questions, please feel free to get back to me.

A credit bureau reported the following information about this borrower member on February 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,262.00	Public Records On File:	0
Revolving Line Utilization:	45.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 638816

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638816	$15,000	$15,000	14.17%	1.00%	February 28, 2011	March 10, 2016	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638816. Member loan 638816 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	InterCall	Debt-to-income ratio:	12.57%
Length of employment:	1 year	Location:	Chicago, IL

Home town:
Current & past employers:	InterCall
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > Debt consolidation request. thank you!

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1983	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,364.00	Public Records On File:	0
Revolving Line Utilization:	66.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
For EACH debt you plan to pay off with this LC loan, please provide the Lender [Chase], Amount [$5500], IMPORTANTLY Rate [9.99%], min mo payment [$75]. Thanks.	I was unemployed for 1 1/2 years so I have a $4800 federal tax bill I want to pay off. In addition I plan to pay off a $6500 Discover Card bill and either a $1800 Bank of America Credit card or over half of a Chase Card with a balance of $5400. My monthly payments will increase $41 over what I pay now.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance on my mortgage is just under $212,000 and my HELOC is around $38,000. Last appraised at $316,000.
Which 1/3 of your $44.3K debt do you wish to consolidate with the $15K you wish to borrow? ie amounts and interest rates please & good luck with your funding.	I was unemployed for 1 1/2 years so I have a $4800 federal tax bill I want to pay off. In addition I plan to pay off a $6500 Discover Card bill and either a $1800 Bank of America Credit card or over half of a Chase Card with a balance of $5400. My monthly payments will increase $41 over what I pay now.

Member Payment Dependent Notes Series 643312

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643312	$6,000	$6,000	7.29%	1.00%	February 25, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643312. Member loan 643312 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Agile Technologies	Debt-to-income ratio:	12.06%
Length of employment:	3 years	Location:	Kendall Park, NJ

Home town:
Current & past employers:	Agile Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > This is for 75% of the Ring Borrower added on 02/17/11 > This loan is for my wedding.

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1982	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$990.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Besides your mortgage, could you please describe any other debts you might have (credit cards, Home equity loan, student loans, etc.)? Wishing you the best.	I have some Credit Card debt but nothing out of the normal. I do not have any Home Equity loans and I do have a Student Loan which I pay around $125 month , because my parents took 80% of my school loans and they left me with 20% so I don't have much to pay off. Other than that I do not have any other outstanding loans. Thanks :)

Member Payment Dependent Notes Series 647746

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647746	$12,600	$12,600	7.66%	1.00%	February 25, 2011	February 27, 2014	February 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647746. Member loan 647746 was requested on February 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,402 / month
Current employer:	Thyssen Krupp Waupaca-foundry	Debt-to-income ratio:	14.12%
Length of employment:	10+ years	Location:	WAUPACA, WI

Home town:
Current & past employers:	Thyssen Krupp Waupaca-foundry
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > We will be paying our Sears credit card as well as all store credit cards. Fresh start-only use cards as an emergency from now on!

A credit bureau reported the following information about this borrower member on February 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,590.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? Thank you.	We will be paying off our Sears Mastercard as well as all store credit cards. Fresh start!
What is the current interest rates and amounts owed on the debt you wish to consolidate?	The average is about 28% interest. $5600, $3200, $2600, $1300.
Can you submit income verification to Lending Club? This would greatly increase the lenders' interest and have your loan fully funded.	Yes, but i assumed that was already verified when we submitted the loan application.

Member Payment Dependent Notes Series 652902

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652902	$10,000	$10,000	7.66%	1.00%	February 28, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652902. Member loan 652902 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Corporate Executive Board	Debt-to-income ratio:	5.06%
Length of employment:	1 year	Location:	Washington, DC

Home town:
Current & past employers:	Corporate Executive Board
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > I am looking to save money on interest as I pay down debt

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,125.00	Public Records On File:	0
Revolving Line Utilization:	53.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates of the debts you are consolidating? If fully funded, how quickly do you anticipate paying this loan off? If will help if you get your income verified by Lending Club.	My apologies, wasn't sure how much detail to give initially. Most is on one card at 14.24%, a smaller amount at 17.24%. I anticipate paying this loan off within one year. Thanks for your consideration.

Member Payment Dependent Notes Series 652961

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652961	$16,000	$16,000	17.51%	1.00%	February 28, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652961. Member loan 652961 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	Bank of America Merrill Lynch	Debt-to-income ratio:	14.48%
Length of employment:	3 years	Location:	Key West, FL

Home town:
Current & past employers:	Bank of America Merrill Lynch
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,609.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	1) CC#1 = $8517@27% - $281; CC#2 = $4710@29% - $169; CC#3 = $721@29% - $34; CC#4 = $5680@13% - $114 (I will not be consolidating this debt and will continue to pay it off as is) 2) I plan to close the 3 CC's I pay off. 3) I plan to have this loan for 5 years.
Who was your previous employers and for how long? Thank you!	I worked for Xerox Corporation for just about 3 years. Right out of college I worked for Management Recruiters International for a year before being recruited to Xerox.
Hello%u2026For whom and for how long did you work for your previous two employers? Thank you!	Xerox Corporation for a few years and my first job out of college was with Management Recruiters International where I worked for one year before I was recruited by Xerox Corp. Ive been at my current job now for 3.5 years.

Member Payment Dependent Notes Series 655951

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
655951	$8,000	$8,000	7.66%	1.00%	February 28, 2011	March 6, 2014	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 655951. Member loan 655951 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	GE Healthcare	Debt-to-income ratio:	22.83%
Length of employment:	< 1 year	Location:	Stoughton, WI

Home town:
Current & past employers:	GE Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,555.00	Public Records On File:	0
Revolving Line Utilization:	85.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 657579

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657579	$3,000	$3,000	6.92%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657579. Member loan 657579 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Atlanta Area Research Education Foundati	Debt-to-income ratio:	18.17%
Length of employment:	2 years	Location:	Atlanta, GA

Home town:
Current & past employers:	Atlanta Area Research Education Foundati
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > When ever it rains a large puddle of water devlopes in one area of my basement and the walls adjacent to it are wet. A friend of mine who is in the construction field took a look at it and told me the problem stems from a leak outside the house under the driveway. Water from the drain pipe is running down into the house because there is not enough dirt there to stop it. He says the drive way will have to be dug up, concrete will need to be poured into stop the water from getting in. I am requesting a loan for this purpose. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$683.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 659735

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
659735	$15,000	$15,000	18.99%	1.00%	February 24, 2011	February 26, 2016	February 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 659735. Member loan 659735 was requested on February 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Center for Disability Services- Transportation Security Administ	Debt-to-income ratio:	22.53%
Length of employment:	6 years	Location:	RENSSELAER, NY

Home town:
Current & past employers:	Center for Disability Services- Transportation Security Administ
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/11 > new loan Borrower added on 02/12/11 > Thank you Borrower added on 02/15/11 > Thanks to all so far.

A credit bureau reported the following information about this borrower member on February 1, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	50
Revolving Credit Balance:	$16,947.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Current ballance: $78,642 Current market value: approximately 122,000 HELOC?
Any additional household income not listed above? Can you list the debts (amounts) you are carrying and not just the ones you would like to consolidate?	Home Mortgage Car loan Wife pays monthly payments for these.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Or Short term: (Best guess NUMBER YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired are eligible for issue. When listing expires, if loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 pct funded ($12 - $13.5K) partial funded loan to pay off higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist a loan's unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes your loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thank you for your service. Brief description: 2 employers. 6 years with one (school teacher). Little over a year with the other (Department of Home Land Security). Wifes income not included. Total household's income=88,000 per year Number of years to pay off 4-5 Yes I will accept partially funded loan. Thank you again for your interest.
Please list all of your debts, including interest rates, balances, and monthly payments. For example: "Credit Card 1, $2000, 20%, $100/month etc." Please say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? Thanks.	Depts: 1. Credit Card-Citi 5,100 26% 189.00per rmonth 2. Credit Card- GE Money: 4,500 18% 120.00per month 3. Credit Card-USAA 4,600 18% 118.00per month This dept added up over several years. A death in the family = travel expenses, A birth in the family = Baby equipment, An engagement ring, and some other odds and ends expenses. I will avoid future dept because 1. I do not every want to go through this again, and two I have a money coach through my employer.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Please see previous answer.
With a DTI of 22.5% you're servicing debt to the tune of $1,045/month (not including mortgage payments0. You've listed just over $400/month in credit card payments. Please describe the rest.	Not sure what you are asking. What is DTI?
Expaning on Lender 596081 Q/A. D T I = Debt To Income Ratio. D T I does NOT include monthly mortgage payment. Transunion Credit Report shows your DTI as 22.53 pct. Self entered Borrower Profile shows Gross Income Per Month $4,750. 22.53 pct X $4.750 = $1,070 per month debt payments NOT including your monthly mortgage payment. Your earlier reply detailed $427 per month in debt payments. If DTI mathmatically indicates $1,070 in debt payments per month minus $427 you detailed leaves $643 per month unaccounted for. Question: What's the other outstanding debts you are financilly responsible for that you are paying $643 per month? FYI: HELOC = Home Equity Line of Credit (Essentially existing Revolving Debt Balance (RCB) secured by equity $ value in your home.) Lender 505570 U S Marine Corps Retired	U.S. Marine.Corps.Retired, The only other monthly payment I make is to my child's day care. My wife and I split the bills. I have a car loan a student loan that she pays.
What is your main motivation for getting this loan? It looks like you'll save about $40/month on monthly payments compared to your current minimums, and you'll have about the same interest rate and will pay about the same amount of interest in the long term since the rate of this loan is between the rates of your current debts. Is saving $40/month worth the up-front loan fee to you?	My main motivation is ,I will have all of my credit card dept paid off in 4-5 years instead of a much longer pay off period.

Member Payment Dependent Notes Series 660209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660209	$13,200	$13,200	7.29%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660209. Member loan 660209 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	ISO	Debt-to-income ratio:	10.28%
Length of employment:	3 years	Location:	Jersey City, NJ

Home town:
Current & past employers:	ISO
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > Hi. I'm planning to use this money to pay down credit card debt that I've accumulated. This will be going to two cards that both have a rate of about 13%. I recently received a promotion at my job, and am ready to get rid of my debt. Other expenses: Rent - $1375/month Utilities - $100/month Cell Phone/Internet/cable - $150/month Childcare - $150/month Donations - $50/month I also put $50/month into a 529 account for my child's future college expenses. Plus I spend about $300/month in groceries. I net about $3500/month in salary. I'm an Actuarial Analyst, and with each actuarial exam passed comes a salary increase. I plan on passing at least one within the next year. Please let me know if you have any questions for me, and I'll get back to you as quickly as I can. Thank You!

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1984	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,376.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 660407

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660407	$8,000	$8,000	17.51%	1.00%	February 24, 2011	February 27, 2016	February 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660407. Member loan 660407 was requested on February 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,167 / month
Current employer:	JOHNSON CONTROLS	Debt-to-income ratio:	13.48%
Length of employment:	10+ years	Location:	san mateo, CA

Home town:
Current & past employers:	JOHNSON CONTROLS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,037.00	Public Records On File:	0
Revolving Line Utilization:	71.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What sort of business are you looking to start?	I am going into a private practice for clinical and behavioral consulting and therapy. I have been working for non public schools, local school districts, and another licensed psychologist. I feel it is time for me to start a new adventure of my own and go into business for myself.
Specifically, what are the loan proceeds to be used for?	The loan proceeds will be utilized for the following: operating costs, office furniture, test protocols, therapeutic tools, art supplies, play therapy toys, office supplies, brochures, business cards, advertising costs, and organizational tools.
Can you give a brief description of what the business loan will be used for? Also, would you mind giving us a brief job description, how long you've worked for your current employer, and how long you've worked in your chosen field? (please note: not phishing for personal info here, just want an idea of your employment & employment history.)	The business loan will be put to use for the above mentioned costs. My job description is defined as helping children from the ages 3-18 and their families to reduce the frequency of inappropriate behaviors, helping them learn new appropriate behaviors, and fostering the growth of age appropriate social skills. For the family it would include teaching parents how to teach and work with their children on behavioral skills including reinforcing appropriate behaviors and ignoring/reducing inappropriate behaviors. Finally I coach and train various different teachers, principals, and school personal to deal with children on the Autism Spectrum, emotional disturbed children, and behavior disordered children within the academic setting. I have worked in the field in many different environments including alcohol and drug recovery as a child development specialist, in a homeless and domestic abuse shelter, running residential facilities, working in non public schools, working as a district administrator, and finally in a private practice setting. I have been working in the mental health field for 15 years.
How will this new "adventure" affect your employment and income from Johnson Controls?	It won't effect my employment as this is a business for my wife and i. She will be running the business and i will be doing anything extra she needs of me.
Just to clarify, do you do this type of clinical & behavioral consulting work for Johnson Controls? Seems like quite a career change from a HVAC technician work to a psyc related field.	Please see the above answer. Sorry for the confusion as we should have explained the situation better.

Member Payment Dependent Notes Series 660692

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660692	$12,000	$12,000	7.29%	1.00%	February 28, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660692. Member loan 660692 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Sedgwick CMS	Debt-to-income ratio:	4.27%
Length of employment:	9 years	Location:	Canoga Park, CA

Home town:
Current & past employers:	Sedgwick CMS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > Hello Investors, My beautiful future wife and I both have secure job’s. I have been with my employer for more than 9 years. We both own our cars and currently rent. We would also like to give thanks to those of you who have already invested us in making this dream wedding come true. Thanks again. Feel free to ask any questions.

A credit bureau reported the following information about this borrower member on January 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,880.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 661301

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661301	$12,000	$12,000	13.06%	1.00%	February 28, 2011	March 4, 2016	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661301. Member loan 661301 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Putnam County Prosecutor's Office	Debt-to-income ratio:	14.29%
Length of employment:	6 years	Location:	OTTAWA, OH

Home town:
Current & past employers:	Putnam County Prosecutor's Office
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	18
Revolving Credit Balance:	$6,608.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 461 are. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($8K - $11K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY your more expensive debts; partial loan financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hello. I am an assistant prosecuting attorney prosecuting adult misdemeanor and felony offenses. My wife stays home with our children and so my income respresents the entire household income. From time-to-time I have opportunities to earn additional income, and if that happens I am likely going to try to pay off this loan in less than 5 years. I will consider a partially funded loan if that partially funded loan results in reducing my monthly expenditures. Thanks for your questions!
Would you mind giving us a brief job description, how long you've worked for your current employer, and how long you've worked in your chosen field? (please note: not phishing for personal info here, just want an idea of your employment & employment history.) Also, there is 1 deliquency from 18 months ago showing up on your application. Any idea what this might be?	I am an assistant prosecuting attorney prosecuting adult misdemeanor and felony offenses. I have been an attorney for 9 years and have been in the prosecutor's office for 6 years. I do not recall the delinquency but I am sure I would have taken care of it right away. Thanks!

Member Payment Dependent Notes Series 661393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661393	$5,600	$5,600	17.51%	1.00%	February 28, 2011	March 9, 2016	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661393. Member loan 661393 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Verizon Wireless	Debt-to-income ratio:	1.47%
Length of employment:	5 years	Location:	Dallas, PA

Home town:
Current & past employers:	Verizon Wireless
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > This loan is for the remaining funds needed to put into buying a rental property in my area. The rest of the funds will be from my personal savings. I have a low debt to income ratio. My credit card payments are $75 month with an balance of under $2000. $1400 is on a 0% finance offer on a tv set. My car payment is $288 nad has never been late. My truck is paid off as well as my boat. I have a small gutter business in the spring and summer that is supplemental. I have been a member of Prosper.com since 2006 and purchased over 200 notes in my time there and had a positive return on my investment. I have a very healthy 401k with my company and over 40k equity in my home. Thank you for taking the time to review my listing as a lender I know how important on time payments are.

A credit bureau reported the following information about this borrower member on January 29, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	18
Revolving Credit Balance:	$1,977.00	Public Records On File:	0
Revolving Line Utilization:	82.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Why did you decide to take out the loan with Lending Club as opposed to Prosper? Regards; Art	With their loan new model I can get better interest rates here.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance is 161k and appraisal this past summer was just over 200k. Since then we have used some cash reserves to replace all carpet with wood and tile. Also updated our kitchen. So I would think it has a higher value now. No heloc.

Member Payment Dependent Notes Series 661576

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661576	$9,000	$9,000	11.11%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661576. Member loan 661576 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Jeld-Wen Inc.	Debt-to-income ratio:	2.16%
Length of employment:	< 1 year	Location:	Washington, MI

Home town:
Current & past employers:	Jeld-Wen Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > Hoping for this loan. I need to pay back my tax credit for my house because my job moved me and my former home is not my "primary" residence. The government strikes again.

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$996.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? HOME OWNERSHIP As well, if you own a house what is : The value right now (use Zillow if needed) What is your mortgage amount, interest rate, and monthly payment? Is there a line of credit attached as well and if so what is its balance and rate? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	Hello Joe and thank you for your interest. My loan is not actually for debt consolidation, but it was the closest choice to my situation. I purchased my home back in 2009 and received the 8K tax credit on my 2009 taxes. I since have had to relocate due to my job and need to pay back the 8K tax credit. I have a total of $700 in credit card debt with 0% interest. This will be paid off in June. My home is worth 99K. My payment is $711 per month. My interest rate on my home loan is 5.8% fixed. My gross income is 50K per year and my net each month is $3,300. My car $210 per month, which my company pays. I have already figured the loan payment into my budget if it is received and it will be no problem paying this loan back. Thank you for your interest and anything that you can do to help would be much appreciated.

Member Payment Dependent Notes Series 662382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662382	$12,800	$12,800	10.37%	1.00%	February 28, 2011	March 6, 2016	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662382. Member loan 662382 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	RCN	Debt-to-income ratio:	15.51%
Length of employment:	10+ years	Location:	Nazareth, PA

Home town:
Current & past employers:	RCN
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > This loan is to remodel my bathroom and upgrade my 53 year old furnace. The new furnace will be much more fuel efficient. I always make my payments on time. I have been with my employer for 31 years. Borrower added on 02/22/11 > I am also a lending club investor. Borrower added on 02/23/11 > I will be saving between $1,000 and $1,200 dollars a year with the new furnace. This extra money will go towards the repayment of the loan. Also, my wife earns $36,000 a year. Borrower added on 02/27/11 > I completely own 3 vehicles, 2008 Chrysler Aspen, 2005 Dodge Magnum and 1993 Harley Davidson Fatboy. I have $20,000 in liquid investments.

A credit bureau reported the following information about this borrower member on February 13, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,768.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, What is your total dollar amount of credit card debt? Thanks, Ron	Around $1500.00

Member Payment Dependent Notes Series 663275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663275	$10,625	$10,625	18.62%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663275. Member loan 663275 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	Dept of Army	Debt-to-income ratio:	22.05%
Length of employment:	5 years	Location:	Fort Riley, KS

Home town:
Current & past employers:	Dept of Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > I am a member of the United States Army. I will be getting married soon and need this loan to move my family to my current duty station. I will answer any and all questions you may have.

A credit bureau reported the following information about this borrower member on January 28, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	47
Revolving Credit Balance:	$2,248.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) U S Army current: Rank? Pay Grade? ETS? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	(1)SPC/e-4/nov 2015 (2) I anticipate 2.5-3 yrs to pay off this loan.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Being in the military, I live in government quarters, which is free. Until I get married in which I will rent a place to live, which is covered by our housing allowance.

Member Payment Dependent Notes Series 663867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663867	$14,500	$14,500	10.74%	1.00%	February 24, 2011	February 24, 2016	February 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663867. Member loan 663867 was requested on February 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Michaels Arts and Crafts	Debt-to-income ratio:	6.08%
Length of employment:	5 years	Location:	St. Marys, GA

Home town:
Current & past employers:	Michaels Arts and Crafts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/11 > I am working getting out of debt and supporting a friend that has lost there job. This loan will help get a lot debt consolidated into one bill.

A credit bureau reported the following information about this borrower member on February 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	7
Revolving Credit Balance:	$4,892.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the delinquency on record 7 months ago	Don't know I have always paid my bills on time. Unless, it was a refin on an 2nd mortgage or something not sure. I have always had a credit score of 700 or above and have never been late on bills. My goal is just to get all bills paid off and out of debt in a timely matter. Can you tell me what you see that would question your judgement for me getting this money for help? Thanks.
Accounts Now Delinquent 0 Delinquent Amount $0.00 Delinquencies (Last 2 yrs) 1 Months Since Last Delinquency 7 Public Records On File 0 Months Since Last Record n/a This is what is in your records when we look at it??? Thanks Joe	Not sure I will have to look at my credit report. I looked at credit report 6 months ago and I was ok. Not sure on this one. Sorry if I could not answer your question. I have never been late or delinquent on anything.
Please list your debts; the balances, and, the interest rate you are paying on each debt. Also; please state the current value of your home according to zillow.com, and, list all mortgages, and, any other encumbrances on your home. Thank you. IBEW 595 retired.	Car loan 6800 3.1 percent 142.00 2nd Mortgage 27000 5.8% 308 month Primary mortgage 511.00 5.75% Home Value 138000

Member Payment Dependent Notes Series 663918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663918	$8,000	$8,000	7.29%	1.00%	February 25, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663918. Member loan 663918 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	commonwealth audi	Debt-to-income ratio:	10.10%
Length of employment:	10+ years	Location:	corona, CA

Home town:
Current & past employers:	commonwealth audi
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > thank you Borrower added on 02/17/11 > ok Borrower added on 02/17/11 > ok

A credit bureau reported the following information about this borrower member on January 31, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,986.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	Type your answer here.c/card
What are the rates and balances on the debts you are consolidating? Thanks!	Type your answer here.19.0%.TRYING TO BRING MY DONW TO PAY OFF C/C...THANKS MATT
What are the debts and corresponding rates you are looking to consolidate?	Type your answer here.AT ONE TIME I HAD A RATE OF 14.9,WITH A DEBT ON 15,000.I HAVE ALLWAYS PAID MY BILL ON TIME THEN THE C/C COMPANY RAISED THE INTEREST TO 19%.I WANT TO PAY OFF AND CLOSE THIS C/C ACCOUNT....THANKS MATT
It shows that you have a revolving balance of nearly $24k, what other debts will you have outstanding?	Type your answer here.15k at the time they rasied my rate.Also a Wells fargo personal loan that was taken out to pay a medical bill of $5,000

Member Payment Dependent Notes Series 664509

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664509	$32,000	$32,000	15.65%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664509. Member loan 664509 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	FORD MOTOR	Debt-to-income ratio:	5.35%
Length of employment:	10+ years	Location:	NEWPORT, MI

Home town:
Current & past employers:	FORD MOTOR
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,272.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide detailed information (lender, outstanding principal balance, interest rate and minimum monthly payment amount) for all debts to be consolidated with this loan. Will you accept partial funding of 60% or more?	Type your answer here. Capital one - 16,900.00 min payment 449.00 interest rate varies as some of it is cash advance ( about 2300.00), the interest rates are now 13.9 and 17.9. The other 16,000.00 I was looking to borrow is to pay off 2 401K loans that I have that are outstanding.As far as partial funding, I would have to review the amounts and then make my decision.
Please list all credit cards; the balances, and the interest rate you are paying on each card. Also, state the value of your home according to zillow.com, and, the amount of all mortgages and encumbrances on your home. Thank you. IBEW 595 retired.	Type your answer here.The value of my home is 93K, I owe 126,000.00.
Hello borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 427 are. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept a partially funded loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($26K - $29K) fixed interest, known term, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on majority your more expensive debts; partial loan is financially favorable for borrower.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I'm a Body assembly Supt. for Ford Motor Company and have been with the company for 24 years. If 100 percent fund , can see a 4.5-5 year payback.
Previous answer related to house being underwater. Give me an idea of why you won't walk away. How long you have owned it? Also, don't 401ks normally have cheaper interest rates? Usually I see borrowers paying off outstanding 401k loans and then obtaining a new one to even further consolidate at lower rates. Thus, how many years do you intend to keep this loan?	Type your answer here. As far as walking away, I just don't feel right about that and I haven't look into my liablity, if I did decided to do that. It is true my 401K has a lower interest rate, but the payoff for my loans are less then 5 years and I can us the extra monthly money in my check. I intend to keep this loan 4.5-5 years
Your loan is less than 1/3 funded with only 4 days to go. Please provide COMPLETE answer to Q: Please provide, for EACH debt you plan to pay off with this LC loan, the Creditor [eg, Chase], the Amount [eg, $10,500], IMPORTANTLY the Rate [eg, 9.99%], the min. mo payment [eg, $150]. Please be complete, include RATES, please be specific as to EACH one. Thanks.	Type your answer here.capital one - Total owed 16,812.11, min payment is 447.00 , interest rate is 18.5% 401K loan - 5800.00 - payment 367.00 at interest rate of 8.5% 401K loan - 10850.00 - payment is 363.00 at 5.5%
Please provide, for EACH debt you plan to pay off with this LC loan, the Creditor [eg, Chase], the Amount [eg, $10,500], IMPORTANTLY the Rate [eg, 9.99%], the min. mo payment [eg, $150]. Please be complete, please be specific as to EACH one. Thanks.	Type your answer here. Check answer to previous question
Of the 35K you want to borrow at nearly 16%, $16,650 (ie, about half) is to pay back a 'loan to yourself' at <6% to <9%. This does not make financial sense to me, because the only cost to you of these loans is the tax you will eventually pay (when you draw from your 401K) on that relatively small amount of interest (because you are paying it to yourself). This raises two questions (which you have only 3 days to answer -- your loan is under 1/3 funded, so please do answer so I can help fund your loan!): [1] Why on earth do you want to pay LC nearly 16% to avoid paying YOURSELF 5.5%-8.5%? [2] IF, as seems likely, your loan only gets partially funded, what priority will you give to paying off the Capital One, the 5800 loan, and the 10850 loan? Thanks.	Type your answer here.My priority is to payoff the capital one card. Maybe I should have only requested a 17,000.00 loan. The idea behind paying off all 3 was to give me 1,110.00 of extra income a month, the pay back on the LC loan is 657.00 a month, so I have roughly 400.00 extra cash a month.
Good answer! So, here's the deal. IF you decrease your requested loan amount to the $16,900 that makes fiscal sense, THEN I will contribute generously to your loan (and I bet others will, too) because you will have shown yourself to be a fiscally sound borrower, AND you will be less tempted to spend money you don't have! Think hard about it...	Type your answer here.I have one question, how do you decrease your amount for the loan I'm requesting?

Member Payment Dependent Notes Series 664844

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664844	$16,000	$16,000	16.02%	1.00%	February 28, 2011	March 6, 2016	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664844. Member loan 664844 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,542 / month
Current employer:	christopher consultants, ltd.	Debt-to-income ratio:	19.84%
Length of employment:	9 years	Location:	Fairfax, VA

Home town:
Current & past employers:	christopher consultants, ltd.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > I will use this loan to consolidate and pay off debt that is spread across several sources. I have a steady income from a job that I have held for almost ten years. I was able to hold this job during the recent recession even though it is in an industry hit hard by the downturn. I have a high credit score and have retired two car notes in the past 15 years with no late or missed payments. I also own my own home and have lived in it for ten years with no late or missed payments.

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,800.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for christopher consultants, ltd.?	I am the Marketing Director for christopher consulants. I have been in that position for almost 10 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance I owe on my mortage is roughly 138,000 and the market value of my home is roughly 185,000. I do not currently have and have never had either a home equity loan or line of credit on my home.

Member Payment Dependent Notes Series 664858

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664858	$15,000	$15,000	13.80%	1.00%	February 28, 2011	February 15, 2016	February 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664858. Member loan 664858 was requested on February 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,660 / month
Current employer:	n/a	Debt-to-income ratio:	10.68%
Length of employment:	4 years	Location:	Morrisville, NC

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/11 > I have been a self employed truck driver for over 4 years and I have plenty of work. My wife's gross pay is $50,668 per year and she has had the same job for 11 years as a quality analyst for an IT company. We have over $33,000 equity in our home based on an appraisal we had in December. We also receive $325 per month in child support (Paid by Soc. Security) for my 14 year old step-daughter. My wife and I both have excellent credit with no late payments ever and we have a $13,000 vehicle that we own outright and have the title (2005 Toyota Highlander with 89k). Thanks for looking at my loan request and I promise you your investment is safe with me because great credit is very important to me.

A credit bureau reported the following information about this borrower member on January 31, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,281.00	Public Records On File:	0
Revolving Line Utilization:	4.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Year, make, model & mileage?	2009 Honda Civic LX 12,000 miles

Member Payment Dependent Notes Series 665444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665444	$15,000	$15,000	18.99%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665444. Member loan 665444 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	USPS	Debt-to-income ratio:	12.29%
Length of employment:	7 years	Location:	CATHEDRAL CITY, CA

Home town:
Current & past employers:	USPS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	16
Revolving Credit Balance:	$1,339.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does this loan represent all or a portion of the downpayment on a home? Please explain the delinquency 16 months ago on your credit history.	only a portion
Hello borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 427 are. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept a partially funded loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($12K - $14K) fixed interest, known term partial loan because after 6-months of making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I work for USPS as mailperson (deliver mail)
Me again; received reply. I asked 4 questions; you answered 1 question. Lender Hiroshige asked 2 questions; you answered 1 question. Most lenders do NOT ask questions; instead they read lender-borrower Q/A exchanges. My questions you omitted answering: (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 427 are. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept a partially funded loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. Advantageous to accept an 80, 90 pct ($12K - $14K) fixed interest, known term partial loan because after 6-months of making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount.) After 3-days listed, your very attractive 19 pct interest federal employee borrower loan should have attracted minimum 21 pct funding instead of 11 pct currently funded. Why so little funding? Answer: Because you don't provide answers to attract lenders $.. Lender 505570 U S Marine Corps Retired	gross income 56000 per year and will try to repay en 2 years and my wife is home maker.
Hi, thanks for applying for the loan. There is a delinquency listed on the credit report. Would you mind briefly explaining about it?	I was sick (personal)
please explain the delinquency 16 months ago. i am only asking one question so hopefully you will answer it. thanks.	I was sick(personal) I am ok now

Member Payment Dependent Notes Series 665771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665771	$7,200	$7,200	13.43%	1.00%	February 24, 2011	February 28, 2016	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665771. Member loan 665771 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	St Mary Mercy Hospital	Debt-to-income ratio:	8.59%
Length of employment:	10+ years	Location:	Canton, MI

Home town:
Current & past employers:	St Mary Mercy Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/14/11 > Looking to purchase the disney vacation club. We are putting $8,000.00 of our own money doen and need to finance the remaning $7,000.00

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	23
Revolving Credit Balance:	$5,501.00	Public Records On File:	0
Revolving Line Utilization:	27.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you verify your income with lending club?	I can with either my 2010 W2 or recent pay stub, however the Lending Club has advised that we only provide that information if the Lending Club asks for it themselves.
Hello borrower, I am very interested in financing your loan. However can you answer these questions: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years please?_ (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. More advantageous to accept a 85, 90, 95 percent partially funded loan because after making 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) (5) Do you currently own or rent your home? If you own and have a mortgage, what is the total balance of the mortgage loans and any HELOC you owe on your home? (6) Also, what is the current market value of your home if you have own or have a mortgage? (use zillow.com if unsure) (7) Can you verify your income with lending club?	Here are some answers to your questions: (1). Director of Rehabilitation & Wound Care Services, responsible for administartive oversite and budgeting of approximately 35 FTE's. Employeed for 11 years at St Mary Mercy Hospital in Livonia, MI. (2). Spouse Income is not included. My yearly gross income without spouse is 108,000 with spouse is 140,000. (3). Plan to carry loan full term looking at 5 years. (4). Looking at 100%, probably couldn't do anything less than 90 - 95% funded loan because we need the $7,000.00 to assist with the purchase of time share. Can prove earnings through 2010 W2 or recent paystub. (5) Own current home, mortgage payment with association fee is about 1,000 a month. (6) Home is worth apprx $80, 000 and that is about what we owe on it. (7). Yes can verify income either with 2010 W2 or most recent paystub or both.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We owe about 80,000 on our home with a monthly payment of about 1,000 with association fee. The home is worth about what the mortgage is right now. No leans on the mortgage.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thanks for you interest. I'm Director of Rehabilitation at a 304 bed hospital in Livonia MI at St Mary Mercy Hospital. Resposilbe for administrative oversite (budget, revenue), have been there for 11 years. My gross yearly income is only included at 108,000. Looking to carry the loan between 4 - 5 years. Have two young kids and looking to buy a re-sale of the Disney Vacation Club. Thanks
Hi there, I just wanted to advise you to look at the resell market for timeshares. I purchased my timeshare at 80% discount when buying it from a previous owner instead directly from the developer. Do a small internet search and you'll see for yourself.	Thanks. We are not purchasing directly from Disney itself, but from a resale broker and saving about 40%.
Can you please explain the delinquency 23 months ago?	Sure, unfortunately I went through a divorce about 6 years ago and my ex-wife received the home in the divorce settlement. She lost her job in Nov of 2008 and she walked away from the home in Feb 2009. Because my name was still on the mortgage the bank still held me responsible for the mortgage even if I could prove that I signed over the deed to my ex-wife. This has been the only blemish on my credit history and it has made it difficult to get credit/loans. I hope this answers your question. Thanks

Member Payment Dependent Notes Series 665789

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665789	$9,600	$9,600	7.66%	1.00%	February 28, 2011	March 12, 2014	March 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665789. Member loan 665789 was requested on February 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Adobe	Debt-to-income ratio:	12.32%
Length of employment:	6 years	Location:	Draper, UT

Home town:
Current & past employers:	Adobe
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,953.00	Public Records On File:	0
Revolving Line Utilization:	28.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 667298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667298	$12,000	$12,000	6.92%	1.00%	February 25, 2011	February 26, 2014	February 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667298. Member loan 667298 was requested on February 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	C-P	Debt-to-income ratio:	3.53%
Length of employment:	10+ years	Location:	Cumming, GA

Home town:
Current & past employers:	C-P
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	37
Revolving Credit Balance:	$14,538.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Camden Place?	We provide business and technology consulting services, helping small and medium sized businesses create an online presence and associated back office workflows and business processes. For larger organizations, we provide strategic information and records management consulting services, addressing areas such as litigation readiness, data retention, information governance, and systems review, selection, and implementation. Our clients range from sole proprietors looking to establish on online presence, to multinational corporations seeking to manage vast repositories of data. Some of the more notable organizations we've worked with include AT&T, BellSouth, BNSF Railway Company, Deloitte & Touche LLP, DFW International Airport, and McKesson Corporation.
Hi. What specific debts are you consolidating with this loan? And can you comment on the delinquency 37 months ago? Thank you.	Consolidating higher interest rate credit card debt from several personal and business accounts. Re: the delinquency from 3 years ago, this occurred when Coldwell Banker transferred our 1st mortgage to Chase. Chase sent us 2 separate notifications, with 2 separate account numbers, causing us to assume that they were assuming both our 1st and 2nd mortgages with Coldwell Banker. I adjusted our auto-bill payments accordingly, and only discovered the problem when I received the delinquent notice from Coldwell Banker on the 2nd mortgage (payment was made to Coldwell Banker immediately after receiving the notice). I've raised the issue of the reported delinquency with Coldwell Banker on two separate occasions, but they refused to make any updates since they contend that the confusion caused by Chase was outside of their control. We refinanced both our 1st and 2nd mortgages in November of 2009, consolidating them into a single mortgage payment with a lower interest rate (5.125% vs. 6.375% & 8.0%), effectively paying off and closing the account with Coldwell Banker.
Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? HOME OWNERSHIP As well, if you own a house what is : The value right now (use Zillow if needed) What is your mortgage amount, interest rate, and monthly payment? Is there a line of credit attached as well and if so what is its balance and rate? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	Credit card balances are $2,200 (13.99%) on biz acct. and $3,200 (12.9%) and $9,900 (0% until 05/11, then likely 16.99%) on personal accts; Re: high balances - result of season of underemployment + medical expenses from a few years back. Mortgage payment on our home is just under $1,600 (includes taxes and insurance) - refinanced in late 2009 down to single mortgage at 5.125% - two appraisals at the time - one came in at $301,000, with the other at $330,000 - current balance at $237K with no 2nd or HELOC. Monthly gross income was $12,500 in 2010 - net after taxes was roughly $9,500 - major expense is $1,600 mortgage payment, then $380/month medical insurance premium (associated with Health Savings Acct.) - no car payments.
I have cash to lend you, but first have some questions. Thank you in advance for your answers. All potential lenders will see your responses so it should be worth your time and your loan should be more fully funded. Your profile shows income is unverified by LC. Would you please contact them to verify your income? What is the combined income of your household and from what sources? Please would you tell us about yourself, your work. This loan is to refinance CC, correct? Pls would you list the existing amounts, interest rates and minimum monthly payments. For your household, please list amounts of all major debts (CC, auto, mortgage, HELOC, student loan, medical and so on). Is your debt increasing/decreasing over time? Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term?	Thanks for the questions and advice - will check with LC on verification; Combined gross income for 2010 was $150k (up from $118k in '09 and $108k in '08). Source was almost exclusively from my business, where I provide biz/tech consulting services to Fortune 500 companies. Re: CC balances/rates, and major debts, please see response to earlier question. Re: debt increase/decrease, refi saved us $430/month, and aided in paying down roughly $11k in debt last year. Re: savings accounts, have just under $60k combined in SEP and IRA accounts, roughly $3k in personal savings, and $10k in business money market acct., roughly $60k equity in home. Re: payment schedule, loan payments will be setup to deduct automatically from checking account each month. Re: paying off earlier than stated term, would love to do this, and will do so as income allows.

Member Payment Dependent Notes Series 667595

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667595	$10,000	$10,000	10.37%	1.00%	February 28, 2011	March 11, 2016	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667595. Member loan 667595 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	city of st.petersburg	Debt-to-income ratio:	19.62%
Length of employment:	10+ years	Location:	seminole, FL

Home town:
Current & past employers:	city of st.petersburg
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,347.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the debts and their corresponding interest rates that you will be refinancing with this loan? Will you verify your income with LC?	4 visa bank card ranging from 9.9% to 17.9% and a capital one loan at 8.99% which is very good.
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am a crime scene technician at St. Petersburg police department. no 7k 4-5 yrs

Member Payment Dependent Notes Series 668100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668100	$13,000	$13,000	11.11%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668100. Member loan 668100 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	CCLC	Debt-to-income ratio:	15.66%
Length of employment:	4 years	Location:	DALY CITY, CA

Home town:
Current & past employers:	CCLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/27/11 > This loan will be used to consolidate debt that was incurred from school expenses such as books and tuition. I used my credit cards to pay for tuition up front. I applied for a loan to get a lower rate. I currently hold a full time position and have been at my job for 4+ years. My monthly income is approximately $2200 a month. I do not have any other outstanding loans. I currently live with my parent and do not pay rent. I own my car. I do not have any other obligations at this time. Thank you for any help you can offer.

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,285.00	Public Records On File:	0
Revolving Line Utilization:	66.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	Thank you for your help! Wells Fargo Visa - $7995 29.95% $350 Chase Visa - $5897 25.50% $300 Mostly was incurred paying for school & books. Aiming to consolidate and get a lower rate.
PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out!	Thank you for offering your help. net $2382 wells fargo visa -$350 * Chase visa - $300 * Car insurance - $122 internet - $121 *want to consolidate credit cards with a lower rate. I work full time and have been at my job for 4+ years. thank you!
what is your rent and do you have a car payment or any other loans? Thanks Joe	Hello, No other loans, no rent, and car is paid off. Thank you for your help.

Member Payment Dependent Notes Series 668278

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668278	$8,000	$8,000	13.06%	1.00%	February 25, 2011	February 27, 2014	February 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668278. Member loan 668278 was requested on February 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,542 / month
Current employer:	Evergreen Packaging	Debt-to-income ratio:	10.67%
Length of employment:	4 years	Location:	OLMSTED FALLS, OH

Home town:
Current & past employers:	Evergreen Packaging
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 13, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1969	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	25	Months Since Last Delinquency:	6
Revolving Credit Balance:	$11,251.00	Public Records On File:	1
Revolving Line Utilization:	50.00%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Evergreen Packaging?	Type your answer here. Pressman 1 operator. we print gable top paper packaging, such as Tropicana OJ cartons. Also many other companys containers around the world.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. I currently live with my girlfriend of 6 years. Whom I share cost of living expenses with. She owns the home, and has a mortgage balance under 45000.00 on a 179500.00 valued home. Therefore our monthly payments for our mortgage is at 236.00 per mo. A new home purchased together may be the agenda, when the market improves, and profits can be realized on the sale of her home. My total housing cost with taxes and operating expenses is under 6000.00 per year at this time.

Member Payment Dependent Notes Series 668438

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668438	$20,000	$20,000	10.00%	1.00%	February 25, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668438. Member loan 668438 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Inergy	Debt-to-income ratio:	6.15%
Length of employment:	10+ years	Location:	castle hayne, NC

Home town:
Current & past employers:	Inergy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1981	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	53
Revolving Credit Balance:	$8,138.00	Public Records On File:	0
Revolving Line Utilization:	11.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 668594

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668594	$30,000	$30,000	17.88%	1.00%	February 24, 2011	February 19, 2016	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668594. Member loan 668594 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$30,000 / month
Current employer:	park dental care of astoria	Debt-to-income ratio:	11.35%
Length of employment:	10+ years	Location:	astoria, NY

Home town:
Current & past employers:	park dental care of astoria
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1967	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	72
Revolving Credit Balance:	$51,087.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	Type your answer here. I am an owner/partner with aprk dental care. 50% share in company
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer Park Dental? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. If Debt Consolidation, or CC Refi, more advantageous to accept a 80, 85, 90 percent partially funded loan ($24K - $25.5K - $27K) and pay off higher APR interest debts. After 6-months on time payments, you're automatically eligible to relist the loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Type your answer here. Income stated in household income inclusive of spouse. Would have no problem with partial funding of loan provided it is at least 80% of the original amount requested. My intentions are to repay the loan in 4-5 years time.
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) What is the balance of the mortgage loan and any HELOC/2nd you owe on your home? 4) What is the current market value of your home? (use zillow.com if unsure) 5) How long do you actually intend to keep this loan? Thank you.	Type your answer here. Current market value of home is 1,600,000. Mortgage balance is @$680,000. Plan on paying back loan over 4-5 year period
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	Type your answer here. No problem verifying income
Could you please list the debts that you will be paying off with the proceeds from this loan? Please include remaining balance, rate, and monthly payment.	Type your answer here. Pay a discover balance of aprrox. $12,000 Pay remainder of federal tax for previous year
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? What is your job and how stable is it? If you make $30k/month, why do you need to take out such a high interest loan? Thanks.	Type your answer here. Net $22k-24k monthly on average. Would like to pay off one particularly high credit card and remainder of 2009 federal taxes.
Self employed dentist? -- how much do you net from your practice on a monthly basis?	Type your answer here. 22k-24k on average. receive rental income on investment property also.
Can you please answer the questions I asked? Specifically, can you give the interest rate and monthly payment on the Discover card you'll be paying off? Do you owe $18k of federal taxes for 2009? Also, please give the balances, interest rates, and total monthly payments for the rest of your debt (there's $51k of revolving debt on your credit report). Also, what is your job and how stable is it? Finally, if you make $30k/month, why do you need to take out such a high interest loan? Thanks.	Type your answer here. Practicing dentist 15 plus years. Extremely stable position. Owe @20 k federal tax. Other debt, mainly credit cards, with interest ranging from 5% to 15%. Discover in particular, has a rate of over 20%. Looking to knock that out.
I apologize if I have previously suggested the following: Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	Type your answer here. Has been verified

Member Payment Dependent Notes Series 668830

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668830	$3,000	$3,000	7.66%	1.00%	February 25, 2011	February 25, 2014	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668830. Member loan 668830 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	n/a	Debt-to-income ratio:	7.43%
Length of employment:	n/a	Location:	Seattle, WA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/11 > I am hoping to use this loan to pay off the last of my credit card debt with a better rate. Thank you!

A credit bureau reported the following information about this borrower member on February 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,804.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	My husband and I are both currently working - he is full time in production at Value Village (Savers) and I am completing a term of service with AmeriCorps at Seattle Works for which I receive a monthly living stipend.

Member Payment Dependent Notes Series 669263

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669263	$12,000	$12,000	14.91%	1.00%	February 24, 2011	February 25, 2016	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669263. Member loan 669263 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	city of charleston	Debt-to-income ratio:	20.14%
Length of employment:	3 years	Location:	charleston, SC

Home town:
Current & past employers:	city of charleston
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > I am trying to give my fiancee the wedding that she has wanted since she was a little girl. I am getting some help from both our parents but its what they can afford to give but not enough to cover the entire cost of the wedding. This loan would go a long way in helping covering the cost of the wedding. I have a great and steady police job that includes a nice base salary plus the ability to make up to an additional 5-10k a year from frequent off-duty employment. Thank you to everyone that has already invested in this loan and I plan on having your money paid back sooner rather than later. Your help is very much appreciated.

A credit bureau reported the following information about this borrower member on February 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	31
Revolving Credit Balance:	$3,424.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list your fiances income if not listed above?	My fiancee's income is not included. I will be taking care of the loan myself.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is fiancee's income included in your reported Gross Income Per Month? If is not included, what is future household's Gross $ Income Per Month? or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Or Short term: (Approximate NUMBER YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am a police officer and I do everything that you would expect that comes from being a patrol officer. I make a annual salary of 45k plus I have off-duty oppurtunities that totalled roughly 6k-7k last year. I would not like to keep this loan for the full term. Ultimately I would like to have the loan paid off in 2-3 yrs.

Member Payment Dependent Notes Series 669714

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669714	$8,125	$8,125	13.43%	1.00%	February 28, 2011	March 5, 2016	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669714. Member loan 669714 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	La Follette, Johnson, De Haas, Fesler &	Debt-to-income ratio:	15.08%
Length of employment:	< 1 year	Location:	Granada Hills, CA

Home town:
Current & past employers:	La Follette, Johnson, De Haas, Fesler &
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > I am trying to pay off all of my credit card debt. Unfortunately, one of my credit card's interest rates skyrocketed to 29.9% and another to 17.9% (neither of these increases were the result of late payments or delinquencies on my part - I always pay on time and have no dings on my credit report for late payments). It seems like I am paying and paying on my cards, but the balances won't go down because of the high interest charges. I just want them paid off and I don't want to give the credit card companies any more of my hard earned money! Thanks!

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,311.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Provide previous 3-years employment history. Worked where? Did what? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hi! Thanks for your interest in helping me. Here are the answers to your questions (1) I am an attorney practicing medical malpractice defense at a large law firm in downtown Los Angeles (I prefer not to post the firm name as that will become public info); I have been with this employer for only a couple of months, but I was with my previous employer for over three years practicing the same type of law. (2) My spouse's income is not included my reported gross income. I did not include this figure as I ran up the debt and it is my intention to be responsible for paying it off (though my husband has offered his help); our combined income is approximately $185,000.00. (3) It is my sincere hope to have the loan paid off somewhat early, my goal being 2-3 years. (4) Please see my response to #1. Thanks again for your interest and please feel free to further contact if my responses did not sufficiently answer your questions.
Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? HOME OWNERSHIP As well, IF you own a house what is : The value right now (use Zillow if needed) What is your mortgage amount, interest rate, and monthly payment? Is there a line of credit attached as well and if so what is its balance and rate? If you rent what is your rent? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? HOME OWNERSHIP As well, IF you own a house what is : The value right now (use Zillow if needed) What is your mortgage amount, interest rate, and monthly payment? Is there a line of credit attached as well and if so what is its balance and rate? If you rent what is your rent? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	Hi! Hopefully, this will answer your questions. Credit Cards: The cards that I am paying off have a balance of $4,400 at 29% interest and a $3,900 card at 17.9%. I incurred the debt while I was in law school, living expenses while I was waiting to pass the bar, then with buying my first home, which was a considerable fixer upper, and with my wedding. I have a couple of other much smaller balances on a couple of other cards, which I have paid down myself and expect to have paid off in the next two months. I will then be closing those credit cards. Home: I own my home, which recently appraised at $675k. We owe approx. $575k and our monthly mortgage is $4,200 including impounds for insurance and property taxes. I have no lines of credit against the home. Payment: I earn $8,900 per month gross, net is about $6,800. My husband and I split our mortgage so my share is $2,100. I have been trying to apply approximately $700 to pay down my debt (this includes some medical bills that I incurred last year and are now paid off). I pay $700 per month for student loans and have a $500 car payment. My husband and I share household utilities so I contribute about $200 per month.

Member Payment Dependent Notes Series 670047

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670047	$10,800	$10,800	6.92%	1.00%	February 25, 2011	February 25, 2014	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670047. Member loan 670047 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	11.61%
Length of employment:	< 1 year	Location:	San Francisco , CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/11 > Refinance timeshare loan. Haven't been able to find an unsecured loan with a good rate.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,012.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	I am currently working as a contractor for a company that makes bluetooth headsets. I'v been there for 9 months now. I am expecting to get a permanent position (and pay increase) by March or April.

Member Payment Dependent Notes Series 670222

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670222	$24,975	$24,975	17.88%	1.00%	February 28, 2011	February 22, 2016	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670222. Member loan 670222 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Bethesda Memorial Hospital	Debt-to-income ratio:	12.48%
Length of employment:	6 years	Location:	Delray Beach, FL

Home town:
Current & past employers:	Bethesda Memorial Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > My job is very stable ,I have been a licensed nurse since 1991 and Registered nurse since 1999,I have never been unemployed.I pay my bills and Have never had bankruptcy or Foreclosure.My Life partner works as well fulltime in Hospitality in Florida,same job for 5 yrs .We have ownedour home in Florida 8 yrs and owned our home we had in Michigan up to 2003 for 8 yrs as well. Borrower added on 02/08/11 > I did already.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	76
Revolving Credit Balance:	$8,095.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi RN borrower. I'm interested to help finance your loan. My questions are: (1) Is fiancee's income included in your reported Gross Income Per Month? If not included, what is future household's Gross $ Income Per Month? or Gross $ Income Per Year? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Or Short term: (Approximate NUMBER YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. More advantageous to accept the 80, 90 percent partially funded loan ($20K to $22.5K range) because after you have made 6-months of on time payments, you are automatically eligible to relist loan's unfunded $ amount or you can list new loan purpose and $ amount for remaining wedding debts.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	My Gross income-Annually is 63,000$ and yes my fiancee and I reside together and that additional income-Annually is 28,000$ to total 91,000$ gross Annual income. Current,Realistic Repayment time is 4-5 yrs.I would prefer to have full loan initially,Yes ,however I would Except partial and have possibility of obtaining remaining amt later. PS..Thank-you for your Military service ;(My father is also Retired (30) Marine Corps /brother served 16 and I served 6 ,also in the Marines.) and Again, I would like to declare My Fiancee and I Have NEVER had any periods of Unemployment, Never had foreclosure History or any Declarations of Bankruptcy.We would not be Having this Semi-elaborate 23 yrs together`Celebration /Wedding if we knew we couldn't REPAY said Loan.Thank-you for your time and Consideration.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	total balance of home Mortgage loan=174,000$.NO HELOC.Current Market Value=230,000$.No Late Payments.Lived IN/Owned current home 8 yrs.Lived IN/Owned previous home in Michigan 8 yrs as well.Fiancee and I have gross total income=92,000$ and Have Lived together 22+ yrs.Thank-YOU for your time.
DO you have any other loans apart from CC loans ? What is your monthly budget (including family)? Please itemize If you have spousal income please specify approx ? Can you submit documentation and get your income verified through lending club? It increases confidence in lenders and will fund your loan faster	I have a 20,000$ MercuryMariner loan(4moreYrs),My fiancee and I reside together(23 yrs) and Income is together and Gross total Annual income(63,000$+28,000$) =91,000$. Mortgage= 1,598,000$/mo. Mariner payment=420,00$.WE have never been Unemployed ,No bankruptcies or any Foreclosure History.Thank-you for your time and consideration.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	total mortgage balance =174,000$ and the current market value =230,00.No HELOCs.ThankYOU for your consideration!
Congrats on your upcoming wedding! I really like your combined personal finance metrics and will likely be investing in your loan application. However, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it basically involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	My Employment is Bethesda Hospital /cornell rehab-Institute x 6 yrs(63,000$annually) and my fiancee is Events coord. at Sundy house x 6 yrs(29,000$annually)
Your credit history is showing one delinquency about 6 1/2 years ago. Do you remember any of the details surrounding this event? Thank you and good luck with your loan.	If this is the issue I had where St John hospital in Michigan said I owed ,when in fact they had been paid twice and I had to call and get them to correct it.I had to debate with them for yrs before they finally said it WAS paid.
Congratulations on your Wedding. Couple of Questions:- 1. ) Please list all your open (used or not used) credit lines / credit-cards, APRs', outstanding balances, monthly payments for each, durations and please highlight the ones that would be paid off with this loan. 2.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses? And Sir thank you all for fighting for our Freedom.	wach classic-4000,00/150.00-mo.* sears mastercard 2000.00/80.00-mo. THPay=3600.00-mo. Mortgage=1598.00 -mo.and includes taxes and Ins. My employer pays my ins and pretax dollars of my share is 70.00$ No Liens,No Med expenses,No Alimonyorchild care . and Just to clarify where I feel I stand Financially I do OK and can afford the 600.00 a month I was told that it would cost me to pay back the 23,000.00$ and if I couldnt- I wouldnt have this EVENT ! Thank-you for taking the time to consider all these figures ,this is Appreciated and Your Welcome!
Best of luck with your loan and wedding. Semper Fi	Thank-you and Same to YOU!!!

Member Payment Dependent Notes Series 670575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670575	$16,200	$16,200	17.14%	1.00%	February 28, 2011	March 5, 2016	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670575. Member loan 670575 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Department of Children & Families	Debt-to-income ratio:	14.31%
Length of employment:	3 years	Location:	Gainesville, FL

Home town:
Current & past employers:	Department of Children & Families
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,699.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 461 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan funded MORE than 60 pct? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. Advantageous to accept 80, 90 pct ($13K - $15K) fixed interest, term limited, partial loan because after 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Job position: postdoctoral resident in clinical psychology Gross personal monthly income: $4010 No other sources.?? Expected loan term: 4-5 years Will accept loan if at least 90% funded.?? Thanks for your interest.??
Hi, I just had a few questions regarding your loan application: - What are your monthly expenses / budget (net monthly income, housing, insurance, etc.)? - Do you have any other existing debt such as student loans, credit card balances, etc.? - Is your current resident position "permanent", and if not, what are your plans for work after the residency ends? Thanks, and best of luck with your loan.	Thanks for your interest. My typical monthly expenses are listed below. Regarding my job, the residency is designed to transition into a staff position after 1 year, with a 10% salary increase, and a more sizeable (but negotiable) increase after I complete my licensing exams. At that time I also become eligible for free housing on the medical center campus. Current monthly expenses: (After-tax monthly earnings: $3130) Housing: $900 Utilities: $95 Student Loans (balance=$13,200 @ 4%): $110 Auto Insurance: $45 Gas: $100 Cable and Phone: $140 Food: $350 Miscellaneous Expenses: $90 (Typical Monthly expenses $1830)

Member Payment Dependent Notes Series 670699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670699	$29,000	$29,000	18.25%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670699. Member loan 670699 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	City of Coalinga	Debt-to-income ratio:	16.74%
Length of employment:	10+ years	Location:	Hanford, CA

Home town:
Current & past employers:	City of Coalinga
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > Family crisis

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	5
Revolving Credit Balance:	$637.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain loan purpose. Thank you	Family crisis. one of my siblings got into some trouble. Need to make restitution, to avoid prosicution. My other siblings will be helping with loan payment
Hello borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 427 are. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept a partially funded loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($23K - $26K) fixed interest, known term, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on majority your more expensive debts; partial loan is financially favorable for borrower.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am a water plant operator. My gross yearly income for my job is $56,000. I also receive a lifetime monthly gross income from my deceased wife's retirement, of $1,800. That makes my household income of $78,000 a year. I plan to pay off loan in 3 to 4 years. I also need the full amount of loan. partial loan will not work for me. Also I would like to add , I will be receiving funds from family members to pay off loan.

Member Payment Dependent Notes Series 670808

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670808	$17,000	$17,000	16.40%	1.00%	February 28, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670808. Member loan 670808 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	8.46%
Length of employment:	n/a	Location:	fayette, OH

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > my wife and I would like to use these funds to pay off some bills and only have one payment. With our jobs they are very stable I work as a school bus drive and part time in a funeral home,and my wife works in a office

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,005.00	Public Records On File:	0
Revolving Line Utilization:	88.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what does your wife do? Is her salary included in the gross income figure? Thank you	Type your answer here. Fulton County Hospital 2000.00 8 different credit cards 13000.00 We pay about 600.00 for all these bills. The hospital has no intrest and the others range from 19% up to 26%. My wife works for a company call sunshine she workes in the marketing dept. and yes her salary is included in the income figure. I would like to say thank you so much and if you have any more qustions i'll try to answer as best as i can.
Call sunshine?	yes sunshine children home. Its a company that makes computer programs that help the mentally challenged
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	85K on the house and the current market value is 100K

Member Payment Dependent Notes Series 671393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671393	$20,000	$20,000	15.65%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671393. Member loan 671393 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,754 / month
Current employer:	Dean Actuaries	Debt-to-income ratio:	10.20%
Length of employment:	2 years	Location:	McKinney, TX

Home town:
Current & past employers:	Dean Actuaries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > This loan will be used to pay off credit cards with high interest. The highest interest is at 25%. I am looking to pay the same amount of money at a more reasonable interest rate.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,520.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide detailed information (lender, outstanding principal balance, interest rate and minimum monthly payment amount) for all debts to be consolidated with this loan.	The Citi card and Sears card are under my wife's name. Macys and Care Credit are in my name, and Best Buy is under both names. Citi Card- 15,200 balance - 19.9% min payment 420 Sears- 4700 balance - 25% min payment 150 Care Credit- 1300 balance- 11% min payment 110 Macys- 1000 balance - 24.5% min payment 55 Best Buy-1000 balance- 0%- min payment 25
Could you please provide details of the credit card balances and rates. Also, what do you do for Dean Actuaries? Thanks!	The Citi Card and Sears card are in my wife's name, the Care Credit and Macys are in my name, and the Best Buy is under both of our names. Citi Card- 15,200 balance- 19.9% min payment 420 Sears- 4700 balance- 25% min payment 150 Care Credit- 1300 balance- 11% min payment 110 Macys- 1000 balance- 24.5% min payment 55 Best Buy-1000 balance- 0%- min payment 25 I am an Actuarial Technician, I update data for valuing pension plans, and I calculate pension lump sum values for participants and their equivalent annuity payments.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance of our mortgage is $128,892.38 Our houses 2010 appraised value according to our appraisal district is $153,939. We have no home equity loans on the house.
Thanks. Any idea why the Credit History section says your Revolving Credit Balance is only $4,520.00 instead of the $23,200 you list above?	In my answer to your first question, I stated that two of the cards (Citi card and sears card) are in my wife's name and not in mine. I called and they wouldn't let me add my wife to the loan.
Hi PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	Gross 3785 Net 3172.98 Wife's net 1900 Major expenses : mortgage 1262.91 Credit card bills equaling approximately 770 We pay all of our bills on time and in full each month. The loan payment is going to be less than what we pay in minimum payments each month.
-What did you do prior to your job with Dean Actuaries? Thanks.	I was a teaching fellow at the University of North Texas in Denton, TX for seven years while obtaining my Ph.D. in Mathematics.
Actuaries historically make a fair bit more than what you have listed along with solid growth potential as you ascend through the various levels. Where are you in terms of your certifications and how do you expect your income will change over the course of this loan? For example, if you expect to take a test sometime soon and this would result in a raise when and how much?	I have taken three exams and i have two more to go before I am certified. I have been given raises after passing each of my exams, and I am preparing to take my fourth exam in May which will lead to an increase in my salary. The raises that I get reflect the importance of the exam taken, it is not a flat rate rise per exam. You are correct about the growth potential in my field. My current salary is reflective of the small firm that I work for. I expect a more than significant raise once I attain my associateship level which will occur during the term of this loan.

Member Payment Dependent Notes Series 671416

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671416	$24,000	$24,000	20.85%	1.00%	February 24, 2011	February 23, 2016	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671416. Member loan 671416 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Lucia Mar Unified School District	Debt-to-income ratio:	8.28%
Length of employment:	10+ years	Location:	avila, CA

Home town:
Current & past employers:	Lucia Mar Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	21
Revolving Credit Balance:	$13,809.00	Public Records On File:	0
Revolving Line Utilization:	70.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 671516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671516	$2,500	$2,500	17.14%	1.00%	February 24, 2011	February 23, 2016	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671516. Member loan 671516 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Johnson Johnson construction	Debt-to-income ratio:	7.62%
Length of employment:	2 years	Location:	ROCHESTER, NY

Home town:
Current & past employers:	Johnson Johnson construction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/11 > I plan to use the funds by paying off a small school loan I have. I am a good borrower because I do have the money to pay this off and also have a good steady income. I have a small monthly budget I have no kids, I am single, I own my car and my rent each month is very low. Thanks for your time

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	19
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What payments are you consolidating?	I am consolidating school payments which are not big at all

Member Payment Dependent Notes Series 671782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671782	$3,700	$3,700	10.37%	1.00%	February 24, 2011	February 24, 2014	February 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671782. Member loan 671782 was requested on February 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Atlas Grains, LLC	Debt-to-income ratio:	11.80%
Length of employment:	< 1 year	Location:	Chicago, IL

Home town:
Current & past employers:	Atlas Grains, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	59
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 671796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671796	$25,475	$25,475	15.28%	1.00%	February 25, 2011	February 27, 2016	February 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671796. Member loan 671796 was requested on February 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Dickstein Shapiro LLP	Debt-to-income ratio:	5.74%
Length of employment:	10+ years	Location:	West Harrison, NY

Home town:
Current & past employers:	Dickstein Shapiro LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 13, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,472.00	Public Records On File:	0
Revolving Line Utilization:	17.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired are eligible for issue. When listing expires, if loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 pct ($20 - $23K) partial funded loan and pay off higher APR interest debts. After 6-months making on time payments, you are automatically eligible to relist a loan's unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. I am a Paralegal for a mid-size law firm in New York, New York. 2. No. I did not include my wife's income. The gross household income is 10,000, not including any overtime that I work. 3. I expect to pay the loan in 3 years but want the flexibility of the 5-year option. 4. I would have to see what amount I get and if it's worth it relative to the fees charges.
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	I have a credit card with a 14k balance at 13.99%, and one with a $1500 balance at 12.99.My wife has a loan outstanding of 10K at 15.99%. She also has an Amex with a 3k balance at 13.99%. I will be happy to verify my income, but do not feel comfortable posting that info on a publicly available web site. My cash flow will improve because we will be making just one payment a month for these balances. And I intend to pay more than the minimum to get rid of the loan in three years or so.
Please provide detailed information (lender, outstanding principal balance, interest rate and minimum monthly payment amount) for all debts to be consolidated by this loan.	I answered this to some extent already. My two credit cards are with Chase and the monthly payments are $272 and $44 a month. We are paying $320 a month for the loan and around $80 a month for the rest of our unsecured debt.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Answered previously
1 What is your job description? 2 What is the balance of your mortgage including 2nds and heloc? 3 What is the current market value of your house? 4 What is your itemized monthly budget? 5 How long in years do you plan on taking to pay off the loan? 6 List your debt by: type, amount, interest rate and monthly payment. Please indicate which debts are going to be paid off by this loan. 7 What are you doing to keep this debt from reoccurring? 8 Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it's done. Please take the time to answer all these and other questions you get from folks. These are all unsecured loans and the information will enhance your chances of getting funded.	We just closed on our home in April 2010. Home is valued at $640K and the balance is $520K. We do not have a 2nd or Heloc. I plan to pay the loan off in three years but want the flex of the 5-year option
Can you verify your income with lending club? I believe they have a process where it will not become public knowledge	Here is what it says on the web site: "If your loan listing is under review and the Lending Club credit team has requested additional information such as proof of income, please follow the instructions in their email or phone request to append such information to your loan application." If you can point me to it, I will be more than happy to do so.
You can contact Lending Club to verify your income by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	Okay. Thanks for the information. I will contact them.
Do you think a toll free call to Lending Club might ameliorate your concern about the income verification process? What the investor sees on your loan application is an asterisk ('*) by your Gross Income indicating that Lending Club has verified your income. And, while you're on the phone, ask Lending Club for the procedures to get your Credit Review Status approved and expedite completion of this as well. Some investors will not commit funds to a loan prior to such approvals which typically improve the loan's funding level and speed thereof. Remember, your loan is one of over 300 competing for investor funding and you now have only 12 days to raise $22.5K.	I was finally contacted by the Credit Team and submitted the pay stubs and W-2. I was told by Lending Club to wait for the e-mail before submitting these items.
It seems that you are taking out a loan at a 15% interest rate to pay off debt amounts at lower rates (i.e., 12.99% and 13.99%). Is that correct and, if so, please proivide your thinking behind such an approach? Many thanks.	The main reason is to consolidate my debt and improve my credit score. The credit card with the highest balance is a little over 2/3 of my limit. It hurts my debt to credit score. And I will only be making one payment a month versus seven. This loan monthly is cheaper than paying the minimum on these cards,etc.
Hi, Can you provide your NET monthly income and your detailed monthly expenses? (ie. mortgage payment, car payment, groceries, utilities, other monthly obligations, etc.) Thank you and good luck!	The Net that comes in between my wife and I is about $7000 a month. Mortgage is $3800. Car is $400. Groceries around $400. Utilities $400. Credit cards and the like around $700

Member Payment Dependent Notes Series 671803

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671803	$15,000	$15,000	16.40%	1.00%	February 24, 2011	February 24, 2014	February 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671803. Member loan 671803 was requested on February 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	TriCom Technical Services	Debt-to-income ratio:	15.33%
Length of employment:	< 1 year	Location:	Lee's Summit, MO

Home town:
Current & past employers:	TriCom Technical Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 10, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	32	Months Since Last Delinquency:	13
Revolving Credit Balance:	$21,363.00	Public Records On File:	0
Revolving Line Utilization:	59.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. My mortgage balance is approximately $220,000. The current market value of my home is $235,000. Thank you, ~Jessica
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) What do you do at TriCom Technical Services and where did you work before? In the data provided by Lending Club, you had two delinquencies 13 months ago. Is this accurate? If yes, can you provide some color on the events that lead to these? No need to get too personal. I would like to know ascertain whether steps have been taken to avoid this in the future. This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	1) DEBT - I will pay off two accounts with this amount. One has a balance of $10,600, APR is 22%, minimum payemt is down to $280/mo, but I have been paying $800 - $1000 toward it for the past 5 months. The other is a $4,800 debt at 19.25% with a minimum payment of $190/mo. This loan has a better rate, which I would greatly appreciate. See more below about how I am working hard to better myself in terms of both my career and financial situations. 2) CAREER/INCOME - I took a position with TriCom, which is a head hunting agency. I was recruited for a contract to hire position to do data analytics, optimization and interactive marketing for a lead generation company in Kansas City named ClickSpeed Marketing. I was just converted (literally, offer extended and accepted today) from contract to ClickSpeed. I will now be their employee (retroactively to last Monday) with an annual salary of $85,000. I receive additional income from annual web hosting for clients in the amount of $3,600/year and also receive a little more than $1,000/mo in child support. Prior to my role with TriCom/Clickspeed I spent just less than two years at 15miles, the interactive division of TMP Directional Marketing. My salary there was $72,000 annually with the possibility of a bonus, (which I also have now.) As you can see, I have taken a solid step upward in the salary department. In 2009, I earned $63,459 (tax return filed with the Federal Government.) In 2010, I earned $71,807 (post mid-year raise, tax return filed with Federal Government.) I am also receiving the following tax returns for last year: $4,588 Federal return, $545 Kansas return, $7 Missouri return. 3) LATE PAYMENTS - The deliquencies 13 months ago may be accurate. My significant other at the time lost his job, which unexpectedly and unfortunately placed a disproportionate financial burden on me. As you can imagine, this created a great deal of pressure and stress, and placed me in a situation where I was not just paying my expenses, but also shouldering his. This was very unfortunate. It is also something that will not happen again - two reasons... we are not together anymore (insert smile here) and I am in a better position now to adjust as needed to unforseen events. I hope this information is helpful in your assessment of my application. Thank you for your consideration. ~Jessica

Member Payment Dependent Notes Series 672083

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672083	$13,000	$13,000	10.37%	1.00%	February 28, 2011	February 25, 2016	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672083. Member loan 672083 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	United States Air Force	Debt-to-income ratio:	11.74%
Length of employment:	10+ years	Location:	New York, NY

Home town:
Current & past employers:	United States Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 11, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,434.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help finance your loan. My questions are: (1) USAF current: Rank? Pay Grade? ETS? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Or Short term: (Approximate NUMBER YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Type your answer here.SSGT E5. We just PCS'd in Aug my spouse is collecting unemployment for the next year since she had to quit her job as a Social Worker because I was leaving, she receives $380.00 a week for unemployment--I am deploying in June for 6 months, I plan on paying the loan off with 1-2 yrs
What exactly will the funds of this loan go toward?	I am deploying to the middle east in June for 6 months and I am surprising my wife, kids, in-laws, and parents with a vaction before I leave
Would you please list the details on the need for loan? Also what do you do at your job? Thank you	I am with the Air Force and i am deploying in June to the middle east for 6 months and I am surprising my wife, kids, in-laws, and parents with a vaction before I leave
Hi, What do you do for the Air Force? Where are you being deployed? Thanks.	Type your answer here. I am in Supply and deploying to Quatar in June
What is your current pay grade and ETS? Do you plan on paying this loan off early or carrying it to term?	Type your answer here.E-5 and plan on paying it off within 1-2 yrs

Member Payment Dependent Notes Series 672227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672227	$12,000	$12,000	11.11%	1.00%	February 25, 2011	February 26, 2014	February 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672227. Member loan 672227 was requested on February 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Roswell Park Cancer Institute	Debt-to-income ratio:	12.49%
Length of employment:	10+ years	Location:	Wheatfield, NY

Home town:
Current & past employers:	Roswell Park Cancer Institute
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	37	Months Since Last Delinquency:	3
Revolving Credit Balance:	$8,995.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help finance your loan. My questions are: (1) TRANSUNION Credit Report shows 4 creditor payment delinquencies within last 3-months? Why don't you pay bills on time? (2) What is your position (BRIEF job description) with employer? (3) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (4) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 3-yrs? Short term: (NUMBER YEARS PLEASE): 2-3 yrs? 1-2 yrs? < 1-yr? (5) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired are eligible for issue. When listing expires, if loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 pct ($10 - $11K) partial funded loan and pay off higher APR interest debts. After 6-months making on time payments, you are automatically eligible to relist a loan's unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. Yes - we missed a mortgage payment by a few days. Honestly, we just didn't get it in on time. Now we do auto deductions from a checking acoount. Much better. 2. Drug Information Resource 3. No - Household - 15,000 4. 1 year.
What do you do for Roswell Park Cancer Institute?	Pharmacist - Drug Information Service
Me again. Thanks. for reply. Professionals (Attorney, MD, DDS, CPA, RN, RPh, Engineers, et al) borrowers much in demand because job stability, loan repayment reliability. Loan may take few days listing but will definitely 100 pct fund. I'm investing in your loan. Lender 505570 U S Marine Corps Retired.	Thank you...and especially for your service to our country. I see your US Marine Corps.

Member Payment Dependent Notes Series 672315

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672315	$9,600	$9,600	11.11%	1.00%	February 28, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672315. Member loan 672315 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Boyd Building	Debt-to-income ratio:	26.79%
Length of employment:	< 1 year	Location:	Newton, KS

Home town:
Current & past employers:	Boyd Building
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > pay off discover credit card

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,529.00	Public Records On File:	0
Revolving Line Utilization:	83.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 672391

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672391	$12,000	$12,000	18.25%	1.00%	February 28, 2011	February 28, 2016	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672391. Member loan 672391 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,600 / month
Current employer:	BeyondTrust Software	Debt-to-income ratio:	12.11%
Length of employment:	3 years	Location:	Agoura Hills, CA

Home town:
Current & past employers:	BeyondTrust Software
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	8
Total Credit Lines:	17	Months Since Last Delinquency:	17
Revolving Credit Balance:	$2,409.00	Public Records On File:	1
Revolving Line Utilization:	65.10%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Year, make, model, miles?	GMC Terrain 2011 New 100 Miles
can you please verify your income with lending club	Yes. I would be happy to. I am in the process of sending the Lending Club the needed documentation.
Please verify your income with Lending Club (support@lendingclub.com) and I will be happy to help fund your loan! Thanks!	Lending Club already verified my income last week. Please contact them for verification. Thank you.
Your report shows 8 delinquencies in 2 years. Can you provide information please?	My delinquencies were related to my unemployment period where I had severe financial difficulties. They have since been resolved and I'm in a much better financial situation.

Member Payment Dependent Notes Series 672476

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672476	$14,825	$14,825	10.37%	1.00%	February 24, 2011	February 25, 2016	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672476. Member loan 672476 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	Coca-Cola Refreshments	Debt-to-income ratio:	29.35%
Length of employment:	10+ years	Location:	Hull, GA

Home town:
Current & past employers:	Coca-Cola Refreshments
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,736.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Or Short term: (Best guess NUMBER YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired are eligible for issue. When listing expires, if loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 pct funded ($12 - $14K) partial funded loan to pay off higher the APR interest debts. After 6-months making on time payments, you're automatically eligible to relist a loan's unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes your loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	My job description: I help count inventory first thing each morning after inventory, I load Coca-Cola trucks returning for 2nd loads or unload transports bring new product to us. I also rotate product so there are no date issues as far sending newer product out before older. I have been with Cola-Cola 10 years. My spouses income is not included. The reason is it ask for individual income not household. Our household income for 2010 was $79,000.00. If the fund dose not get fully funded I would take loan, but hope its in the 80-90%. I will hopefully pay off early 2-3 or3-4 year range.
Hello! I am interested in funding your loan. Please list the debts you are looking to consolidate, including outstanding balance, APR, and min monthly payment. Thank you!	I answered this in a earlier question so hopefully you will see the answer. You also ask what i would be paying off that really depends on how much of the loan is funded. I am hoping to pay all high interest cards and medical which will reduce monthly debt enough to. allow me to pay extra toward other debt.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. Thanks.	Hopefiully I answered this in an earlier question, If not let me know what other info you need. Thanks for the questions I hope I am giving the info you need and want. My intent is to pay off as much as I can as soon as I can to include this loan.
You have a $12,736 revolving credit balance listed. What does that consist of? What is your monthly expense breakdown? Are you currently paying off any other loans/credit cards? Thanks!	We had bought furniture. We also had to redo a bath that the floor had began to sink. Home depot, Bank of America and Khols are all less than 1800.00 combined and low interest rate those I will pay off .
I do not see answers to these questions. Please respond. ..What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. Thanks.	Sorry I answered it but it didn't post. Net income is about 4000.00 a month. mortgage $700, car $281.40, Khols $45.,Home Depot $36.00, Bank of America $15.00,citi financial $288.00, Medical expences $375.00, lights $200.00, gas $32.00, cable $69.00, insurance (home and auto) $207.00 food $400.00 Phone and internet $101.00, cell phones $203.00 Gas for cars $480.00. Hope this answers and again sorry for the delay.
3.Please list your loan amounts & interest rates that you will be paying off.	Depending on the amount received Iwill be paying Home Depot 800.00 25.99% (interest placed on account when opened). Kohl's $650.00 21.90%. Bank of America $350.00 19.90%. Shell $1700.00 24.90%. Citi Bank $2700.00 19.9%. CitiFinancial $10,000.00 12.35%.

Member Payment Dependent Notes Series 672501

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672501	$20,000	$20,000	17.51%	1.00%	February 24, 2011	February 25, 2016	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672501. Member loan 672501 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Ove Arup and Partners	Debt-to-income ratio:	13.48%
Length of employment:	4 years	Location:	BASKING RIDGE, NJ

Home town:
Current & past employers:	Ove Arup and Partners
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	32	Months Since Last Delinquency:	21
Revolving Credit Balance:	$21,872.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Ove Arup and Partners?	I'm the IT Manager. I run the Help Desk / Support team for the eastern half of the country.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) The total mortgage is about $300,000. No HELOC. 2) Our home was just appraised for $650,000.
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) In the data provided by Lending Club, you had two delinquencies 21 months ago. Is this accurate? If yes, can you provide some color on the events that lead to these? No need to get too personal. I would like to know ascertain whether steps have been taken to avoid this in the future. This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	The first card is a Visa and the balance is 10,000 at 19%. The second card is a Mastercard and that balance is 11,000. That rate is 15.9%. The delinquencies were caused by an extended hospital stay. I'm recovered now, thankfully.
First of all I would like to say Thank You for choosing Lending Club for your borrowing needs. Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? Thank you!!	Chase: 11,000, 15.9%. $500 Affinity FCU: 10,000, 19%. $300

Member Payment Dependent Notes Series 672549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672549	$35,000	$35,000	17.14%	1.00%	February 28, 2011	February 28, 2016	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672549. Member loan 672549 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,051 / month
Current employer:	Western Michigan University	Debt-to-income ratio:	10.99%
Length of employment:	9 years	Location:	Portage, MI

Home town:
Current & past employers:	Western Michigan University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 12, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,858.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired are eligible for issue. When listing expires, if loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 pct ($28 - $32K) partial funded loan and pay off higher APR interest debts. After 6-months making on time payments, you are automatically eligible to relist a loan's unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am a tenured associate professor. I teach and prepare graduate level students at a major university. I am divorced and the reported Gross income is mine. My Gross income for 2010 is $84615.80. I would like to pay the loan off within five years. Willing to consider options.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	American Express 12,589.26 (27.24) $400.00 PNC Bank Visa 11,959.86 (9.9) 200.00 Expedia Master Card 3,341.22 (15.24) Additional related debt coming in March ($3000) I plan to pay off the American Express Card and the PNC card in full. I plan to partially pay off the Master card and settle the upcoming debt.
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	PNC Visa 12,589.26 (9.9) $200.00 American Express 11,887.43 (27.24) $400.00 Citi Premier 3341.22 (15.24) $200 Related Debt $3000
How did you accumulate so much revolving debt? Will you continue to accumulate debt after this consolidation? Why or why not?	Type your answer here. Financing My daughter's Jr. tennis career. She is a senior this year and has earned a scholarship to to play tennis at Div. I university. No more tennis related expenses from here on.

Member Payment Dependent Notes Series 672680

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672680	$35,000	$35,000	16.40%	1.00%	February 24, 2011	February 25, 2016	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672680. Member loan 672680 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	Foley Power Systems	Debt-to-income ratio:	10.11%
Length of employment:	< 1 year	Location:	Hillsborough, NJ

Home town:
Current & past employers:	Foley Power Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/11 > This is to pay bill that occured during unemployment Borrower added on 02/11/11 > I will consolidate my depts, and being back at work for four months I have already managed over 2 million dollars worth of business. I currently have 8 million dollars worth of projects on my desk for the next 4-6 months and the jobs keep comming. Borrower added on 02/17/11 > I am a Mechanical Engineer with two sons, we had the best summer the will always remember.

A credit bureau reported the following information about this borrower member on February 11, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	19	Months Since Last Delinquency:	10
Revolving Credit Balance:	$530.00	Public Records On File:	0
Revolving Line Utilization:	0.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide detailed information (lender, outstanding principal balance, interest rate and minimum monthly payment amount) for all debts to be consolidated. Who was your prior employer and for how long? Please explain the two delinquencies (one in the past 10 months) on your credit history. If your loan is not fully funded, will you accept partial funding or 60% or more?	S&S lender 100K 1.5% - NA full - Hitachi Power Systems - 3yrs, law fees, yes
Hi, can you tell us which debts you'll be consolidating(creditor & amount, eg. BoA CC & 2500), their APRs and their monthly minimum payments? Also, what do you do with Foley? How long were you with your previous employer? Thanks - you can get your loan funded much faster with this info.	One - 100K, S&S 1.5% full - Mechanical Engineer/Project Manager - Hitachi Power Systems 3yrs,
Let's hear about the 2 delinquencies in past 10 mo. Also, for each debt you plan to pay off with this LC loan please provide the lender, the amount, IMPORTANTLY the rate, and the min. mo. payment. thanks.	One - 100K, S&S lawyer, 1.5% Full

Member Payment Dependent Notes Series 672692

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672692	$8,500	$8,500	13.43%	1.00%	February 28, 2011	February 25, 2014	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672692. Member loan 672692 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	5.18%
Length of employment:	n/a	Location:	Fontana, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > thank you so much.

A credit bureau reported the following information about this borrower member on February 11, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	35
Revolving Credit Balance:	$3,236.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Source of income?? Monthly budget? How much left over per month for payments???? We probably need some INFORMATION before considering sending our money off.	I work with a $2200.00 per month Budget and after making my payment I will have around $1900.00 per month for bills that come every month meaning car, Insurance cable, electric bill and buying food.
Can you please list your source of income. Please also list your debts that you wish to pay off w/ this loan. It lists that you only have 3.2k in CC debt, is that accurate?	My Income is SSI and a partial retirement from another company. A credit card and back child support, that I have been paying on for 18 years, my daughters married and has 3 kids. The balance never goes down and the Interest is compounded monthly. This loan will clear me up totally and know more child support payments that never go down.

Member Payment Dependent Notes Series 672711

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672711	$9,000	$9,000	7.29%	1.00%	February 28, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672711. Member loan 672711 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Green Turtle Bay Inc.	Debt-to-income ratio:	12.79%
Length of employment:	10+ years	Location:	Grand Rivers, KY

Home town:
Current & past employers:	Green Turtle Bay Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	60
Revolving Credit Balance:	$38,171.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	My home is owned by our family owned resort business and there is no lien on it. I have no monthly payments. I am a shareholder in our business. I do not have a Home Equity Loan. I have lived and worked at the resort business for 25 years.
What kind of medical expenses do you need funds for?	I have lost a great deal of weight over the last 10 years, 225 lbs, and 122 of it was in 2009-2010. The loss was great but it has left a lot of loose skin that I want to have removed/tightened up. It's kind of disheartening to finally overcome the obesity then to have ugly skin hanging.

Member Payment Dependent Notes Series 672722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672722	$15,000	$15,000	10.37%	1.00%	February 25, 2011	February 25, 2014	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672722. Member loan 672722 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Akabas & Sproule	Debt-to-income ratio:	11.10%
Length of employment:	10+ years	Location:	Woodhaven, NY

Home town:
Current & past employers:	Akabas & Sproule
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > I PLAN TO USE THIS LOAN TO CONSOLIDATE MY DEBTS WHICH I PAY REGULARLY EACH MONTH. MY EXCELLENT PAYMENT HISTORY MAKES ME A GREAT BORROWER. MY MONTHLY BUDGET AFFORDS ME THE ABILITY TO PAY ALL OF MY DEBT IN FULL AND THE FACT THAT I HAVE A SECURE POSITION AS AN OFFICE MANAGER AT A LAW OFFICE FOR CLOSE TO A DECADE ALOTS ME THE SECURITY OF KNOWING THAT I WILL PAY THIS LOAN RESPONSIBLY ON SCHEDULE.

A credit bureau reported the following information about this borrower member on February 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,071.00	Public Records On File:	0
Revolving Line Utilization:	62.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Type your answer here. I work for a law firm Akabas & Sproule. I am an Office Manager at this firm. The personal loan I am interested in is for credit card balances. I plan to cancel the credit card accounts when I am able to pay them in full. My credit for paying debt is excellent.
What is Akabas & Sproule and what do you do there?	As stated previously Akabas & Sproule is a Law Firm.
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	I do not have the information re my full amount and interes rate with me at work today. I can get it tomorrow. I have cut my credit cards and discontinued their use. I do not plan on accruing future debt since I am saving to purchase a home. And, whenever I am offered new credit line I decline it.
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	As stated earlier I do not have the information with me at work today. And I do not plan to accrue new debt.

Member Payment Dependent Notes Series 672769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672769	$14,000	$14,000	10.74%	1.00%	February 24, 2011	February 25, 2016	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672769. Member loan 672769 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Millennium Technology Value Partners	Debt-to-income ratio:	3.60%
Length of employment:	7 years	Location:	Maspeth, NY

Home town:
Current & past employers:	Millennium Technology Value Partners
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	34
Revolving Credit Balance:	$1,667.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What do you do at Millennium? Please list your debts and what you pay on them monthly. Thanks	I am and Executive Assistant/Office Manager. The reason for the loan is to pay off a card that was used to help pay for expenses when my mother passed away 3 yrs and it got over used and I need help to stop the interest and actually get the debt to go down. Minimum payments are not enough. Amex - $13500 - $430 per month Rent - $1100 per month Cable/internet $150 per month JC Penney $1600 - $ 150 per month Car Insurance $150 per month Cell Phone $110 per month

Member Payment Dependent Notes Series 673070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
673070	$35,000	$35,000	17.51%	1.00%	February 25, 2011	February 25, 2016	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 673070. Member loan 673070 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	Standard Pacific Homes	Debt-to-income ratio:	15.04%
Length of employment:	4 years	Location:	Broomfield, CO

Home town:
Current & past employers:	Standard Pacific Homes
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/11 > My plan for using the funds from the new loan is to pay off all credit card debt totaling approximately $19,000.00 at a minimum monthly payment of approximately $505.00. Current interest rates range for 12.90% to 26.99%. I will also be paying off the balance of my car of $14,900.00 with a payment of $683.00. Total of all debt to be paid off is $33,900.00 at payments at $1,188.00. Payment on the new loan should be $880.00 which shows a monthly debt savings of $308.00 per month, I should be able to apply this savings towards the new loan to shorten the term from 5 years to somewhere around 3.5 to 4 years. What makes me a good borrower? I make a decent income of about $115,000.00 per year selling new homes for a large builder in a market that’s been down but is now on its way back. While the housing market has been soft I have not had a decree in my income and my credit has not suffered. The large part of the debt is from my ex-wife which I took to help her knowing that she would not be able to pay which could affect my credit. I have never been late making payments on any of my debts and intend to keep it that way. With this new loan my budget is simple, my mortgage payment is $1,780.00 and the new loan of $880.00 totals $2,660.00. My monthly income before taxes is around $9,400.00 per month so after my monthly obligations of $2,660.00 leaves me over $6,700 for living expenses, savings and investments. The main goal for this loan is to get out from under the credit card lenders and their high rates as well as getting the debts from my ex wife paid off. Regarding my job stability, last year was one of my highest income years since I have been in the new home building market, 9 years total and each year is better for me. I just had my yearly review from corporate and I have been asked to open a new subdivision in one of the area’s best markets so my income is projected to rise again. Thank you for your consideration. Borrower added on 02/12/11 > The following is the break down of my current debt; Chase, $1,664 - 26.99% - $56 min Chase, $5,798 - 25.24% - $180 min Sears, $720 - 25.24% - $15 min USAA AMEX, $4,955 - 15.9% - $117 min Capital One, $1,520 - 14.66% - $35 min Capital One, $80 - 13.40% - $15 min Household Bank, $4,300 - 12.9% - $90 min Addison FCU (car), $14,900 - 6.9% - $682.97 monthly My current mortgage balance is $315,000 and valued about $345,000. I hope that this additional information is helpful in reaching your decision. Thank you again. Borrower added on 02/18/11 > Some additional information for investors; After using an online debt reduction calculator and inputting the details of the proposed loan I have calculated that I should be able to repay this note as early as 39 months keeping my current payment structure at $1,200. This will be my goal cutting the total term down by 21 months so I can safely say that I would be able to repay with in 3.5 years. Thank you.

A credit bureau reported the following information about this borrower member on February 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	15
Revolving Credit Balance:	$20,919.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Thanks for posting your loan and answering our questions ahead of time. Above you stated that you have never been late on your obligations. In the data provided by Lending Club, however, you had one delinquency 15 months ago. Is this accurate? If yes, can you provide some color on the events that lead to these? No need to get too personal. I would like to know ascertain whether steps have been taken to avoid this in the future. Thanks in advance for your answers.	Hello and thank you for your question, I have never been late on any of my person obligations, that being said, the late payment in question was a car loan that I had with my ex-wife. She was to refinance my name off the loan per our divorce agreement and in the process she missed the payment the month her new loan was to be take effect. To answer your question, yes, steps have been take to avoid this in the future because now I am solely responsible for my debts.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired are eligible for issue. When listing expires, if loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 pct ($28 - $32K) partial funded loan and pay off higher APR interest debts. After 6-months making on time payments, you are automatically eligible to relist a loan's unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hello and thank you U.S. Marine. Corps. Retired for your interest in my financing my loan. Please consider my answers to your questions in order with your questions. (1) I am an on-site sale manager for Standard Pacific Homes selling new homes responsible for selling and managing the new home building process for Buyers. (2) I am a single person recently divorced so income is 100% mine. My income for the past year was $113,500.00, projected (goal) to be $140,000.00 this year. (3) I pondered the 3 year note with its lower APR believing that I will be able to pay off the loan within the 36 months then but decided to apply for the 5 year with the higher rate. I would feel more comfortable paying a slightly higher rate with a lower monthly payment than a higher payment. Sometimes life happens and expenses occur that could set me back. Believe me that I want to and will pay this off just as soon as possible and hopefully within 3.5 to 4 years if not sooner. If loan is not 100% financed I will still accept 60% or better and apply it to my highest interest rate debts first. The main reason for this loan is to pay off the high rates and become debt free in the near future. I have had my income verified and credit approved as soon as I could in order to give all investors a clear picture of my willingness and ability to repay their investments. Thank you again for your interest and your advice. Best wishes!

Member Payment Dependent Notes Series 673303

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
673303	$6,000	$6,000	10.00%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 673303. Member loan 673303 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,240 / month
Current employer:	Walmart	Debt-to-income ratio:	4.19%
Length of employment:	2 years	Location:	NORWICH, OH

Home town:
Current & past employers:	Walmart
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > Thanks for taking the time to read about my loan request. I'm requesting a loan to pay off a high interest rate credit card, get a computer, accounting software, fix a few things on my car, publishing cost, maybe have a little extra & to build more credit. I always pay my bills on time. I've worked at my current retail job for 2 years now. I live with relatives and do not have a rent payment. My car is paid for. So my expenses are low. I have 2 credit cards. One has nothing on it and the other I want to pay off with this loan.

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$499.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 673307

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
673307	$22,000	$22,000	17.51%	1.00%	February 25, 2011	February 26, 2016	February 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 673307. Member loan 673307 was requested on February 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,583 / month
Current employer:	partners pharmacy	Debt-to-income ratio:	10.63%
Length of employment:	4 years	Location:	rahway, NJ

Home town:
Current & past employers:	partners pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	15
Revolving Credit Balance:	$16,065.00	Public Records On File:	0
Revolving Line Utilization:	81.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) In the data provided by Lending Club, you had one delinquency 15 months ago. Is this accurate? If yes, can you provide some color on the events that lead to these? No need to get too personal. I would like to know ascertain whether steps have been taken to avoid this in the future. This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	1. $2951 min.$92 apr.24 #2 $5680 min.$104 apr.23 #3 $6880 min $180 apr.23 #4 #2584 min.$51 apr.11 #5 $3424 min.131 apr25. i am paying mor than minimum on my accts delinquent acct: made 2 payments in same month. thought i was paying toward the following month. got letter a month later about late payment and apr hike from 8-24. they said 2nd payment was too far from due date and was not recorded as such. was quite upset. they proposed i could keep paying on the acct if i agreed not to use it. i agreed
Would you mind giving us a brief job description, how long you've worked for your current employer, and how long you've worked in your chosen field? (please note: not phishing for personal info here, just want an idea of your employment & employment history.) Also, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	pharmacist in long term care setting / 4yrs with job / 9yrs in field
What were the 3 recent credit inquiries on your report from? It looks like your monthly payment for this loan will be about the same as your current total minimum payments on your credit cards. Since you said you pay above the minimums, will you be paying more than the minimum to this loan, and if so, how soon do you expect to have this paid off? Are you taking out this loan to avoid the high APR's and pay less interest overall? Thanks.	yes i am trying to avoid the high interest rates on my credit, and i will not be paying more than the minimum on this loan, because this is the amount i believe i can comfortably pay on a monthly basis

Member Payment Dependent Notes Series 673363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
673363	$12,000	$12,000	11.11%	1.00%	February 28, 2011	February 26, 2014	February 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 673363. Member loan 673363 was requested on February 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	12.00%
Length of employment:	10+ years	Location:	Los Angeles, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/11 > • I started and have maintained my residential design business since 1994. • The funds will be used to consolidate existing expenditures. • My monthly budget is $2,500-3,000 • I have successfully fulfilled several car loans

A credit bureau reported the following information about this borrower member on February 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,858.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 673379

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
673379	$10,575	$10,575	21.22%	1.00%	February 28, 2011	March 5, 2016	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 673379. Member loan 673379 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	FDIC	Debt-to-income ratio:	14.50%
Length of employment:	< 1 year	Location:	Washington, DC

Home town:
Current & past employers:	FDIC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > I am using the loan to pay of my credit cards and have one montly payment. Borrower added on 02/20/11 > Loan will be used to pay off back taxes on rental property that I own in Washington, DC. Gross income from rental property $1375.00 mo., condo fees - 456.00/mo. Monthly debt service, $210.00/mo. Taxes $2600/yr. billed twice a year.

A credit bureau reported the following information about this borrower member on February 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	36	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	78	Months Since Last Delinquency:	35
Revolving Credit Balance:	$55,868.00	Public Records On File:	0
Revolving Line Utilization:	45.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 477 are. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($17K - $19K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY your more expensive debts; partial loan financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Contract Accountant - FDIC - Division of Reslotion and Receivership - Washington, DC Gross Income - 110,000/yr. Rental Income - 15,000/yr. Actually need $10,000, webiste would not let me change amount 2 year pay back time max., too high interest rate for full five years Asked for 5 years as breathing room
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	Loan is for back taxes in invesment property. I actually only need $10,000. I make $110,000./yr.
Hello%u2026For who and for how long were your two previous employers? Thank you!	I'm a contract account on a 5 year contract that was just renewed in December 2010. Gross salary 110,000/yr. I been employed since August 2010. Before that I worked for Fannie Mae the mortgage banker for 16 years. Loan will be used to back taxes on my rental property. I was unemployed from March 2009-August 2010 which drained my savings.
What is the current interest rate on the credit cards you will be paying off with this loan? How did you generate the credit card debt? In other words, was this a one time event or past situation that has been changed so that you are no longer increasing your debt? Thank you!	I was unemployed for a 1 1/2 years. While I was not working I used my credit cards to start a business. It didn't work out. I was a finance major in college so I know how interest works. Anyway, I'll answer your question. Average 14%.
What was your start date with the FDIC?	Auguat 10, 2011, formerly worked for Fannie Mae (mortgage banker) for 16 years.
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 447 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan funded MORE than 60 pct? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($15K - $17K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY your more expensive debts; partial loan financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Contract Accountant for FDIC Yearly income 110,000/yr. Don't expect to have loan out for 5 years @21.%max 2 years. I've requested lower amount of $10,580, waiting for update.
Accountant, Me again, received reply, thanks. Read Q/A's; understand you need $10,000 NET loan. Lending Club Home Office (CA) will modify requested $ amount for you. ASAP contact Member Support Department (support@lendingclub.com 866-754-4094). Member Support Department open Mon-Fri 8 AM-5 PM; closed Sat/Sun, CA/US Holidays for live telephone calls; answering machine 24/7; fax machine (650) 482-5228 24/7. Emails answered 24/7. Instruct Member Support to modify loan request from $18,225 to $10,580 ($10,580 less loan origination fee equals $10,000 net.) Loans are routinely modified to lesser $ amount. NO need to needlessly pay 4.5 pct loan origination fee- $370 - on extra $8,225 that you don't need Save $370 for something more beneficial. Ovedr and out. Semper Fidelis, Lender 505570 U S Marine Corps Retired.	Thank you for the info, I'll take care of it.

Member Payment Dependent Notes Series 673432

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
673432	$13,375	$13,375	6.92%	1.00%	February 25, 2011	February 26, 2014	February 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 673432. Member loan 673432 was requested on February 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	State of Georgia	Debt-to-income ratio:	20.60%
Length of employment:	1 year	Location:	Acworth, GA

Home town:
Current & past employers:	State of Georgia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/13/11 > Need loan to pay off high interest credit cards. Stable employment with State government.

A credit bureau reported the following information about this borrower member on February 12, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,818.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	Citi Premierepass Elite. 13.99% interest rate $23,000 balance. Total loan will be used to pay down debt. The additional 10k will be paid with tax refund. Thanks.

Member Payment Dependent Notes Series 673461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
673461	$15,600	$15,600	16.02%	1.00%	February 28, 2011	February 28, 2016	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 673461. Member loan 673461 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,900 / month
Current employer:	WELLS FARGO	Debt-to-income ratio:	3.62%
Length of employment:	< 1 year	Location:	CORONA, CA

Home town:
Current & past employers:	WELLS FARGO
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,778.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Year, make, model, mileage?	2008 Mercedes S 550. Has 48k miles.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	current value $260k. No HELOC debt. Balance of loan is $240k

Member Payment Dependent Notes Series 673608

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
673608	$11,900	$11,900	10.74%	1.00%	February 25, 2011	February 26, 2016	February 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 673608. Member loan 673608 was requested on February 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	Geller & Company LLC	Debt-to-income ratio:	10.23%
Length of employment:	3 years	Location:	Cliffside Park, NJ

Home town:
Current & past employers:	Geller & Company LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 12, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1979	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,919.00	Public Records On File:	0
Revolving Line Utilization:	94.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the loan for the engagement ring only or wedding expenses as well?	The loan is purely for an engagement ring.

Member Payment Dependent Notes Series 673667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
673667	$35,000	$35,000	16.02%	1.00%	February 28, 2011	March 7, 2016	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 673667. Member loan 673667 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Federal Aviation Administration	Debt-to-income ratio:	9.92%
Length of employment:	10+ years	Location:	galloway, NJ

Home town:
Current & past employers:	Federal Aviation Administration
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,999.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 673776

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
673776	$14,625	$14,625	12.68%	1.00%	February 24, 2011	February 26, 2014	February 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 673776. Member loan 673776 was requested on February 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	FishNet Security	Debt-to-income ratio:	24.78%
Length of employment:	5 years	Location:	prairie village, KS

Home town:
Current & past employers:	FishNet Security
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,594.00	Public Records On File:	0
Revolving Line Utilization:	80.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at FishNet Security?	Director, Proposal Support
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We owe approx $153,000 on our mortgages and last zillow estimate for market value was $184,000
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I believe our balance on the home is currently around $160,000 over both mortgages and most recent zillow value I had was $184,000

Member Payment Dependent Notes Series 673809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
673809	$24,000	$24,000	13.80%	1.00%	February 25, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 673809. Member loan 673809 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	DeVry University	Debt-to-income ratio:	16.95%
Length of employment:	5 years	Location:	houston, TX

Home town:
Current & past employers:	DeVry University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > Proceeds will be used to pay off credit cards, per the list below: Balance Annual % Typical payment 1 $2,125 30% $125 2 $5,789 24% $150 3 $4,562 30% $200 4 $6,151 23% $190 5 $889 23% $50 6 $954 23% $50 7 $840 25% $50 8 $815 22% $50 9 $757 16% $50

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1966	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,715.00	Public Records On File:	0
Revolving Line Utilization:	69.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance on Mortgage = $80,000, and approximate value is $93,500 (per Zillow). Three years ago it was appraised at $104,000.
Can you explain how you will use the funds? Please also describe your job, career prospects & any other sources of household income. Do you keep a monthly budget or use software like Mint.com?	The funds are to be used to primarily pay off credit cards. I am on the full time faculty at a university. I also teach an occasional course, on an adjunct basis from at other local universities. Additional income comes from Social Security.
Hello borrower, I am very interested in financing your loan. However can you answer these questions: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years please?) (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. More advantageous to accept a 85, 90, 95 percent partially funded loan because after making 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) (5) Do you currently own or rent your home? If you own and have a mortgage, what is the total balance of the mortgage loans and any HELOC you owe on your home? (6) Also, what is the current market value of your home if you have own or have a mortgage? (use zillow.com if unsure) (7) Can you verify your income with lending club? I want to fund your loan but verifying your income is important. Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	I believe I answered several of these questions in response to another member, but here goes. I am an Assistant Professor at a University. my Gross Income per year is approximately $108,000. That includes my salary, plus Social Security, plus income from adjunct teaching assignments at other universities ($5,000-$10,000 per year). In addition, my wife also gets about $8,250 per year from Social Security. My home is valued at $93, 5000, per Zillow (down avout 10% from 3 years ago). I have a mortgage with a balance of about $80,000. I plan to pay off the loan over the 36 month period.
Can you verify your income with lending club?	I faxed my income verification to the lending club today, Feb 22 at 5 p.m. CDT

Member Payment Dependent Notes Series 674085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674085	$16,000	$16,000	10.74%	1.00%	February 24, 2011	February 27, 2014	February 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674085. Member loan 674085 was requested on February 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	n/a	Debt-to-income ratio:	27.62%
Length of employment:	2 years	Location:	Largo, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/14/11 > I have two visa accounts for BofA - 1 from a failed business, the other was personal - but inflated because I was attempting to keep the business afloat. Anyway, I have no problem paying the debts, but although I have excellent credit BofA rejected - several times - my request to lower the interest rate. I just want a chance to eliminate this debt. Borrower added on 02/16/11 > I would be happy to answer any questions or provide any documentation needed. Please let me know. I am a technical writer, I bring in $4k after taxes per month and I have earmarked $2K to pay off debts. My sole goal is to reduce interest rates and pay off debt.

A credit bureau reported the following information about this borrower member on February 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61,523.00	Public Records On File:	0
Revolving Line Utilization:	77.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	1. After taxes, about $4K to $5K per month. 2. Rent: $995 / Utilities $80 - $150 / Internet-TV-Phone $150 / Insurance (Rental and Car) $100 / Food & Household $300 - $400 / Storage $40 / Clothing & other $100 = approx $1900 - $2000 total living expenses per month. 3. $13K BofA Visa - 23% interest $7K BofA Business Visa - 22% interest Requested loan is $16K and I will get $3K tax refund and I expect any balance to be paid off in next few months. Note: I have other two other debts but the interest rates are 14% and 17% and are not killing me as much as these two loans. 4. I am not the sole wage earner but my partner is retired and disabled and can only help a little bit with household expenses. I cover about 90-95% of the household expenses.
Please detail the full $61K in recurring debt. (APR's and monthly payments). Why not ask for a higher loan amout to pay off more high interest debt?	Re: $61K in debt: - these are my numbers, approx debt amounts - interest - and what I pay per month: $37K - Citibank AAdvantage card - 17% interest, $1000/month $9K - Wells Fargo Personal Line of Credit - 14% interest $250/month (I had to get this to cover the cost of selling my house) $13K - BofAVisa - 23% interest, $400/mo $7K - BofA Business Visa - 22% interest, $250/mo $800 - Sears - 20% interest $50/mo Note: the BofA Business Visa may not show on my personal credit since it was a business item. Re: Why not ask for higher loan. This is the first time I am using Lending Club so I am not sure what the limits are.The two loans I want to pay are over 22% interest and I thought it would be reasonable to get these dealt with first. In general, I expect it will take 6-7 years to pay off my current debt. I also have some land that, if I can sell it, will clear about 1/2 of the debt, but I don't expect this to happen soon.
Just a few more questions: Who is your employer and what is your position? Also, where did you work previously? Thanks.	I currently work at SMSC as a senior technical writer, it is a company headquartered in Hauppauge, NY. I am a contractor and I am paid by American Contract Group, they are based in Wakefield, MA. I live in Largo, Florida and work remotely. I have been working this contract for 2 1/2 years and there doesn't seem to be an end to the work needed. SMSC has had a hiring freeze for a few years, so I may eventually become full-time. I have been a technical writer since 1996, but after I moved to Oregon in 2005 my company at the time dropped support for remote workers. I was under-employed for several years - worked as an admin assistant and several other jobs ... which is one of the reasons my debt went up. The other is that I bought a small business with the hope that it would bring in additonal income, instead it became a huge drain on my resources. So, I sold the business at a big loss, sold the house, and moved to Florida five months ago. The cost of living is lower here and there are more job opportunities for someone with my skill set.

Member Payment Dependent Notes Series 674220

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674220	$21,000	$21,000	16.77%	1.00%	February 24, 2011	February 28, 2016	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674220. Member loan 674220 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Wayne State University	Debt-to-income ratio:	13.08%
Length of employment:	2 years	Location:	Detroit, MI

Home town:
Current & past employers:	Wayne State University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,478.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thanks very much for the question. I purchased my home approx. 18 months ago, for $117,000 and the market value has remained stable. I have not taken out any HELOC, and my current balance is approx. $98,500. Please let me know if you have additional questions! Best, Todd
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired are eligible for issue. When listing expires, if loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 pct ($17 - $19K) partial funded loan and pay off higher APR interest debts. After 6-months making on time payments, you are automatically eligible to relist a loan's unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thanks for your question(s). I'm a full-time, tenure-track assistant professor in medical anthropology, with joint appointments in anthropology, pediatrics, and family medicine (Wayne State University, Detroit, MI). Our joint (myself and my fiancee) household income is 145,000. A realistic repayment period is three-four years (I'm consolidating debt, planning for a wedding, and "nesting" for starting a family). I would likely accept a 75%+ funded loan. I hope this addresses your questions! - all the best
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Of course. 1) Capital One (6700 owed, currently pay 250 monthly (principal + interest); 2) Chase (2400 owed, currently pay 250 monthly); 3) wedding planning + expenses (5000); and 4) household preparation for starting a family (5000)
Hi, can you tell us which debts you'll be consolidating(creditor & amount, eg. BoA CC & 2500), their APRs and their monthly minimum payments?	Of Course. 1) Capital One, 6700, 125 min, 21.5%; 2) Chase Bank, 2400, 80 min, 20.3% - in addition to consolidating this debt, I am using approx 5000 of the personal loan for wedding expenses and approx 5000 for home improvements in preparation for starting a family in the next year or so. - Best -
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). Thanks.	Of course. 1) individually 4850.00 (m/net), household 6800.00 (m/net) 2) Monthly: mortgage, 637.37; co-op fees 700; car 550; insurance 250; utilities 150; phone 134; gym 75; child care, none; food 500 Monthly c.c. payment, principal + interest, 450 I'm using the loan to consolidated debt, cover wedding expenses, and prepare home for starting a family Thanks!
What was your job prior to Wayne State University and how long where you there? Thanks.	I was at Johns Hopkins University, first as a graduate student (I did a joint PhD) and then as a National Institutes of Health fellow - for a total of 8 years.

Member Payment Dependent Notes Series 674221

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674221	$12,000	$12,000	7.29%	1.00%	February 28, 2011	February 27, 2014	February 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674221. Member loan 674221 was requested on February 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	n/a	Debt-to-income ratio:	28.76%
Length of employment:	n/a	Location:	Detroit, MI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/13/11 > This request is for a bill consolidation loan. It will greatly reduce my monthly cash out lay. I plan to pay off my credit cards, car loan and credit union loan. Thanks

A credit bureau reported the following information about this borrower member on February 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,885.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 674275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674275	$8,875	$8,875	7.66%	1.00%	February 25, 2011	February 27, 2016	February 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674275. Member loan 674275 was requested on February 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	18.17%
Length of employment:	n/a	Location:	Rancho Cordova, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 13, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1978	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,523.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current job status? You do not list an employer. If you are not working, please tell us what your last job was and how long you worked there. Thank you and good luck with your loan.	Actually I am a government retiree. Forced to take an early retirement when my husband became very ill, an illness he succumbed to a few years ago...

Member Payment Dependent Notes Series 674290

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674290	$12,000	$12,000	7.29%	1.00%	February 28, 2011	February 27, 2014	February 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674290. Member loan 674290 was requested on February 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,417 / month
Current employer:	Timber Hill LLC	Debt-to-income ratio:	7.67%
Length of employment:	3 years	Location:	Port Chester, NY

Home town:
Current & past employers:	Timber Hill LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 13, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,323.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you clarify what you will be paying off? "Financial Professional Credit Card Refi"	Yes, I am attending Columbia University part-time and I have been financing my tuition payments using credit card balance transfers. The balance transfer is expiring and I want to pay off the outstanding balance before my interest rate balloons.
Will you be paying off *debts* or will you be using the funds to pay directly for present tuition bills? Thank you in advance.	It's a combination of both. My company reimburses my tuition, but I have to pay for my classes upfront, so this money will help pay for expenses until the reimbursement comes through.
What is the current interest rate and amount owed on the debt you wish to payoff?	The current interest rate is going to balloon to an absurd default rate of 15-20%, something in that ballpark. It's absurd considering my credit score listed here, which is why I am trying to avoid that level.
what is the balance on your credit card?	$11,500

Member Payment Dependent Notes Series 674359

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674359	$14,125	$14,125	5.79%	1.00%	February 28, 2011	February 27, 2014	February 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674359. Member loan 674359 was requested on February 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	US Air Force	Debt-to-income ratio:	18.30%
Length of employment:	10+ years	Location:	derby, KS

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/13/11 > this loan will be used to consolidate my credit cards Borrower added on 02/13/11 > this loan will be used for my credit cards debt consolidation I have been in the Air force for over 18 years all my cars are paid off Borrower added on 02/13/11 > this loan will be used for my credit cards debt consolidation I have been in the Air force for over 18 years all my cars are paid off Borrower added on 02/13/11 > this loan will be used for my credit cards debt consolidation I have been in the Air force for over 18 years all my cars are paid off Borrower added on 02/13/11 > this loan will be used for my credit cards debt consolidation I have been in the Air force for over 18 years all my cars are paid off

A credit bureau reported the following information about this borrower member on February 13, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,105.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current interest rate and amounts owed on the debt you wish to consolidate?	The apr is about 9.9% for the one Credit card. I'm not sure about the other card but I do know it is higher than your cunnent rate.
What is current pay grade and ETS? Do you plan on paying off loan early or carrying it to term?	My current pay grade is E-6 but tested for E-7 in hopes I will make it. I would like to pay off the loan a little early, but it will depend on my promotion.

Member Payment Dependent Notes Series 674399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674399	$25,000	$25,000	15.65%	1.00%	February 28, 2011	February 27, 2016	February 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674399. Member loan 674399 was requested on February 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	JELD-WEN	Debt-to-income ratio:	11.19%
Length of employment:	5 years	Location:	Klamath Falls, OR

Home town:
Current & past employers:	JELD-WEN
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,299.00	Public Records On File:	0
Revolving Line Utilization:	54.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	yes - $150k owed - $250k appraised value
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Yes - we own the home - 150K owed - 250 appraised value
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	.$5716 @ 14.9 = $600 $9200 @ 18.6 = $300 $9000 (+/-) @ 17 = $300
What do you do for Jeld-Wen?	I am responsible for the merchandising side of their business
Could you please list each the balance of each debt you plan to refinance as well as the minimum payment and APR? Thank you in advance!	$5716 @ 14.9 = $600 $9200 @ 18.6 = $300 $9000 (+/-) @ 17 = $300
for each credit card, can you list balance and APR you currently have? thanks Pepe	$5716 @ 14.9 $9200 @ 18.6 $9000 (+/-) @ 17
1 What is your job description? 2 What is the balance of your mortgage including 2nds and heloc? 3 What is the current market value of your house? 4 What is your itemized monthly budget? 5 How long in years do you plan on taking to pay off the loan? 6 List your debt by: type, amount, interest rate and monthly payment. Please indicate which debts are going to be paid off by this loan. 7 What are you doing to keep this debt from reoccurring? Please take the time to answer all these and other questions you get from folks. These are all unsecured loans and the information will enhance your chances of getting funded.	I am responsible for the merchandising of JELD-WEN's sales efforts. my mortgage balance is $150k - appraised value = $250k I am looking to have this paid off within 24 months Chase = $9200 balance @ 14% = $300/mo Chase $9000 balance @ $18% = $300/mo Nordstrom $6000 balance @ $16% = $600/mo
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	Nordstrom = $5716 @ 14 Chase = $9200 @ 18 Chase = $9000 (+/-) @ 16
please list balances, APRs, and monthly payments for the debt you want to consolidate. thanks!	T$5716 @ 14.9 = $600 $9200 @ 18.6 = $300 $9000 (+/-) @ 17 = $300
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3Are you the sole wage earner? Thanks.	net income (including spouse) = $4200 Debt = Chase ($9000) @ $300/mo Chase ($9200) @ $300/mo Nordstrom ($6000) $600/mo Mortgage = $1200/mo Utilities = $200/mo Internet = $80 per mo Fuel = $400/mo
Hi, does this amount include all your income or there is an other source? Also wanted to ask how much is your monthly budget for "life" - mortgage, cars etc and how much you take home. Thanks	2 incomes in the family - total = $4200 take home /month Total expenses including mortgage, fuel etc = $3200 (+/-) including $1200/month that i am looking to consolidate.

Member Payment Dependent Notes Series 674448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674448	$35,000	$35,000	20.48%	1.00%	February 28, 2011	March 7, 2016	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674448. Member loan 674448 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	Enterprise Rent A Car	Debt-to-income ratio:	20.28%
Length of employment:	10+ years	Location:	Bessemer, AL

Home town:
Current & past employers:	Enterprise Rent A Car
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/26/11 > I am using funds to consolidate high interest credit cards. I'll have worked for the same company since 2001. I have been in the same house since 2005. I have a student loan that will be paid off in July 2012 that will improve my monthly cash flow.

A credit bureau reported the following information about this borrower member on February 13, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,483.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any additonal household income not listed above?	Yes, my wife makes $41500 annually.
First of all I would like to say Thank You for choosing Lending Club for your borrowing needs. Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? How will getting this loan help your financial situation (will it lower your monthly payments, lower your current interest rates)? Thank you!!	Old Navy $1,200.00 20.24% $45.00 BOA Power CC $4,863.81 22.99% $140.00 Target (B) CC $905.14 23.24% $27.00 Target (A) CC $1,216.37 23.24% $37.00 Home Depot $1,584.52 23.99% $48.00 Macy's $1,223.04 24.50% $48.00 WellsFargo Financial $6,699.38 25.65% $214.00 Airtran - Juniper $10,114.86 30.24% $358.97 Providian- Wa Mutual CC $3,563.42 31.99% $140.00 This loan will help lower my APR and my monthly payment. More importantly to me, it means I'll be debt free after paying this loan off.
What is the value of your home according to zillow.com? Also, please list the amounts of all existing mortgages and encumbrances on your home. Thank you. IBEW 595 retired.	Unfortunately, Zillow has the wrong square footage listed for my house. Zillow lists my house at $158K based on 1357 square feet. I updated the square footage to the actual 2356. The property tax appraisal is listed at $225K. The outstanding mortage is $188K.
Do you have a plan for avoiding the reaccumulation of so much credit-card debt?	Yes, we have a budget in place to manage our expenses. Most of our income comes from commission; so this debt was accumulated late 2007 through mid 2009 when the ecomony crashed. Our income levels have now stabilized over the last 18 months however, when the credit card companies increased the interest rates it became tough to keep up. Once we pay off these credit cards, that will be the last time we use them.

Member Payment Dependent Notes Series 674511

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674511	$25,000	$25,000	17.88%	1.00%	February 25, 2011	February 27, 2016	February 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674511. Member loan 674511 was requested on February 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	SHARP MEDICAL CENTER CHULA VISTA	Debt-to-income ratio:	18.06%
Length of employment:	6 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	SHARP MEDICAL CENTER CHULA VISTA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/13/11 > I plan to use this loan to finance a small start up print and web design business with my partners. This will pay for the initial startup costs such as equipment and supplies, rent and partial wages. I pay on time and have not defaulted on my payments. My annual income is $80,000 but my monthly budget is $1900 as I share the rest of the monthly expenses with family members. I work in the health care industry as a full-time RN case manager at SHARP Medical Center in Chula Vista. I've been employed since 2005.

A credit bureau reported the following information about this borrower member on February 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	51	Months Since Last Delinquency:	14
Revolving Credit Balance:	$19,401.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 674647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674647	$10,000	$10,000	10.37%	1.00%	February 28, 2011	February 28, 2014	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674647. Member loan 674647 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Computer Consultants of America, Inc	Debt-to-income ratio:	5.73%
Length of employment:	< 1 year	Location:	Southfield, MI

Home town:
Current & past employers:	Computer Consultants of America, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	74
Revolving Credit Balance:	$12,995.00	Public Records On File:	1
Revolving Line Utilization:	79.70%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you describe the purpose of the loan? and your current credit card interest rates?	I want to pay off my credit cards. I have 5 cards with interest rates ranging from 14.99 to 18.99.

Member Payment Dependent Notes Series 674719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674719	$10,500	$10,500	7.29%	1.00%	February 28, 2011	February 28, 2014	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674719. Member loan 674719 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,935 / month
Current employer:	Southern Ute Indian Tribe	Debt-to-income ratio:	14.07%
Length of employment:	2 years	Location:	IGNACIO, CO

Home town:
Current & past employers:	Southern Ute Indian Tribe
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > This loan is to purchase the mobile home my wife and son and I have lived in for the past year. The cost to repay the loan will only be slightly higher than my rent, so I will have no trouble paying it off. I have a steady job as a teacher and I will continue to make more money each year.

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,950.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 674747

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674747	$20,700	$20,700	14.91%	1.00%	February 28, 2011	February 28, 2016	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674747. Member loan 674747 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,708 / month
Current employer:	New Jersey Apartment Association	Debt-to-income ratio:	29.27%
Length of employment:	6 years	Location:	East Brunswick, NJ

Home town:
Current & past employers:	New Jersey Apartment Association
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/14/11 > I plan to pay the loan in less than 5 years. I have no living expenses except food and gas. I always pay my bills on time, I have a stable job and have been working here for 6 years, I wish I had known about Lending Club sooner...

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,128.00	Public Records On File:	0
Revolving Line Utilization:	60.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1 What is your job description? 2 What is the balance of your mortgage including 2nds and heloc? 3 What is the current market value of your house? 4 What is your itemized monthly budget? 5 How long in years do you plan on taking to pay off the loan? 6 List your debt by: type, amount, interest rate and monthly payment. Please indicate which debts are going to be paid off by this loan. 7 What are you doing to keep this debt from reoccurring? 8 Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it's done. Please take the time to answer all these and other questions you get from folks. These are all unsecured loans and the information will enhance your chances of getting funded.	I'm the Director of Communications / I don't own a home / I'd like to pay it off in 3 to 4 years / Revolving debt: $6,032.64 / 22.99% / $250; $9,634.42 / 24.99% / $300; $4,518.72 / 22.99% / $100; $1,954.94 / 17.29% / This debt has slowly been building up over many years, to cut down on expenses I've moved in with family and started using a monthly budget, I plan on getting rid of all credit cards and only using cash from now on / Currently in the process of income verification, just called and left a message with LC today.

Member Payment Dependent Notes Series 674749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674749	$22,500	$22,500	20.48%	1.00%	February 28, 2011	February 28, 2016	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674749. Member loan 674749 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,083 / month
Current employer:	Cisco Systems	Debt-to-income ratio:	12.03%
Length of employment:	6 years	Location:	SANTA cLARA , CA

Home town:
Current & past employers:	Cisco Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > The loan request is to help me consolidate credit card debts. The consolidation will help me have one predictable payment . I have a stable job with a track record of paying all bills on time . I have never had a single late payment ever . Post conslidation i plan to reduce the credit limits and enforce personal spend planning to avoid the pitfall in future.

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,200.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired are eligible for issue. When listing expires, if loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 pct ($28 - $32K) partial funded loan and pay off higher APR interest debts. After 6-months making on time payments, you are automatically eligible to relist a loan's unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hi There , First of all thanks for your time to review my loan. Here are the responses to the queries . 1) I am currently employed as a Project Manager and have a stable job with over 6 years of experience with a Fortune 50 company, overall i have 15 years of total experience. 2) Spouse's income is not included in the gross income per month . The gross income per month is $ 10, 000 (with an additional potential for Year end bonus based on company's performance , typically ~ 10 - 12% of annual pay ) 3) My goal is to repay in a 3 to a max of 4 year time frame. 4) In case the loan gets funded in the 60 % and above range i will accept the partially funded loan to help with my consolidation. Please do let me know for any adiditional information needed. cheers
A couple questions please. You're asking for $35,000, yet your revolving credit shown is "only" $19,200. Please tell us what the rest of the money will be used for. Also, your profile shows your earliest credit history starting in 2005, yet with 15 years of employment experience, I would expect your credit history to have started much earlier, no? Lastly, please tell us how you acquired the $19,200 debt and what your plans are to eliminate it in the future. Thanks and good luck with your loan.	In case my loan account does get fully funded the balance money after paying off the debt accounts will be set aside as savings . The rigor in paying the personal loan account will also help me meet saving goals. Once the debt accumulated for the credit accounts has been paid off , i plan to reduce the credit limts to 25 % of the original values. Along with the the personal goal to be debt free i am sure this situation should not occur again in the future . For the initial part of my career i was placed in the European theatre and that reflects in the start of the credit history in 2005.
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	The balances are as follows Tech CU - Amount $9000 APR 18.9 % min payment 250$ Bank of America - Amount $5000 APR 16.5% Min Payment $150 Discover Card - Amount $ 5000 APR 17% Min Payment $ 150 Citibank - Amount $1200 APR 16% Min Payment $ 100 Regarding the W2 and paystubs i will submit them over to lending club for validation . The $10000 of gross monthly income reflects on those . Thank you.
I want to fund your loan but your answer to above question #2 confused me. What is the total household gross income on a monthly basis?	The total gross monthy income is $10000 . Over and above this there is a potential for another $1000 per month which is the yearly bonus. 4 years out of the past 6 , I was able to get the bonus . However as the bonus is variable i have not included it in the gross monthly income.
Given your high (6 figure) family income, any particular reason why you haven't purchased your own home yet?	I was planning to buy a home couple of years ago , however with the housing bust i did not pursue the home buying dream anymore. With the current state of the market i will wait and watch before getting a home and will also give me time to save for a decent down payment as well. cheers.
Based on the debts you listed, the highest APR you have right now is 18.9%. Why are you planning on taking a loan at 20.48% 5% (lending club fees) to pay off debts that have a lower APR ?	The consolidation will help me have one predictable payment . Also the one monthly payment ensures that i will be debt free in a set time frame , which may not be possible when making individual payments on the credit cards. To ensure the success of my plan to be debt free the couple of extra intrest points is the price i am willing to pay . Cheers

Member Payment Dependent Notes Series 674846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674846	$35,000	$35,000	13.80%	1.00%	February 28, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674846. Member loan 674846 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Texas Health Center for Diag. & Surgery	Debt-to-income ratio:	10.80%
Length of employment:	3 years	Location:	howe, TX

Home town:
Current & past employers:	Texas Health Center for Diag. & Surgery
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > My husband is a pharmacist and his income covers all our monthly bills. The total cost for the pool is $53,000. I already have $20,000 cash saved up. Our youngest son will be a senior next year so we really want to have the pool this summer so he can enjoy it before going off to college. Please help our summer dream.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? Thanks, Ron	I don't have any credit card debt at all. Me and my husband don't use credit cards. we live off his earnings. I don't have any personal loans either.
If you don't mind, I have some brief questions for you regarding your loan. Thank you for your help. What do you do for Texas Health Center for Diag. & Surgery? What is your net monthly income? How much do you have in terms of liquid savings/investments? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? Since you chose to get a 3 year loan, how long do you expect to take to pay off the loan? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you again for your help, and I look forward to funding your loan.	I am a registered nurse. I have been one for 23 years. depending on how many hours I work, I bring home between 3500-4500/month. This income isn't used for our monthly bill. My husband is a pharmacist and makes over $125,000/year. Until the end of November we had 2 homes we were paying mortgages on, I a made the one that was $1900/month. That is the home we sold in November. That has freed up my monthly income. My husband has 401K and Walmart stocks. I also have a savings with 12,000. The bills my husband pays is our mortgage 1430/month, his student loan 600/month; electric bill about 200/mo; water 30-60/mo; insurance 400/mo (we have a teenage son driving); no childcare costs, gym was paid 2years in cash (exp 12/12); phone/internet/direct TV 200/month; Son's car 332/mo; both our vehicles are paid for. food varies 300-400/mo; I might be able to payoff the loan in 2 years, but wanted the cushion of 3. Me and my husband are very financially sound. In june 10 we bought this second home without the lender blinking an eye. We just wanted to get the pool this summer so our son could enjoy it. He will be a senior next year, then off to college. If I waited 2 years I could just pay cash for the whole thing. That's plan B!!
You listed just under $79K in annual income. What is the total gross household income on an annual basis?	My husband makes a little over $125,000/year plus bonuses. We made over $210,000 last year.
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 3-yrs? Short term: (number y-e-a-r-s please): 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 474 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. Advantageous to accept an 80 ct, 90 pct ($28K - $32K) fixed interest, term limited, partial loan because after 6-months of on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Me and my husband together made over $210,000 last year. In order to get the pool, we would need 100% of the pool funded. If not, partial will not help. I already have $20,000 saved.
You mention that you do not rely on credit cards for purchases; can you describe the nature of the 9 open lines of credit you currently have? Are you the guarantor/co-signee of any credit cards issued to your son? In a previous post, you state that you recently sold a 2nd home which subsequently freed up some of your monthly income, further in your post you make note of recently purchasing another 2nd home "without the lender blinking an eye"; can you please clarify how many homes you currently have mortgages on and what are the outstanding balances on each mortgage to the most recent appraised value of the home? Your current monthly income is dependent on how many hours you work, this being said: Are there any personal circumstances that would prevent you from continuing to work at your current rate? Have there been any shift reductions or employee downsizing at your current employer? Does your husband work for Texas Health Center for Diag. & Surgery or an affiliate? How long have you lived at your current primary residence, if less than 10 years, can you please provide details of your move (e.g. reason, was it your 1st home purchase)? One post states you have $12,000 saved separate from your husband's savings, 401k and stock portfolio; in a subsequent post you state you have $20,000 saved. Can you describe this discrepancy or clarify the actual amount you have saved and is this savings specific only to the pool? What is the multiple of your total retirement/emergency/general savings over your and your husband's current gross income (total savings/household gross income)?	I have had credit cards in my name in the past but they have all been paid off and have $0. balances. My son is only 16 and doesn't have any credit cards. We bought our current home before we put our other home on the market. We bought it in June 2010. We didn't sell the other home till the end of November. So during that time frame we had two home mortgages. Now we only have the one. Our previous home was in the city in a HOA. My husband wanted to build a shop. So we moved to the country. We had lived in that previous home about 8 years. Our new home we bought for 185,000. We just bought it in June so I'm assuming the appraisal is about the same. We are in the process of building the shop, so that might increase the value once completed. In 23 years as a nurse, I have never been out of a job or had to worry about not getting to work enough hours. We usually can work as much as we want. I work between 36-40 hours a week. My husband is a pharmacist for walmart. His 401K is through his employer and his stock is in walmart. I have 12,000 currently sitting in my savings account. We are getting back $9600 in tax refund. That is how I have about 20,000 already for the pool. I currently have 500/every two weeks taken from checking and put in my savings. I carry between $5,000-8,000 in my checking account as an emergency fund/extra savings. I don't want to use this money for the pool because it is for emergencies. I'm exactly sure what the "9" open lines of credit are, I would have to see the list.
what was the inquiry for on your credit report 6 months ago?	We bought a house.
Do you think it is appropriate to buy a $53,000 swimming pool with a 13.8% interest loan when you son is about to go to college? How will you pay for his college?	I'm not sure how to answer this question. His college is taken care of already. We have already put our oldest son through college. we have been responsible with our money making sure that we take care of things that are necessary. This is something the whole family will be able to enjoy for years to come and it isn't going to cause a financial burden. Like I said before we could wait 2 years and just pay cash for the whole thing, but we would like our son to enjoy it before he leaves for college. Hope this helps.

Member Payment Dependent Notes Series 674848

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674848	$15,000	$15,000	19.74%	1.00%	February 24, 2011	February 28, 2016	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674848. Member loan 674848 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,200 / month
Current employer:	Wells Fargo Mortgage	Debt-to-income ratio:	4.44%
Length of employment:	10+ years	Location:	San Antonio, TX

Home town:
Current & past employers:	Wells Fargo Mortgage
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I am starting a Transportation business and I would like to have money set aside in the event of an emergency. The money will be used to change the business from a sole proprietorship to an LLC, to purchase a payroll system and to have funds in the event of an emergency since we will be going active this week.

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	59
Revolving Credit Balance:	$832.00	Public Records On File:	0
Revolving Line Utilization:	20.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, I hope all is well. The answers to your questions are as follows: Outstanding balance $81,625.28 Market value per Zillow.com $62,400.00.
Hi, will your business be on the side or will you be leaving Wells Fargo? Also, if you don't mind, tell us more about your business. More people will get onboard and your loan will fund faster. Best of luck.	Hello, I will continue my employment with Wells Fargo and my transportation business will be on the side. I will be transporting commodities primarily in the state of texas. I am the owner of the business and the driver is my husband who has 20 plus years experience driving trucks. My father in law is a wealth of information as he has owned and still runs his company for over 35 years. I have been approved to lease onto a national carrier who will supply my company with loads to transport in the texas region. My husband will handle the trucking portion of the business and I will handle the finance and administrative part of the business. Kind Regards,
Hello, What are your monthly expenses (i.e. utility payments, mortgage, credit card bills, car notes, etc.)? Also, how much of your own money will be, or already has been, earmarked for your transportation business? Thank you and best of luck on your business venture!	Hello, The requested information is as follows: Monthly Expenses Mortgage 745.00, utility bills $200.00, credit card $20.00 (balance is 110.00), citi loan $99.00 no car notes- all cars are paid in full. I have invested $ $30,000.00 of my own money into the business. The funds were used to purchase the truck, obtain the req insurance, license, tags, permits, cb radio. I have $ 5,000.00 set aside for fuel, required employee testing and any emergency that may arise.
-What do you do at Wells Fargo Mortgage? -Your credit info indicates a delinquency 59 months ago, do you know what this is? Thanks.	Hello, I am a Mediation/Escalation Underwriter. I do not know right off hand what delinquency you are referring to that occurred 4 years ago.

Member Payment Dependent Notes Series 674906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674906	$10,000	$10,000	10.37%	1.00%	February 28, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674906. Member loan 674906 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	TRUSTe	Debt-to-income ratio:	17.11%
Length of employment:	< 1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	TRUSTe
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,487.00	Public Records On File:	0
Revolving Line Utilization:	59.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please briefly describe your job at TRUSTe and how long you have been working there. Thank you.	Hi, I work on the sales team (Mid Market) started in September 2010. Prior to that - 2 years at MyNewPlace.com sales as well. Thanks! -Mikhail

Member Payment Dependent Notes Series 674942

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674942	$15,850	$15,850	13.80%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674942. Member loan 674942 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,640 / month
Current employer:	AAA/Energy Insurance Agency	Debt-to-income ratio:	25.02%
Length of employment:	1 year	Location:	Hamilton, OH

Home town:
Current & past employers:	AAA/Energy Insurance Agency
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > Need car that is gas sipper since my commute is 300 mi per week. Current car gets 20 mpg. New mpg of 48 will help pay for this loan. Have a couple of cc's that raised their rate. Want to eliminate.

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1983	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,038.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 674948

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674948	$21,850	$21,850	17.88%	1.00%	February 28, 2011	February 28, 2016	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674948. Member loan 674948 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	24.74%
Length of employment:	3 years	Location:	Denver, CO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/14/11 > I am consolidating higher interest rate debts to a single payment that's more affordable and manageable. Borrower added on 02/17/11 > Hi potential investors. I'm very credit-worthy with an impecable history and am working to expand my business with a strategic consolidation of some debt. I own a condo, which I rent out on a lease through the end of this year and have an income that exceeds my personal and business expenses. I currently live with my fiance rent free.

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,376.00	Public Records On File:	0
Revolving Line Utilization:	98.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Current Mortgage Balance $160,000. In a normal market value it would be about $200,000.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage balance is $160,000 and in a normal market it's worth $200,000.
Hello...Is this loan to help your business move ahead? Thank you!	Hi, yes it's to move my business forward. I have great opportunities available and want to consolidate my debt to make resources available to grow and expand my business.
Please provide the following info: 1- You answered query about home value by referencing a "normal market." What is the current value of your home [e.g. on Zillow] in the current ["abnormal"] market? 2- For EACh debt you plan to pay off with this LC loan, please provde the Lender [e.g., Chase], the Amount of that particular loan [e.g., $5,500], IMPORTANTLY the Rate of that particular loan [e.g., 12.9%] and the min. mo. payment of that particular loan [e.g., $110]. Thanks.	1st & 2nd Mortgage owed is approximately $160,000. Current market value is approximately the same as what's owed on the mortgages. (I purchased approximately 9 years ago) According to state and national data Denver is considered one of the top 5 cities for real estate recovery. Based on the information I anticipate reacquiring equity in the property in the next 2 years. I have 2 credit cards with approximately $20,000 in total debt at interest rates of 22% and combined monthly payments of $700/mo.
Could you list the balances and APRs of credit cards to be paid off by this loan as well as those you will be paying off independently? What measures have you taken to prevent accumulation of unsecured credit card debt in the future?	I am carrying a balance of approximately $20,000 with APR of 19 & 22%. In terms of measures I've takedn to prevent the accumulation of unsecured credit card debt I have not over extended myself and excercised precise financial discipline with an impecable credit history. Never late, never over my limit and always on time.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.What is your business? Thanks.	Hello, I net $4,000/month after taxes and standard expenses and my total bills (personal and business) each month are $2,900. I own a marketing company that has a variety of clients in different industries such as an Aveda spa, restaurant, country club and businsses in the financial services sector.
What do you currently own on the mortgage?	My mortgage balance is $160,000.
Your stats indicate "employed for 3 yrs"; is this self employment, or steady, predictable, time-clock employment?	self employment with annual contracts/retainers with clients, as well as project-based work
Can you just answer the question you are asked? What is the current value of your home per Zillow.com? Nobody care about what normal market value is. Question is what is the normal market value. Just go to Zillow.com if you have a doubt or want to know the value. Please reply to this question asap.	The current market value per zillow.com is $119,000.

Member Payment Dependent Notes Series 674952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674952	$25,000	$25,000	16.02%	1.00%	February 28, 2011	February 28, 2016	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674952. Member loan 674952 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,900 / month
Current employer:	n/a	Debt-to-income ratio:	3.90%
Length of employment:	n/a	Location:	Stuart, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/14/11 > I want to glass in my back porch, it's 52' long by 12' deep, spanish style with 4 10', arched openings overlooking my dock and canal, 1 8' arch on one end, and a 3' door on the other end.

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1970	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,371.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Investors will be more confident about funding your loan if your (1) income was verified and (2) Credit Review Status was approved. Please call Lending Club for the procedures and expedite completion of both.	I already asked and was told that when it is funded, then they will verify the income.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$270,000 HELOC, and value is $400,000
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I sent my 10999 copies in by fax about 5 pm est
Thank you for getting the approval and verification. I have committed funds to your loan. Good luck!	Thank you very much and God bless you
Hello, Its showing your -Current Employer: n/a, .... as well as Length of Employment..... can you please fill in the gaps.. thanks and best wishes on your Loan.	I am retired.I worked for a large north east utility for 34 years, and also put in 21 1/2 years in the USA/NG.
Hello retired borrower. I'm interested to help finance your loan. My questions are: (1) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Question #1,No, just my income. #2, about$81,975 in 2010. #3 I am not sure, it depends on if can sell some property, but the market is bad here, so I don't see it happening any time soon.

Member Payment Dependent Notes Series 674975

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674975	$12,000	$12,000	7.29%	1.00%	February 28, 2011	February 28, 2014	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674975. Member loan 674975 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	Dechert LLP	Debt-to-income ratio:	17.94%
Length of employment:	2 years	Location:	Bristol, CT

Home town:
Current & past employers:	Dechert LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I have worked for the same person for 16 years. I intend to use this loan to pay off a credit card which has jumped to a very high interest rate.

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,200.00	Public Records On File:	0
Revolving Line Utilization:	75.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	Good morning. Balance on my only credit card is $10,400, APR of 28%. Series of family emergencies (now resolved) caused unexpected expenditures. Net monthly income is $3500. Other than normal rent ($750), utilities (approx. $300), living expenses, etc., no major monthly expenses. I have never been late on any monthly payment obligation. Hope this helps, and thanks for your consideration.
In the home stretch, good luck!	Thanks for your support, I really appreciate it.

Member Payment Dependent Notes Series 674982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
674982	$35,000	$35,000	21.22%	1.00%	February 28, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 674982. Member loan 674982 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Columbia University	Debt-to-income ratio:	16.14%
Length of employment:	7 years	Location:	New York, NY

Home town:
Current & past employers:	Columbia University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I plan on using these funds as debt consolidation, things go messy when I was divorced a few years ago and I incurred most of this debt shortly thereafter. I work as the Assistant Director at an Ivy League academic institution, I've been employed here for the past seven years and will continue for the foreseeable future. I am a grad student here as well (one of the perks of employment here is a tuition waiver), so I feel that I have a stable and upwardly mobile income. I own a modest apartment here in Manhattan which I currently owe about 82K on and it is worth about 120-125K. I feel like i am a good borrower and have always paid my previous debts on time and at the requested amounts. If anyone has further questions, please let me know.

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,755.00	Public Records On File:	0
Revolving Line Utilization:	98.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history says you have $29,755 in revolving debt. What is the remainder of the $35K loan going to be used for? What are your current balances, interest rates and monthly payments on all your debt? What is your monthly net income and expense/budget? What is your mortgage balance and the current value of your home? Do you have a 2nd mortgage or HELOC? Are you taking any steps to stop incurring any new debt? Finally, it would be helpful if you verify your income with Lending Club by sending them the requested documentation. Thank you.	Hello, Thank you for the questions. Let me answer them as best I can. Yes, the remainder of the funds will be used to pay off my Checking Plus account from Citibank. I had to overdraft my checking account when I was buying my apartment as the terms of my bank loan changed at the last minute. I considered shopping for a new loan, but decided against it as the additional lawyer fees (to reschedule my closing) for both me and my co-op would have equaled the the amount of money I had to overdraft in order to complete the transaction. I'm not sure why that's not included in the credit history. My interest rates are around 26% on average. I have some lower and some higher. I spend about $1000 per month on the debt currently. I owe about 82K on my home loan, and the property is worth approximately 125K. I do not hold a 2nd mortgage or HELOC. I've stopped incurring new debt, most of it was created shortly after a messy divorce a couple years ago and some on home renovations. Lending Club did not ask me to do any sort of additional verification on my income, I am more than happy to provide that if need be. I work as the assistant manager of an academic program at an Ivy League school, and am currently a student here as well. I will be graduating at the end of the fall term and feel that my income projection will only increase going forward. If you have any more questions, please let me know.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired are eligible for issue. When listing expires, if loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 pct ($25 - $32K) partial funded loan and pay off higher APR interest debts. After 6-months making on time payments, you are automatically eligible to relist a loan's unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hello There, Thanks for your questions. I'll answer here: 1. I administer a PhD and 3 Masters Programs at Columbia Business School. I write/edit the website, administer financial aid, design and implement the various applications for the Programs. Also do PhD recruiting (travel around and sell the Program)... I also do student services, design and host student social events, like orientation and holiday parties. 2. No, I'm single. I make $58K from Columbia and another 4-5K off the books doing handyman jobs for members of my church. 3. Yes, I checked the prepayment policy before applying. I plan on paying it off before the 48 month mark, hopefully around 40 months. Yes, I would accept a partially funded offer. I want to thank you for all the helpful information. Best, -Dan
if you are willing to work "off the books" and cheat us the people by not paying taxes How can we be sure you will not cheat us the lenders?	Well, I don't quite see it like that. I do odds and ends help for my friends and fellow tenants of my building. I've done simple things like help people close mouse holes or paint, and more complicated things resurfacing wood flooring or hanging doors. I never ask for money in exchange, but some people feel obligated to give me something. Sometimes its a meal, and others money or gift card or something in that vein. I don't see how this is "cheating".
Hi, Can you provide details of your net monthly take home income? Can you also detail your monthly expenses? Thank you and best of luck!	Hi! Sorry for the delay, been super busy. So I take home about $3,400 Bills include: Mortgage and Maintenance: 950 Credit Bills: 1000 Child Support: 300 Utilities (cell, elec, gas, internet) : 200 Groceries: 100 Spending money: 200 Thanks! -Dan
Thanks for your quick response. Would any amount of the $1000 going to "credit bills" go away if you got this loan? If so, what amount?	No, it would go directly to paying the loan, I have no other plans for it.
You mention that once you graduate in the fall you expect to have a position making more money? Do you have a new job lined up? If not, what do you expect to be doing upon graduation and what salary range are you anticipating. Thank you.	Hi, yes. I have a guaranteed raise with my current job at graduation. Should equal about 12K pre-tax dollars.
thanks so much for the quick response! i'll be helping to fund your loan today. good luck with the debt consolidation and please don't let us down.	Thanks so much for your help. I really appreciate it.
RE: "I make $58K from Columbia and another 4-5K off the books doing handyman jobs for members of my church." I am concerned about your "off the books" income, as it implies that you and your Church are engaging in conspiracy to commit tax fraud. If not, then please explain what you mean by "off the books." Thanks.	Oh, sorry. I don't mean it like that. I just do little jobs for friends and members of the community. I just meant that it's not a source of employment like the school. Most of the favors end up in free meals and little things like that. Sometimes they will give me some money for helping out, but not like an additional income. It's not related to the church at all, just helping members and vice versa.

Member Payment Dependent Notes Series 675017

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675017	$20,000	$20,000	14.17%	1.00%	February 24, 2011	February 28, 2016	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675017. Member loan 675017 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Great Coasters International, Inc.	Debt-to-income ratio:	10.24%
Length of employment:	5 years	Location:	Cincinnati, OH

Home town:
Current & past employers:	Great Coasters International, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/14/11 > This loan is two-fold. Firstly, this loan will be used to buy computer software to use in the design of ride concepts and acquisition of patents. I have been a roller coaster engineer for the past seven years and have always wanted to branch out into some of my other amusement ride ideas. I need to purchase a few modeling programs in order to effectively communicate my ideas to investors for prototype production. Secondly, this loan will be used to acquire a reliable daily driver with better fuel economy for commuting to work.My car is on it's last legs. I have been interested in buying a 2004 model (very specific) car for quite some time and now it's impossible to get this 2004 car financed by a bank. Not that it should matter but I have zero dependents, rent very cheaply, and live below my means. I have a stable job and have been paying back heaps of student loan and credit card debt over the past five years. I used to work on bridges and the switch to coasters was originally a huge step back in payscale. However, my current pay structure should allow for the final repayment of my other outstanding loans within the year with plenty of room to spare for this peer-to-peer loan as well. I hope you consider funding my new amusement ride patents and daily driver. Thanks so much for your time. Please feel free to ask any questions. Best Regards, -Joe

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	55
Revolving Credit Balance:	$1,441.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you please verify your income with lending club	I have submitted all documentation to LendingClub for review. Thanks.
Hi, I like your idea and would be interested in financing your loan. Have a few quick questions - could you please disclose all your existing debt (with balance, APR and minimum payment) . You also mention you liv cheaply - can you share your montly budget - take home pay and key expenses? Thank you	Approx 6K Credit card debt and 10K student loans outstanding. Rent is $500 per month, utilities $100. I've been paying $1000+ on debt per month, approx double minimum payment. Take home $1600 every two weeks. Live cheaply by staying in. I've hacked away at over 50K worth of debt in the last four years. I qualify for a new car loan but don't need or want a new car. Banks won't lend on vehicles over five years old from a private owner. I also don't want to do an unsecured loan through the bank for the software. Thanks.

Member Payment Dependent Notes Series 675104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675104	$13,000	$13,000	15.65%	1.00%	February 25, 2011	February 28, 2016	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675104. Member loan 675104 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Whitaker Bank	Debt-to-income ratio:	14.52%
Length of employment:	5 years	Location:	Morehead, KY

Home town:
Current & past employers:	Whitaker Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I plan to use the funds to consolidate some credit cards and make some repairs to my driveway. I am a good borrower and I pay my bills on time. My husband and I have been at our current jobs for more than 5 years.

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,989.00	Public Records On File:	1
Revolving Line Utilization:	30.80%	Months Since Last Record:	119
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.Balance is 82000.00
Hi, can you tell us which debts you'll be consolidating(creditor & amount, eg. BoA CC & 2500), their APRs and their monthly minimum payments?	Type your answer here. Direct Rewards discover 3067.38 monthly 84.00 Lowes 2775.60 monthly 83.00 Walmart Discover 2201.97 monthly 62.00 HSBC 2246.92 monthly 63.00 Capital One 700.00 monthly 15.00
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.82000.00
Hi There again. You answered only what is your mortgage balance. Can you please answer the second question - what is the current market value of your home?	Type your answer here.93000.00 current market value

Member Payment Dependent Notes Series 675108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675108	$25,000	$25,000	15.28%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675108. Member loan 675108 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	murphy family ventures	Debt-to-income ratio:	1.00%
Length of employment:	10+ years	Location:	COUNCIL, NC

Home town:
Current & past employers:	murphy family ventures
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$827.00	Public Records On File:	0
Revolving Line Utilization:	1.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a detailed loan description.	The loan is to cover a retainer required by an attorney to disburse an escrow account. The money was escrowed a few years ago when a business sold. I was a member of the business. As soon as the courts decide how much each member of the sold business will receive from the escrow, it will be disbursed. However, my attorney wants an up front retainer to represent my position.
Do you anticipate paying off the whole loan after you receive the escrow?	yes
How long do you think it will take for the case to settle?	I really dont know. I am not an attorney but from my understanding of the legal system it could be well over a year. Also, court decisions can appealed and go on longer. Sorry I dont know the answer.
An attorney fee of $25K sounds quite high. How much is the total amount in escrow, and what percentage is your portion? Thanks.	Civil litigation is very expensive, 25 K even up to 40-50 K isnt unheard of at all. I don't find the retainer out of line. The escrow holds a sum high in six figures. My portion of that amount is in debate, but in worst case scenario, if nothing goes my way in court, then my pay out is very high in five figures. I dont anticipate the worst case scenario, otherwise I would not participate in litigation and incur the debt.
Something isnt quite right. A lawyer seeking such a large amount for a retainer to diburse funds is highly unusual. can you elaborate	When you put a loan request at lending club, the "title" of your loan request has a limited number of characters. This is a retainer to disburse an escrow, after civil litigation has occurred. It is going to court with a jury. I dont think lenders understand the costs of civil litigation and for that I am happy for them. You could ask your own counsel what it costs to go to court. For example, it is common for an attorney to want extra money to take a deposition. Have ten witnesses at a trial and you can fly thru 10K on taking depositions and defending depositions before it ever goes to court. This isnt a case where everyone on the escrow acct agrees on how the money is to be disbursed. Some of the escrow members are making claims on the funds. I cant discuss this because it is a pending litigation. However, when its all said and done there will be a court order written on who gets what money. The attorney is seeking the retainer to litigate in court for the end result of getting and disbursing escrowed money to me. 25K is very reasonable for this type of work.
Your response was immediate to the question. Is this computer generated	No
Hi. I'd like to invest in your loan and I find the story consistent. However, I want to make myself comfortable with the process.. What happens if there are delays and the lawyer asks for more money, where will that come from?	The loan is for five years and even if everything was lengthy and went onto appeals, I cant see it extending over five. The monthly payment of this loan is easy for me to meet. I am not indebted all over the place. My credit card usage for example has been very responsible. Also, I do have investments that I can cash in on. These are not in any way collateral to this potential loan through the lending club venue. I want to leave these assets of mine alone and I dont want to divulge much of that as it could be construed as an asset of mine to be considered by potential lenders. I have given my situation considerable thought. It is all calculated risk, just like a lending club lender assumes calculated risk. It is worth 25K to assert my position on this escrow. Some of the claims to the escrow will immediately be thrown out because they are greater than 3 years old, and the statute of limitations sets in on those claims. If the retainer depletes with the attorney, I will carefully consider whether I should continue fighting, cashing in other assets or perhaps I will throw my arms up in the air and take what the other parties say I am entitled to, nearly 100K. I cant get into too much detail because its headed to court, but for me the risk coupled with taking loan to get more money is very worth it. No matter how you look at this situation, the end result is money.
Hello borrower, I am very interested in financing your loan. However can you answer these questions: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year?	hi, I manage a business owned by a conglomerate company, and have done this fourteen years. My wife's income was not reported on this application. She is not formally employed at the moment, but has does some contract work for the past two years. This scenario was by our choice so that she could care for our children, a stay at home mom if you will. The children are OK, no medical issues etc. requiring her to care for them. That being said she is planning on returning to work this year.

Member Payment Dependent Notes Series 675170

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675170	$6,625	$6,625	7.66%	1.00%	February 28, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675170. Member loan 675170 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,755 / month
Current employer:	n/a	Debt-to-income ratio:	10.30%
Length of employment:	n/a	Location:	lake tapps, WA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > I have a chance to go on a couple of fishing trips that are a chance of a life time.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,387.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a verified income, but no employer listed. What do you do?	Type your answer here. I am retired and have finished paying off medical bills for my wife and I am single now.
What is/are your current source(s) of income (Social Security, Pension, Savings, etc.)? Please list all sources and amounts. Thank you.	Type your answer here.I have already listed them with lending club.
Hello, I am interested in funding your loan. I see that you have verified your income with Lending Club, but I am interested in what comprises your current income (Social Security, Pension, Savings, etc.). Thank you.	Type your answer here.My income is from social security,pension & a pension settlement with L&I.

Member Payment Dependent Notes Series 675221

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675221	$8,400	$8,400	7.29%	1.00%	February 25, 2011	February 28, 2014	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675221. Member loan 675221 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,751 / month
Current employer:	Macys Systems and Technology	Debt-to-income ratio:	12.87%
Length of employment:	5 years	Location:	Mason, OH

Home town:
Current & past employers:	Macys Systems and Technology
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,613.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 675264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675264	$3,000	$3,000	7.29%	1.00%	February 28, 2011	February 28, 2014	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675264. Member loan 675264 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	njsea	Debt-to-income ratio:	26.96%
Length of employment:	8 years	Location:	belleville, NJ

Home town:
Current & past employers:	njsea
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/14/11 > thanks for your assitant Borrower added on 02/15/11 > IM looking to pay off some credit card bills and on a lower interest rate Borrower added on 02/16/11 > you are asking me for additional documents that i cannot get at this time due to the fact that im on workmans comp til the end of the month Borrower added on 02/16/11 > lets forget the loan. thank you for trying to help me but the documents are with my tax person and i wont see her till next week. thanks again

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,849.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is njsea and what do you do there?	Type your answer here. New Jersey Sports and exposition authority. I am a Traffic agent, Directing and guiding clients in and out of our property.

Member Payment Dependent Notes Series 675301

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675301	$10,000	$10,000	6.92%	1.00%	February 28, 2011	February 28, 2014	February 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675301. Member loan 675301 was requested on February 14, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Chase Bank	Debt-to-income ratio:	18.81%
Length of employment:	10+ years	Location:	Haledon, NJ

Home town:
Current & past employers:	Chase Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/14/11 > Credit Score is above 730 All bills are paid on time and more than minimum pmt is paid. I plan to use funds for destination Wedding. I've been working with my company 16 yrs Borrower added on 02/16/11 > My credit is very important however alot of banks are not lending and if they are it's at very high rate.

A credit bureau reported the following information about this borrower member on February 14, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,951.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	To help with wedding expenses. I will be getting married in May 2011

Member Payment Dependent Notes Series 675333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675333	$10,000	$10,000	10.37%	1.00%	February 28, 2011	March 5, 2016	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675333. Member loan 675333 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	ING	Debt-to-income ratio:	8.08%
Length of employment:	6 years	Location:	WINDSOR, CT

Home town:
Current & past employers:	ING
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,099.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ING and what do you do there?	ING is financial Corporation that handles peoples retirement accounts, and wealth management. I am a senior analyst dealing mainly in the 401K side of the business.

Member Payment Dependent Notes Series 675343

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675343	$12,000	$12,000	13.43%	1.00%	February 28, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675343. Member loan 675343 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Rewards Network	Debt-to-income ratio:	3.28%
Length of employment:	2 years	Location:	Pleasant Hill Road, CA

Home town:
Current & past employers:	Rewards Network
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I wanted to consolidate my high interest Credit Cards.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,847.00	Public Records On File:	0
Revolving Line Utilization:	20.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 675469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675469	$9,500	$9,500	5.42%	1.00%	February 25, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675469. Member loan 675469 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Dallas County	Debt-to-income ratio:	7.37%
Length of employment:	1 year	Location:	Dallas, TX

Home town:
Current & past employers:	Dallas County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > This is loan will be used to consolidate credit debt (APR 14.99%). Ideally I would like it all together and to make one payment at a better rate. Borrower added on 02/16/11 > I'm a good borrower because I always pay my bills on time and when it comes to cerdit debt I usually pay more than the minimum. My monthly budget exceeds the $286 payment with this loan so I will be able to pay it with no problem. I have 2 secure jobs, one with the government and the other at a medical center and I enjoy them both. I am only accountable for myself since I'm not married and have no children. I don't have a car payment and the only other debt I have is a student loan and the payment is only $85 a month. I have good credit and overall I am in good standing.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,937.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What debts are you consolidating and what are the rates?	Credit- 14.99%
What other debts will you have outstanding and what are the monthly payments once this 14.99% credit card is refinanced?	The only other debt I have is a student loan with a monthly payment of $85. After taking care of the credit card the payments will be $286 a month.
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	1. This loan is to consolidate credit debt. There are 2 credit cards that I am merging 1 has a minimum payment of $134 and the other has a minimum payment of $87 and the interest on them is 14.99%. 2. The debt came from relocating and furnishing an apartment and repayment of a military related debt. I am in the US Naval Reserves and after actively serving for 4yrs I went inactive (IRR). So I was obligated to repay some of the GI Bill received while in college. 3. I am a Microbiologist for CDC/Dallas County and I am a Medical Technologist for UT Southwestern Medical Center. 4. Work History- Med Tech traveler with Aureus Medical (1yr); Medical Technologist with UNC Healthcare (2yr); Research Assistant at UNC Chapel Hill (3yr); Sales Associate at The Shoe Dept (2yr) 5. Monthly Expenses- Rent $767; Water Sewer $15; Electric $100; Cable/Internet $54; Cell Phone $67; Car Insurance I pay 6mths at a time $262. 6. I have no children and I'm no longer married so I only support myself. 7. I do have a significant other that helps financially becaues he choses to, but we don't live together or share any debt.
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	I would have to look at my report to better answer this question but most of the cedit lines I have open have no balances. There are 2 cards that have high balances, 2 that act as overdraft protection, there are a few I have for stores that I shop in regularly but pay off each billing cycle ( you get promo's and points for using them), I've opened accounts to pay for large purchases such as appliances, furniture etc. As for the income verification I looked into verifying it, but it says only do that when they request.
Hello. Your credit report shows 19 OPEN credit lines plus 51 TOTAL credit lines. Pls would you comment. Your income is showing as not verified by LC. Pls would you contact them to verify. This will improve your funding rate.	I would have to look at my report to better answer this question but most of th cedit lines I have open have no balances. There are 2 cards that have high balances, 2 that act as overdraft protection to my checking accounts, there are a few I have for stores that I shop in regularly but pay off each billing cycle ( you get promo's and points for using them), I've opened accounts to pay for large purchases such as appliances, furniture etc.As for the income verification I looked into verifying it, but it says only do that when they request.

Member Payment Dependent Notes Series 675500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675500	$21,850	$21,850	15.28%	1.00%	February 28, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675500. Member loan 675500 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Childrens hospital of Philadelphia	Debt-to-income ratio:	9.14%
Length of employment:	< 1 year	Location:	Glassboro, NJ

Home town:
Current & past employers:	Childrens hospital of Philadelphia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I am asking for this money to consolidate my debt payments into one easy payment. This is very unusual for me as I generally do not carry this much debt. One of my twins got very sick so all our medical payments were put on credit cards. This will help us cut down on the high interest on some of the cards. Thanks everbody for the consideration and if you have any questions please don't hesitate to ask

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	25
Revolving Credit Balance:	$2,502.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello! Thank you for considering funding our loan. The total balance on our mortage is $210,000 and we do not have a HELOC loan. The current market value of our home is $220,000. Thanks again!
Hi What do you do at Childrens hospital of Philadelphia and what was the reason of your delinquency 25 months ago on your report?	My job at Children's Hospital at Philadelphia is as a medical technologist in the molecular genetics lab. In the lab we check patient samples for a variety of genetic disorders. The delinquency from 25 months ago was an oversight on a bill that I thought I paid. This is not a regular occurrence and I always make sure that my bills are paid on time.
What kind of job do you have at Children's Hospital? Please provide, for EACH debt you play to pay off with this loan, the Lender [e.g., BofA], the amount [e.g., $5,500], the rate [e.g., 8.99%] and the minimum payment [e.g., $75/mo] for that particular debt. Also, if any are at substantially lower rates than this LC loan, please provide your financially sound reason [i.e., other than checking off fewer boxes in your montly bill-pay] for wanting to refi a lower rate with a higher rate loan. Thanks.	My position at Children's Hospital of Philadelphia is as a medical technologist in the molecular genetics lab. Our lab screens patient samples for a variety of genetics disorders. Here is the list of the debt: School loan- amount: $5,535, rate of 3%, minimum payment is $324. Best Buy- amount: $2,500, rate of 18%, minimum payment is $75. Capital One- amount: $4,000, rate of 13%, minimum payment is $175. Discover- amount: $3,426, rate of 18%, minimum payment of $80. Chase- amount: $2,639, rate of 13%, minimum payment of $60. GE money- amount: $1,684, rate 18%, minimum payment of $100. Dell- amount: $2,392, rate of 15%, minimum payment of $75. Lowes- amount: $4,300, rate of 18%, minimum payment of $45. From the amount of the debt that we have and with the high interests rates for most, the lending club loan has a lower rate and it would allow for an overall lower monthly payment.
Hi there, Can you give us a brief description of your job? Thanks.	My position at the Children's Hospital of Philadelphia is as a medical technologist in the molecular genetics lab. Our lab tests patients for a variety if genetic disorders.
I want to make sure I understand you correctly -- are you saying that out of the <$22K you want to borrow at 15.3%, you will be using over $5,500 to pay off a 3% debt and you will be using over $6,600 to pay off a 13% debt? If so, then how does this make financial sense to you? Especially paying of that *really cheap* 3% debt with a new 15.3% debt? Thanks.	The reason for paying off the 3% debt with a higher interest rate debt has to do with them monthly payments. While the 3% debt is very low interest the monthly payment for that specific loan is $324 a month. So by paying down all this debt now it will lower our total monthly payments by over $400. Hope this makes sense. Thanks!

Member Payment Dependent Notes Series 675511

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675511	$10,000	$10,000	5.79%	1.00%	February 28, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675511. Member loan 675511 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Element Funding	Debt-to-income ratio:	6.49%
Length of employment:	1 year	Location:	locust grove, GA

Home town:
Current & past employers:	Element Funding
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > 2011 is going to be an exciting year. I have spent the last 24 months paying down my mortgage and eliminating debt. This loan will help me reduce interest further and pay it off faster. I have a senior in high school and I am also investing in his education without burdening him with student loans. I have lived in my home over 6 years, and have worked in the same industry over 15. Freedom from debt is my goal this year and I am thrilled with Lending Club. When I pay this debt, I am going to grow my reserve accounts by investing in other members. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$75,629.00	Public Records On File:	0
Revolving Line Utilization:	13.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	Sure! my Discover has a balance of $4400 a limit of $10,900 and a rate of 16.99%, the minimum payment is pretty low, about $50 per month. My Chase is 12.25%, balance of $3000 and high limit of $26000, I believe the minimum payment is around 90 per month, but I always try to pay extra. I have about 3 store cards, JCPenney, Kohls & Lane Bryant that I've used and that I allowed my daughter to use. Our balances are all under $1000 with very minimum payments but all have double digit interest rates & we want to pay all of these off and cut up all store cards & use cash only.
I am interested in funding your loan, but you have a very large revolving credit balance. Is that a home equity line of credit, and if so, what is the balance and rate on that HELOC?	yes, I have a 1st mortgage approx $340K and a 2nd mtg of around 70K. My other revolving debt is much smaller & I have paid off several thousand dollars in the past few months. I will continue to pay off this year, but would like to do this at the lowest rate possible.

Member Payment Dependent Notes Series 675534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675534	$10,000	$10,000	18.99%	1.00%	February 28, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675534. Member loan 675534 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Stephens	Debt-to-income ratio:	12.93%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	Stephens
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > Have been a prior borrower at lending club. 100% on time payment record. 110K base, plenty of monthly free cash flow but need lump sum to help mother with serious illness and help pay out of pocket expenses that piled up. Again, not really a cash flow issue but need lump sum and had great experience with lending club before so I would rather give business here. Have ~$2300 in free cash flow a month. Payments are not an issue. Thank you.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,744.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	Will be happy to share paystubs and w-2's to verify the 110k salary.
Why so many credit lines?	Personal student loan consolidation. Keeping some old open due to harmful effect of closing on credit profile.

Member Payment Dependent Notes Series 675537

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675537	$25,000	$25,000	18.62%	1.00%	February 28, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675537. Member loan 675537 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Merkle Inc	Debt-to-income ratio:	14.77%
Length of employment:	1 year	Location:	Columbia, MD

Home town:
Current & past employers:	Merkle Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I have never made a late payment and am very proud of that. This loan will be used to pay off all debt except for two with excellent interest rates: 1) Sallie Mae Student Loan: $67/month 2) Loan on raw land & car (combined): $398.92

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,120.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are requesting $25,000 but your credit report states that your revolving debt total is only $20k, what do you plan to do with the other $5k?	I am unsure why the revolving debt total is $20k. Something must not be reporting correctly. I went to all of my statements online and added up to just over $25k. Just to verify, after seeing this question, I went back through and re-added everything up from my online statements and came up with the same number.
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	I'll be glad to answer. Below is the information requested with fields separated by commas. It was the best way I could reliably format the data in a text box. Type,Balance,Monthly Payment,Interest ======================================= Visa,2807.86,68,13.99% Visa,940.31,42,15.24% Visa,463.78,15,16.24% Visa,426.92,15,19.80% Master Card,629.64,18,22.24% Store Card,1478.36,25,24.24% Store Card,649.47,23,20.87% Store Card,2023.71,57,29.99% Discover,5063.39,101,11.24% Amex,5535.35,93,7.90% Loan,5038.92,362.19,15.30% ======================================= Total,25057.71,819.19 As you can see, this loan will save me 175.89 month and provide a set pay off date. Please let me know if you have any other questions. Thanks!

Member Payment Dependent Notes Series 675545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675545	$17,250	$17,250	13.06%	1.00%	February 24, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675545. Member loan 675545 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,417 / month
Current employer:	Cosco Fire Protection	Debt-to-income ratio:	13.55%
Length of employment:	10+ years	Location:	South Gate, CA

Home town:
Current & past employers:	Cosco Fire Protection
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > Between me and my wife, we have three current loans with Lending Club and we have been on time with all the payments. But now I just want to consolidate all of them to bring down the monthly payment. We would go from paying $524 to $393 per month if we get this loan.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,405.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance on my mortgage loan is $179,877.25. The zillow.com value market says it is worth $326,500.00 my property is a Triplex.
First get your income verified and an "approved" on your loan review. This will enhance your chances of getting fully funded. Stay on LC till they get this done contact LC for details. What is your job description? What debts are you going to pay off. List type, amount, interest rate, and current monthly payment. (cc 3500 22% $257) How long do you intend to take to pay off this loan? What are you doing to keep this debt from reoccurring? Thank You	The debts I will pay back are the three loans me and my wife currently have with lending club. Loan #1 (cc4575 13.61% $115) Loan #2 (cc3660 7.40% $186) Loan #3 (cc8853 13.61% $223) I plan to pay off this loan in 2-3 years. The money recieved for the three loans was used to make necessary repairs to my Triplex property. This debt will not be reoccuring. I took care of all the repairs I needed to do to the property,

Member Payment Dependent Notes Series 675547

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675547	$10,000	$10,000	7.66%	1.00%	February 28, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675547. Member loan 675547 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Duty Free World	Debt-to-income ratio:	14.57%
Length of employment:	10+ years	Location:	Hialeah, FL

Home town:
Current & past employers:	Duty Free World
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,328.00	Public Records On File:	0
Revolving Line Utilization:	20.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	Hello:I plan to use it to finish an addition to our house,it will be a bedroom for our newborn and another room to be used as a home daycare.
You are carrying a high level of revolving debt. ($50K) Please detail this debt. (payee,amount, interest rate, monthly payment) Is there household income in addition to the $5,417 listed? Thanks	Hello: Thanks for your question,household income is $65 K and the purpose on this loan is to expand that income with a small home daycare business. Debt consist of a B of A Line of credit for $30 k@ 2.99 apr and a chase credit card with 13 k balance at zero interest until balance is paid,also a another line of credit on another property for 7 K @2.99 interest(etrade loans)

Member Payment Dependent Notes Series 675548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675548	$9,600	$9,600	7.29%	1.00%	February 28, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675548. Member loan 675548 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,208 / month
Current employer:	AIM Healthcare	Debt-to-income ratio:	27.91%
Length of employment:	7 years	Location:	Louisville, KY

Home town:
Current & past employers:	AIM Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I have done this in the past and it has helped me so much. I have taken a huge chunk out of my debt and this will help so much by lowering my month payment by $80 per month that I will be able to put in savings! Borrower added on 02/16/11 > I have a line of credit and my original Lending Tree loan. Both have a higher APR than this one and it will lower my montly payments by $80-$100. Borrower added on 02/24/11 > I've had the same good and steady job for the last 6.5 years. I have never been late on any bill or loan payment.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,105.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? Thank you.	I have a line of credit and my original Lending Tree loan. Both have a higher APR than this one and it will lower my montly payments by $80-$100.
what was your original loan from LC for? We essentially are just buying that now. What is your line of credit at and how high is that and at what rate.	My line of credit is around $3,300. I believe the APR is 11% And one of my posts is incorrect. My line of credit payment is $180 and if this goes though it will be combined with this new leding club loan. The last LC loan was also debit consolidation from a semester abroad that I never really recovered from finacially and a car loan. My debt including the car was around $18,000 when I started and now I am down to $12,000.
What is your currrent loan rate with for Lending Club?	Interest Rate 11.14% / 13.44% APR

Member Payment Dependent Notes Series 675575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675575	$12,250	$12,250	18.62%	1.00%	February 28, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675575. Member loan 675575 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Columbia University Medical Center	Debt-to-income ratio:	24.92%
Length of employment:	5 years	Location:	Bergenfield, NJ

Home town:
Current & past employers:	Columbia University Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I currently make 477.73 payment on my car loan and an additonal 80-85 on a credit card. I want to pay both of those off and consolidate to this lower monthly payment.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,697.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please list the ID # of your current LC Loan. Need to see how much I have already invested with you.	My current loan with LC is Loan 504551.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	HI, Thank you for your interest. I work in the medical research field. I am currently running the lab for a major NIH sponsored multi-center study of heart disease. This includes all local processing of samples prior to shipping to central site. I am single, therefore the gross income listed is mine alone. I would say a realistic aim would be for me to pay the loan back in 4-5 years. Once again thank you.
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? How stable is your job? Thanks.	Here is a list of my debts. 1. Car payment - 477.73 (to be paid off) 2. Credit Card 1 - Balance $1790 Interest Rate 31.99% (to be paid off) monthly payment 85$ 3. Credit Card 2. balance $1923; interest rate 14.65% monthly payment 43$ - will use the balance of the loan to pay off as much of this as possible. 4. Credit card 3 - balance $998 interest rate 0% till Dec 2011. Monthly payment 15$ 5. Credit card 4 - balance $1596- interest rate 0% till Jan 2013. monthly payment 23$. 6. Lending club loan- 371.20 monthly payment. Balance 8500. Interest rate 16.36 % Over the past few years I have had a tight budget and any extra or unforseen expenses would have to go on credit. With this loan I am trying to make it possible to start savings which can help offset these expenses. My car payment has been a major obstacle in letting me get ahead, My job is very stable. The research study that I am currently working on is funded for four years. The doctor who is the principal investigator also has other studies in the pipeline so I anticipate that before this ends we will have other studies starting up.
Is the interest rate on your car loan still 10%? In your previous Lending Club loan description, you said that you were able to manage an increase of $100 on your monthly payments toward credit cards in exchange for getting much better interest rate and saving lots of interest over the long term (this is a very sound plan). But now it looks like you're looking to reduce your monthly payment by taking on a higher interest rate on the car loan debt. Why are you doing that? Also, were you able to use the funds from the previous loan to pay off all of your debt at the time, or is some of the debt you listed here left over from what you listed in the previous loan? Since it looks like you've taken on new credit card debt since then, what has happened that you needed to do this? Thanks.	Yes, my car loan interest is still 10.50%. I am trading off the higher interest rate for a lower payment because having a tight budget is what gets me in trouble. I did pay off most of my debt with the last loan except for the credit card with the 14 % interest rate. The rest is new debt. I think my problem with my previous plan was that it was so tight that there was no room for extra expenses. I have had to service my car. Mostly I overextended myself by helping out a family member.
Please verify your income with Lending Club (support@lendingclub.com) and I will be happy to help fund your loan! Thanks!	Hi, Thank you for your consideration. The credit team never contacted me to verify my income so I am not sure how to proceed.

Member Payment Dependent Notes Series 675584

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675584	$15,000	$15,000	11.11%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675584. Member loan 675584 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Able Engineering Services	Debt-to-income ratio:	14.38%
Length of employment:	7 years	Location:	concord, CA

Home town:
Current & past employers:	Able Engineering Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > Now that I have purchased my first home I want to consolidate and eliminate my revolving debt so that I may concentrate more funds to my mortgage payment. This loan will actually decrease my monthly revolving credit payments by $350 per month.

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,768.00	Public Records On File:	0
Revolving Line Utilization:	90.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What type of work do you perform at Able Engineering Services? Thank you.	I am a Journeyman Stationary Engineer. I do building maintenance that includes fire life safety and emergency power systems to HVAC and refrigeration. I went through a 4 year apprenticeship program for my trade. I have been working in this trade for 12 years and have been at my current site in the financial district of San Francisco for 7 years. Thank you for your inquiry.
Can you list out the accounts you are attempting to consolidate? (CC#1 - $5000 @ 19%)	Wells Fargo Cc#1 - $9600 20% B of A Cc#2 - $9400 14% I am only asking for $15k because I plan to use my tax return to pay off the remainder and my original lending club loan. Hope that helps. These are not exact numbers but pretty close.
Please list all of your debts one by one, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? Thanks.	CC 1, $9600, 20%, $300/month CC 2, $9400, 14%, $200/month CC 3, $5800, 12%, $363/month I will pay off number 1, 2, and 3 with this loan combined with my tax return $$ which is about $12,000
What is your current LC loan number, the amount of that loan remaining to be repaid, and the rate of that loan? Thanks.	I still owe $5523 on that loan and the rate is 13.34% APR. It was a 3 year loan and it is almost exactly halfway paid off at 363/ mo.

Member Payment Dependent Notes Series 675591

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675591	$12,000	$12,000	13.80%	1.00%	February 25, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675591. Member loan 675591 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	REGENT SPORTS CO.	Debt-to-income ratio:	24.96%
Length of employment:	10+ years	Location:	BRENTWOOD, NY

Home town:
Current & past employers:	REGENT SPORTS CO.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > to all the investors, I will pay this loan on time and thank you

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	72
Revolving Credit Balance:	$14,671.00	Public Records On File:	1
Revolving Line Utilization:	45.70%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? What is your job and how stable is it? Thanks.	Hi, I have 3 debts credit card and one loan, I want to pay everything with this loan. credit card 1 is $4900 the interest rate is 16%, credit card 2 is $2000 the interest rate is 21%, credit card 3 IS $1900 the interest rate is 23%, and the loan is for $4300 the interest rate is 16%. I ALWAYS PAID MY BILLS ON TIME AND IF I HAVE ONLY 1 BILL IT WIIL MORE EASY TO PAY IT. THANK YOU
Thanks for your answers. Can you give your monthly payments on the debts you listed as well? Also, what is your job and how stable is it?	My monthly payments for this 4 debts is about $300. I work a werehouse. My job is stable I have been in this job for more than 15 years.

Member Payment Dependent Notes Series 675607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675607	$30,000	$30,000	18.25%	1.00%	February 28, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675607. Member loan 675607 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,500 / month
Current employer:	Oak Transcription, Inc.	Debt-to-income ratio:	20.32%
Length of employment:	10+ years	Location:	Southbridge, MA

Home town:
Current & past employers:	Oak Transcription, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > We had such a great experience with the first consolidation, we chose to do it again. This will eliminate all credit debt and pay off a car we bought for an adult child of our family, givng us the flexibility to sell that vehicle at a private sale.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	68
Revolving Credit Balance:	$18,623.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please list the ID # of your current/prior LC Loan.	527250. Thanks.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	There are 9 bills I plan to cover with this. First a Jeep we bought a couple years ago for our now ending college-age kid who is no longer using it. We owe $7,400, book value is $9,800, plan is to sell it and pay off my husband's car (SCU loan $447/month). We can't sell it without the title, so have to pay off the balance of the loan. The 7 other bills are: Home Depot (725), Sears (1600), JCPenney (800), Macy's (1100), Best Buy (700), and three credit cards Chase (8600), Chase (6,500), and Bank of America (2,700). Most of these accounts I have had for up to 15 years, Sears is new (last three years or so). Home Depot is the only recent one. The loan payment will be $822. The monthly savings at minimum payments (which I never to do) is only $840. My normal course is $250 to 500/month on the large balance cards and $100 a month on everything else so actual savings per month before the Jeep sells will be in the $1750 range and after the Jeep sells in the $2,200 range and the elimination of interest accrual on those three big balances. I don't believe I pay much if any interest on the small balances. The Jeep is in excellent condition and my husband says it will easily sell this spring once we detail it and put it out on the lawn with the top off so this is the gist of the current plan.
You had a typo in the ID of your previous loan (it was 527205, not 527250), so you might want to correct that in the description of this loan. It looks like your previous Lending Club loan from 8 months ago was intended to pay off your existing debts, but it seems that you still have most of these debts. Did your plans for paying them off change? What did you do with the funds from the loan instead? What will be different this time in using the Lending Club funds to consolidate your debts? Thanks.	Sorry about the typo, will fix it. The first loan was intended to put things in order as we prepared for our middle child to be college age. I did use the funds to cover debt, but had more debt than funds and unexpectedly incurred more debt over the year. The cards you see are the same, but the debt is not the same. This past year was complicated by leukemia in the family which is very expensive even with insurance coverage, and we invested in property. This current loan actually covers everything we have and is intended to clear all debt with a managable payment that will end on a specific and managable date. Short of another medical disaster, those cards will not be used again. Our last child goes to college one year after the middle child gets out, and college has to be our focus over the next ten years.
Could you please list the ID # of your current/prior LC Loan. 527250 is an invalid #	527205 (reversed last two digits). Thanks!
Since you said that this is new debt after you paid off your debts with the last Lending Club loan, does this mean that you've accumulated $18k of debt since June? Also, what are the interest rates on the accounts you mentioned? If your goal is to pay these off so that you'll be ready to pay for college soon, why do you need to reduce the monthly payments rather than continuing to pay more than the minimum to pay these off sooner?	I have already answered this, but it keeps coming back. I believe my answers should already be posted.
Please provide, for EACH debt you plan to pay off with this LC loan, the Creditor [eg, Chase], the Amount [eg, $10,500], IMPORTANTLY the Rate [eg, 9.99%], the min. mo payment [eg, $150]. Please be complete, please be specific as to EACH one. Thanks.	Toyota (7,565), Bank of America (2,700), Chase (6.700), Chase (8,600), Sears (1,600), Amex (1,100).Home Depot (725). That will leave two small bills not consoidated, JCP and Best Buy, total of which is $1,500. I asked for 32,200 to include these, but was reduced to 30,000 so those two won't be included. Thanks for considering me.
Hmm, I am wondering why you did not provide the RATES even though I capitalized "IMPORTANTLY." Can you please answer in the following format? "Please provide, for EACH debt you plan to pay off with this LC loan, the Creditor [eg, Chase], the Amount [eg, $10,500], IMPORTANTLY the Rate [eg, 9.99%], the min. mo payment [eg, $150]. Please be complete, please be specific as to EACH one." E.g., "Chase, $6700, 9.9%, $125;" etc.	My goal is to pay off as much of this as possible, hopefully all, depending on the funding, as this is everything I have outstanding aside from property and cars: Toyota, $7,687, 12.74%, min $235 Bank of America, $2,652 total, 16.9%, min $99 Chase Disney $6,570 total, 27.74%, min $187 Chase $8,510, 29.24%, min $240 Home Depot, $636, 0% then 25.99%, min $10 Macy's Am Ex, $1,085, 24.5%, min $36 Sears $1,613, 25.24%, min $36 Best Buy $694, 0% then 25.24%, min $35 JCPenney, $848, 26.99%, $42 Total of $30,295 in misc debt or $920/month at min payments (which is no solution). Payoff for Toyota means we can sell the Jeep which is enough to pay off one other car as well, saving us $447/month. So we save about $500/month and the debt is gone at the end of five years, not just maintained. That is the plan. Thanks for your consideration.
Could you explain the delinquency 68 months ago and what your current position is at Oak Transcription? Is $17,500 gross monthly income total household income or is someone else contributing and, if so, how much? Thanks.	I am sorry, but I don't know of a deliquency 68 months ago? Can you specify the deliquency to perhaps jog a memory for me? I am the president of Oak Transcription, Inc. and have been since 2001. We are a medical transcription company and employ about 60 people. What I make is tied to what Oak Transcription makes. My husband and I together made about $270,000 last year, he made about $60,000 this year, and $210,000/12 is $17,500 which represents what I myself make. I do not expect there to be any significant change to my income.

Member Payment Dependent Notes Series 675609

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675609	$26,000	$26,000	15.28%	1.00%	February 28, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675609. Member loan 675609 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,333 / month
Current employer:	Hawthorn Bank	Debt-to-income ratio:	17.95%
Length of employment:	9 years	Location:	Belton, MO

Home town:
Current & past employers:	Hawthorn Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > This will include paying off my current loan with lending club and consolidating other debt. Thank you.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,775.00	Public Records On File:	0
Revolving Line Utilization:	26.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please list the ID # of your current LC Loan. Need to see how much I have already invested with you.	My current loan number is 493917; however I wish to pay my current loan off with this new loan and the additional funds to consolidate a Bank of America account and capital one account. Thank you.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired are eligible for issue. When listing expires, if loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 pct ($21 - $23K) partial funded loan and pay off higher APR interest debts. After 6-months making on time payments, you are automatically eligible to relist a loan's unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	My current job description is Vice President/Compliance Officer of Hawthorn Bank. The income listed is my income only; my spouses income is not included which is $24,000 per year and I also receive $500 per month child support not listed. I would like to payoff my current loan with Lending Club which is Loan 493917 and use the additional funds to pay off Bank of America and Capital One. My current payment with Lending Club is $518; however I have been paying $600 per month. The new loan request requires a payment of $622 monthly although my goal is to pay $800 per month until paid off. If the loan is not fully funded, I will accept the partial funding amount to consolidate the two cards. Thank you for your questions and consideration.
Can you detail exactly what debts you'll be paying off? You have $11k left on your other Lending Club loan, so presumably $15k left on the two credit cards, but in the description of your previous loan you said you'd be paying off the Bank of America and Capital One accounts. Why didn't that happen, and how did your plans change? Thanks.	Actually I did pay off both accounts. I listed my rental property that I inherited from my divorce and as a result had to borrow money for home improvements to finish the house in order to complete the sale. That is the money currently owed to Bank of America. I just finished having my 2010 taxes prepared and now owe $4500 to IRS, mostly due to the sale of the property. I borrowed from Capital One to pay the taxes and then decided it would be better to consolidate again. However, I now no longer have to deal with deadbeat renters and a rental property that was draining me because I could not afford to maintain the property. My pay-checks are totally available to pay this loan and now for my daughter's education. Thank you.
Why aren't you using the money from the sale of the property to pay off the home improvements and the $4500 in taxes?	Good question. The rental property showed a profit of $30,000 according to my tax return due to owning the property for approximately 12 years which was why I now owe the $4,500 in taxes. The property had been refinanced over the years in order to add carpet, tile, paint, etc so the payoff was such that by the time I lowered the sale price because of today's market and because I did not wish to own a rental property that I could not maintain, I only ended up with $6,300 per the settlement statement. The $6,300 is held in a savings account as a cushion for any unforeseen occurences such as loss of job, etc. If the loan is not fully funded, obviously I will have to deplete the account in order to pay the IRS. Thank you.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	1. My net monthly income is $2,935.92. 2. Monthly expenses will be this loan in which I plan to pay $800.00 per month, my daughter's car insurance (previous marriage) at $170.00 per month and my gas for my car. My husband pays all the utilities, food and misc expenses and there is no mortage. 3. The loan amounts are my current lending club loan payoff of approximately $11,000 rate 10.25%, Bank of America at $7,200.00 with interest rate of 18%, Capital One which is the $4,500 I had originally borrowed to pay taxes with a rate of approximately 21% and Care Credit of $3,650 and the rate is around 18%. 4. No, I am not the sole wage earner. I am married and am not relying on my husbands income to repay this loan.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. The home is paid for therefore (2) no monthly payments. 3. The deed is not in my name as I have re-married recently and have not been added. 4. There is and will not be ever a HELOC since I am not on the deed and we do not want the home mortgaged. Thank you.
What is the value of your home according to zillow.com? Also, please list the amount of all existing mortgages and encumbrances on your home. Thank you. IBEW 595 retired.	Upon checking zillow.com, a "Zestimate" is not listed, only a property value. It does describe the home accordingly as a 2091 square foot 3 bedroom home and sits on 4 acres. Homes in the neighborhood run approximately $250,000. There are no existing mortgages. Thank you.
Why pay off the lower LC loan of 10% with a 15% loan?	I am planning on paying $800.00-$900.00 per month rather than the scheduled $622 so after printing an amortization schedule, I still end up paying less interest. Thank you.

Member Payment Dependent Notes Series 675621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675621	$28,000	$28,000	18.25%	1.00%	February 28, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675621. Member loan 675621 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	frog design	Debt-to-income ratio:	15.53%
Length of employment:	< 1 year	Location:	Austin, TX

Home town:
Current & past employers:	frog design
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I have always worked to maintain an excellent credit score and have never had a late payment in my life. Help me finally live the dream of home ownership. Thanks so much!

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,584.00	Public Records On File:	0
Revolving Line Utilization:	78.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I would be interested in financing you loan but have a few questions first - what do you do at Frog design? What is the purose of this loan, down payment, closing costs and what is the price range you are looking at?	I have great credit and have never had a late payment on anything in my life. I did have a period of unemployment a couple years ago, during which I was forced to live on my credit cards. This will allow me to pay off my credit card debt and easily qualify for the home that I am trying to buy at 250,000. Thanks!
Your loan purpose states debt consolidation but you claim it is to buy a home? Please explain.	Hello. I have great credit and have never missed a payment on anything in my life. I did have a period of unemployment and was forced to live on credit cards, which I am having difficulty paying off with their high interest rates. With this loan I can pay off my credit debt and look much more appealing to the mortgage lender that I am working with. Thanks!
Could you list the balances and APRs of the credit cards you are looking to refinance? What actions are you taking to limit accumulation of unsecured debt in the future?	Hello and thank you for your question. I am unsure of the actual APRs, but they are high. If I continue paying the minimum payments, it will take me 20 years to pay off. I never had any unsecured debt in my life until this period of unemployment back in 2008. The only reason that it racked up is that was my only option to cover my living expenses. Now that I have more years of career experience under my belt, I am confident that I will not go through this again in the near future (I have had steady employment for the past 3 years). I have never had a late or missed payment on anything in my life and I am actually paying off a Lending Club loan from 3 years ago next month. That loan was to purchase a new air conditioning unit for the 4plex that I own in Baton Rouge. Credit cards and rough amounts: Amex: 11,000 BofA Corporate: 8,900 BofA Personal: 8,800 My current minimum payments come to around 630/mo and the payout duration would be 20 years. Thank you for your help! Kacey

Member Payment Dependent Notes Series 675685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675685	$25,000	$25,000	15.65%	1.00%	February 28, 2011	March 4, 2016	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675685. Member loan 675685 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Hedman Partners	Debt-to-income ratio:	18.05%
Length of employment:	3 years	Location:	Valencia, CA

Home town:
Current & past employers:	Hedman Partners
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > This loan is for the purpose of debt consolidation. I have a fairly large amount outstanding on revolving lines, and i would like to make things easier for myself each month in making payments. in additon, the interest rates on the lines are much higher than I can get through the lending club. Please feel free to ask any question you may have. I will be sure to answer promptly and truthfully. I believe in full disclosure to lenders. Borrower added on 02/19/11 > If it helps at all, I am a CPA and work quite a bit with small and medium sized entities. Approximately 20% of my work is geared towards consulting engagements in which I assist the client with debt refinancing and ad-hoc analyses on leveraged buy-out opportunities. In addition, I have an extpertise in capital budgeting, including the bduget restructuring for the purpose of paying down debt. This understanding of financial planning and the market is the reason why I have decided to finally take the time to refinance my own debt. I am not having a problem making payments now, but it would be nice to save some interest over the next few years, and put the extra cash towards the purchase of a home, retirment savings, etc. Borrower added on 02/21/11 > I apologize for all previous spelling errors. I have been typing quickly, as free time is scarce for us CPAs around this time of the year. haha

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1982	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,817.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	CC1) $10,000@23% - $250 mo CC2) $ 1,000@24% - $$35 mo CC3) $ 500@22% - $30 mo CC4) $ 2,000@25% - $150 mo CC5) $ 2,500@21% - $150 mo the rest of the amount requested relates to a medical bill from approximately 12 months ago. This account with the physician's office bears interest at 20% APR, and I am paying approximately $500 per month. In response to your second question, most of my credit card debt (approx. 80%) is from a couple of years back, when I was putting myself through college, and needed a little extra to get by. After the cards are paid off, I plan on making very minimal charges to a few of them, and paying them off in full each month. The original loan request was for five years. However, I will most likely be able to make more than the minmum payments, or possibly even a balloon payment near the end of the third year. So, in short, I don't expect the loan to go to term, granted there are no material unforseen circumstances. Thank you for your questions.

Member Payment Dependent Notes Series 675701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675701	$12,000	$12,000	12.68%	1.00%	February 25, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675701. Member loan 675701 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,958 / month
Current employer:	Rodale, Inc	Debt-to-income ratio:	13.01%
Length of employment:	< 1 year	Location:	Astoria, NY

Home town:
Current & past employers:	Rodale, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I recieved a note from Lending Club that I qualified to lower my monthly payments. This will serve to payoff a prior LC loan while lowering my ARR as well. It will also provide a small amount of leftover cash to go towards my wedding/honeymoon this year. Feel free to contact me with any questions. Borrower added on 02/15/11 > The purpose of this loan is to pay off a prior LC loan and lower my monthly payments and overall APR. Current payoff amount of other loan is around $8K. That leaves a small amount of cash left that I would like to put toward my wedding/honeymoon this year.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,859.00	Public Records On File:	0
Revolving Line Utilization:	53.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the amount, APR, and monthly payment [provide all 3 please] of the LC loan you plan to pay off with this new one. Also, what is the loan number?	Payoff amount as of 2/22: $7,951.62 APR: 16.74% Monthly Payment: $339.25 Loan #: 507020 Thanks, Scott

Member Payment Dependent Notes Series 675702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675702	$4,000	$4,000	5.79%	1.00%	February 24, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675702. Member loan 675702 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	n/a	Debt-to-income ratio:	28.18%
Length of employment:	3 years	Location:	New Orleans, LA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

am one of the world's foremost experts in facial toning exercise. These are exercises that help bring a youthful vitality to the face. My DVD and facial program sells wonderfully worldwide. Besides my classes, I now hope to start marketing seminars around the country. I've been on CNN, in Woman's World Magazine, and others. I'll be proving my techniques medically this spring with a major university that I can't mention yet due to IRB restrictions. Your funding will help my marketing and advertising campaign. Thanks

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,392.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out!	Hello. My balances are $5,180., $2,052., $2,993. My APR is 11.24% - 14.89% I have a higher balance on one card because I recently moved in November and had some big furniture and household purchases. My net income varies each month. First, I'm in the restaurant business, which nets me about $800. a week. Secondly, I have my facial exercise business. I have income from internet sales of my DVD, which sells very well worldwide. It's one of the top selling DVD on facial exercise. I also have income from teaching classes and personal instruction. So this varies greatly, but on average, I would say this nets me about $500. a week. I now hope to add seminars around the country. I feel this will be extremely popular! My major expenses are really just my credit cards & loan, my rent, and my car payment. As for paying this off, my excellent credit history speaks for itself. I always make more than the minimum payments, and always on time. I've paid so much ahead on my car, that my last statement said the next payment is not due until September. And I've used Lending Club before. My payment history with LC is perfect. I often made payments above the minimum here as well. Thanks again! Becoming part of my loan would be a wise decision!

Member Payment Dependent Notes Series 675717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675717	$2,500	$2,500	7.66%	1.00%	February 25, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675717. Member loan 675717 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,519 / month
Current employer:	G4S Secure Solutions	Debt-to-income ratio:	23.22%
Length of employment:	4 years	Location:	Santee, CA

Home town:
Current & past employers:	G4S Secure Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,695.00	Public Records On File:	0
Revolving Line Utilization:	39.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	I will be getting new brakes on my car. Also I will be getting root canal for my dental work.

Member Payment Dependent Notes Series 675733

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675733	$15,000	$15,000	18.25%	1.00%	February 28, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675733. Member loan 675733 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Headsets.com	Debt-to-income ratio:	13.65%
Length of employment:	< 1 year	Location:	san Frnacisco, CA

Home town:
Current & past employers:	Headsets.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I am currently paying this much towards my debt but would prefer to consolidate and make 1 payment even at a higher interest rate to simplify things. Please feel free to send me any questions. Thank you. Borrower added on 02/16/11 > I will be using this loan to pay 3 credit card accounts in full and my mother's personal loan which she can no longer pay. The credit card accounts will be closed so there will be no future debt. I am fully capable of paying the monthly payment but I am in the process of obtaining supplementary income so I can pay this loan in full with in 2 years. I currently work in a sales/customer service position for an e commerce company in San Francisco since May 2010 but was previously employed with the same company from 2007-2009. My credit score may have dropped due to the amount of debt I owe but I have never paid late or have been delinquent on any accounts. Thank you for your consideration. Please feel free to send me any questions. Thank you.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,786.00	Public Records On File:	0
Revolving Line Utilization:	94.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Currently I had 3 credit cards. I owe Discover $5900 at 17.24%, American Express for $3200 at 15.24% and Citicard for $4400 at 10.74%. I will also be taking over my mother's personal loan payments as she is unable to pay. She currently still owes $5000 but I am not sure of her interest rate. If I am fully funded all debt mentioned above will be paid in full and accounts closed to prevent future debt. I am a sales/customer service for an e commerce company in San Francisco. I am fully capable of paying the monthly payment but I am currently in the process of obtaining supplementary income so I can pay this loan within 2 years. Thank you for your inquiry. Please let me know if you need any further information.
Why pay off lower rate credit cards with a higher rate loan?	I completely understand your point in asking this question. It does not seem to make much financial sense. However I need to simplify things by consolidating this into 1 monthly payment. I am also doing this so I can close my credit card so I do not fall back into debt. I also have no intention on taking 5 years to pay this loan. My goal is to pay this loan in full before 2 years. I am in the process of getting a second job so I can pay $800-$1000 a month towards this loan. I am not sure if they benefits the lenders if the loan is paid before the loan term but that is my intention. Thank you for your inquiry. Please let me know if there is anything else I can answer for you.

Member Payment Dependent Notes Series 675736

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675736	$5,500	$5,500	15.28%	1.00%	February 25, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675736. Member loan 675736 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Kaufman Bros.	Debt-to-income ratio:	23.54%
Length of employment:	< 1 year	Location:	Long Island City, NY

Home town:
Current & past employers:	Kaufman Bros.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,961.00	Public Records On File:	0
Revolving Line Utilization:	99.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, what is your monthly net income and expenses? What are your credit card balances and interest rates currently? Which cards will you be paying off with this loan? Thank you.	I make $2,910 a month after taxes. I pay $1100 in rent and utilities and $640 a month on student loans. I spend $550 on food and etc. expenses. So, that is $2,090 in expenses a month. I have $12,500 total in credit card balances on two cards. The card I want to refinance has a balance of ~$5,000 with a rate of 30.00% which is the reason i want to refi to ~18%. So this loan would be an additional expense of $195 a month.

Member Payment Dependent Notes Series 675756

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675756	$10,000	$10,000	15.28%	1.00%	February 24, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675756. Member loan 675756 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	Credit Suisse	Debt-to-income ratio:	15.62%
Length of employment:	2 years	Location:	CARY, NC

Home town:
Current & past employers:	Credit Suisse
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > This loan will be used towards medical expenses

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$99,843.00	Public Records On File:	0
Revolving Line Utilization:	78.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I realize it could be a touchy subject, but do you mind sharing any specifics about the medical expenses? Anything you're willing to share about what or whom it's for is warmly appreciated. Best wishes. Regards, a recent cancer survivor	This is for our IVF treatment to cover the last minute unexpected expenses.

Member Payment Dependent Notes Series 675763

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675763	$35,000	$35,000	17.51%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675763. Member loan 675763 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Level3 Communications	Debt-to-income ratio:	14.27%
Length of employment:	10+ years	Location:	Maricopa, AZ

Home town:
Current & past employers:	Level3 Communications
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > We are return Lending Club borrowers! Always on time payments, glad to be giving interest $ to individuals instead of the big banks. We just bought our second home in Arizona and would be utilizing these funds for landscaping the backyard, including an inground pool. Thanks for your consideration. Borrower added on 02/17/11 > I would like to add to potential investors: we own two homes, and one is being rented. This income is not reflected in my income, I've only listed earned income. Also, my previous loan with Lending Club is still being reflected in our debt to income even though it's been paid in full. Thank you for your time. Borrower added on 02/28/11 > Hello investors, We would like to add that we intend to pay this loan off in 3 years, even though it is listed as a 5 year loan to leave some wiggle room for "life" that happens, as we do not use credit cards. We paid off our other Lending Club loan in 18 months and it was a 36 month loan. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	44
Revolving Credit Balance:	$4,966.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Investors will be more confident about funding your loan if your (1) income was verified and (2) Credit Review Status was approved. Please call Lending Club for the procedures and expedite completion of both.	Lending Club is currently in the process of verification of income and the credit review, and I will provide them with any further information that they may need. Thank you for your time.
What was the loan ID of your previous loan? What was the delinquency on your credit report from 44 months ago?	Hello, The previous loan ID was 428551. The "ding" on our credit report was the only late payment that either my wife and I have ever had--we were selling a house and the buyer didn't show up to closing. We were in the process of relocating, and long story short, we just didn't get the payment to the bank in time. I think it was 31 days late and still comes back to haunt us!
So, you now own 2 homes in AZ? What is mortgage and value of each? Last loan listed QWest for only 1 year (7/2/09) This listing has Level3 Communications 10+ years. Please clarify that information for me.Thank You.	Yes, we have one home we are renting out and we live in the other. Mortgage on rental is $1200 and it we just rented it with a 1 year lease to new tenants. We owe 180k and it's worth slightly less--who can be sure in this market? Our home that we live in is $1100 payment, owing 150k and it's just appraised at purchase for 185k. As for employment, I've been in the same industry for 14 years, (telecom) and was with Qwest communications for 1 year at the time of the last loan listing. This time around, the question was different and asking how long in employment "status." Hope that answers all of your questions, if you have any more, please don't hesitate to ask. Thanks for your consideration.
Thank You. Well, you are in AZ, Not as bad as CA or FL. So you are still with Qwest? Level 3 Communications, Inc. is located in CO.	I am with Level3. Level3 headquarters is in CO, and my office is based here in Phoenix. They are building up our small town with a community college and a hotel soon, so we are hoping that will help our house values hold and rise.

Member Payment Dependent Notes Series 675764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675764	$14,000	$14,000	7.29%	1.00%	February 28, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675764. Member loan 675764 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,800 / month
Current employer:	Kretek Int'l - Ultimate Superfoods, Inc.	Debt-to-income ratio:	12.31%
Length of employment:	3 years	Location:	PORT TOWNSEND, WA

Home town:
Current & past employers:	Kretek Int'l - Ultimate Superfoods, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > I want to pay off higher interest credit card debt through you and not pay interest to nefarious banks. I am the lead sales rep for a growing Organic Natural Foods company which is a wholly owned subsidiary of Kretek Int'l. My rent is only $750/mo, I own my car, and my minimum payments (of which I always pay over) on credit cards is very low with low APR. But there are two cards I want to clear the balance and free myself from their system. The balance was built up when I was a student.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,799.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? Thank you.	Hi. Thank you for the question. I am consolidating higher interest credit card debt.
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	Thank you for the opportunity and potential to fund my loan. The two credit cards are both Bank of America cards. The balance on the Working Assets card has a balance of $10,655 with 11.65% APR and the Sierra Club card is $3,559 with 14.99% APR. Thanks for the help.
PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	Greetings Joe. Thank you for the question. Gross: $4800 - Net: $3772.54. Major expense(s) are Rent - $750. I have no car payment and budget other cost of living expenses carefully. I have become essential to the company that I work for and am bound to receive a pay increase on my anniversary in March. You can be confident I can pay this loan off. If there are other details I can add please let me know.

Member Payment Dependent Notes Series 675777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675777	$8,000	$8,000	5.42%	1.00%	February 28, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675777. Member loan 675777 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,474 / month
Current employer:	FIDM	Debt-to-income ratio:	25.12%
Length of employment:	10+ years	Location:	San Francisco, CA

Home town:
Current & past employers:	FIDM
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,724.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What debts are you consolidating and what are the rates?	Wells Fargo Credit Card of $5100, interest rate of 19.85% and student loan of $3946.66 interest rate of 2.62%. The interest rate on the student loan is not a lot because I consolidated it when the rate was at its lowest but I've been paying for 10 years now and I just want it to be done with.
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. The reasons that you accumulated this debt. 2. Your position at current company 3. Previous work experience 4. Itemized monthly expense 5. Anyone who you need to financially support, for example, your children. 6. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	1. My husband was on disability for 4 months late last year due to a ruptured bicep so I was shouldering our monthly expenses. He went back to work January 3 so now he is helping me pay off this credit card. He just paid off the $300 balance on his credit card and is now out of debt. He's take home pay is $1000 a month. The student loan was accumulated from going to college and it's now down to $3000 after 10 years. I process financial aid for first time college students and have been employed with the same company for 10 years. Previously, I worked for Wells Fargo Trust Payroll. Rent $1200, Food $200, $50 PG&E, $170 Cable, $100 Cell, $124 Life Insurance for the whole family. My husband takes care of our 2 kids in the morning and then I take over when I get home so he can go to work.
Why would you use this loan at 5.42% to pay off your student loan at 2.62%?	Because I have been paying my student loan for 10 years and I just want it paid off. I understand interest rate is lower on the loan but I just think it's time to pay it off. Plus I'll just have one payment for the credit card and the student loan.

Member Payment Dependent Notes Series 675788

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675788	$10,500	$10,500	15.28%	1.00%	February 25, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675788. Member loan 675788 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,597 / month
Current employer:	Florida Trading Corporation	Debt-to-income ratio:	20.07%
Length of employment:	10+ years	Location:	Lakeland, FL

Home town:
Current & past employers:	Florida Trading Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > I just want add that if it were not for Lending Club I would have not been able to get from under the credit card companies. I already have a loan with Lending Club that I took out in Dec 2009. It was that loan that allowed me to pay off the credit card companies. After an entire year my credit score has started to come up and I am finally seeing things get better for me. All because Lending Club gave me a loan when no one else would. It has been a huge blessing for me. The reason why I am now applying for another loan is because for the past few months my car, a 2002 Honda Civic, has been giving me trouble. I can't seem to find a reliable auto repair shop that I can count on. I fear my car has become a money pit so instead of paying more than $800 in car repairs every 3 months I rather get rid of it and get a more reliable car that I don't have to worry about expensive repairs. However, I can't afford another car payment with out over extending myself so when I saw the offer to lower the payments, it was the answer to my prayers. This way I can continue to pay my debt and pay on a newer car instead of paying expensive car repairs with my credit cards. Just last month, I paid more than $800 with my discover card to repair my car. I didn't want to do that, but with tax time around the corner I thought I could pay it off. Only problem is that now my car still has a leak, my heater and air conditioning are not working properly, and now it is making sounds when I turn my steering wheel. Hopefully, I won't have to put another cent into this car. I have been paying my current loan on time, as I do with all my bills. Again thank you in advance for taking the time to consider my loan request.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	23
Revolving Credit Balance:	$9,187.00	Public Records On File:	0
Revolving Line Utilization:	60.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the loan ID # for your previous Lending Club loan? Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is your job and how stable is it? What new car are you looking to buy and how much will it cost approximately? Thanks.	Good evening, Lending Club Loan #464677, Pay Off $10,608.45 at 16%, $534/month. This is the loan that I would like to pay off with the new loan in order to lower the payments so I can afford a car payment. I took this loan to consolidate credit card debt. American Express, $6,767 at 7.9%, $111/month. Although I have been paying $150/month. This is the only credit card I did not include in the consolidation loan because it still had a low interest rate which I have managed to keep all this time. Discover, $2092 at 0% that expires next month. I will pay this off with my tax refund in the next week or so. I also have a Visa and 2 Master Cards that currently have a zero balance. I also have 2 department store cards: Macy???s and JC Penny. Macy???s is at zero but my JC Penny has a balance of $288 which will also be paid off with my tax refund which I expect to receive in the next week or so. Regarding my employment, I am an exporter/freight forwarder at Florida Trading Corporation. It will be 12 years this April and I love my job. It is definitely a source of stability for me. I have not yet decided on a vehicle. I am debating between buying or leasing. I am doing some Internet research in order to find the most cost effective option for me; and that will allow me to have a low monthly payment. Edmund???s affordability calculator indicates that if I choose to buy a car my options are similar to Hyundai Elantra or Nissan Sentra ($14,000- $16,000). Should I choose to lease, I can choose a Honda Civic or Toyota Corolla ($16,000 - $18,000). Leasing so far seems to be a good option since I live, work, and go to school all within about an 8-10 mile radius (low mileage) and the payments are low (about $180-$215 that I see so far). Also, my current car has been valued at about $3,800 so I can use this as a trade-in. I hope to get more out of my trade-in if I can.
Sounds like you're doing all the right things. Best of luck with getting your new car.	Thank you so much. It has been a long road to recovery and I still have a way to go but I declare victory over credit card debt. Never again! I keep telling everyone how Lending Club has really helped me. Thank you again.
Thanks for the detailed info. Make sure to check your power steering fluid level and for wet spots on the pavement where you park your car, indicating fluid leakage.	Thank you so much for the tip!

Member Payment Dependent Notes Series 675806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675806	$27,050	$27,050	14.54%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675806. Member loan 675806 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Manor House Banquet & Conference Center	Debt-to-income ratio:	26.73%
Length of employment:	1 year	Location:	Mason, OH

Home town:
Current & past employers:	Manor House Banquet & Conference Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > Thank you

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,719.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It appears you owe ~$56k, can you explain source of debts? Can you describe your monthly budget & how it allows for payment of Monthly Payment: $931.62 (36)? Is there any other household income aside from your reported salary (Gross Income: $5,833 / month)?	Type your answer here. I receive child support of $630.00 monthly. Not sure about the total debts you are looking at totalling $56,000. I have a car lease for $323.00 per month, I have about $40,000 in credit card debts that I plan to use this loan to combine all of the credit cards with the exception of 1 and pay them off.
First of all I would like to say Thank You for choosing Lending Club for your borrowing needs. Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? How will getting this loan help your financial situation (will it lower your monthly payments, lower your current interest rates)? Thank you!!	I always pay more than the minimum payment. My payments will be about the same or a bit higher. I just want the debts gone. Knowing that they will be paid off in 36 months is a big relief for me. I plan to pay everything off with the exception of one credit card that has a $21,000 balance with a minimum monthly payment of about $435.00. So I would be paying off the Citi Mastercard which I ususally pay about $190.00 per month on. The Chase card that I pay about $228.00 per month on. The Discover card that I pay about $185.00 on per month. And another Visa card that I pay about $254.00 per month on. Again these are not the minimum payment amounts, they are much lower. I almost always pay extra to try to get them paid off in 3 years. Having the loan will disapline me to get the debts paid off. I wish I could get more money to include the $21,000 card as well. I have other credit cards like Target, JCPenneys, Dillards, Macy's, Victoria Secret, Kohls, another visa and ax card that whenever I use them I pay them off monthly every month. Thank you. If you need anything else please let me know.
I can fund your loan only if you answer Q as asked, incl. RATES. Please provide, for EACH debt you plan to pay off with this LC loan, the Creditor [eg, Chase], the Amount [eg, $10,500], IMPORTANTLY the Rate [eg, 9.99%], the min. mo payment [eg, $150]. Please be complete, please be specific as to EACH one. Also, for someone who grosses under $70K to have racked up over $50K in CC debt seems scary to me -- please share the kinds of purchases you have previously made that you will no longer make or other very specific info that inspires confidence you will actually change your spending habits. Thanks.	The debt was accumulated when I was married. My husband had lost his job and was out of work for quite sometime. He since has started his own business and now we are recently divorced. A big chunk of this debt was accumulated during this time. I have been divorced almost a year now. I answered this very similar question earlier this week. I plan to pay everything off with the exception of the one Citi card that has a $21,000 balance. This is not new debt...this is old debt. Any new purchases I make are paid off monthly. Thank you for your consideration.
I'd like to help you but need two things. One is rates on debt you plan to pay off: Please provide, for EACH debt you plan to pay off with this LC loan, the Creditor [eg, Chase], the Amount [eg, $10,500], IMPORTANTLY the Rate [eg, 9.99%], the min. mo payment [eg, $150]. Please be complete, please be specific as to EACH one. Other is how someone on under $6K/mo managed to accumulate over 55K in debt, and what specific things you are doing to change spending habits.	Thank you for your question. I just responded to someone else that had the exact same question. My husband had lost his job. During this time we accumulated debt. He finally started his own business. We are now divorced. My divorce will be final 1 year April 5. I plan to use the loan to oay off all debts with the exception of 1. The Citi card that has a balance of $21,000. If I would have been pre-qualifited for more money I would have tried to pay this card off as well. Thank you.
Michelle, I can't consider funding your loan unless you answer my questions, esp. the ones I say are "IMPORTANT." Let me repeat, so you can answer responsively (note, if you think you have already answered, then please humor me and answer again, in the format requested): "Please provide, for EACH debt you plan to pay off with this LC loan, the Creditor [eg, Chase], the Amount [eg, $10,500], IMPORTANTLY the Rate [eg, 9.99%], the min. mo payment [eg, $150]. Please be complete, please be specific as to EACH one." E.g., "Chasel $9,500, 9.99%, $150; BofA, $8,000, 8.35%, $75 ..." etc. Thanks.	I plan to pay off the following Discover $5600 min pymt 113 I always send 185 Chase $8200 min pymt 164 I always send 250 Chase $6400 min pymt 153 I always send 225 Citi $58 min pymt 88 I always send 170 I'm sorry but I don't have the interest rate information handy right now.
YOU have yet to give the answer to the questions. WHAT is the acutal % rate, i.e., APR on each debt?	. I plan to pay off the following Discover $5600 min pymt 113 I always send 185 Chase $8200 min pymt 164 I always send 250 Chase $6400 min pymt 153 I always send 225 Citi $58 min pymt 88 I always send 170 I'm sorry but I don't have the interest rate information handy right now.

Member Payment Dependent Notes Series 675807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675807	$5,875	$5,875	14.54%	1.00%	February 25, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675807. Member loan 675807 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	First Full Gospel Church of Austin	Debt-to-income ratio:	16.54%
Length of employment:	3 years	Location:	austin, TX

Home town:
Current & past employers:	First Full Gospel Church of Austin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I am an admin pastor at Korean church of Austin. When I was a student, I had hard time. Therefore I spent a lot of credit card. Since I became a pastor from 2009, I have had stable income and tried to pay right on time. I have never skip or delay any card bill since 2009. It is good opportunity for me to refinance my credit card thru Lending club. Thanks. God bless!!

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	31
Revolving Credit Balance:	$10,926.00	Public Records On File:	0
Revolving Line Utilization:	78.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Delinquencies. (Please look at your credit history of this listing.) 4. Your position at current company 5. Previous work experience 6. Itemized monthly expense 7. Anyone who you need to financially support, for example, your children. 8. Anyone who bring income into your household. Are they in debt? 9. Your revolving credit is 11K. Your loan is 5.9K, what else 4.1K for? Thank you for answering my questions.	Thanks for asking, here are the answers: 1. I have 5 credit cards and all debt amount is around $9,400. One of my credit card($5,000)'s APR is 15%, but the others($4,000) are around 25%~29%. If lending club offered lower than 15%, I would apply whole mount of debt. But it just offered 18% APR, therefore, I applied that amount. 2. I have payed credit card $400.00 per every month. I really want to pay off all card with in 2 ~ 3 years! 3. I have been an admin & education pastor at Korean Church since 2009. 4. Before 2009, I was a student. I got M.Div and M.A.C.E from baptist seminary. I monthly get $5,000, and I really want to pay it off ASAP. My wife teaches piano as a tutor. She has 5 students. I thinks it would be an answer you want. Thanks

Member Payment Dependent Notes Series 675850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675850	$27,000	$27,000	16.40%	1.00%	February 25, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675850. Member loan 675850 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,900 / month
Current employer:	tx dept of public safety	Debt-to-income ratio:	21.97%
Length of employment:	10+ years	Location:	leander, TX

Home town:
Current & past employers:	tx dept of public safety
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,660.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history says you have $15,600 in revolving debt. What is the $35K going to be used for? What are your current balances, interest rates and monthly payments on all your debt? What is your monthly net income and expense/budget? What is your mortgage balance and the current value of your home? Do you have a 2nd mortgage or HELOC? Finally, it would be helpful if you verify your income with Lending Club by sending them the requested documentation. Thank you.	The 35K is to be used for debt consolidation. My fiance was laid off and has recently found work again. We are trying to get our finances back in order. My monthly net income is about $7900. The mortgage balance on my home is about $133K and the value of my home home is about $143K. I do not have a second mortgage. I have another credit card with a balance of $12K. I pay about $1500 every month on credit cards.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired are eligible for issue. When listing expires, if loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 pct ($28 - $32K) partial funded loan and pay off higher APR interest debts. After 6-months making on time payments, you are automatically eligible to relist a loan's unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am a DNA Analyst with the Texas state crime lab. My fiance's income is included in the gross monthly net of $7900. I plan on paying more than the required minimum payment each month hopefully making the loan about 4 years. I will accept a partially funded loan. Thank you for your help.
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? Thanks.	mortgage $1193 6.125% $133000 car $467 3.65% $28000 cc1 $16500 interest unknown cc2 $12000 interest unknown cc3 $700 0.00% cc4 $2400 interest unknown I always pay more than the minimum payment due which totals about $1500/mo. My fiance and I began accruing debt because he got laid off. He has recently found work and we had to purchase items to get him started. If I am able to consolidate these bills I will close the high balance credit card accounts and keep one with a smaller limit in case of emergencies. The money from this loan will hopefully allow me to consolidate all of my credit card accounts into one payment. Thank you for your consideration.
Why are you paying off these lower interest debts (or the ones whose interest you don't know) with this higher interest loan? You'll end up paying more interest over time, and if you have automatic payments set up then it's not any more convenient to have one payment to make.	I want to consolidate from a revolving credit into a flat rate loan. I will pay the cards off with the funds received from this loan in order of higher to lower interest rate. I believe the interest on the credit cards is around 12%. With the calculations I have made I will still pay less even if the rate on this loan is a little bit higher. I plan to eliminate the accounts with high limits so that I will not find myself in this situation again.
How will you end up paying less if the interest rate is higher? The amount of interest you pay over time is basically a function of the interest rate and how quickly you pay off the principal. It sounds like you'll be paying less toward the principal with this loan ($858 compared to your current $1500/month), and your interest rate will be higher, so can you explain how you'll end up paying less over time?	Paying all of the cards with interest rates with interest caculated daily will be more in the end than a fixed rate loan.

Member Payment Dependent Notes Series 675855

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675855	$16,000	$16,000	19.74%	1.00%	February 28, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675855. Member loan 675855 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,447 / month
Current employer:	United States Department of Agriculture	Debt-to-income ratio:	15.48%
Length of employment:	10+ years	Location:	Silver Spring, MD

Home town:
Current & past employers:	United States Department of Agriculture
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > Hello, I am looking to pay off my loans and credit card accounts so I can have one monthly payment. I am expecting my second child this year so it would be a lot easier to worry about paying one bill per month rather than several smaller bills. I have been a member of the Lending Club for about a year now and have a great payment history with my previous loan (which will be paid off with this larger loan). Thank you in advance.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,383.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the loan number of your previous Lending Club loan? Also, can you let us know what the 2 inquiries in the last 6 months were for?	Hello, The loan number is: Borrower Member Loan 510563. I believe the 2 inquiries in the last 6 months were from furniture stores. I applied for credit to purchase new furniture for my home (and to take advantage of the discount the store offers to customers paying with their credit card). I only used one of the lines of credit I obtained which I plan to pay off with this loan. Thank you in advance for your consideration.
I'm interested in helping to finance your loan. Any additonal household income not listed above?	Thank you in advance for your consideration. Yes, I do receive additional income that was not listed. The amount that I listed is my annual salary. In addition to my salary, I also receive $3600 annually for child support and my fianc?? brings home about $50,000 annually.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired are eligible for issue. When listing expires, if loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 pct ($13-$14.5K) partial funded loan and pay off higher APR interest debts. After 6-months making on time payments, you are automatically eligible to relist a loan's unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Good Morning. Thank you for your interest and consideration and also the helpful information you provided. (1) What is your position (BRIEF job description) with employer? I have worked for USDA for over 10 years now. For the past six years, I have been in my current position as a Travel Management Specialist. I serve as the main travel contact for my agency. My duties are to obtain passports, visa's, and Country Clearances for employee's within my agency that plan to travel on official business overseas. I also assist employee's with our online booking system for gov't travel, answer any travel questions, help set and inforce travel policy, etc. (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) The gross income per month that I have listed is only my annual gross salary. In addition to the income listed, I also receive $3,600 annually for child suppor and my spouse brings home about $50,000 annually. (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? I selected 5 years to pay off the loan, however if possible I intend to pay off the loan sooner. Hopefully within 2-3 years if possible. (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired are eligible for issue. When listing expires, if loan 60 pct PLUS funded, will you accept the partial loan? If I only receive 60 pct funding, I will not accept the partial loan. I appreciate any funding that is provided to me, however a partial loan will not allow me to take care of what I plan/need to take care of with the loan. Almost $6,000 of the new loan will be used to pay off another loan which has a lower percent APR, so it just wouldn't be advantageous to accept a partial loan at a higher interest rate. Thank you.
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	Hello, I will check into how I can verify my income. I have all of the documentation (paycheck stubs, etc.) that can verify my income and employment. The balances/APR/minimum payments for my accounts (which will be paid off in full) are as follows: Current Lending Club loan: $5780.94 balance / 9.43%APR / $225.22 per month Value City Furniture: $3535.11 balance / 27.99%APR / $130.00 per month Dell Financial: $1617.25 balance / 27.99% APR / $50.00 per month Old Navy Visa: $2010.87 balance / 24.99% APR / $50.00 per month Kohl???s: $2567.85 balance / 21.90% APR / $90.00 per month. The monthly payments that I have listed for each account are only the minimum payment required. I pay well over this amount each month for every account except for the Lending Club loan (I pay the monthly amount on time but not over the monthly amount) but with interest being accumulated every month, it makes it hard to pay the accounts off in a timely manner. This loan would help me greatly to save on the monthly interest I am putting out every month by allowing me to pay the accounts off in full. Thank you in advance for your consideration.
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	Hello, I will check into how I can verify my income. I have all of the documentation (paycheck stubs, etc.) that can verify my income and employment. The balances/APR/minimum payments for my accounts (which will be paid off in full) are as follows: Current Lending Club loan: $5780.94 balance / 9.43%APR / $225.22 per month Value City Furniture: $3535.11 balance / 27.99%APR / $130.00 per month Dell Financial: $1617.25 balance / 27.99% APR / $50.00 per month Old Navy Visa: $2010.87 balance / 24.99% APR / $50.00 per month Kohl???s: $2567.85 balance / 21.90% APR / $90.00 per month. The monthly payments that I have listed for each account are only the minimum payment required. I pay well over this amount each month for every account except for the Lending Club loan (I pay the monthly amount on time but not over the monthly amount) but with interest being accumulated every month, it makes it hard to pay the accounts off in a timely manner. This loan would help me greatly to save on the monthly interest I am putting out every month by allowing me to pay the accounts off in full. Thank you in advance for your consideration.
It looks like your total revolving debt has increased by over $6,000 in the last 10 months. When you got your first loan in April of 2010 your revolving debt was around $6,000. Now it's over $12,000. Can you let us know what has happened to result in your debt going up by this much in such a short period of time?	Hello, My fianc?? and I needed to purchase new furniture for our home since the furniture we had was falling apart and unsafe for our 5 year old Son and baby that will be born in August. I received a $4000 line of credit at a furniture store that we used to purchase new bedroom and living room furniture. Being that we have a baby on the way, we decided that now was the best time to make the purchase before the baby arrives. The other big purchase of $2000 that I plan to pay off with this loan is for computer equipment that was purchased with a Dell line of credit. I had to purchase this equipment for my home office in order to allow me to telework. My job allows us to telework 1-2 days per week and will also allow me to telework during the first three months after my baby is born. Thank you for your consideration.
You explained that you've made $6000 in new purchases, but in the description of your previous Lending Club loan you said that you'd be paying off all of your credit cards and not using them anymore. It seems that you didn't pay all of them off, and have instead used more credit over the past few months. What did the rest of the funds from that loan go toward if not towards paying off the Old Navy and Kohl's cards? Why did your plans to pay everything off change? Also, what will be different this time in paying off all of your credit card debts? Thanks.	The $6000 in new purchases were made using new lines of credit, not the credit cards that I paid off with the previous loan. I did completely pay my credit cards off with the previous loan and did not intend to use them anymore but a few months after I received the loan I moved from an apartment into a house and used the Old Navy Visa and Kohl's cards towards household purchases. My home is fully furnished now and I have everything I need for the baby so I have no need to use the cards anymore after they're paid off this time.
Why are you paying off your previous Lending Club loan, which has a 9% APR, with this loan that has a much higher APR? This will mean paying much more interest over the term of the loan. If you pay off everything but the LC loan, and then instead of paying off the LC loan, you keep that account going and use the remaining $6000 to pay back this loan immediately, you'll be able to pay off this loan in just 31 months and will save about $5800 in interest over the term of both loans. Or you could withdraw this loan and reapply for only the $10,000 you need to pay off the credit cards, and you might get a much lower rate on this loan, which would save you even more.	Thank you very much for the information. My purpose of paying the other loan off was to allow me to have just have one monthly payment but as you explained, it definitely makes a lot more sense to keep the lower interest loan in effect and use that $6000 to pay towards this loan. I appreciate your input and helpful information. Thank you.

Member Payment Dependent Notes Series 675858

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675858	$14,000	$14,000	7.66%	1.00%	February 28, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675858. Member loan 675858 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,750 / month
Current employer:	IBM	Debt-to-income ratio:	10.39%
Length of employment:	9 years	Location:	Alpine, CA

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > Debt consolidation, remove credit cards from portfolio of debt Borrower added on 02/19/11 > . To be used 100% to eliminate Amex and Mastercard balances. Borrower added on 02/22/11 > For those that have asked, the amount of the loan requested is the total balance on Amex and Mastercard (hence the loan amount). The purpose of the loan is to pay those off completely, close those accounts, and eliminate the cards from my portfolio.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	56
Revolving Credit Balance:	$30,184.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? And can you comment on the delinquency 56 months ago? Thank you.	Specifically debts of Diners Club and American Express. The purpose of the loan is to eliminate cc accounts. I don't know exactly what the delinquency of 4.5 years ago was, but i think it was a missed payment on the Diners Club.

Member Payment Dependent Notes Series 675864

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675864	$12,000	$12,000	10.37%	1.00%	February 24, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675864. Member loan 675864 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	Synopsys	Debt-to-income ratio:	18.33%
Length of employment:	3 years	Location:	Bellingham, WA

Home town:
Current & past employers:	Synopsys
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I'd like to pay off some credit cards, and I'm going to owe a bit on my federal income taxes this year, so I'd like to consolidate the debt into one loan. I have good monthly income to repay the loan - just can't come up with the entire amount all at once.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$129,538.00	Public Records On File:	1
Revolving Line Utilization:	81.90%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but please answer the following question(s): 1) Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. 2) How much of this is going to your fed taxes this year? 3) Please explain the public record that is on your credit report? The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	About $5000 of this is going to pay off my federal income taxes from 2010. I wasn't withholding as much as I needed to, and I also got hit with the AMT this past year. I was planning on using the rest to pay off credit cards, but after careful consideration, I believe I'll need to use the remainder to pay my mother back for help with remodeling my house. She's retired, and needs the money back to help pay her monthly expenses. So that part doesn't really have an interest rate. As for the public record, that's a bankruptcy which is now almost 10 years old. My employer forced me to take an effective 40% pay cut (I was earning a lot less at the time as well), and I was unable to keep up with my bills at the time. However, after a year, I got a new job, and have been able to remain current with my bills ever since. My income is now almost twice what is was at that point.

Member Payment Dependent Notes Series 675918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675918	$27,500	$27,500	13.06%	1.00%	February 25, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675918. Member loan 675918 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Walden House	Debt-to-income ratio:	25.15%
Length of employment:	4 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Walden House
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I have a current Lending Club loan which I have always paid on time. I have some other debts I would like to consolidate. My employment is secure and I have always paid all bills (including rent) properly and on time. Borrower added on 02/15/11 > I have a current Lending Club loan which I have always paid on time. In addition, I have always paid all bills (including rent) on time and properly. I would love to consolidate some debts and get into the black so I can be a lender on Lending Club! I am employed full time and my position is secure. Thanks for considering this.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,494.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 675920

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675920	$4,525	$4,525	15.28%	1.00%	February 24, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675920. Member loan 675920 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Best Overnite Express	Debt-to-income ratio:	13.78%
Length of employment:	2 years	Location:	Sacramento, CA

Home town:
Current & past employers:	Best Overnite Express
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I want to consolidate my bills into 1 easy payment and get a better interest rate

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,830.00	Public Records On File:	1
Revolving Line Utilization:	63.40%	Months Since Last Record:	71
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe 170k on my home. Current market value according to a comparative market analysis is between 200k and 210k
Could you please list the ID # of your current/prior LC Loan. I would like to figure out how much I already invested with you.	Member loan #506644. Thank you for your interest.

Member Payment Dependent Notes Series 675952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
675952	$4,600	$4,600	18.25%	1.00%	February 25, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 675952. Member loan 675952 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,053 / month
Current employer:	n/a	Debt-to-income ratio:	23.71%
Length of employment:	n/a	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > EMPOWERED BY SMALL FINANCIAL BOOST, PROVIDED, BY LENDING CLUB--PT. 1, I HAVEN'T VACATIONED SINCE I WAS A KID. PORT-AU-PRINCE AWAY. Borrower added on 02/16/11 > I'LL BE 60 IN A COUPLE MONTHS, AND I'M GOING TO REALLY TREAT MYSELF TO SOMETHING I DESERVE.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,328.00	Public Records On File:	0
Revolving Line Utilization:	99.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 676033

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676033	$13,000	$13,000	7.29%	1.00%	February 28, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676033. Member loan 676033 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Richardson Manufacturing Company	Debt-to-income ratio:	26.00%
Length of employment:	7 years	Location:	Springfield, IL

Home town:
Current & past employers:	Richardson Manufacturing Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > Refinancing higher rate loan Borrower added on 02/22/11 > Having just crossed the midway point of the funding period, I would like to thank those of you that have already funded towards my goal. I'm hoping the remaining seven days will help meet the goal. I have submitted all requested documents to the Lending Club credit team. I hope that my loan request gains full funding as I will not be able to accept a partial funding, my intent is to pay off an existing loan to save an additional $115.00 per month in monthly income. Without full funding I will be unable to do this as I am not wanting an additional monthly expense. I am not having any problems with my current bill, but in these economic times any additional money I can accrue and save back for unforeseen circumstances is an opportunity worth pursuing. Thank you for taking the time to review my loan request, and rest assured it will be repayed in an on-time manner.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,880.00	Public Records On File:	0
Revolving Line Utilization:	5.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the rates and balances on the debts you are consolidating? Thanks!	The only debt that I will be consolidating with this loan is another loan. Currently owe about $12,500 at 15%. Thank you for your consideration

Member Payment Dependent Notes Series 676047

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676047	$17,000	$17,000	13.43%	1.00%	March 1, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676047. Member loan 676047 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	HSHS Medical Group	Debt-to-income ratio:	18.24%
Length of employment:	< 1 year	Location:	SPRINGFIELD, IL

Home town:
Current & past employers:	HSHS Medical Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > I employed full-time as a Human Resources professional. I have worked in the HR field for the past 20 years. I am currently consolidating my personal debt to enable me to save for retirement.

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,875.00	Public Records On File:	0
Revolving Line Utilization:	32.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 676051

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676051	$12,000	$12,000	6.92%	1.00%	February 28, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676051. Member loan 676051 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,833 / month
Current employer:	n/a	Debt-to-income ratio:	10.11%
Length of employment:	10+ years	Location:	solvang, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1978	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,516.00	Public Records On File:	0
Revolving Line Utilization:	50.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. yes, $3333.94 2. no 3. no 4. 235,300.00 5. 3 years
Could you please list your credit cards, balance, and interest rates. Thank you.	I have one credit card: Capital One Interest rate: 17.9% Balance due: $2426.00

Member Payment Dependent Notes Series 676147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676147	$15,000	$15,000	15.28%	1.00%	February 28, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676147. Member loan 676147 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Parrish/McIntyre Tire Co.	Debt-to-income ratio:	22.37%
Length of employment:	10+ years	Location:	Rootstown, OH

Home town:
Current & past employers:	Parrish/McIntyre Tire Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > I am using this funds to pay off and cancel high interest rate and revolving acounts. Consolidate to one single termed payment and pay off my loan in five years. With my income tax return I will be paying off and canceling two acounts, the rest will be combined to one single termed payment with the funds requested. I have an excellent credit payment history, never been late on any acounts. With the aboved mention I will have a more manageable budget and save money wile getting debt free. I have been with my current employment for 20 years.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,318.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	152,300 and NO HELOC on my home. Zillow estimate is 184,000. Thanks.
1 What is your job description? 2 What is the balance of your mortgage including 2nds and heloc? 3 What is the current market value of your house? 4 What is your itemized monthly budget? 5 How long in years do you plan on taking to pay off the loan? 6 List your debt by: type, amount, interest rate and monthly payment. Please indicate which debts are going to be paid off by this loan. 7 What are you doing to keep this debt from reoccurring? 8 Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it's done. Please take the time to answer all these and other questions you get from folks. These are all unsecured loans and the information will enhance your chances of getting funded.	Distribution mgr. 152300. 184000. 5yrs to pay off. debts to pay : discover card $3754. 17.92% $70.m : Citi visa $965. 18.99% $50.m : Bank of Amer. $9735 16.92% $262m Cancel all credits cards, pay off best buy and goodyear auto cards with income tax return. Pay cash for items that were charged.

Member Payment Dependent Notes Series 676161

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676161	$2,500	$2,500	7.29%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676161. Member loan 676161 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	turtle bay resort	Debt-to-income ratio:	11.25%
Length of employment:	< 1 year	Location:	laie, HI

Home town:
Current & past employers:	turtle bay resort
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > This loan will help with my home improvements, i have a very secure job and would be able to pay my monthly payments,i also have a very high credit score and great credit.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	31
Revolving Credit Balance:	$679.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 676202

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676202	$30,000	$30,000	14.91%	1.00%	February 28, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676202. Member loan 676202 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Tradition North America	Debt-to-income ratio:	13.76%
Length of employment:	2 years	Location:	PRINCETON, NJ

Home town:
Current & past employers:	Tradition North America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,468.00	Public Records On File:	0
Revolving Line Utilization:	78.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you briefly describe what your company does and your work responsibilities? Also what are the interest rates and balances of the loans you are consolidating?	I'm a software developer, and our company is in financial sector, and we develop software for trading systems. I have multiple credit card loans with interest rates between 18% to 26%
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	Hi Member_834875, I will contact LendingClub to get my income verified. Here are the balances, APR info of my credit cards that I want to consolidate. Discover - 11500 / 29.99 WashingtonMutual- 7700 / 31.99 DCU - 6300 / 11.25 ATT Univ Card - 3500 / 29.99 Chase - 3000 / 29.99 The total min payment for above loans is aprox 1200
Is the title to your home in your name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	The house title is on both names of me & my spouse. Total balance of the mortgage is $590K, and the house current market value is $600K. There are no HELOC loans on our house. My spouse also works with same range salary of mine.
Hi, would be interested in financing your loan, but have a few quick question. It seem both you and your spouse is making very nice income, the question is how did you end up accumulating so much debt and what do you plan to do to avoid it? The second question is mow much is your monthly mortgage payment and other big ticket payments? Thanks	These are recurring balances on my credit cards. I was working as consultants before, now took fulltime job. Our monthly mortgage payment is $3200, we don't have any other big ticket payments, our car loans are cleared.
Why do you want to pay off a <12% loan with a ~15% loan? Presumably, not to check off one fewer box on your bill pay each month? Thanks.	I was able to negotiate with that credit card company to reduce the apr, but i just want to consolidate all these revolving credit card loans int to one loan.

Member Payment Dependent Notes Series 676203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676203	$10,000	$10,000	6.92%	1.00%	February 25, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676203. Member loan 676203 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	The Corcoran Group	Debt-to-income ratio:	19.75%
Length of employment:	10+ years	Location:	Elmhurst, NY

Home town:
Current & past employers:	The Corcoran Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,961.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	Credit Card
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	Chase - $10,500...19.99%...$400
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. Yes. $900 2. No. The Bank 3. No 4. I guess 195K 5. 6 yrs

Member Payment Dependent Notes Series 676204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676204	$21,000	$21,000	10.37%	1.00%	February 28, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676204. Member loan 676204 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$16,667 / month
Current employer:	Meta Interfaces, LLC	Debt-to-income ratio:	8.25%
Length of employment:	4 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Meta Interfaces, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > I'm the Director of Engineering at a small, very profitable startup company that I've been at for the past 4 years. Interest rates are insanely low and I'd love to consolidate debt and pay the interest to savvy individuals rather than behemoth corporations!

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	34
Revolving Credit Balance:	$6,823.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain your delinquency from 34 months ago? Thank you.	Yes, that was a an overlooked Macy's account that I had thought was paid off but actually had a balance on it less than $30 that was just overlooked. I took care of the balance and just closed the darn account.
Is your company paying your salary from profits, or from investment capital? Thank you	My compensation is paid purely from profits. The company was created and boot-strapped by the 3 founders and has never taken outside funding.

Member Payment Dependent Notes Series 676247

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676247	$10,000	$10,000	10.37%	1.00%	February 28, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676247. Member loan 676247 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Andy's Motel	Debt-to-income ratio:	7.80%
Length of employment:	7 years	Location:	PANAMA CITY, FL

Home town:
Current & past employers:	Andy's Motel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > The air conditioning unit can no longer keep up with the hot summers so that is the bulk of the problem. However, the kitchen is in need of modernization as the condo was built in the 80's and it is difficult to compete with other vacation rentals in the area.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,727.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please specify what type of home improvements project(s) you are looking to complete as well as why it's important to you?	The air conditioning unit can no longer keep up with the hot summers so that is the bulk of the problem. However, the kitchen is in need of modernization as the condo was built in the 80's and it is difficult to compete with other vacation rentals in the area.
Hello. Would you please explain why you are taking out this loan? Thanks.	The air conditioning unit can no longer keep up with the hot summers so that is the bulk of the problem. However, the kitchen is in need of modernization as the condo was built in the 80's and it is difficult to compete with other vacation rentals in the area.
What do you do in your job at Andy's Motel?	I am the general manager.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	There is no mortgage. Deed is in my parents name. No one lives in the condo. It is a rental. Valued at $180,000.

Member Payment Dependent Notes Series 676268

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676268	$35,000	$35,000	12.68%	1.00%	February 28, 2011	March 1, 2014	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676268. Member loan 676268 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,000 / month
Current employer:	US Government	Debt-to-income ratio:	5.83%
Length of employment:	10+ years	Location:	unit 42, MA

Home town:
Current & past employers:	US Government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > I am an existing LendingCLub Customer...with about $10K remaining on my last loan. This is my attempt to consolidate loans at a lower rate and also expand existing company. Expansion will include opening 2 new web sites and the associated web development that comes along with that. I will also migrate our back end systems to a dedicated server and pay for custom programming to automate routine tasks. Lastly I will purchase new inventory as part of the 2 site expansion. Borrower added on 02/15/11 > I am an existing LendingClub customer. This loan will pay off $10K balance and also allow me to expand the same company our first loan was used for. Specifically we will open 2 new websites and pay for the programming associated with developing 2 new sites from scratch. I will also migrate our back end to a dedicated server and pay for custom programming to automate routine tasks of order management, inventory and reporting. Lastly I will purchase new inventory for the new sites.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,298.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello borrower. I'm interested to help finance your loan. My questions are: (1) What is your GS/WG Pay Grade? and Position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 3-yrs? Short term: (NUMBER YEARS PLEASE): 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 417 are. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept a partially funded loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($28K - $32K) fixed interest, known term, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces $'s interest paid on majority your more expensive debts; partial loan is financially favorable for borrower. Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Air Force Officer, O-4, pilot w/bonus. None of this loan will be paid with my AF pay check. This loan is for my business, and the business account will pay this loan (just as they pay my current lendingclub loan). The business does $800K/yr in sales...I own it, but do not draw income from the company (I instead reinvest everything back into the business). I will likely repay in 2-3 years. I'm not interested in partial.
This is a large loan. Can you verify your income with lending club for further confidence? What does your business do?	Yes, LC has required that I send in documents (W-2's, pay statements) to verify my income. The business sells 300 varieties of ice packs and ice wraps. Thanks for the question.
Can you verify your income with lending club? I want to fund your loan but verifying your income is important. Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	Income has been verified.

Member Payment Dependent Notes Series 676285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676285	$15,875	$15,875	15.28%	1.00%	February 28, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676285. Member loan 676285 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Kee's Auto Body	Debt-to-income ratio:	22.10%
Length of employment:	2 years	Location:	Pittsburg, CA

Home town:
Current & past employers:	Kee's Auto Body
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > Always pay loan on time with automatic debit from bank. Borrower added on 02/15/11 > Have a good stable job. 35+ hours/week. Sometime 45 hours. Borrower added on 02/15/11 > I won't let anyone down. Check my other loan. Borrower added on 02/16/11 > Good standing credit. Never file for bankrupcy. Borrower added on 02/19/11 > Income of $2400/month. No rent.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,289.00	Public Records On File:	0
Revolving Line Utilization:	82.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	American Express - $7000 at 15.24% minimum of $138 Discover - $2700 at 19.24% minimum of $61 UFCW Mastercard - $4400 at 24.99% min. $142
Hello! I am interested in funding your loan. Please describe the purpose of this loan and provide a detailed monthly personal budget, breaking out income and expenses. Thank you!	Consolidate my credit card. No car loan. Gas only $100/month. My parents buy me food. Auto insurance $40/month. PG&E $25/month. T-mobile $50.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	$2400/month after tax. auto insurance about $50/month. cell phone about $50/month. PG&E about $25/month. Food and rent my parents take care of. American Express - $7000 at 16% UFCW Mastercard - $4500 at 24.99% Discover - $2700 at 19.24%
How long do you expect to live with your parents? For the life of this loan? Thanks.	I don't live with my parents. They live with me.
So will your parents continue living with you and paying all rent and food bills for the life of this loan?	yes. they are staying with me and so are 2 of my brothers. they both have job to help out too.
Given that you have another LC loan, is this all new debt that has accumulated since your last loan? If so what measures are you employing to limit future accumulation of unsecured debt?	This debt was here since the LC loan. I was waiting to pay off LC first. later it will be one of my other debt. now i would like to deal with one payment.
How much do you presently owe to LC, balance, payment and interest?	As of today it's $5000 at 14%. $250/month

Member Payment Dependent Notes Series 676290

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676290	$10,000	$10,000	7.66%	1.00%	February 25, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676290. Member loan 676290 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,000 / month
Current employer:	Union Bank	Debt-to-income ratio:	12.85%
Length of employment:	3 years	Location:	los angeles, CA

Home town:
Current & past employers:	Union Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,707.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Please tell us a little about your revolving credit balance of $9,707. For example, are you paying interest on this debt? Wishing you the best.	I have about 7K in a credit card with Chase at 12.24% and about 2.5K in a credit card with Bofa at 15.99%. I am still paying interest on this debt.

Member Payment Dependent Notes Series 676332

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676332	$15,000	$15,000	12.68%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676332. Member loan 676332 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,300 / month
Current employer:	n/a	Debt-to-income ratio:	11.71%
Length of employment:	7 years	Location:	Roanoke, VA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,596.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It would help if you would fill us in with a loan description. Tell us what and how you intend to use the funds. Who is your employer and what is your position? What are your monthly expenses?	I intend to use the funds for a kitchen remodel. I am self-employed as an inventory auditor for convenience stores, and my largest client is the Hess (gasoline) Corporation. My income is about $6200 a month, and my expenses are: Mortgage: $690, car: $413, credit cards: $200, business expenses: about $400. And once a year I pay about $7000 in taxes, which is low due to my driving 4000 miles a month and the resulting tax deduction.
Explain how you get $6300 monthly from N/A employer. With a length of employment of 7 years.	Well, I count stores at a rate of $155 per store. I count two per day for around 18 days a month (5580) and I have one account which pays $125 per store, and I do all 7 in the chain in two days (875). I am also in the National Guard as an E6, which is about $400 a month. So, I guess it's closer to $6800 a month. I have weekly and monthly check stubs for the last year. The reason they pay so much is that I am not an employee, so they don't have to pay benefits such as vacation, health care ( I use the VA for free), workers' comp, or FUTA/SUTA taxes in my name. It's a good deal for them and me.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. I owe $150,000, and I bought it two years ago for $175,000. It was brand new when I bought it, and I got many free upgrades. So, It should be higher than that. I also have a rental condo valued at $40,000, and I owe nothing.

Member Payment Dependent Notes Series 676430

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676430	$10,000	$10,000	14.91%	1.00%	February 28, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676430. Member loan 676430 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Stanford Hotels	Debt-to-income ratio:	18.45%
Length of employment:	< 1 year	Location:	Charlotte, NC

Home town:
Current & past employers:	Stanford Hotels
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > This loan is to pay for my wedding on 10/7/11. We have been saving for a some time now but still need extra money. Our wedding is in Philadelphia, PA where we grew up together. I attended East Stroudsburg University and my Fiance went to Neumann University. We currently live in Charlotte, NC with our two dogs!

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	21	Months Since Last Delinquency:	14
Revolving Credit Balance:	$2,602.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 676471

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676471	$20,000	$20,000	20.48%	1.00%	February 28, 2011	March 1, 2016	March 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676471. Member loan 676471 was requested on February 15, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Sacramento city unified	Debt-to-income ratio:	8.19%
Length of employment:	2 years	Location:	Roseville, CA

Home town:
Current & past employers:	Sacramento city unified
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/11 > My husband and I have just purchased a new home. We would like to add a pool. I have been a special education teacher for ten years now, and have great job security. I haven't been late on a bill payment in almost 5 years and am comfortable that we can afford this payment.

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	54
Revolving Credit Balance:	$4,118.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello borrower. I'm interested to help finance your loan. My questions are: (1) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (3) Usually 300 loans listed; today 379 are. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept a partially funded loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. Advantageous to accept an 80, 90 pct ($16-$18K) partial loan because after 6-months making on time payments, you're automatically eligible to relist unfunded $'s or list new loan purpose, $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	My spouse's income is not included in this loan. I realize a loan will potentially decrease our FICO scores, so we are trying to keep his high. He is a principal, earning $104,000/year. I would definitely accept a partial loan, and we are anticipating paying off the loan in 3-4 years in order to pay less interest. I hope I answered all of your questions.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance on the mortgage is $365000, with the market value being $359000. The difference in price being the VA funding fee being wrapped into the loan.
Any additonal household income not listed above? Any dependents such as children?	We did not declare my husbands income of $104000/year. He is an elementary school principal. We wanted to keep his credit score high for any emergencies that life throws at us, so therefore we were at first attempting for just myself to be on the loan. We have a one year old at home.

Member Payment Dependent Notes Series 676543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676543	$14,550	$14,550	10.74%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676543. Member loan 676543 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Alliant Asset Management	Debt-to-income ratio:	23.40%
Length of employment:	7 years	Location:	north hills, CA

Home town:
Current & past employers:	Alliant Asset Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > Already have a loan with Lending club and have been paying on time. Would like to consolidate my current loan and credit card bills for a much better rate. Thank you! Borrower added on 02/22/11 > I am pay about 496 a month on the debt I would like to consolidate. With this loan I will be able to lower my payment and move away from my credi cards.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,976.00	Public Records On File:	0
Revolving Line Utilization:	62.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you don't mind, I have some brief questions for you regarding your loan. Thank you for your help. What do you do for Alliant Asset Management? What is your net monthly income? How much do you have in terms of liquid savings/investments? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? What are you currently paying on the debt you're consolidating? Also, what is your LendingClub loan number, and how did you accumulate the credit card debt you are currently consolidating? Did you accumulate it before or after your previous loan, and what are you plans to keep yourself from accumulating debt in the future? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? If someone else will be helping you, is that person also in debt? Since you chose to get a 5 year loan, how long do you expect to take to pay off the loan? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you again for your help, and I look forward to funding your loan.	I am a compliance analyst and have been working there since 2003. My net is about 47k. I have about 2k in savings. Also im enrolled in a 401k. I have rent amount of 800, with 100 dollar phone bill, and 150 for cable that I split with my gf. No car payments. Utilities I split as well its about 150. My lending loan # I currently have is 705983. I've accumulated some of the debt from car repair and recently moving to our apt. About a year ago. I will be the sole person paying off my loan. I would like to pay it off in less 5 years. I hope this is sufficient information.
Thank you very much for your help--I just have a couple of additional question. How much free cash flow do you currently have after all monthly expenses, and what are you currently paying on your LendingClub loan and other debt you plan to consolidate?	I have about about 700-800 free. When I consolidate my current loan with my other debt I will be paying 319 a month.
Thank you for your help--however, I was wondering what you're currently paying on your debt. Thank you for your help!	Right now im paying 246 for 36m
What are the rates and balances on the debts you are consolidating? Thanks!	17.99, 16.99.

Member Payment Dependent Notes Series 676546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676546	$6,000	$6,000	7.66%	1.00%	February 28, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676546. Member loan 676546 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	H2E INC.	Debt-to-income ratio:	24.26%
Length of employment:	1 year	Location:	spokane, WA

Home town:
Current & past employers:	H2E INC.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,670.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 676630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676630	$4,375	$4,375	5.42%	1.00%	February 25, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676630. Member loan 676630 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,480 / month
Current employer:	Fiesta Canning	Debt-to-income ratio:	20.20%
Length of employment:	< 1 year	Location:	McNeal, AZ

Home town:
Current & past employers:	Fiesta Canning
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,639.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	Type your answer here. Type your answer here. 1. Credit card consolidation. I paid each $200 last month but my income doesn't allow me to do this every month. I would rather pay a set fee once a month for a consolidation than have most of my salary go to credit card payments. I don't plan on closing any cards as I have had them for years and usually only charge my satellite TV or small amounts and pay the balance off in full. I"m careful with my cards and need them for airfare or unexpected expenses. I might close the Bank of America one with a current balance of about $200 as it has a very low credit limit. 2. The majority of the costs on these cards come from a failed relocation attempt. My brother talked me into moving to Texas and I had an offer on my house so I felt the move could work. However, the offer fell through and another one didn't appear and I was unable to find any work at all for 6 weeks followed by being hired part time. I received a full time offer from an employer near my unsold, mortgage-free house so moved back. Permanantly. 3. Inventory Control Clerk. 4. I've been working all my life. For the past five years I worked as the clerk and conservation education center director for the Whitewater Draw Natural Resource Conservation District (state subagency) and as a contractor temporary support person for the Natural Rescources Conservation Service (federal). Concurrently I was relief postmaster for a local post office (federal) part-time. Prior to that I was a corrections officer for the Arizona Department of Corrections. I have high federal FBI security clearance and will probably either be promoted at my current employer or will obtain a better-paying position with another one in the future. I generally earn about $15 an hour. 4. Monthly expenses, estimated: State and federal taxes: 20 percent of my gross income Bank of America loan $185 Direct TV $62 Satellite Internet $24 Car insurance $50 Sprint phone $49 Propane and wood est. $80 Food and gasoline $400 minimum Credit card bills varies from $200 paying minumums to whatever is left in the budget. 6. Just myself. 7. No one. Thank you for your time,
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here. 1. No mortgage. 2. Yes, I hold the deed free and clear. 3. No home equity loans. 4. Valuation for taxes is about $40,000 including 6 acres of land. It is a solar-powered site built home, not a manufactured home. Real sales value is less as nothing is selling out here. I had a cash offer on my house when I moved but it fell through and another didn't materialize in four months as the market is glutted with homes for sale in this area. It is not on Zillow,com. 5. I built this small home in 2001 and have lived here ever since, except for my trip to Texas, which was not a good move, literally. I want to completely finish the interior and add an Arizona room, which will up the value, but don't have any cash to pay for materials as I"m paying so much on my credit cards. Thank you for your interest.

Member Payment Dependent Notes Series 676637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676637	$18,000	$18,000	11.11%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676637. Member loan 676637 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,900 / month
Current employer:	USAF	Debt-to-income ratio:	6.54%
Length of employment:	10+ years	Location:	Sanford, NC

Home town:
Current & past employers:	USAF
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > I have no car payments, credit card use is minimal. Etremely stable job, in the millitary so I wont be out fo work for some time. Loan is for purchasing land at the lake for vacation spot. Borrower added on 02/18/11 > thankyou Borrower added on 02/23/11 > Loan is for a Camper and 1/4 acre of land at a lake. Have never had any credit issues and always pay bills on time. Both mine and my wifes vehicles are paid off and in excellent condition leaving me with little in bills. Payment will be auto withdrawn from my account when my paycheck posts per lending agreement.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,110.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) USAF current: Rank? Pay Grade? ETS Date? (MM/DD/YY) (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 507 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. Advantageous to accept an 80, an 90 pct ($14K - $16K) fixed interest, term limited, partial loan because after 6-months of making on time payments, automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. MSgt/E7, ETS Aug 15 currently 2. No, wife stays at home but is Registered Nurse if income ever became needed 3. Would likely go full term if 100 percent funded but if less, would likely pay off earlier most likely 3 years at 60 percent funded, 4. Yes i would take a partial funded loan. Have a great day and thank you for your service.

Member Payment Dependent Notes Series 676647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676647	$5,000	$5,000	7.29%	1.00%	February 25, 2011	March 4, 2016	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676647. Member loan 676647 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,100 / month
Current employer:	Knepper Press	Debt-to-income ratio:	4.92%
Length of employment:	8 years	Location:	Carnegie, PA

Home town:
Current & past employers:	Knepper Press
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > Loan for 2007 Honda Accord, we have an excellent credit rating, and have a combined household income of over $85,000. I've been at my current job for 8.5 years, and have been steadily employed in the same industry since 1984. This is one of the greatest sites around, since you have real people giving each other loans. Borrower added on 02/19/11 > This loan will be automatically deducted from our bank account, so we will never miss a payment. The payment? only $99/month

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	24
Revolving Credit Balance:	$8,486.00	Public Records On File:	0
Revolving Line Utilization:	10.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please comment on your delinquency 24 months ago? Thank you.	I pulled my credit report, and found the delinquency. I had a Chase credit card that had 1 payment in Feb 2009 that was past due. My wife pays the bills and she misplaced the bill. we made a double payment on the next bill. That account is paid in full, and now closed. We did a refinance of our home, 1.5 years ago, at a lower rate, the bank would not have done the refinance if they thought we were a credit risk. My credit score is 771. The funds will be electronically taken from our bank account, so I cant see us missing a payment.

Member Payment Dependent Notes Series 676756

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676756	$35,000	$35,000	17.14%	1.00%	February 28, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676756. Member loan 676756 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,208 / month
Current employer:	Alfred Mann Fondation	Debt-to-income ratio:	21.78%
Length of employment:	3 years	Location:	Camarillo, CA

Home town:
Current & past employers:	Alfred Mann Fondation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,948.00	Public Records On File:	0
Revolving Line Utilization:	48.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, For who and for how long were your previous two employers? Thank you!	Type your answer here. I have been with AMF (Alfred Mann Foundation) for the last three years, starting in Feb. 2008. I was with Amgen for 7 years starting in Jan. 2000. In Nov. 2007 Amgen had a larg lay-off and I was part of that reduction here in Thousand Oaks, Ca. I hope that this will help you in what you are asking for.

Member Payment Dependent Notes Series 676779

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676779	$30,000	$30,000	16.77%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676779. Member loan 676779 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,167 / month
Current employer:	Sunbeam Television	Debt-to-income ratio:	13.37%
Length of employment:	5 years	Location:	Framingham, MA

Home town:
Current & past employers:	Sunbeam Television
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > I am a current Lending Club member. I will use this loan to pay off an existing Lending Club loan (Loan 544041), plus the remainder of unsecured debts I have. I am a member in good standing and have never missed a payment. I would like to pay off all debts at a lower interest rate, in less than 5 years. One my debts are paid off, it will then be time to pay for my son's college....yeah! But at least I will be debt-free. Thanks to all potential investors for helping me with my 'no-debt' plan!

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,160.00	Public Records On File:	0
Revolving Line Utilization:	19.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is your job and how stable is it? Thanks and welcome back to Lending Club!	The majority of my debt is the remaining $18,000 balance with my first LendingClub loan, which will paid off with this loan. The remaining $10,000 in debt is spread across 5 other cards, all with interest rates over 20%. Also, I have been with my job for over 5 years, and it is very stable (been in my profession 20 years, recently got a raise, and never been out of work).
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	LendingClub has informed me that they will be asking for all income verification, supporting documentation, etc. soon. At which point it will be noted along with my loan listing.
Your loan is one of approximately 450 competing for investor funding and you now have only 13 days to raise $29.3K, a large amount by Lending Club standards as pointed out by another investor. Unless you will be satisfied with 60% or more, you may wish to be more persistent with Lending Club about income verification and Credit Review Status approval to attract those investors who will not commit funds to your loan otherwise.	I am doing what I can to expedite this. Thanks for the advice!
What are the monthly payments on the 5 high interest rate cards that you'll be paying off?	The 5 card payments total $465 per month. If my loan request gets fully funded, I will be saving roughly $240 per month on my payments, while paying down my total debt much faster.
Thanks for your answers. I just want to clarify one more thing before adding my funding to your loan. Your revolving debt as of your previous loan was around $27k, you received $19k in funding, and now you have about $11k in debt. Does that mean you've accumulated an extra $3k in debt since then, and if so, what was that from?	No - it is roughly the same. I could only apply for a loan in $5K increments. In truth, if I can fund about $26-27K, then all debts will be covered ($18K to lending club, plus another $8-$9K towards remaining debt). I do put roughly $1-$2K on Amex for business each month, but I pay that in full each month. So I don't count Amex towards my debt totals.
Sounds great. I'm going to help fund your loan, and you should try to get Lending Club to verify your income, which will move the funding of your loan along much faster. Good luck!	Thank you! And I am working on that....just waiting for them to respond.

Member Payment Dependent Notes Series 676800

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676800	$18,000	$18,000	16.02%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676800. Member loan 676800 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Center for Court Innovation	Debt-to-income ratio:	16.32%
Length of employment:	8 years	Location:	STATEN ISLAND, NY

Home town:
Current & past employers:	Center for Court Innovation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > With the money I save I will be able to afford better day care service for my newborn son. I have been with the same company moving up the ranks for the past 8 years, my last two promotions were less than a year apart, and has givenme the ability to pay down debt instead of managing it.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	5
Revolving Credit Balance:	$2,095.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 474 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($15K - $16K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY more expensive debts; partial loan is financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1) Borough Manager for NYC Community Cleanup, a demonstration project for the Center for Court Innovation. See www.cleanupnyc.org for more information. 2) It was not included, it is $80,000. 3) 5 years should be just perfect. At best I could pay it off within Four years. 4) Yes I would accept a partially funded loan.
Hi, could you please list your debts, their balances, interest rates and monthly payments (eg. CC1, $4000, 25%, $300/month) And which of these debts will you be consolidating with this loan? Thanks, this info will help your loan fund faster.	The following are the accounts I have and are consolidating: Bank of America - Line of Credit - 12,000 - 25% CitiCard - Credit Card - 4,000 - 29% Capital One - 2,000 - 16%
hi there. 2 questions: 1. can you explain what the delinquency 5 months ago was? 2. you are asking to borrow $18K but the credit report only shows $2K of debt, can you explain where the rest of the money is going? if it is all going to pay off debts can you list them by borrower, amount and interest rate? Thank you!	1.) It was CitiCard, and my wife & I took FMLA leave for the birth of our son. Unfortunately she was on un-paid leave, which put me behind on this bill, but was ble to recover once my wife returned back to work. 2.) The following are the accounts I have and are consolidating: Bank of America - Line of Credit - 12,000 - 25% CitiCard - Credit Card - 4,000 - 29% Capital One - 2,000 - 16%

Member Payment Dependent Notes Series 676880

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676880	$7,300	$7,300	7.29%	1.00%	February 28, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676880. Member loan 676880 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Krystal Infinity	Debt-to-income ratio:	6.31%
Length of employment:	5 years	Location:	Orange, CA

Home town:
Current & past employers:	Krystal Infinity
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,757.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	I have 4 crdit cards ranging from $700 - $2,800. The APR ranges from 11-18%. I was making more money before and I was working on building my credit. The gross income per month veries from $2,000 - $5,000 (I am in sales so my income varies). My only bills are these cards. The balance was up to $13,000 at one point and I have paid off almost half with 0 debt consolidation. I have never been late on a payment in my life, and have recently paid off a $20,000 auto loan.
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. What is Krystal Infinity and what do you do there? The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	I have 2 accounts with Chase. $2,900 balance 18% interest rate Min Pay - $75.00 $2,700 balance 14% interest rate Min Pay - $65.00 1 account with Wells Fargo $800 balance 17% interest rate Min Pay - $25.00 1 account with Capital One $690 balance 15% interest rate Min Pay - $22.00 Krystal Infinity is the world largest limousine manufacturer. We just partnered with a huge China based company. I sell new limousines, busses, hearses, and other professional vehicles. I am also the used car manager. We have been in business for 28 years.

Member Payment Dependent Notes Series 676925

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676925	$6,000	$6,000	18.62%	1.00%	February 25, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676925. Member loan 676925 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	Thrillist.com	Debt-to-income ratio:	8.08%
Length of employment:	1 year	Location:	Beverly Hills, CA

Home town:
Current & past employers:	Thrillist.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > Hello and thank you for your consideration. I'm applying for this loan to cover short term costs and consolidate debt. I am due four bonus payments through work in 2011 (one after the close of each quarter), and as a result, will be able to pay this loan off by the end of 2011. Current Debts/Monthly Payments include 3 credit cards that total 15k, a car payment of 500, and rent of 1400 including all expenses. Borrower added on 02/16/11 > Also: I work as a digital ad-sales manager in Los Angeles for a prominent men's brand online. Borrower added on 02/16/11 > Lastly: I was invited to apply for a new loan by Lending Club as I've had a personal loan since early 2010. They invite members who have made 6+ payments on time in a row (I'm 8/8 on mine). This new loan would buy out the remaining $ on that loan ($9000) as well.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	38
Revolving Credit Balance:	$13,957.00	Public Records On File:	0
Revolving Line Utilization:	76.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 676959

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
676959	$8,500	$8,500	6.92%	1.00%	February 28, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 676959. Member loan 676959 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	tension envelope	Debt-to-income ratio:	21.06%
Length of employment:	< 1 year	Location:	bayonne, NJ

Home town:
Current & past employers:	tension envelope
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > I will use this loan to pay off some smaller  bills with high interest . I have never bin unemployed and have worked in the same business for 36 years . My job is very secure I am lead machine adjuster

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,823.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 677017

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677017	$10,000	$10,000	6.92%	1.00%	February 28, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677017. Member loan 677017 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Univar USA Inc.	Debt-to-income ratio:	13.30%
Length of employment:	2 years	Location:	Renton, WA

Home town:
Current & past employers:	Univar USA Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > I am recently married and my husband and I are looking to consolidate our debt with this loan. This loan will really help us to tackle our school loans with high interest rates. I am a great borrower because I am never late on payments for my mortgage, car, insurance or school loan payments. I have only one credit card and I'm very responsible with this piece of plastic. In fact, the balance on there is mostly from our wedding and honeymoon. No frivolous purchases here. I have a monthly budget of $2,000.00 and the rest goes into savings. Although I've only been in my current position close to 2 years now, I believe my job is quite stable. I work for a company that has been around since the early 1900s and is still growing.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,363.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? HOME OWNERSHIP As well, if you own a house what is : The value right now (use Zillow if needed) What is your mortgage amount, interest rate, and monthly payment? Is there a line of credit attached as well and if so what is its balance and rate? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	Hi Joe, CREDIT CARD - $6,500 balance at 11.15%; Balance is from wedding expenses and honeymoon; HOME - $180K value; MORTGAGE - $172K at 6.3%; 28K at 9.8% (no line of credit attached); MORTGAGE PAYMENT - $1,300; PAYMENT ABILITY: $4,700 gross income; $3,500 net income; Major expenses include $350 for car & insurance; $600 for school loans; $700 for mortgage (husband helps pay the rest of course). Appreciate your interest - thanks for your consideration.
hi, I would like to fund your loan but please answer this question: You stated your credit card balance is $6500, why do you need to take a loan amount of $10,000? Where does the remainder of the money goes after the CC is paid off? Thanks.	The loan is to consolidate our private school loans that have interest rates that are not fixed. This loan is not to pay off my credit card. Thanks!

Member Payment Dependent Notes Series 677032

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677032	$12,000	$12,000	6.92%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677032. Member loan 677032 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Parkinson's Action Network	Debt-to-income ratio:	10.88%
Length of employment:	5 years	Location:	Washington, DC

Home town:
Current & past employers:	Parkinson's Action Network
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,460.00	Public Records On File:	0
Revolving Line Utilization:	32.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	Hello, I will be consolidating student loan debt. Thanks!

Member Payment Dependent Notes Series 677048

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677048	$13,800	$13,800	7.66%	1.00%	February 28, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677048. Member loan 677048 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	Franciscan Health Systems	Debt-to-income ratio:	21.15%
Length of employment:	2 years	Location:	Port Orchard, WA

Home town:
Current & past employers:	Franciscan Health Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > The funds will be used to consolidate the credit card debt I incurred while obtaining my Pharm.D. I've been working as a pharmacist for the same hospital since completing my rotations in 2009 and worked as a pharmacy technician throughout my 8 years of college schooling. My job is very stable and the monthly payment for this loan will be far below that which I've been dutifully paying for several years.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,783.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	I appreciate your question. The current interest rates on my credit cards average around 19%. Accordingly, this loan will cut my average interest rate in half (plus some), reduce my monthly payment, and help me be rid of this usurious debt once and for all within 3 years. Given my stellar credit history and the fact that Ive never made a late payment in my life, I feel Im a very safe investment for the savvy investor.

Member Payment Dependent Notes Series 677055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677055	$15,600	$15,600	16.40%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677055. Member loan 677055 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,208 / month
Current employer:	Bluegrass-Oakwood	Debt-to-income ratio:	24.85%
Length of employment:	7 years	Location:	Bronston, KY

Home town:
Current & past employers:	Bluegrass-Oakwood
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > I am using the money to consolidate my bills into one payment. I pay my bills in a timely manner, make approx. $4500 a month clear, and my job is very stable. Borrower added on 02/17/11 > Lending Club has given me the chance to take charge of my financial affairs when other lenders would not, thank you Lending Club.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	45	Months Since Last Delinquency:	19
Revolving Credit Balance:	$11,733.00	Public Records On File:	1
Revolving Line Utilization:	76.20%	Months Since Last Record:	115
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello%u2026For whom and for how long did you work for your previous two employers? Thank you!	I have had only 4 previous employers, I began with a small company called VOCA Corp in 1986, we merged with Rescare, Inc in 2000. In 2003 I resigned Rescare to finish my Masters degree and then became employed with the Columbus Organization in 2004, I then was tranfered to Bluegrass-Oakwood, I am currently at, all of these companies are ones that work with developmentally disabled so I have been doing this since 1886 which is now 25 years.
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) TRANSUNION Credit Report shows Pubic Record Chapter 7/13 Bankruptcy 115-months ago. Reason for bankruptcy filing? Final disposition of bankruptcy filing? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Yes my second wife and I had to file bankruptcy, we got over our heads with a house and large bills, it was cleared in a few months. I have put my income for this loa only but together we bring in approx. $102,000.00 per year for the both of us. I hope to have this loan paid off between 3-4 yrs.

Member Payment Dependent Notes Series 677086

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677086	$12,000	$12,000	7.66%	1.00%	February 28, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677086. Member loan 677086 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,067 / month
Current employer:	HOMEOWNERS FINANCIAL GROUP	Debt-to-income ratio:	7.91%
Length of employment:	1 year	Location:	SCOTTSDALE, AZ

Home town:
Current & past employers:	HOMEOWNERS FINANCIAL GROUP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > I will be using this loan to payoff all of my revolving debt. I have a very secure job as a Sr. Underwriter for a successful mortgage banker. I've been in the mortgage business for 21 years. I have very good credit. The BK I had several years ago was due to a very bad divorce. I have had perfect credit since then and even before the BK I was never late on any of my debt. I really appreciate your consideration for helping me with this consolidation loan. I assure you my payments will always be made on time. Thank you.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,525.00	Public Records On File:	1
Revolving Line Utilization:	57.90%	Months Since Last Record:	103
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	HSBC; $35. min.; $1516. bal.; 12.9%; DIRECT MERCHANTS; $15. min.; $540. bal.; 19.99% DISCOVER; $17. min.; $661. bal.; 19.99% CHASE; $34. min.; $995. bal.; 28.24% CHASE; $111. min.; $5073. bal.; 14.24% CAPITAL ONE; $71. min.; $2689. bal.; 17.9% I have been paying much more than the min., usually the amt. the credit card shows is needed to pay it off in 3 yrs. If I only pay the minimum, it would take an average of 18-25 yrs. to pay these off. Thank you for your consideration.

Member Payment Dependent Notes Series 677162

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677162	$10,000	$10,000	10.00%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677162. Member loan 677162 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	City of Philadelphia	Debt-to-income ratio:	6.00%
Length of employment:	3 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	City of Philadelphia
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,291.00	Public Records On File:	0
Revolving Line Utilization:	20.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What do you plan on doing with this loan? Thanks.	I will be using this money to pay for some random expenses I have coming up in the months ahead. Some of these expenses include multiple out of state weddings of close friends. I also need to purchase some new appliances for my apartment that broke and I will be responsible for when I move out.
What are you purchasing?	I will be using this money to pay for some random expenses I have coming up in the months ahead. Some of these expenses include multiple out of state weddings of close friends. I also need to purchase some new appliances for my apartment that broke and I will be responsible for when I move out.
Hello borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	The income of roughly 45-48K per year is mine alone and is gross. I selected the 5 year repayment plan because that is an amount that know I can repay without any problems. I don't anticipate paying it off any sooner than 4 years.
Hello. What do you plan on purchasing with this loan? Thanks.	I will be using this money to pay for some random expenses I have coming up in the months ahead. Some of these expenses include multiple out of state weddings of close friends. I also need to purchase some new appliances for my apartment that broke and I will be responsible for when I move out.
What are you borrowing the money for?	I will be using this money to pay for some random expenses I have coming up in the months ahead. Some of these expenses include multiple out of state weddings of close friends. I also need to purchase some new appliances for my apartment that broke and I will be responsible for when I move out.
What is the "major purchase"?	I will be using this money to pay for some random expenses I have coming up in the months ahead. Some of these expenses include multiple out of state weddings of close friends. I also need to purchase some new appliances for my apartment that broke and I will be responsible for when I move out.
What do you do for the City of Philadelphia?	Without getting too specific, I work for The Department of Aviation. I have a federally mandated position which means that it is secure and if layoffs with the city were to occur, they would likely occur in other departmens. I personally feel my position is very secure and if layoffs were to occur in my department, which is very unlikely, I would be one of the last to go due to my seniority. Again though, layoffs would first occur in other departments due to the fact that I fill a position that is required by federal regulations.

Member Payment Dependent Notes Series 677175

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677175	$7,500	$7,500	9.63%	1.00%	February 25, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677175. Member loan 677175 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	Eastern ATI, LLC	Debt-to-income ratio:	18.83%
Length of employment:	6 years	Location:	Goldens Bridge, NY

Home town:
Current & past employers:	Eastern ATI, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,794.00	Public Records On File:	0
Revolving Line Utilization:	64.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	(1) No (2) No, this is my Mom's small "2nd home" and my payment to her is $500/month (3) No (4) Current value is ???$127,000-129,000, a 40% - 41% increase since it was bought 10/2002 (5) 8 years
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	Thank you for your interest in funding my loan. These should be the answers that you're looking for. $1,400.00 @ 23.99% - Dell Dell's 9 month interest free terms recently expired and now I'm faced with 23.99% $2,200.00 @ 19.99% - HSBC HSBC raised their rates from 12.99% to 19.99% as of 01/02/11. $3,400.00 @ 17.99% - Capital One I fear the fact Capital One may do something similar and raise their rates. I want to pay these credit cards in full with Lending Club's loan and pay Lending Club's much lower interest rate. >>has anything occurred to avoid accruing new debt?<< Not sure what you are asking, but this is from my credit report 02/11/2011: You have never been late with your payments, and no collection accounts or negative public records are listed in your credit report.
has anything occurred to avoiding new debt? probably means Will you be increasing your debt load by running the balances on the cards satisfied with the lending club loan?	Absolutely not! Once the cards are paid with the Lending Club loan my preferred (and only) card will be my debit card taking money directly from my checking account. I will NEVER allow my debt(s) to increase like they have. Tough lesson to learn, but I've learned it the hard way...
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	I know what you mean, I work hard for my money as well. These creditors do what they want when they want and their rates have become ridiculous - - and they'll probably get worse. You are helping me get out of an unfortunate position I will never be in again. Thank you

Member Payment Dependent Notes Series 677199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677199	$25,000	$25,000	19.74%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677199. Member loan 677199 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,250 / month
Current employer:	n/a	Debt-to-income ratio:	21.42%
Length of employment:	1 year	Location:	Austin, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	64	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$76,001.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	mortgage balance is $524,000, current value is $725,000, no HELOC or any kind of 2nd mortgage
Hello, For whom and for how long did you work for your previous two employers? Thank you!	I have been in the same line of business (9-1-1 emergency communications) for over 25 years. My last 2 employers, before I started my own business, were Intrado for 7 years and TCS for 5

Member Payment Dependent Notes Series 677202

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677202	$19,200	$19,200	15.28%	1.00%	February 28, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677202. Member loan 677202 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	UA	Debt-to-income ratio:	25.32%
Length of employment:	8 years	Location:	tuscaloosa, AL

Home town:
Current & past employers:	UA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > I am a single parent and am going through a contested divorce. Attorney fees are depleting my available funds. I will use the money to pay current and future expense as a result of the divorce proceedings and prior debit. As a result of this loan I will be able to save money after paying all monthly expenses. The extra savings (~450+ per month) will be used to maintain house hold expenses; however, once the divorce is final I will be able to accelarate payments on the loan and intend to pay it off in 3-4 years. I have a credit rating of 720+ (as of Dec. 10) and always pay my bills on time. I only need help to get through the next 2-3 months when the divorce will be finalized.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,686.00	Public Records On File:	0
Revolving Line Utilization:	61.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello Crimson Tide borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (3) Usually 300 loans listed; today 427 are. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept a partially funded loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($16K - $18K) fixed interest, known term, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on majority your more expensive debts; partial loan is financially favorable for borrower.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1) Assistant professor, PhD, responsibilities include program administration (55%), teaching (35%), research and service (10%). 2) My intent is to pay it in 3-4 years. 3)Yes I will accept partial funding. Thanks, my goal is to pay off the high APR debits. Roll tide!

Member Payment Dependent Notes Series 677271

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677271	$15,000	$15,000	13.43%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677271. Member loan 677271 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	gemini motor transport LP	Debt-to-income ratio:	7.18%
Length of employment:	4 years	Location:	BOILING SPRINGS, SC

Home town:
Current & past employers:	gemini motor transport LP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,743.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? Thanks, Ron	139.00 HSBC 2600.00 SEARS/CITI BANK
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	100,192.00 QUICKEN LOANS /VALUE 134.000.00
Hello. I have cash to lend you, but first have some questions. Thank you in advance for your answers. All potential lenders will see your responses so hopefully your loan should be more fully funded. Your profile shows income is unverified by LC. Would you please contact them to verify your income? What is the combined income of your household and from what sources? Please would you tell us about yourself, your work, and describe your improvement project. For your household, please list amounts of all major debts (CC, auto, mortgage, HELOC, student loan, medical and so on). Is your debt increasing/decreasing over time? Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term?	I WORK HARD 57 YEARS OLD HAVE BEEN A DRIVER FOR 25 YEARS,FOR GEMINI MOTORS FOR 4 YEARS. I JUST REFI MY HOME 2 A 5N1 ARM @2.75% I NOW HAVE REDUCED MY PAYMENT OVER 400. PER MONTH.MY GOAL IS TO MAKEOVER MY HOME STARTING KITCHEN.MY DEBT CC 119. AUTO 345. MORT. 591. INVESTMENT RENTAL 544. I HAVE 4 BANKS OVER 12000.IN CHECK/SAVINGS 3 RENTAL PROPERTIES.TOTAL INCOME $16000. SELF $65000. WIFE $28000.
What do you do for Gemini Motors?	I AM A DRIVER

Member Payment Dependent Notes Series 677324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677324	$12,000	$12,000	10.74%	1.00%	February 25, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677324. Member loan 677324 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Target	Debt-to-income ratio:	19.17%
Length of employment:	9 years	Location:	Tampa, FL

Home town:
Current & past employers:	Target
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > This loan is for a fitness center with personal training and massage. My partner and I are opening a business with a client base of 30 clients who will pay $40 a month for a membership as well as $35 per personal training session. This will grow to include massage clients as well as adding additional personal trainers and their respective clients. We have a combined 12 years of experience in the fitness industry. My partner was a professional soccer player for 10 years and has been a coach and trainer for 8 years. I have been in a corporate position for 10 years of which I will stay to maintain a stable salary. My position is with Target which is a leading retailer and is very stable. I have personally tranisitioned from an overweight child and adult to a fit individual and want to use this passion to share with others. Our client base is student athletes, children struggling with obesity, and adults of all ages and fitness levels. We are passionate about helping people find a wellness centered life and will focus our business on client support and satisfaction. Our loan will pay for rent of our space as well as equipment to add to our center. Borrower added on 02/20/11 > Our business plan has specific financial sheets of which I can add if needed. Borrower added on 02/22/11 > I would like to add that we are two very driven individuals that believe in modeling a fit and healthy lifestyle. We have plans to expand to hire additional trainers which will add to our clientele base and bottom line. We have dedicated private investors that are current clients who believe in us and what we do. We are talented and know how to motivate clients to be the best that they can be. Our advertising will be word of mouth and social networking, as well and holding private training classes at local grocery stores to teach our clients about healthy food choices. We will be a success in this business because we have the tools to do so. Our promise to our clients is to stay small and personal which will keep our operating costs down. We will expand to offer group and family memberships.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	55	Months Since Last Delinquency:	7
Revolving Credit Balance:	$8,195.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please comment on your delinquency 7 months ago? Thank you.	Absolutely, that was a simple mistake on a Kohl's credit card where I missed a payment. I have nothing since that time, the card is paid off and my Experian credit score is 734. Thank you.

Member Payment Dependent Notes Series 677326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677326	$4,800	$4,800	15.28%	1.00%	February 24, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677326. Member loan 677326 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,167 / month
Current employer:	done right automotive	Debt-to-income ratio:	8.57%
Length of employment:	< 1 year	Location:	CLEVELAND, OH

Home town:
Current & past employers:	done right automotive
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,651.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Delinquencies. (Please look at your credit history of this listing.) 4. Your position at current company 5. Previous work experience 6. Itemized monthly expense 7. Anyone who you need to financially support, for example, your children. 8. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	The purpose of this loan is to pay back some family that I borrowed money from in the past year and to pay off two cards that i have. One of which is a Macy's card that im not worried about because it only has 150 on it. The other is a Kay's jewelers card that i have two purchases on, one is an engagement ring which my brother needed a co-signer for and i bought earrings again after losing my original ones. For the family issuse, i borrow money from my father when my timing belt broke and money from my mother to pay off some tickets and court fees. Ive been working for Done Right Automotive for almost a year now and am a technician. I worked for Dick harris automotive at the same location before Done Right Automotive took over for about a year after i graduated. I do not support anybody but my self. I pay for my health insurance, car insurance, cell phone and the two cards monthly. Ive never need to borrow money but the last couple of months have been rough and i just need a boost to get back on track. If any more questions occur please feel free. thank you for your time.
What do you do at done right automotive and where did you work before that?	I am a technician at Done Right Automotive. We work on everything except body work. I myself am more of the diagnostic person but me and the boss and other co worker are put together as a nice team and it works very well. Before Done Right, I was employed by Dick Harris Automotive at the same building before Done Right took over. I worked for dick harris for a year after i graduated from Ohio Technical College before Done Right took over. I hope this answers the questions, and feel free to ask more. Please and thank you for your time.
Hello, what are the proceeds of this loan to be used for? What is your monthly net income and expenses? What is your current occupation? Thank you.	This loan is to pay off my mother and father because i had borrowed money from father when my timing belt broke on my car and i had to get it repaired, and also from my mother to help pay off some tickets and court costs. I have paid most the money back it's just they are leaving to go back Laos for a month and need the money. I also have two cards i wanna get straightened out, one is a macy's card and one is a kay's jewelers card. And also what ever money is left i'd like to put into an ROTH IRA fund. I average about 1100 a month and pay for the two cards, my health and car insurance, cell phone bills, and daily expenses. I am currently a technician at Done Right Auto and have been in the field for 2 years now. I graduated from Ohio Technical College in 09 after high school. I hope this answers the questions and feel free if any more occur. please and thank you for your time.

Member Payment Dependent Notes Series 677330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677330	$20,000	$20,000	18.25%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677330. Member loan 677330 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	Kansas City Life	Debt-to-income ratio:	11.41%
Length of employment:	3 years	Location:	KANSAS CITY, MO

Home town:
Current & past employers:	Kansas City Life
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > major purchase for home remodel Borrower added on 02/22/11 > Here's a little more information on why I'm borrowing the money. I plan to use the funds to do some major repairs on a free and clear house. What makes me a good borrower is I believe in paying my bills on time to make sure that happens I have automatic pay on most of my bills. Because I budget on monthly basis, my monthly budget for this loan is $600 a month. I have a stable job and I make extra income on the side with a rental property. I assure that if you fund my loan payments will be made promptly every month. Borrower added on 02/22/11 > To Member 595101... I wanted to apologize I didn't quite understand the whole process of how this worked so I thought the loan had been fully funded when you asked your question. To answer your question there is no HELOC on the home and on zillow it had a zestimate of 58,500 but I'm going to say in reality it wll probably be closer to about 48,000. Hope that answers your question. Member_595101 Asked > Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure)

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	57
Revolving Credit Balance:	$9,331.00	Public Records On File:	0
Revolving Line Utilization:	74.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you but someone is already financing it.
Please verify your income with Lending Club (support@lendingclub.com) and I will be happy to help fund your loan! Thanks!	I have no problem verifying my income. I was told someone would be contacting me to verify it and no one has contacted me yet. I will contact them. Thank you.

Member Payment Dependent Notes Series 677342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677342	$12,000	$12,000	10.74%	1.00%	February 28, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677342. Member loan 677342 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Levick Strategic Communications	Debt-to-income ratio:	18.16%
Length of employment:	< 1 year	Location:	Silver Spring, MD

Home town:
Current & past employers:	Levick Strategic Communications
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	64
Revolving Credit Balance:	$19,780.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please list the ID # of your current/prior LC Loan. I would like to figure out how much I already invested with you.	#486846. Thanks

Member Payment Dependent Notes Series 677347

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677347	$15,000	$15,000	10.37%	1.00%	February 25, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677347. Member loan 677347 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	The Ritz Carlton	Debt-to-income ratio:	15.46%
Length of employment:	< 1 year	Location:	Eatonton, GA

Home town:
Current & past employers:	The Ritz Carlton
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > We have already paid off one loan in full and actually early to The Lending Club and we have one current loan that is on excellent standing. We found out because we had to rent out our home to move for a MUCH better job, we now have to pay back out first time home owner's credit to the IRS in full. We would like to consolidate that with our other loan so we can pay just one payment a month. We love the Lending Club and use when we need to consolidate.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,468.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	$3000 Wells Fargo Visa 14% $7500 IRS (First Time Homeowner's Credit) $4000 Lending Club, Previous Great Standing Loan 10%
Hello. I have cash to lend you, but first have some questions. Thank you in advance for your answers. All potential lenders will see your responses so hopefully your loan should be more fully funded. Your profile shows income is unverified by LC. Would you please contact them to verify your income? What is the combined income of your household and from what sources? Please would you tell us about yourself, your work (include prior work as length of employment shows < 1 yr). For your household, please list amounts of all major debts (CC, auto, mortgage, HELOC, student loan, medical and so on). Is your debt increasing/decreasing over time? Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term?	1.Combine income of $70,000 annually 2. I am the Food and Beverage Manager for the Ritz Carlton and my wife is an Office Manager for a plastic surgeon. 3. We have a mortgage for 132,000. Car 12,000. Medical 1200. Credit Cards 3500. 5000 previous good standing LC loan. 4. We have about 2000 in savings. 5. Our debt is always paid off as quickly as possible and always early. We paid off two previous loans with LC early. 6. Yes it will automatically come out of our account, as did the other loans with LC.
Hi, I am interested in funding your loan can you please tell us your previouse lending club loan number. Thanks	302975 and 456868

Member Payment Dependent Notes Series 677354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677354	$15,000	$15,000	20.48%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677354. Member loan 677354 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Orbitz	Debt-to-income ratio:	1.23%
Length of employment:	1 year	Location:	MARENGO, IL

Home town:
Current & past employers:	Orbitz
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	13
Revolving Credit Balance:	$171.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide detailed information (lender, outstanding principal balance, interest rate and minimum monthly payment amount) for all debts to be consolidated with this loan. Please explain the two delinquencies (one in the last 13 months) on your credit history.	Mortgage company will refinance to lower principal and interest rate if we can clear a second bank loan. The Bank has agreed to accept $30,000 as paid in full on a 75,000 loan. With the mortgage company and bank reducing principal there is a debt reduction of almost 200,000 if I can come up with the funds to pay off the bank. I believe the delinquencies are the result of the mortgage company thinking they were to pay our property taxes. When they then asked me for more money each month to cover escrow I delayed payment until the issue was resolved. I pay my own property taxes.
can you tell us what your home is worth and how much is on each of your 1st and 2nd mortgages?	1st mortgage is currently at 521,000 and second (bank) is at 75,000. Home was just appraised at 368,000. Mortgage company will refinance at 360,000 and a lower interest rate if I can get rid of second (bank loan). Bank loan folks have said they will accept 30,000 and call this debt paid. If I can acquire this 30,000 I have the opportunity to remove about 200,000 in debt. I already have a good faith estimate from the mortgage company to amke this happen and just this week got the appraisal. so these things are current. I'm meeting with another bank to day to see if they can accept titles to vehicles as collateral for some of these funds as well.

Member Payment Dependent Notes Series 677395

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677395	$6,000	$6,000	7.66%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677395. Member loan 677395 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,462 / month
Current employer:	Pilkington Auto Glass	Debt-to-income ratio:	25.63%
Length of employment:	5 years	Location:	Suitland, MD

Home town:
Current & past employers:	Pilkington Auto Glass
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > need this money for bills

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,275.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 677398

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677398	$12,000	$12,000	10.00%	1.00%	February 28, 2011	March 2, 2016	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677398. Member loan 677398 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,678 / month
Current employer:	HealthPort	Debt-to-income ratio:	8.55%
Length of employment:	4 years	Location:	cumming, GA

Home town:
Current & past employers:	HealthPort
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > My car of 11 years has decided it is ready to give up the ghost. It still creaks and groans but its pretty close to retirement. So I need a new used car. Rather than go through the finance company would like to give this a try. The rates are much better and it offers the chance for everyday people to invest in me and earn a profit. I'm honest and trust worthy and I worked in collections for years so I know the importance of paying bills on time.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$763.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 677482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677482	$3,500	$3,500	5.79%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677482. Member loan 677482 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	25.76%
Length of employment:	2 years	Location:	Virginia Beach, VA

Home town:
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	42	Months Since Last Delinquency:	7
Revolving Credit Balance:	$5,488.00	Public Records On File:	0
Revolving Line Utilization:	8.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please comment on your delinquency 7 months ago. Thank you.	I did not a delinquency 7 months ago but I did co-sign for my daughter's car loan while she was in school. She has since graduated and is making automatic payments now.
What are the debts and their corresponding interest rates that you are trying to consolidate? Also can you explain the delinquency incurred 7 months ago?	I'm looking to consolidate three small credit card balances with 20%+ interest rates. I did not a delinquency 7 months ago but I did co-sign for my daughter's car loan while she was in school. She has since graduated and is making automatic payments now.

Member Payment Dependent Notes Series 677491

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677491	$5,000	$5,000	5.79%	1.00%	February 24, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677491. Member loan 677491 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	unicco services	Debt-to-income ratio:	22.60%
Length of employment:	9 years	Location:	san antonio, TX

Home town:
Current & past employers:	unicco services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/16/11 > I plan to go on a two week vacation,Ialso make my payment on time when due,my job is security until I retire, Borrower added on 02/18/11 > I make my payments on time and my job is security until I retire. I using this funds for my vacation,my monthly budget is around 2500.00

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1985	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,135.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 677492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677492	$9,800	$9,800	9.63%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677492. Member loan 677492 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Priority Xpress Couriers	Debt-to-income ratio:	22.62%
Length of employment:	6 years	Location:	Saint Peters, MO

Home town:
Current & past employers:	Priority Xpress Couriers
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,232.00	Public Records On File:	0
Revolving Line Utilization:	28.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 677569

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677569	$31,050	$31,050	14.17%	1.00%	February 28, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677569. Member loan 677569 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	The Episcopal Church	Debt-to-income ratio:	20.53%
Length of employment:	7 years	Location:	Honolulu, HI

Home town:
Current & past employers:	The Episcopal Church
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > I am seeking to consolidate all debt into one account. My job is extremely stable, and I have never been late with payments. My monthly budget can easily include this monthly payment. Borrower added on 02/21/11 > A couple of investors have asked questions about my monthly budget. After paying for housing (rent), taxes, auto, and utilities, my remaining budget each month is a little over $3000.00. Because of this, I plan to pay off the potential loan early.

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,210.00	Public Records On File:	0
Revolving Line Utilization:	66.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please provide detail of monthly budget & how this additional "Monthly Payment: $1,063.79 (36)" will fit in. Do you use mint.com or other budgeting software?	I have just begun to use mint.com; they actually recommended Lending Club. I did not know of Lending Club before using mint.com. As for repayment of the loan from Lending Club, if received, I plan to use this loan to pay off current debts, therefore not increasing my overall debt. Currently I have paid more than the $1063.79 amount each month to reduce debt, and my goal is to continue that practice.

Member Payment Dependent Notes Series 677605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677605	$15,000	$15,000	13.06%	1.00%	February 28, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677605. Member loan 677605 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,133 / month
Current employer:	Towers Watson	Debt-to-income ratio:	17.81%
Length of employment:	2 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	Towers Watson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > Hello All, I have a steady job and I am comfortably paying off all my credit card debts...slowly but surely. I have come to realize that I would rather pay interest over here and help each one of you investors make returns on your investment rather than credit card companies. Simple principle really....you help me, I help you!

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,491.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Explain the difference between the revolving credit balance of $26,491 and the $15,000 requested loan amount.	I only need $15,000 to pay off my high interest credit card debts. The rest are low interest (lower interest than this loan). Plus I anticipate a nice tax refund as well to boost it. Thanks for your question.

Member Payment Dependent Notes Series 677650

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677650	$11,000	$11,000	7.29%	1.00%	February 28, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677650. Member loan 677650 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,617 / month
Current employer:	Treasure Island	Debt-to-income ratio:	11.50%
Length of employment:	8 years	Location:	HASTINGS, MN

Home town:
Current & past employers:	Treasure Island
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > Refinancing last 2 credit cards and the small amount left on my student loan. Soon to be almost completely debt free!

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,004.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 677651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677651	$14,000	$14,000	13.06%	1.00%	February 24, 2011	March 2, 2014	March 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677651. Member loan 677651 was requested on February 16, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Blackhawk network	Debt-to-income ratio:	15.89%
Length of employment:	1 year	Location:	Phoenix, AZ

Home town:
Current & past employers:	Blackhawk network
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,817.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The revolving credit balance is indicated to be $21,817. Yet the loan is for $14,000. Explain the difference. Please list all debt, individual balances, monthly payment and interest rates.	Look at previous answer.
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	I have a US Bank CC that has a 9,800 bal with an int of 23.88%. Min monthly is 350. This will be paid off, I have a MBNA CC that has 6000 bal 9.9% int min 107 half of this will be paid off. I have two other smaller CC that I am paying off with my tax return money that equals around 4800. I recently just paid off two other CC this last week. A lot of this debt was built up during my 8 months of unemployment two years ago. I have paid down almost 13,000 in the last year towards my debts. Thanks

Member Payment Dependent Notes Series 677670

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677670	$12,000	$12,000	7.29%	1.00%	February 28, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677670. Member loan 677670 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,374 / month
Current employer:	Deseret Industries	Debt-to-income ratio:	18.12%
Length of employment:	3 years	Location:	Saratoga Springs, UT

Home town:
Current & past employers:	Deseret Industries
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,689.00	Public Records On File:	0
Revolving Line Utilization:	62.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	Great question! I will consolidate my credit card debt that I'm paying 14.99% interest on. This is just a way to speed up my getting out of debt, so that as soon as I'm out of debt, I can begin putting all the extra money that I make towards saving and also investing on Lending Club. I'm a supervisor at both of my full-time jobs. I've worked at my main full-time job for 3 years and 8 months to date. It is a salary position that pays me a guaranteed $42,356 per year with a 2-3% raise coming in late March 2011. It is a 40 hour per week job. I can pay all of my bills with that job only. My other full-time job guarantees me 40 hours per week, and I have the opportunity to work a lot of overtime if I choose. I'm the supervisor in charge of the entire 84-bed Mental Hospital at that job when I'm working. I make a guaranteed $31,678.40 per year at that job if I don't work any overtime, and I make significantly more than that if I do work overtime. I've done that job for 1 year and 1 month to date. So, I make at least $74,034.40 per year at the two full-time jobs with the potential to make quite a bit more than that if I work overtime shifts. My main job covers my expenses. I use my second job to pay off debt. I've never had a late payment in my life. I've always paid all of my bills by usually getting a second job, or occasionally by borrowing money to pay my bills. I've always had a very high credit score. I never was in debt until back in December 2005, when I began loaning people money directly (not through something like Lending Club), by borrowing money to loan them money at a higher interest rate than I borrowed the money. The problem was that those people never paid back a cent of the $25,000 that I had loaned them. So, then I was stuck paying on all of my debt that I couldn't afford at the time, so I borrowed more money to make payments on time. Now, I'm getting closer to getting completely out of debt again, and I'm never getting in debt again! I want interest to work for me instead of against me. My wife and I are very motivated! We cancelled our cell phone last year, and got a simple magicjack.com phone that only costs about $20 per year using our internet when we make phone calls. So that magicjack internet phone is our only phone. We lowered our cable tv a couple years ago to the limited basic package with Comcast which is $13 per month. We continue to find ways to cut expenses to speed up how quickly we get out of debt. I enjoy both of my jobs, too, because I'm the man in charge, and the jobs are very secure jobs. I'm only 33 years-old, so I have lots of energy and drive. I'm in good health, and I have $650,000+ of term life insurance on myself, so that even if something ever happened to me, then my wife and children would be set, and they could still easily pay off whatever debt I have left. I learned to work hard when I served a 2 year voluntary Church mission in Portugal & Cape Verde off the coast of West Africa. I saved the $10,000 I needed to pay for my mission by working before my mission. (As an LDS missionary I didn't receive any pay for my service, and instead paid for it myself.) Also, I paid for my wife's and my schooling when we got our Bachelor's Degrees at BYU after my mission. I also helped my mother pay for her schooling to get her Master's Degree by loaning her money before my mission and after my mission while my wife and I were attending BYU. I've always been a hard worker, and I've always paid all of my bills. It is against my religious beliefs to declare bankruptcy ever, so I've never done that, and I never will. With how much money I make that will never be a problem anyway. I'm as solid of an investment as it gets! Please feel free to ask me anymore questions. I'm an open book.

Member Payment Dependent Notes Series 677677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677677	$3,000	$3,000	7.29%	1.00%	February 25, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677677. Member loan 677677 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,004 / month
Current employer:	JUDYS GROUP INC	Debt-to-income ratio:	14.04%
Length of employment:	9 years	Location:	FOREST HILLS, NY

Home town:
Current & past employers:	JUDYS GROUP INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,710.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	Type your answer here.Hi, I need this money for an online business I started .I have a Romanian website and I want to make an American version if it too. Thank you Cornel

Member Payment Dependent Notes Series 677684

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677684	$16,000	$16,000	16.40%	1.00%	February 28, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677684. Member loan 677684 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Georgetown University	Debt-to-income ratio:	14.97%
Length of employment:	4 years	Location:	arlington, VA

Home town:
Current & past employers:	Georgetown University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > I have a few high interest credit cards that I would like to pay off with this loan that resulted from some life emergencies that I didn't anticipate. I always pay my bills on time but its hard to get ahead with the high rates and this will help me become debt-free!!

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	9
Revolving Credit Balance:	$16,335.00	Public Records On File:	0
Revolving Line Utilization:	63.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the delinquency from 9 months ago?	The only thing that I see on my credit report is a 30 day late payment to Macy's in May 2010. I use online banking and a glitch in the system (or in my ability to use the system) caused me to miss a payment. As you can see, it is the ONLY adverse report in my history (the longest of which goes back 5 years). Thanks for pointing it out though, it made me pull my credit report to see what was going on! :)

Member Payment Dependent Notes Series 677798

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677798	$7,000	$7,000	6.92%	1.00%	February 28, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677798. Member loan 677798 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Wooster City Schools	Debt-to-income ratio:	3.27%
Length of employment:	5 years	Location:	BARBERTON, OH

Home town:
Current & past employers:	Wooster City Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$920.00	Public Records On File:	0
Revolving Line Utilization:	8.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What do you plan to do with this money? If you're consolidating debt, what is the specific source of that debt? Thank you.	I am planning on eliminating my consumer debt.
Hello. What type of debt are you trying to pay off with this loan? And at what interest rate do you currently have? Thanks.	Consumer debt and my interest rate is 10%

Member Payment Dependent Notes Series 677842

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677842	$17,000	$17,000	11.11%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677842. Member loan 677842 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Crossmark	Debt-to-income ratio:	7.98%
Length of employment:	3 years	Location:	Malverne, NY

Home town:
Current & past employers:	Crossmark
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,258.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 677882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677882	$7,875	$7,875	13.80%	1.00%	February 25, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677882. Member loan 677882 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,596 / month
Current employer:	NYSDOT	Debt-to-income ratio:	15.15%
Length of employment:	10+ years	Location:	jamesville, NY

Home town:
Current & past employers:	NYSDOT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > The funds are being used for medical purposes...TMS therapy. I am a good borrower because I always pay my debt on time. My personal monthly budget is around $7500 plus my husband contributes to the home finances. My job is extremely stable. I have been with NYSDOT for 22 years and I inspect bridges which is Federally mandated...so my position will never be eliminated.

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,885.00	Public Records On File:	1
Revolving Line Utilization:	66.70%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello borrower. I'm interested to help finance your loan. My questions are: (1) Reason for Chapter 7/13 Bankruptcy 117-months ago? What was final disposition? (2) Position (BRIEF job description) with employer? (3) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (4) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1) Divorce...combined debt was relieved. 2) Civil Engineer...bridge inspector for NYSDOT. 3) No, spouse's income is not included. He is self-employed and our combined income averages around $160,000 per year. 4) Initially wanted a lower monthly pmt. I anticipate to pay it off within 3 years.

Member Payment Dependent Notes Series 677888

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677888	$8,800	$8,800	10.37%	1.00%	February 28, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677888. Member loan 677888 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,917 / month
Current employer:	Sitecore USA, Inc.	Debt-to-income ratio:	18.84%
Length of employment:	< 1 year	Location:	Washington, DC

Home town:
Current & past employers:	Sitecore USA, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > I am working hard to not have anymore CC debt and am excited to use this as a way to get there!

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	54
Revolving Credit Balance:	$27,168.00	Public Records On File:	0
Revolving Line Utilization:	57.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan, but prior to doing so, I would like to see your response to the following items: 1. Itemize your monthly expenses. 2. Explain your role at Sitecore. 3. List the principal and interest rate of each loan to be consolidated by this loan. Thank you in advance.	1. Mortgage - 1500 2. Sales and Marketing Function 3. 7300 14%

Member Payment Dependent Notes Series 677902

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677902	$16,000	$16,000	16.77%	1.00%	February 28, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677902. Member loan 677902 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,000 / month
Current employer:	AAA Electric Motor Sales	Debt-to-income ratio:	13.46%
Length of employment:	5 years	Location:	MURRIETA, CA

Home town:
Current & past employers:	AAA Electric Motor Sales
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > Hi. I am requesting this loan to consolidate some bills I have aquired over the last few years. It's not that I couldn't have paid them off earlier. I made a decision to send my kids to private school so that they would have a better education. The school is expensive so I had to forgo paying the bills off early for their education. I NEVER miss a payment because I believe that when you sign a contract and people put their trust in you, you need to follow through. After all, a person's reputation follows them through life. Thank you for the consideration. Borrower added on 02/22/11 > Hi there - someone (an investor) asked me if there were any medical bills I was consolidating. Yes there are. My son had to have surgery for a hernia. Our insurance isn't the best, so I was stuck with a large bill. I am paying that off if I am blessed enough to be funded 100%. Borrower added on 02/23/11 > I gross $12,000 a month and after all bills are paid, I have $2,200 left. I have a very stable job as I am a specialist in my field and cannot be easily replaced. I will be paying this loan off early. I chose a 60 month loan to give me a little room to breathe.

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,407.00	Public Records On File:	0
Revolving Line Utilization:	69.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) What is the balance of the mortgage loan and any HELOC/2nd you owe on your home? 4) What is the current market value of your home? (use zillow.com if unsure) 5) How long do you actually intend to keep this loan? Thank you.	Absolutely: CC#1 = 2,772 owed @23.99% - $88.00 mo CC#2 = 5,381 owed @18.24% - $122.00 mo CC#3 = 10,659 owed @29.99% - $354.00 mo CC#4 = 3,812 owed @ 24.99% - $115.00 mo CC#5 = 1,433 owed @ 23.99% - $75.00 mo I have a car payment, and a Jet Ski payment that are not being consolidated. Once I receive the loan, I will keep the card with the lowest interest rate and shred the others. I only need ONE card for emergencies. I owe $508,000 on my home. I have no 2nd mortage. My home is worth $372,000. - Prices are on the increase in my neighborhood and all the forclosures are sold. I have NEVER missed a house payment on any property I have owned. I also do make a decent living. I just want to get a hold of my credit card debt and wipe it out. I intend on paying this loan off before the maturity date. My son is two years from being out of school. As soon as he graduates, that will free up a lot of extra money (he's in private school - he needs the structure). I plan on paying the loan off at that time. I hope this answers your questions. I thank you in advance for your consideration!

Member Payment Dependent Notes Series 677932

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677932	$15,300	$15,300	13.43%	1.00%	February 28, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677932. Member loan 677932 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Share Plus Federal Bank	Debt-to-income ratio:	9.62%
Length of employment:	2 years	Location:	Ennis, TX

Home town:
Current & past employers:	Share Plus Federal Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > This loan is being used to pay off a credit card that raised their interest rate to 29%. The remaining balance that you see is at 0% for the next 6 months and then only goes up to 13% so I did not want to move that. I have a long credit history and have never missed a payment. My job is very secure as I am an officer with a small bank out of Plano TX. Please let me know if you have any other questions! Thank you for your time.

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,301.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? Thanks, Ron	Ron - Do you need the total of all the accounts or just the amount I requested? Are you with Lending Club? Thanks Brent
I am a lender and a member of lending club. I would like to know your total dollar amount owed on your credit cards, not itemized amounts, just the total. I'm curious since your're only asking for 15k for debt consolidation, but your revolving credit shows you owe at least 26k. Why did you not ask for more to cover the rest of your debt? Or is the revolving credit depicted innaccurate? Thanks, Ron	No not at all - the $15k is for a credit card that has gone up to 29% on the interest rate. The other amount is on one other card and it is at 0% for the next 6 months and then only goes up to 13%. Doesnt make sense to move on that one. Thanks Ron
If you don't mind, I have some brief questions for you regarding your loan. Thank you for your help. What do you do for Share Plus Federal Bank? What is your net monthly income? How much do you have in terms of liquid savings/investments? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? What are you currently paying on the debt you're consolidating? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? If someone else will be helping you, is that person also in debt? Since you chose to get a 5 year loan, how long do you expect to take to pay off the loan? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you again for your help, and I look forward to funding your loan.	I am a loan officer with the bank. Net income after all deductions depends on the amount of business I do. Last two years W2 income was $125k last year and $100 the year before. I have a mortgage $1025, revolving (min due 500/mo), car $430/mo (will be paid off in 18 months) and 350 - 400 in other monthly debt. I am the only one paying off this loan. My goal is to get my one other credit card (currently at 0%) paid off in the next 12 months and then pay this account off 3 year after that. Thank you for your time.
Thank you for your help--I still have a couple of questions, if you don't mind: 1/ What are your non debt related expenses? 2/ Could you specify what kinds of debt you have by debt type (including Credit Card name), interest rate, and balance? Thank you again for your help, and I look forward to funding your loan.	My apologies oacq_invest. I am new to this website and this type of lending. I do have some concerns of giving out all of that information. Can you give me an idea of what your thoughts are on your questions and I can maybe provide a better answer. As for your questions, 1 non debt - are you looking for gas, food, diapers, etc....? 2 do you guys get a list of my debts? Reason I ask is that I was asked before by another member why I was refiancing one debt but not another one. Again I apologize is these are stupid questions but I am just doing it for security reasons. Thanks!
That's entirely fine--I understand your concerns completely. As for my questions, I'm curious as to how much free cash flow after expenses you have so I can determine what your ability to pay off your loan is if you incur unexpected expenses. As for the other question, lenders can see your total revolving credit balance under your credit history (hence why someone was able to ask why you weren't refinancing your entire revolving credit balance), but they can't see the terms under which that debt is held. Thus, seeing what your current interest rates are lets lenders see how much you will be saving by refinancing your existing debt, which again reflects your financial strength.	Thank you for understanding and for explaining. The idea for this loan is to pay off a credit card that is with 1st Financial - the interest rate is at 29%. The only other credit card I have with a balance is Citi. That is at 0% for 5 more months and then only goes up to 13%. Other costs that I have is daycare $400/mo, Insurance $180/mo, cell $100/mo and gym $36/mo. On average, after putting funds into savings, I usually have about $2,000 to $3,000 after all my bills are paid. Savings around $20,000 as well as a 401k of $20,000 just in case of emergency. Hope that helps!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi! The total on my mortgage is $152,291 to date. I do not have a HELOC or any kind of a 2nd lien on my property. I just refinanced my home in which the value came in at $157,000.

Member Payment Dependent Notes Series 677937

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677937	$30,000	$30,000	18.62%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677937. Member loan 677937 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	18.44%
Length of employment:	10+ years	Location:	Waseca, MN

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > Looking to pay off or reduce balances on current credit cards. Changes in banking charges for credit cards increased interest rates on existing balances. Balance amounts had increased due to cash advances used to assist some family members with living expenses as a result of job losses, etc. with the economy. This situation resolved itself now, and want to get high interest rates eliminated on the cards. I have stable employment history, independent agent for major insurance company with employment history of 18 years there. Spouse has been employed with local government for 34 years, and will be contributing income to repayment of the loan. Own home, with balance on mortgage of $105,000, and appraised value of home is $270,000. No car loans, etc. Do have HELOC of 20,000 at 4.35%. Also have retirement accounts and stock investments, which I do not want to touch to pay off cards. Would consider accepting partially funded loan if amount would help to remedy situation.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	37
Revolving Credit Balance:	$77,963.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	CC balances are as follows: BOA =23,300@9.99%, Capitol One 16,500@17.99% Discover=15,000@16.99%, Am Ex 5500@9.99% Wells Fargo LOC 3500@ 14.99% Discover HELOC 18,000@4.65% Citibusiness 4,000 @ 18.99% The plan is to pay off the high balance high interest cards, and discontinue any further use. Much of the balance on the cards is old, and subsequently when interest rates increased the payments have escalated to mostly inbterest. Do not want to get in this position again. Will use bank debit/credit card from checking acct. in place of CC as we have been doing for some time now. As long as I opted for the 36 months repayment we may take the entire 3 years to pay off, but could possibly pay off earlier if the cash flow allows. Hope this answers your question. Thanks!
Please itemize your large revolving debt, which is listed as $77,963.	Answer to your question was addressed in another question from lender. Please view answer posted online. Thank you.
Please elaborate on this: Gross Income: $8,333 / monthCurrent Employer: n/a Would like to understand source of stated income & any other household income sources. Thanks!	My current employer is a leading Insurance Company. Am sales manager, and spouse is RN with local government agency, and contributes $58,000/year to income.
None of the revolving debt you listed is at an APR higher than Lending Club offer. Why do you wish to refinance debt up to a higher interest rate?	Want to reduce the amount of time to repay debt to the 36 month timeframe and the amount will be approximately the same as making the minimum payments on the accounts now.

Member Payment Dependent Notes Series 677983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
677983	$4,000	$4,000	5.42%	1.00%	February 25, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 677983. Member loan 677983 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	Swaptree	Debt-to-income ratio:	4.96%
Length of employment:	2 years	Location:	Cambridge, MA

Home town:
Current & past employers:	Swaptree
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > The purpose of this loan is to pay off my final debt to high interest credit cards of which I'm paying around 23% APR. I have been working to pay it off for years and this is the final portion which will rid me of debt.

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	55
Revolving Credit Balance:	$1,790.00	Public Records On File:	0
Revolving Line Utilization:	22.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Delinquencies. (Please look at your credit history of this listing.) 4. Your position at current company 5. Previous work experience 6. Itemized monthly expense 7. Anyone who you need to financially support, for example, your children. 8. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	Hi LendingCrab, Thank you for your interest. 1.) The purpose of this loan is to pay off my final debt to high interest credit cards of which I'm paying around 23% APR. The balance is currently around $4,500 of which I'm taking the $4,000 and adding $500 to be completely done. 2.) I made a number of stupid financial decisions when I was younger (around the age of 18) and put everything on credit. I have been working to pay it off for years and this is the final portion which will rid me of debt. 3.) When I finished school, I had a loan to pay off which I was 60 days late for. I made a 100% payment and completely paid off the loan thereafter. It is the only delinquency I've had. 4.) I am a software engineer. 5.) I've been working as a software engineer for 11 years. 6.) Including rent, utilities, car loan, telephone, food, general expenses: 4,000 (note that the car loan was made under a 0% over 5 year agreement with Toyota which I'd be happy to provide details for). Now that I've been paying off my debt, I also started putting away a small portion towards savings and have a backup for emergencies). 7. I have a niece who lives with my mom, whom I help take care of, both financially and in guardianship (babysitting). I spend around $200-$300 a month to help support her welfare. 8. I am a single male.

Member Payment Dependent Notes Series 678015

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678015	$7,200	$7,200	13.06%	1.00%	February 24, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678015. Member loan 678015 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,708 / month
Current employer:	Fisher-Price	Debt-to-income ratio:	14.93%
Length of employment:	3 years	Location:	Lancaster, NY

Home town:
Current & past employers:	Fisher-Price
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > Purchased a new home recently - hiring a contractor to complete the landscaping. Borrower added on 02/17/11 > Recently purchased a new home - can't wait to get started on the landscaping!

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	42
Revolving Credit Balance:	$7,683.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but please answer the following question(s): What was the purchase price of your home? How much of the home was financed? What type of landscaping will you be doing? Please explain the delinquency on your credit report from 3.5 years ago. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	Hello - thank you for asking. The purchase price of the home was $286,900 It was 100% financed via a VA loan. The landscaping will include a stamped concrete patio, 2-3 flower larger beds, shade trees and a small storage shed. The delinquency on my credit report was due to one late payment while my wife was attending graduate school for nurse anesthesia. She has since graduated and is currently employed. Thank you so much for your kind consideration.

Member Payment Dependent Notes Series 678079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678079	$9,000	$9,000	14.91%	1.00%	February 25, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678079. Member loan 678079 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,250 / month
Current employer:	Homer C.Gow & Sons Inc.	Debt-to-income ratio:	17.16%
Length of employment:	10+ years	Location:	windsor, NY

Home town:
Current & past employers:	Homer C.Gow & Sons Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > 1.Funding to be used for home improvments 2.monthly gross income =$ 5900.00 3. employed by the same employer since 1980 (30 + years)

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,676.00	Public Records On File:	0
Revolving Line Utilization:	62.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any additional household income not listed above?	Type your answer here.--not at this time
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here. 1.no mortgage 2.yes 3.no 4. 79,500 5.10 years I would like to thank you for considering supporting my loan.

Member Payment Dependent Notes Series 678111

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678111	$6,600	$6,600	11.11%	1.00%	February 24, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678111. Member loan 678111 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	Pala Casino	Debt-to-income ratio:	3.59%
Length of employment:	7 years	Location:	Temecula, CA

Home town:
Current & past employers:	Pala Casino
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,666.00	Public Records On File:	1
Revolving Line Utilization:	15.90%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but please answer the following question(s): 1) Please list the year, make, model, mileage and price of car you will be purchasing. 2) Please explain the public record on your credit report from 8 years ago. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	Type your answer here.2007 Ducati s2r Monster 4059miles Price is $5200.00 I declared Bankruptcy 8 yrs ago.

Member Payment Dependent Notes Series 678117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678117	$14,600	$14,600	18.25%	1.00%	February 28, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678117. Member loan 678117 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Gastroenterology and Hepatology Assoc.	Debt-to-income ratio:	23.86%
Length of employment:	5 years	Location:	Springfield, VA

Home town:
Current & past employers:	Gastroenterology and Hepatology Assoc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > HI! Sorry I didn't tell anyone about myself...I started this process on break, at work, then couldn't finish because we were so busy! I am a registered nurse, working 33 hours/week in a doctor's office/recovery room. I have been helping my oldest daughter pay down her student loan from college- she works full time, but low-paying job. My son (graduating college this May) also works, but getting fewer and fewer hours, so my mom and I share helping him with his living expenses. He was able to get scholarships and grants for the first 3 years of college, but I am paying the loan on his senior year and 1/2 his rent/room/board. My middle daughter has also been relying on my help. Her husband has abandoned her and their 3-year old daughter. She is working full time, but cannot afford her apartment but also was not allowed out of her lease. She will be moving back home, but I have had to help with her rent fairly frequently over the past 6 months. No surprise, my income simply cannot cover all that plus my normal household bills. My husband was laid off last January (2010)- he has been mostly steadily working temp. jobs and making enough to cover the mortgage on our house, plus groceries. I am making up payments for everything else. No surprise, during the lean periods I have had to use the credit card and line-of-credit to pay normal expenses. I want this loan to pay off my line-of-credit, one small personal loan, and both credit cards. And, no, I can't increase my work hours...on my days off, I watch my granddaughter- daycare is so expensive, my daughter would be forced deeper into debt paying for it. Thank you all for your questions- I really appreciate you all so much. I am so amazed that I have already received so much finding even without any explanation from me what it is for/why do I need it. Thank you all again!

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	32
Revolving Credit Balance:	$18,285.00	Public Records On File:	0
Revolving Line Utilization:	52.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any additional household income not listed above?	My husband is working- temp. assignments; tend to last several weeks, with only 1-5 days between assignments. My daughter will be moving into our home in March- she also works full time and will be contributing to the household.
Hello borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 427 are. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept a partially funded loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($13K - $14K) fixed interest, known term, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on majority your more expensive debts; partial loan is financially favorable for borrower.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am a recovery room nurse. My husband and daughter's income is NOT included in my gross monthly income. I really want to pay this loan off in 3 years; no more than 5. I would accept a partially funded loan. Thank you so very much for your excellent questions and advice!
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	I have an Amex card- I can't remember the interest because I usually pay this off every month. I recently used it for a family emergency, so am paying down total now. My MasterCard is, around 17%. This is the card I usually use- it is connected to Upromise. My JC Penney, Kohl's, Home Depot,and Lowe's cards are not used very often and paid off the following month. That's it, really. I used my paid-off car as collateral for a secured loan when my daughter could not pay her current nor upcoming rent. That loan will be paid off in 3 years.
Hello...What are you putting together? Please explain in detail if you don't mind. The more information/insight you give us lenders the better chance of your loan will fund fully. Thank you!	I want to pay off my line-of-credit, my MasterCard, my Amex, and my secure loan; pay for a moving van/movers for my daughter and any small things related to her moving.
Please verify your income with Lending Club (support@lendingclub.com) and I will be happy to help fund your loan! Thanks!	Um...not sure exactly how to do this. I have been working as a recovery room nurse for Gastroenterology and Hepatology Associates since March, 2006. I also worked for LaserPlus Lasertrolysis from July 2005 through August 2010. I don't know how to confirm this. I cannot scan on this computer. At present, I can't even download or print out the documents my husband is requesting for our taxes because the computer simply isn't obeying the print command.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Don't know the balance of the mortgage. I have never known and have never made any payment on it. What is HELOC? Don't know the value and never heard of zillow.com. I do know, cuz my husband has complained bitterly about it, that our property values were artificially inflated because a number of our neighbors bulldozed their small houses and built McMansions, then abandoned them (there are 7 empty/foreclosed mansions within easy walking distance of our house). Our taxes and property value went up substantially. I think it's around $425,000 for our tiny home. I believe my husband pays $3000/mo mortgage- he refinanced several times when he insisted on having several areas remodeled. I couldn't talk him out of it. Does that help?

Member Payment Dependent Notes Series 678125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678125	$10,000	$10,000	9.63%	1.00%	February 28, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678125. Member loan 678125 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Raoul's Restaurant	Debt-to-income ratio:	17.96%
Length of employment:	10+ years	Location:	New York, NY

Home town:
Current & past employers:	Raoul's Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1978	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,045.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please give details of your $52,045 of revolving debt. Thanks	I was disabled with a broken ankle for three months early last year. I ran through my cash savings rather quickly and went deeper into debt (an already somewhat high level of debt, admittedly) to live and pay the high copays for doctor visits and therapy. This injury was someething you never think will happen, until it does. Part of life's learning process, I think.
I assume you are consolidating $10k of the $52k revolving debt. Show us you have enough disposable income to satisfy your monthly debt obligations. Thanks	Am currently on track to make 95K plus this year, and pay 12K in rent. That leaves me with sufficient income to fast-track the debt in a few years time.
what is your position at raoul's?	Manager, maitre d'. I meet and greet and manage the service.

Member Payment Dependent Notes Series 678133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678133	$8,000	$8,000	13.80%	1.00%	February 25, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678133. Member loan 678133 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	n/a	Debt-to-income ratio:	16.94%
Length of employment:	n/a	Location:	La Selva Beach, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > This is my second lending club loan. I paid off my last loan in 5 months. I have a few more high interest credit cards to pay off with this loan and I will be free of unsecured debt. I appreciate the investors who have shown faith in me!

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1981	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	44	Months Since Last Delinquency:	23
Revolving Credit Balance:	$20,730.00	Public Records On File:	0
Revolving Line Utilization:	61.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 678177

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678177	$12,875	$12,875	10.00%	1.00%	February 28, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678177. Member loan 678177 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	BCBG Maxazria Inc.	Debt-to-income ratio:	4.44%
Length of employment:	7 years	Location:	Bell Gardens, CA

Home town:
Current & past employers:	BCBG Maxazria Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,077.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 678210

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678210	$9,000	$9,000	11.11%	1.00%	February 24, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678210. Member loan 678210 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	n/a	Debt-to-income ratio:	9.47%
Length of employment:	n/a	Location:	Santa monica, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > The money I receive from you will be used to pay off my credit card debt. It will allow me to pay the same amount I have been (around $300/month) for 3 years compare to the ridiculous 12-16 years the cards informed me it would take. It will give me a piece of mind and a load off my back having a reasonable APR compared to the insane amount on the cards. I am a hard working determined person that has an awesome plan.

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,908.00	Public Records On File:	0
Revolving Line Utilization:	96.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain your source of income and detail the credit cards you wish to pay off and their interest rates. Thanks	Citi Card American Express 29.99% $4396.21 Citi Card Master 28.99% $1205.84 Chase Card 31.99% $ 966.27 American Express 14.50% $1930.08 The remaining money is to pay the Lending Club fee. I am a Freelancer working in the Entertainment Field. My income comes from whoever hires me to do work. I am always working and have even worked retail during the strikes. I am currently working at the Jim Henson's Creature Shop. I have worked with them off and on for 4 years. For the past 2 years, they have been my main source of income.
Please provide a list of the CC amonts and interest rates as well as anything else you would be paying off with this $9K loan. Also where do you work, what do you do at the company and how long have you been there?	Citi Card American Express 29.99% $4396.21 Citi Card Master 28.99% $1205.84 Chase Card 31.99% $ 966.27 American Express 14.50% $1930.08 The rest of the $9000 is to pay the Lending Club charge for borrowing. I am a Freelancer in the world of Entertainment. I am always working but not necessarily for the same company. I am currently on a project as a Production Coordinator at the Jim Henson's Creature Shop. I have worked with them for 4 years and they supply the majority of my income the past 2 years.

Member Payment Dependent Notes Series 678241

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678241	$16,000	$16,000	13.43%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678241. Member loan 678241 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Xorail	Debt-to-income ratio:	21.90%
Length of employment:	1 year	Location:	fleming island, FL

Home town:
Current & past employers:	Xorail
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > Thank you

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,785.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at your current employer?	Type your answer here. Sr Project Manager for Power Management for the Railroad industry (CSX, Norfolk Southern, Union Pacific and a few small outfits in the mid west

Member Payment Dependent Notes Series 678292

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678292	$35,000	$35,000	16.77%	1.00%	February 28, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678292. Member loan 678292 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Alamance Regional Medical Center	Debt-to-income ratio:	14.44%
Length of employment:	10+ years	Location:	Burlington, NC

Home town:
Current & past employers:	Alamance Regional Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > debt consolidation Borrower added on 02/17/11 > debt consolidation Borrower added on 02/17/11 > debt consolidation

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) What is the balance of the mortgage loan and any HELOC/2nd you owe on your home? 4) What is the current market value of your home? (use zillow.com if unsure) 5) How long do you actually intend to keep this loan? Thank you.	want to consolidate 3 other accounts and pay them off quicker. first is a credit card with balance of 9700 and apr of 13.24%, then a personal loan of 16000 with apr of 10% and lstly a line of credit with balance of 7400. Plan to keep credit cards for emergencies and close the other 2 accounts. I have a primary mortgage not 2nd mortgage that i owe around 124000. The market value of my home is 136000. I hope to pay this loan before the 5 years.
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	have a credit card with chase of 9700 with apr of 13.24%, a line of credit with state employees credit union with balance of 7300 with apr 10.75% and a personal loan with capital one with balance of 16000 with apr of 10%.
Please provide detailed information (lender, outstanding principal balance, interest rate and minimum monthly payment amount) for all debts to be consolidated with this loan. If your loan is not fully funded, will you accept partial funding of 60% or more?	credit card with balance of 9700 with apr of 13.24%, line of credit with state employees credit union with balance of 7400 apr of 10.755 and a personal loan with balance of 16000 with apr of 10%. and I need the full amt to pay them off completely. 34000 will be enough, thanks.
Please list all of your debt. Your credit report does not show any revolving debt. Thank you	capital one 16000 its a personal loan, state employees credit union 7300, chase credit card 9700
Hello borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 461 are. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept MORE than 60 pct partially funded loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($28K - $32K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on majority your more expensive debts; partial loan a financially favorable borrower option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am a registered nurse, I am single no other income in my home, my income 2010 with 85000. I got a 5 year loan to pay off 3 debts but want to pay the loan off quicker if possible.
Me again. Received reply, thanks. You asked for maximum loan- $35K. You answered 2 of my 4 questions. Last 2 questions you omitted answering: (3) You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (Number Y-E-A-R-S PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? ("As soon as possible", similiar answers, tell lenders absolutely nothing useful.) (4) When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. Advantageous to accept an 80, 90 pct ($28K - $32K) fixed interest, term limited, partial loan and pay off much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY your more expensive debts; partial loan financially favorable borrower option.) Lender 505570 U S Marien Corps Retired	i HOPE TO PAY IT ASAP, BUT I NEED THE FULL AMT TO BE ABLE TO CANCEL OTHER PAYMENTS OF THE OTHER DEBTS AND BE ABLE TO MAKE EXTRA PAYMENTS IF I CAN ON THIS LOAN TO PAY OFF SOONER.
Hi, I'm interested in funding your loan, but I have a question first. How did you get so deep into debt? was it a medical issue? legal? and is the issue resolved? Thanks. -LL Herndon, VA	wENT THROUGH A DIVORCE AND THAT ISSUE IS RESOLVED. I HAVE NO PROBLEMS MAKING PAYMENTS ON MY CURRENT DEBTS BUT WANT TO GET RID OF THEM QUICKLY.
Hi, I am interested in helping to fund your loan, but have a couple questions. What are the minimum monthly payments on each of your outstanding debts? What amount do you pay on each outstanding debt each month (if more than the minimum)? I am curious as to how this loan would be a sound financial decision for you, as it seems that the interest rates on your current outstanding debt are anywhere from 3-6% lower than what the interest rate is for this loan. Can you share with us your thoughts? Thank you!	The credit cards minimum payments is 200 but I usually pay 250, the bank loan is 210, and capital one is 570.89. My payments on this loan would be lower and i know for a fact all my debts would be paid off within 60 months, My goal is to be debt free and I plan to close my other accounts once they are paid off except for the credit card and that would be for emergencies only.
Thanks for the quick response! I'll be helping to fund your loan today. Good luck with your consolidation and please don't let us down!	Thanks I really appreciate your help, as you can see with my credit score and payment history I am a very responsible person. My goal is to get out of debt and I will do that. Thanks for everything, Raquel
Hello, why are you consolidating loans at rates of 10-13% for a higher rate of 17%? This will cost you more interest. Thanks.	Lower payments and will have all debts paid within 60 months.

Member Payment Dependent Notes Series 678324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678324	$10,000	$10,000	10.37%	1.00%	February 28, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678324. Member loan 678324 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Carney Kelehan	Debt-to-income ratio:	21.60%
Length of employment:	4 years	Location:	Columbia, MD

Home town:
Current & past employers:	Carney Kelehan
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > I am looking to consolidate my debt. My mom recently passed away, which added additional financial responsibilities. Borrower added on 02/26/11 > I have an active loan with Lending Club from a couple of years ago that I have never missed a payment or been late on. I am 28 years old and just trying to get myself back together after the loss of my mom last summer. It has been a very difficult ride for me, but one day i'm hoping to see the light at the end of the tunnel. I appreciate everyone who has funded my loan so far. Thanks again

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,820.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Secondly, has anything occurred to avoid accruing new debt?	I am not accruing additional debt at all. Expenses were prior and i'm trying to consolidate everything i had to use in order for expenses at the time. I'd like to have one payment at a fixed rate, rather than a few payments at different rates.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	I took out a loan a couple of years ago with Lending Club and have never missed a payment or been late! I work hard too...I am 28 and just lost my mom which added some additional obligations. I have held my position for just over 4 years and don't plan on leaving.

Member Payment Dependent Notes Series 678339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678339	$11,750	$11,750	17.14%	1.00%	February 28, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678339. Member loan 678339 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	us postal service	Debt-to-income ratio:	11.43%
Length of employment:	10+ years	Location:	south st paul, MN

Home town:
Current & past employers:	us postal service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	56	Months Since Last Delinquency:	21
Revolving Credit Balance:	$5,926.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 3-yrs? Short term: (NUMBER YEARS PLEASE): 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hello , and thank you for your service. I am a letter carrier with the post office. I am single, gross income last year was 72,000, which included lots of overtime. (many six day workweeks). I think between 2 and 3 years to pay off...
Hi, thank you for applying for the loan. The loan application shows a delinquency 21 months ago. Would you mind briefly explaining about it? Thank you	My mortgage lender actually told me if I wanted to negotiate a short sale or lower interest rate, they could not do it until I missed a payment....crazy, eh? I should mention my housing expenses have gone down from 1462 per month, (just principal and interest) to 400 a month for my efficiency apartment...

Member Payment Dependent Notes Series 678342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678342	$6,500	$6,500	12.68%	1.00%	February 24, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678342. Member loan 678342 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	TEKsystems	Debt-to-income ratio:	12.40%
Length of employment:	3 years	Location:	Nottingham, MD

Home town:
Current & past employers:	TEKsystems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > I am a team leader in charge of 5 people in the accounting department at the corporate headquarters for a Fortune 500 company. I am in good standing from a credit score perspective and have never had a late payment for any of my monthly expenses. I will use this loan to consolidate my debt so I have one simple monthly payment instead of three.

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	23
Revolving Credit Balance:	$6,521.00	Public Records On File:	0
Revolving Line Utilization:	75.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 678349

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678349	$6,000	$6,000	6.92%	1.00%	February 24, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678349. Member loan 678349 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	FM Facility Maintenance	Debt-to-income ratio:	6.94%
Length of employment:	4 years	Location:	Middletown, CT

Home town:
Current & past employers:	FM Facility Maintenance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > I have several small studen loans at a higher rate of interset that I would like to consolidate into one payment. This loan will cover the principal and allow me to pay them down faster. Borrower added on 02/18/11 > Correction - I have several small STUDENT loans, not studen loans. Clearly the money was well spent on education.

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,979.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for FM Facility Maintenance? Can you list the loan amounts, balances and interest rates for the loans you're planning to pay off? Thanks!	The loan balances are over $7,800 - I will apply the loan from Lending Club to one loan and pay the remaining balance on the other off with cash. Rate of interest averages over 10%. I'd rather not get into the specifics of my job but I was a contractor for FM for the past 3.5 years and transitioned to full time recently. I have cash on hand to pay off these loans but would prefer to keep it liquid for now.

Member Payment Dependent Notes Series 678381

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678381	$6,000	$6,000	10.37%	1.00%	February 28, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678381. Member loan 678381 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	The Argonaut Newspaper	Debt-to-income ratio:	19.92%
Length of employment:	4 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	The Argonaut Newspaper
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,616.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 678399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678399	$3,000	$3,000	6.92%	1.00%	February 24, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678399. Member loan 678399 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,100 / month
Current employer:	State of Calif.	Debt-to-income ratio:	20.29%
Length of employment:	3 years	Location:	avenal, CA

Home town:
Current & past employers:	State of Calif.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,440.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	Type your answer here. I actually hit the wrong button. It's to refinance my credit card.

Member Payment Dependent Notes Series 678451

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678451	$12,000	$12,000	18.62%	1.00%	February 28, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678451. Member loan 678451 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,972 / month
Current employer:	Earnhardt Ganassi Racing	Debt-to-income ratio:	10.74%
Length of employment:	5 years	Location:	China Grove, NC

Home town:
Current & past employers:	Earnhardt Ganassi Racing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > I work in the race car industry during the day, and have begun a small business doing the same at night. I have over 14 years selling, building, and assembling race cars. This is truly a passion of mine and I can't wait to grow the business. My need for these additional funds is to help with additional business startup cost. These include logo design, website development, raw material purchases, and equipment. I have currently invested over $75k into this business venture between the cost of the building (3000sf), tools, machinery and professional services. Currently to date I have registered my LLC, received my EIN, begun development of my logo, registered my domain name, and consulted a tax attorney. I recently attended a trade show to reunite with old customers to grow the business through word of mouth. I am not seeking traditional business startup funding from other avenues since my needs are very small. I have run a race related business entirely before and maintain a large number of contacts throughout the market to develop sales leads and promote my business. All of this is done after hours of my current job and therefore does not cause any conflict of interest issues. I am current on all debts that I have. I am never late. I am still living within my means and taking on this additional loan will not become a burden I cannot handle. This money is only going to help grow my business which will increase my revenue intake, therefore helping to pay this loan off ahead time. Please ask any questions you have, and I will be prompt to answer. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,393.00	Public Records On File:	1
Revolving Line Utilization:	78.00%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi - Has the new business made any sales yet or are you still just starting up? Also, I get that this business is done after hours, but from the perspective of your current employer, doesn't it look like you are opening a competing business? Is there a chance that your current employer would take some kind of punitive action against you for competing against them? Thanks	Currently I have not made any sales to date, however I am currently developing a product line that will be available for launch soon via advertising through publication and internet. My current employer does everything entirely for in house purposes only; we do not sell or market any products. My intention is to sell product to customers throughout the world. We do not directly complete for business. Thanks for your question.
Please verify your income with Lending Club (support@lendingclub.com) and I will be happy to help fund your loan! Thanks!	I did submit paystubs and w-2 days ago. I will forward them again. I contacted them the other day they said there was nothing they needed. Thanks for the information.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My current mortgage balance is 211K on a VA loan. This is the only loan I have on the home. I purchased in 8/2008 for 209K but refinanced for lower rate. Zillow shows value at 165K, but tax value is 190K. All of these figures do not include the shop addition I have added. (3000 sf). I hope to be able to get a consolidation loan once construction is 100% complete to pay off all existing debts. I tried to find financing before hand but no one would finance since I am my own contractor. Since I could not finance I decided to build all out of pocket, and just passed the year anniversary of breaking ground. The equity I should have will allow me to pay off all debts. Thanks for your question.

Member Payment Dependent Notes Series 678461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678461	$25,000	$25,000	18.99%	1.00%	February 28, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678461. Member loan 678461 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	n/a	Debt-to-income ratio:	1.27%
Length of employment:	n/a	Location:	Childress, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	32
Revolving Credit Balance:	$3,132.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a detailed loan description. What is the source of your income? Who was your prior employer and for how long? Please explain the delinquency 32 months ago on your credit history.	Please let me know if this response gets to you. I have answered these questions several times and am concerned they are not being viewed. I am in the newspaper publishing business and have worked as a publisher and chief operations officer for BMG,Inc. until Friday, Feb.11. I worked there for 2.5years. I decided to purchase my own newspaper and I begin work there this week. My income will be 55k per year as it was when I worked for BMG, Inc. One month ago I applied for the loan with your company for 25k to help with start up money and pay for Part of the newspaper purchase. So technically at this moment I am unemployed but won't be on Thursday of this week. My title there will be owner/published. As far as the delinquency goes 32 months ago I bought some furniture through furniture row and missed a payment even though they told me at the time of the sale i had no payments for two years. I immediately paid the total amount owed off and can't wait for that to be off my credit! I've paid a lot for that mistake!
Dear prospective borrower: Please consider your appliation as it is seen by prospective lenders. You are asking to borrow $25K from the Lending Club community. Less than a month ago, that was the maximum size loan available through lending Club. You describe this as a "Business loan," but you have listed your employment situation as "OTHER," provided no job title, and no employer. Your income does NOT show up as verified. Your credit history also shows a delinquency 32 months ago. Remember that you are competing for funding with more than 400 other prospective borrowers. 1) How will you use the funds requested, if your loan is funded? 2) Please explain your employment situation. 3) I strongly urge you to have your income verified with Lending Club, given that you have provided no indication of how you would pay off this large loan. 4) What was the delinquency in your credit history 32 months ago? 5) Your loan will surely fund faster if you provide details about the "business." You have provided absolutely none. 6) Perhaps you are waiting for questions before providing additional information. If so, please be aware that you have less than 12 more days to get funding before your application expires.	Please let me know if this response gets to you. I have answered these questions several times and am concerned they are not being viewed. I am in the newspaper publishing business and have worked as a publisher and chief operations officer for BMG,Inc. until Friday, Feb.11. I worked there for 2.5 years, and I have been in the newspaper business since 1999. I decided to purchase my own newspaper and I begin work there this week. My income will be 55k per year as it was when i worked for BMG, Inc. One month ago I applied for the loan with your company for 25k to help with start up money and pay for Part of the newspaper purchase.So technically at this moment I am unemployed but won't be on Thursday of this week. My title there will be owner/published. As far as the delinquency goes 32 months ago I bought some furniture through furniture row and missed a payment even though they told me at the time of the sale i had no payments for two years. I immediately paid the total amount owed off and can't wait for that to be off my credit! I've paid a lot for that mistake!
Yes, your response to my questions has been posted to your loan's Q&A section.	Thank you.
Yes, your response was posted. Thank you for the prompt response. It looks like questions aren't posted till they are answered, so I couldn't see hiroshige's question till after I asked similar questions. I apologize for the repetition, though it was unavoidable. However, I do have two follow-up questions: 1) Given that you will be self-employed, will you be able to pay off the loan if your new business fails? 2) If so, what is your plan?	My back up plan in case this fails would be to find a job in my career field, likely as a publisher for a newspaper. I would be able to make about the same salary, and with our debt being really low it wouldn't be difficult paying off your loan. My wife is a stay at home mom, and she is a registered dental hygienist who could go back to work if she had to in case the business failed. I don't see paying you off being a problem given our careers and willingness to work and pay off debt.

Member Payment Dependent Notes Series 678473

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678473	$20,000	$20,000	16.77%	1.00%	February 28, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678473. Member loan 678473 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Princeton Charter School	Debt-to-income ratio:	5.62%
Length of employment:	10+ years	Location:	Kendall Park, NJ

Home town:
Current & past employers:	Princeton Charter School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > I have two side business ventures going on right now: one is a buy-low-then-resell higher off of eBay--based on list prices, I conservatively anticipate making $15,000 profit off that this coming summer, once I have time to get back to it. The other is investing in the currently-booming stock market. I'm relatively conservative as an investor, I set stop-losses on everything, and even my more aggressive investments are pretty conservative. In any case, I only get aggressive with a small percentage of my investment capital. I do a lot of research, I talk to people, I have made good choices, and I have made a 30% total return on my investments over the past two months alone. I don't like losing money, and I'm not greedy...I'm perfectly happy with the rate of return I have been getting so far, and I'm doing a lot of research to maintain it and improve on it. I am a Princeton graduate--which I only mention to assure you that I have a good brain, and a number of former classmates to advise me well on how to continue to make good returns even when the market slumps and makes its periodic corrections. My main frustration right now is this: as a teacher I have only a small-sized pool of capital to work with, and there are so many opportunities out there right now that I would like a larger amount of capital available to me, to take advantage of more of these opportunities. I can assure you that I am a safe bet.

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,455.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you don't mind, I have some brief questions for you regarding your loan. Thank you for your help. What do you do for Princeton Charter School? What is your net monthly income? How much do you have in terms of liquid savings/investments? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? If someone else will be helping you, is that person also in debt? Since you chose to get a 5 year loan, how long do you expect to take to pay off the loan? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you again for your help, and I look forward to funding your loan.	Hello! Sorry about the wait...there was an issue with my login that I couldn't fix yesterday, but customer service got it straightened out this afternoon. To answer your questions: I am a Math teacher at the Princeton Charter School, and I also coach field hockey, basketball, and lacrosse for them. I also sometimes teach Ecology, Human Anatomy, and Earth Science--it depends on what the school needs from year to year. This is my 10th year at the school. The annual income that I gave Lending Club did not include anything beyond what I make at school, because that was all I could easily verify. My net monthly income is about $3500 from school, plus an average (since November) of $4000-$5000 monthly from investments--that's when I got serious about investing. I live at home with my parents, so I only pay about $50 for rent, food, utilities, etc per month. Insurance is paid for through my job. No gym or childcare costs--I am single. The reason I am looking for a loan at this point is as follows: a) Through church I got involved helping out a family of seven kids, single mother (Haitian immigrant), father in prison, zero prospects for anyone in the family. I've paid for the kids' food, sports training, some of their education (this past year that was a lot!), and other things, so that the mother could concentrate on getting a stable job and paying their rent and utilities. Over the past couple years everything there has turned around: they are now almost stable financially, one of the kids has just been accepted at Duke University, and two others are also off to college. It was well worth it, but it's been a very sizeable expense. Since the last of the kids are done with high school now, that expense no longer exists. b) I also started that side-business last summer--paid for everything, set everything up, organized everything...now I'm just waiting for the summer so I will have time to list and sell everything (which at current listed prices, should book me at least a $15,000 profit (and probably more). c) Then my car died at the end of last year, so I had to buy a new one in December. If not for those things, I wouldn't be asking for a loan at all. As for liquid savings & investments, I have about $55,000 in investments that I could pull out tomorrow if I needed to--I've thrown all my savings in there because I'm making such a great return on investments right now, and the market is projected to do well for the next year or so. I want to put more capital into the investments, to generate correspondingly greater returns and get my savings back up to where they were a couple of years ago, before I got involved with that family. Hence the loan. I will be paying the loan off myself--nobody else involved. I anticipate starting to pay off the loan in progressively larger and larger amounts starting about one year from now. I'm guessing it will only take about two years before I have it paid off completely, but I went for the five-year plan because nothing in life is certain. I hope that helps! if there's anything else I can answer for you, feel free to ask.
Dan, have you contemplated what happens if you dont realize the rate of return you are expecting for your investment in stock and instead lose money? Will you be able to afford the loan payments?	Yup, I have thought about that. There are 4 reasons why this won't be a problem. First, whatever happens with the stock market, I have my teaching job, and I have tenure there. (I'm also a good teacher and the new administration likes me as much as the old one did, so there's very little risk of me getting somehow let go anyway! The school is also very financially stable, so they aren't going to be letting people go for financial reasons anytime soon.) My salary is more than enough for me to repay the loan over 5 years (if it takes that long). Second, I stand to make at least $15,000 this summer on my other side-business. Let's say for the sake of argument that I only make $10,000. That still goes a very long way, in addition to my school salary, toward paying off the loan. Third, several players who I have coached in lacrosse are now playing for Division-I schools. Some of them have asked me about organizing us as a group to start up a series of lacrosse clinics in our area during the holidays and summers, maybe even start up a summer club lacrosse program. Lacrosse is a rapidly-exploding sport across the United States, but especially in our area, and there is a lot of money to be made in coaching it in those types of programs. I have several friends who do that, so I know. So probably within the next few years, a group of us will be starting up something like that, which will mean more income for me. And finally, suppose the worst happens and the stock market crashes, and we go into a double-dip recession. Not a problem, because I am a careful investor and I have stop-losses in place to limit how much I can lose. Even if I lost 20% of the ($55,000 + $20,000) I would have invested, that still leaves me with plenty to repay the loan. That's a great question though, thank you. If you need anything else, let me know.
Hello borrower, I am very interested in financing your loan. However can you answer these questions: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years please?) (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. More advantageous to accept a 85, 90, 95 percent partially funded loan because after making 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) (5) Do you currently own or rent your home? If you own and have a mortgage, what is the total balance of the mortgage loans and any HELOC you owe on your home? (6) Also, what is the current market value of your home if you have own or have a mortgage? (use zillow.com if unsure) (7) Can you verify your income with lending club? I want to fund your loan but verifying your income is important. Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Answering ALL these questions is a vital part of me funding your loan as I am emailed back when you answer these questions and I am able to keep track of individuals who take an active approach to getting his/her loan funded. Thanks	Okay, that's a lot...I'll try to be as brief as possible while still answering with enough detail. (1) I am a full-time-employed Math teacher and multiple-sport coach at the Princeton Charter School, and I have been in my position for ten years. (2) Only my income is included (no spouse), and my income is between $45,000 to $50,000 from the School. From time to time I also earn other income from giving private lacrosse lessons or tutoring. Average Monthly income these days (after taxes and other stuff taken out) is about $3,500--not incuding Coaching income, which is only paid at the end of each season. I also, over the past three months, earned $4000-$5000 per month from investments. I expect that this number will continue for most of the next several months, but not months all since the markets have their ups and downs. (3) I realistically expect to have the loan paid off in three years, instead of the five granted. (4) I probably would accept the partial loan. (5) I currently live at home with my parents--I don't pay rent officially, but I do pay about $50 per month for utilities and food. (6) Irrelevent. (7) Wait...what??? I thought I had verified my income with Lending Club!...I faxed in everything they asked for, including last year's W-2s and my two most recent pay sheets. I faxed it in right away, so I had better call them if that hasn't been processed yet. Oh boy, that could be bad...thanks for letting me know. Okay, if there's anything else you would like to know, don't hesitate to ask!
sorry now its verified. Thanks for answering all the question. loan funded.	Oh, okay, phew...got scared there for a minute about the verification thing. Thanks! Dan

Member Payment Dependent Notes Series 678492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678492	$8,400	$8,400	7.29%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678492. Member loan 678492 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Goodyear Tire& Rubber Co	Debt-to-income ratio:	8.13%
Length of employment:	8 years	Location:	lawton, OK

Home town:
Current & past employers:	Goodyear Tire& Rubber Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > Applied for loan to pay off credit card at a lower rate and to pay taxes due to avoid instrest and penalities i would have to pay had i made payment arrangements with the irs.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,151.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	Type your answer here.Credit card debt

Member Payment Dependent Notes Series 678498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678498	$23,500	$23,500	16.02%	1.00%	February 28, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678498. Member loan 678498 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	TriWest	Debt-to-income ratio:	26.80%
Length of employment:	7 years	Location:	san diego, CA

Home town:
Current & past employers:	TriWest
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,548.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer TRICARE West? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 474 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($19K - $21K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY more expensive debts; partial loan is financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hi I work with the Navy community to assist with TRICARE issues. I hope to repay within 4-5 years. Reported income is my gross income. Partial loan would be considered, but prefer to consolidate everything. Thank you!
Please provide, for EACH debt you plan to pay off with this LC loan, the Creditor [eg, Chase], the Amount [eg, $10,500], IMPORTANTLY the Rate [eg, 9.99%], the min. mo payment [eg, $150]. Please be complete, please be specific as to EACH one. Thanks.	Here is the information you requested: B of A $10000 min pymnt $220 rate 14.9% Macy's Visa $4000 min pymnt $140 rate 15.99% Saks Visa $4000 min pymnt $95 rate 15.99% The remainder would be a few store cards; usually pay more than the minimum monthly (for a total of about $300/month). Trying to consolidate and pay off all debt. Thank you!

Member Payment Dependent Notes Series 678514

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678514	$12,000	$12,000	15.28%	1.00%	February 25, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678514. Member loan 678514 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Omnicell Inc	Debt-to-income ratio:	10.02%
Length of employment:	1 year	Location:	Sunnyvale, CA

Home town:
Current & past employers:	Omnicell Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > This loan is to consolidate my 3 high interest credit cards

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	32
Revolving Credit Balance:	$19,431.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	Hi, I will like to consolidate 4 high % credit card total balance and close them. Citibank balance: $1563.47 interest: 29.9% Chase1 balance: $2399.13 interest: 27.24% Chase2 balance: $2536.07 interest: 24.4% Amex balance: $6192 interest: 15.24%

Member Payment Dependent Notes Series 678544

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678544	$25,000	$25,000	15.65%	1.00%	February 28, 2011	March 5, 2016	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678544. Member loan 678544 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,167 / month
Current employer:	University of Mass. Medical School	Debt-to-income ratio:	14.78%
Length of employment:	6 years	Location:	Webster, MA

Home town:
Current & past employers:	University of Mass. Medical School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/27/11 > Total Household income is over $16k/month. Have an excellent payment history and capacity to easily meet this loan payment. Borrower added on 02/27/11 > Early pay-off in 36-48 months is likely.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	30
Revolving Credit Balance:	$36,067.00	Public Records On File:	0
Revolving Line Utilization:	69.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 468 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan funded MORE than 60 pct? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consol, Med Expense, CC REFI, more advantageous to accept an 80, 90 pct ($28K-$32K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list a new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY your more expensive debts; partial loan financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thank you for your interest in financing this loan. Here are the answers to your questions: 1.) As Director of Development, I am responsible for managing and directing the fundraising initiatives for the Medical School. This involves building and fostering relationships with constituencies of the medical school and hospital who help support our project needs. 2.) Household gross income is 16k per month. 3.) It is possible that we would payoff the loan within 36-48 month. 4.) We would be willing to fund partial loan. Paystub can be provided to verify income to expedite. Will look into how to go about doing this.
Can you please comment on your delinquency 30 months ago? Thank you.	That was just a mix up we had where we left for a long vacation and thought we had taken care of that bill before leaving. If you look that up, it was like just a couple of days past the 60 day mark. We had realized it when we got back and paid it immediately.
Is your daughter still going medical treatment, or in other words, are you paying for further treatments? What are your monthly expenses and how do you plan to pay for the monthly payments on this loan?	Most of the treatments are done. We've accumulated cc debt due to the medical expenses, so we are primarily using loan proceeds to help pay off the higher interest cc debt and the final medical bills. Our household income is capable of paying the monthlyh payment on this loan.
(5) Do you currently own or rent your home? If you own and have a mortgage, what is the total balance of the mortgage loans and any HELOC you owe on your home? (6) Also, what is the current market value of your home if you have own or have a mortgage? (use zillow.com if unsure)	We own the home and there is primary mortgage of approx $280 plus a second of $25k. Value of home is $355K. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for your interest. There is approx. a 280k balance on primary mortgage plus 25k on second mortgage. Market value of the home is $355K.
You say "at 100% loans APR are identical." In order to help fund your loan, I need more specific info for APRs. Therefore, Please provide, for EACH debt you plan to pay off with this LC loan, the Creditor [eg, Chase], the Amount [eg, $10,500], IMPORTANTLY the Rate [eg, 9.99%], the min. mo payment [eg, $150]. Please be complete, please be specific as to EACH one.	I think you mistakenly placed this question with the wrong borrower. I didn't say "at 100% loans APR are identical", and the other information in your question does not seem to apply to me. If it was meant for me, please clarify. Thank you.

Member Payment Dependent Notes Series 678561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678561	$10,800	$10,800	12.68%	1.00%	February 28, 2011	March 3, 2016	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678561. Member loan 678561 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	frye family farms	Debt-to-income ratio:	10.27%
Length of employment:	4 years	Location:	havana, IL

Home town:
Current & past employers:	frye family farms
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,705.00	Public Records On File:	0
Revolving Line Utilization:	83.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please provide details about how you'll use the loan? Thanks.	Type your answer here. Pay off credit card debt and some bill's.
Do you own the farm or are you an employee?	Type your answer here. I am an employee and do own some farm land to.

Member Payment Dependent Notes Series 678588

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678588	$15,000	$15,000	13.06%	1.00%	February 28, 2011	March 3, 2014	March 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678588. Member loan 678588 was requested on February 17, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	WirelessPcs	Debt-to-income ratio:	20.85%
Length of employment:	1 year	Location:	Grapevine, TX

Home town:
Current & past employers:	WirelessPcs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/11 > Needed to pay off high intrest credit cards

A credit bureau reported the following information about this borrower member on February 17, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,476.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 678681

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678681	$3,200	$3,200	5.42%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678681. Member loan 678681 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	St Francis Medical Center	Debt-to-income ratio:	21.45%
Length of employment:	10+ years	Location:	Jackson, MO

Home town:
Current & past employers:	St Francis Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > Loan is to pay for Health Insurance taxes that were not taken out of 2010 income by employer.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,985.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 678697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678697	$17,000	$17,000	11.11%	1.00%	February 28, 2011	March 6, 2016	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678697. Member loan 678697 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	The Charles Machine Works, Inc.	Debt-to-income ratio:	3.42%
Length of employment:	10+ years	Location:	Stillwater, OK

Home town:
Current & past employers:	The Charles Machine Works, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > I want to pay off two small credit cards and get rid of carpet in my house and replace with new wood floors.

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,369.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for The Charles Machine Works, Inc.?	Purchasing Tech
1. How much of this loan is going toward paying off your debts versus home improvement? 2. Please list the interest rates, balances, and monthly payments on your two credit cards (for example, "Credit Card 1, $2000, 20%, $100/month"). 3. What is your job and how stable is it? Thanks.	Chase card owe about $2600. Bill Me Later is about $2500.00 and interest hasn't started on it until May.It will be about 15% if I don't pay it off first. There is no interest on it until May so I would like to pay it off by then.I have worked at The Charles Machine Works,Inc. for 23 yrs and will be going into my 24th year in March.
What are the credit cards and corresponding rates that you want to refinance? Also will you verify your income with LC?	one credit card is Chase and owe about $2600.00 and the other is Bill Me Later for a Apple computer and it's about $2500.00. I would be more than happy to verify my income.
It sounds like you'll be using about $5100 to pay off your credit cards and the remaining ~$12k for home improvement. Is that right? Also, can you please give the interest rate and minimum monthly payment on your Chase card, and the monthly payment on your Bill Me Later account? Thanks.	The minimum payment is around $150.00 and I'm not sure of the rate but I think it's around 3.5. I had that set in before the credit card law changed so they couldn't jack up the rate on me but I really don't like Chase and I want to get out from under them. The Bill Me Later account has no payment if I pay it off by May. If I don't, I don't know what the payment would be until they bill me. I don't know how to explain Bill Me Later except that I got the Apple computer interest free until May and there is no payment until then. I have been paying on it monthly and have it down from the orginal debt. I hope I explained that well enough for you, if you don't know about Bill Me Later, it probably doesn't make any sense but I use it quite often on purchases.
Will the balance of the loan (around $12k) be used for installing hardwood flooring?	Yes, and I guess I should have also included that I am also installing heating under the floor so that adds to the expense. Heated floors help save on natural gas bill and should last the life of the house.

Member Payment Dependent Notes Series 678719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678719	$3,000	$3,000	5.79%	1.00%	February 25, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678719. Member loan 678719 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,250 / month
Current employer:	n/a	Debt-to-income ratio:	13.56%
Length of employment:	n/a	Location:	elyria, OH

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1970	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$991.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please tell us where your income is derived from, and what the home improvement is for?	Type your answer here.my income is derived from my social security, my deceased husbands FORD retirement and my daughter and son-n-law pay me rent monthly. the money is to be used on home repairs and improvements. thank you

Member Payment Dependent Notes Series 678744

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678744	$10,000	$10,000	7.29%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678744. Member loan 678744 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	Bloomingdales	Debt-to-income ratio:	4.70%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	Bloomingdales
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > I am interested in having a cosmetic procedure done in April. I was approved for $10,800 with care credit however at the last minute the billing manager told me that they no longer accepted it as a form of payment. I have a very good job where I have been for almost 3 years and was with my previous employer for 11 years. My rent and monthly expenses are minimal and affording the monthly payments will be easy for me. I greatly appreciate your time and consideration for this personal loan.~ Beth

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	73
Revolving Credit Balance:	$7,337.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 678747

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678747	$10,600	$10,600	16.02%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678747. Member loan 678747 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Jamaica Hospital Medical Center	Debt-to-income ratio:	13.17%
Length of employment:	5 years	Location:	OAKLAND GARDENS, NY

Home town:
Current & past employers:	Jamaica Hospital Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,551.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 678777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678777	$9,000	$9,000	6.92%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678777. Member loan 678777 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	IntraVex	Debt-to-income ratio:	16.66%
Length of employment:	9 years	Location:	Bloomington, MN

Home town:
Current & past employers:	IntraVex
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > My wife, Susan, was diagnosed with lung cancer. This loan will go towards paying for treatment that our insursance doesn't cover. Thank you very much.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,413.00	Public Records On File:	0
Revolving Line Utilization:	60.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 678796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678796	$27,300	$27,300	16.77%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678796. Member loan 678796 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	Go Wireless/Verizon Wireless	Debt-to-income ratio:	14.05%
Length of employment:	1 year	Location:	NOTTINGHAM, MD

Home town:
Current & past employers:	Go Wireless/Verizon Wireless
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > Paying off what it took to keep my family and my home in working order while jobs were at a premium for two years and getting my life on track so we can have a baby. Borrower added on 02/22/11 > I have a credit score of 736 last time I checked, I do not want to ruin my rating I took my life to build with consolidation thank you to all that help!

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,691.00	Public Records On File:	0
Revolving Line Utilization:	37.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, For whom and for how long did you work for your previous two employers? Thank you!	Previously I worked for alltel wireless from 2004 to 2008 when the company was absorbed by verizon then as an independent contractor for cellular sales from june 2008 until november 2009 these were both in nc and the second was commission only.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	Chase (2 Cards) 7000 on one 8000 on the other one at 21.65% the other at 19.24% 200 a month on each of these Capital One 4800 19.80% 150 a month on this Wells Fargo 4100 21.15% 150 a month on this FIA Card Services 4500 19.24% 200 a month on this This loan will pay pretty much all but half of one, these cards will go into non-use then eventually be cancelled with the exception of one that will become our only emergency fund.

Member Payment Dependent Notes Series 678825

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678825	$5,000	$5,000	15.28%	1.00%	February 28, 2011	March 5, 2016	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678825. Member loan 678825 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	ebtec	Debt-to-income ratio:	10.91%
Length of employment:	10+ years	Location:	Westhampton, MA

Home town:
Current & past employers:	ebtec
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	57	Months Since Last Delinquency:	45
Revolving Credit Balance:	$12,425.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? Employer or source of income?	Type your answer here.no

Member Payment Dependent Notes Series 678829

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678829	$6,000	$6,000	6.92%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678829. Member loan 678829 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,500 / month
Current employer:	n/a	Debt-to-income ratio:	12.74%
Length of employment:	n/a	Location:	Corinth, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1964	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	76	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,965.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain what loan will be used for.	Purchase a historical military vehicle for use a static display, in patriotic events (parades) and joining a convoy celebrating the 70th anniversary of the construction of the Alaska Highway in 1942.

Member Payment Dependent Notes Series 678843

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678843	$4,000	$4,000	5.42%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678843. Member loan 678843 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Bistro44	Debt-to-income ratio:	13.99%
Length of employment:	< 1 year	Location:	Deer park, NY

Home town:
Current & past employers:	Bistro44
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,255.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 678850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678850	$11,200	$11,200	7.66%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678850. Member loan 678850 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Self Employed	Debt-to-income ratio:	11.30%
Length of employment:	3 years	Location:	Huntsville, AL

Home town:
Current & past employers:	Self Employed
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > Pay off 2 credit cards and have structured payments to pay off my debt.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,701.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	2 credit cards.
Thanks for the response. A follow-up question: Who is Justin King and what do you do for them? Thank you.	I am Justin King and I am a software engineer for a government contractor.

Member Payment Dependent Notes Series 678853

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678853	$24,000	$24,000	20.48%	1.00%	February 28, 2011	March 4, 2016	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678853. Member loan 678853 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,833 / month
Current employer:	Treasury Dept	Debt-to-income ratio:	6.42%
Length of employment:	10+ years	Location:	WALNUT, CA

Home town:
Current & past employers:	Treasury Dept
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > to consolidate debt. will be paid within 3 years. Borrower added on 02/19/11 > Would rather pay investors willing to approve loan than the credit card banks that charge the high rates.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	34
Revolving Credit Balance:	$22,671.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) What is the balance of the mortgage loan and any HELOC/2nd you owe on your home? 4) What is the current market value of your home? (use zillow.com if unsure) Thank you.	Here is a summary of my situation that will answer questions: 1). APR for the 2 cards are 24.25 for 16,000 and 27.00 for 6,200. I have a car loan for 2,000 to be completely paid by August of this year and I have 2 other credit cards with balance of of 38,000 2). I want to get rid of my debt faster so i want to get rid of the cards. I have realized the hard way they are the worse thing you can enter into. 3) Balance on home is 415,000 no 2nd mortgage, 4). current market value last appraisal 2010 was 500,000. I know the credit cards are a lot but i need to get a break with the interest rate i am paying on these bank cards. I know it would be lower if this application is approved. My plan is to have all the credit card debt paid within 3 years as a worst case scenario. Once my car is paid, i hav an extra 345.00 to add to payment and in 2013 I will be eligible to get a 50,000 loan from my 403b at work and i will use that amount to pay any balance i have on my cards. I have 100,000 in that 403b account and that loan from my 403b would charge about 4 percent rate of which all interest rate would accrue and creditied to my own account. So in a way i would be paying interest to my own account for borrowing money from it. It is with a federal 403b account. All I need is a break for a couple of years from the bank interest rates. My credit score is still excellent and i only didnt get a higher because of the debt balances on the card. I have always been timely in payment for over 15 years that I have had my cards. Instead of the credit card company getting my business and interest for another 2 years it would go to you. Once again, my credit history with the cards is excellent. Getting the loan approved would enable be apply additional amounts to the other cards and pay down sooner. I could have taken the easy way out by filing for debt settlement but I want to be responsible for my actions and that's why I will keep paying the cards and not take a short cut. Thank you for your consideration.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Type your answer here 1). Slate, $16,000 owed and to be paid, $432.00 current minimum monthly payment, paying 440.00 2). Sears Mastercard, $6050 owed and to be paid, $200 current minimum, paying $215.00 actual.
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Usually 300 loans listed; today 461 are. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($K19 - $22K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY your more expensive debts; partial loan financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here. 1). I am auditor, 2). No spouse income not included, our total gross annual is $163,000 so gross before deduction is $11,000 ($118,000 mine + 45,000 hers) 3). whatever option you can advice best would be a big help. thank you
Auditor, Me again. Received reply; thanks. Federal employee borowers much in demand because their job security, ability to make payments on time, ultimately repay loan in full. Allow full 14-days listing for loan 100 pct fund. Key ingredient is ensuring early in loan process your REQUIRED employment verification completed a-n-d IF selected for optional income verification requested 1-months (2 paydays) pay stubs, income tax returns are promptly provided to Home Office (CA) Credit Reviewers. After two items accomplished, loan funding will be smooth process. IF for some reason loan doesn't 100 pct full fund recommend accept partial loan and pay off higher interest existing debts. After 6-months you can reapply for another loan for any unfunded $. Lender 505570 U S Marine Corps Retred	Type your answer here. Whatever can be arranged I will complete. Thanks.
Are you a federal or individual state auditor? Also, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. (Note: b/c of the holiday LC might not be back to work until Tuesday, 2/22/11.) Best of luck with your application!	Thanks for the advice. I am a federal auditor and I sent email to Lending Club to let them know that I can send my two pay period statement that verifies my employment and income.
Hi, I am interested in helping to fund your loan, but I have a question - you said in a previous statement that you've never been delinquent on any payments, however, the data here shows a delinquency 34 months ago. Can you provide the details around this delinquency? Also, as a side comment, you mentioned that you are planning to pull out a loan from your 403b. While its great that you pay yourself back with this loan, and the interest on it is very low, you will also need to consider the opportunity cost you are creating for your retirement. While the $100,000 is not invested in your 403b, you will not be earning the interest on this money for your retirement. Also, if you choose to leave your employer before the loan is paid back, you may be forced to pay the entire outstanding balance of the loan or face stiff tax penalties on the amounts not paid back. Just a few thoughts to consider...	Hi, In regards to the delinquency it involved a Target Credit Card which I have only a $200.00 line of credit. In 2008, I wasn't using this card but I was not informed by Target that Norton Internet had charged the yearly renewal automatically. I expected to receive a statement from Target for the bill or a call at least but I never did until the 30 day notice was sent. I never received the bill in the mail. If you look at my history that was the only late payment involving any credit card, car payment, house payment and again I did not get any notification from Target. It was a bill for $48.00 so I could have easily paid it on time if I received notificaiton. I understand about the 403b but I would prefer to borrow and pay from that rather than continue to pay the banks the high rates they charge. I have been with my employer for over 25 years so I plan on hopefully retiring with them. Thanks.
Thanks for your quick response! I will be helping to fund your loan today. Good luck with your consolidation and please don't let us down!	Thank you for your help and consideration as well as the other investors. I am a proud person and I will take this responsibility very seriously and will not let you down. It means a lot to have people have enough confidence to invest and it's not something I will forget. I know the situation I got into was my own fault but like I mentioned previously, I take responsibility and continue to pay what I owe.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Hi, The total balance is $415,000 and last appraisal in 2010 was $500,000. Thanks.

Member Payment Dependent Notes Series 678894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678894	$15,000	$15,000	9.63%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678894. Member loan 678894 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	9.24%
Length of employment:	5 years	Location:	Oroville, CA

Home town:
Current & past employers:	JPMorgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > Loan request to pay IRS taxes

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	61	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,754.00	Public Records On File:	0
Revolving Line Utilization:	42.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you come to owe the IRS $15K?\ You have had the same job 5 consecutive years and otherwise seem to have good credit, would you please explain.	We built a new home on 20 acres and needed additional monies , withdrew from 401k...owe IRS for early withdrawal
what do you do at Chase?	Branch Manager

Member Payment Dependent Notes Series 678920

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678920	$2,000	$2,000	13.06%	1.00%	February 25, 2011	March 4, 2016	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678920. Member loan 678920 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	wyoming department of corrections	Debt-to-income ratio:	21.10%
Length of employment:	4 years	Location:	Lusk, WY

Home town:
Current & past employers:	wyoming department of corrections
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$659.00	Public Records On File:	0
Revolving Line Utilization:	10.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 678924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
678924	$3,000	$3,000	5.79%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 678924. Member loan 678924 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	YAI	Debt-to-income ratio:	17.60%
Length of employment:	< 1 year	Location:	Brentwood, NY

Home town:
Current & past employers:	YAI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > This money will be used to help buy an engagment ring for my girlfriend! I'm a very responsible adult with a good, stable job. Thanks! Borrower added on 02/20/11 > Thank you very much so far to those who have invested in this meaningful purpose. I just want to reiterate that this money will be used to buy an engagement ring for my girlfriend. I'm a very responsible adult who always pays back what I borrow. My history is excellent with borrowing money and I assure you all that I will continue that trend. With the addition of my good, stable job you should have no worries about getting your investment back. Thank you all very much.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,865.00	Public Records On File:	0
Revolving Line Utilization:	30.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 679000

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679000	$15,000	$15,000	13.06%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679000. Member loan 679000 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	n/a	Debt-to-income ratio:	14.80%
Length of employment:	2 years	Location:	Windham, NH

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	40
Revolving Credit Balance:	$9,593.00	Public Records On File:	1
Revolving Line Utilization:	45.90%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I don't owe a mortgage on my house. I have lived there for over 20 years.
Your current Employer is listed as n/a, could you please state your source of income. Thanks	I am a contractor for Raytheon. My contracting company is Geologics. Prior to that, I worked for IBM for many years.
Can you please answer the other homeownership questions I asked? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com?	My mother holds the deed. I do not pay rent. Zillow.com says: $314,400.
What is the public record on file from almost 9 years ago?	I had to claim bankruptcy even thought I had A+ credit. I was 8 months pregnant, and was laid off. I just couldn't keep up with my bills. Since then I have kept a good credit, including a car payment which I received on my own credit. I did NOT want to claim, but didn't know what else to do. I tried talking to the credit card companies, but since I was in good standing, they wouldn't work with me.
Hi, Please provide your source of income, thanks.	I currently work for Raytheon as a contractor. I make $37/hour. I also have child support income.
And how much is your home worth? (a ballpark number is good enough).	$314,400 is what it's accessed at
How much is your home worth (ballpark estimate is good enough)?	$314,400 is what it's accessed at.

Member Payment Dependent Notes Series 679002

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679002	$13,000	$13,000	17.51%	1.00%	February 28, 2011	March 4, 2016	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679002. Member loan 679002 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	NEW ROCHELLE RADIOLOGY	Debt-to-income ratio:	21.74%
Length of employment:	7 years	Location:	NEW ROCHELLE, NY

Home town:
Current & past employers:	NEW ROCHELLE RADIOLOGY
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	27
Revolving Credit Balance:	$14,017.00	Public Records On File:	0
Revolving Line Utilization:	55.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 679022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679022	$13,000	$13,000	10.74%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679022. Member loan 679022 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,583 / month
Current employer:	S.C.A.R.C	Debt-to-income ratio:	7.39%
Length of employment:	5 years	Location:	suusex, NJ

Home town:
Current & past employers:	S.C.A.R.C
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > This is the last little bit of money I need to purchase my new home. I have all the other funds. The acre of land alone is worth more than the amount i am borrowing. I have an excellent credit rating and I work in the health care industry, as a residential aide. It is the most stable industry in the US right now, as it is difficult to get caregivers for the disabled. I am getting married and relocating, if you help me get this loan it will be the last piece of a dream for me! Thank you so much for your faith in me, I have never let anyone down yet, in my 47 years. Borrower added on 02/25/11 > The payments on this loan will be considerably less than the mortgage I have been paying on for the last 13 years. That house is in the process of being sold. I make approximately $1200 a month, take home pay and this will be less than one week's pay to repay the loan. Borrower added on 02/25/11 > The loan is less than a third of the amount I am paying for my home.

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,140.00	Public Records On File:	0
Revolving Line Utilization:	28.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 679046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679046	$35,000	$35,000	16.40%	1.00%	February 28, 2011	March 4, 2016	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679046. Member loan 679046 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,333 / month
Current employer:	University of Miami	Debt-to-income ratio:	22.63%
Length of employment:	10+ years	Location:	Miramar, FL

Home town:
Current & past employers:	University of Miami
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > I will check my account today to verify the funds. Thank you. Borrower added on 02/27/11 > Paying off debts of 50k to consolidated into one payment. Borrower added on 02/27/11 > I am paying my debts; total of 50k.I have an excellent payments history with all my creditors and my job is very secure; I am in the medical field. Borrower added on 02/28/11 > My security in my job; I have been in the medical field for the past 30 years at the same institute for a total 24 years.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	31
Revolving Credit Balance:	$11,513.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 461 are. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($28K - $32K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY your more expensive debts; partial loan financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1) I have a medical degree with 24 years at the University of Miami my job is cancer research coordinator that includes cancer clinical studies with patients. 2) not included but with my wife income is additional $38.000 annual. 3)4-5 years
Received reply, thanks. You're asking for maximum loan- $35K. You omitted answering last question: (4) When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($28K - $32K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan also reduces interest $'s paid on MAJORITY your more expensive debts; partial loan still financially favorable alternative option.) Lender 505570 U S Marine Corps Retired	This will be fine with me. Thank you.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. Thanks.	Utilities-$200.00 Car loans-$600.00 Food-$700.00 Credit cards-$400.00 Car Loans amount $19000.00 7% and creditcard amount $12000.00 19%
I have the following question that will make me comfortable in terms of investing in your loan. Can you provide your mortgage remaining principal and the value of your home (please use zillow.com to determine). Thanks Pepe.	I don't owe any mortgage.
Why are you paying off a 7% car loan with 16% LC loan? That doesn't make sense.	I would like to pay off my debt and stay with one loan; my debt is 50K Thank you for your support.
Your revolvoing balance is listed by LC as 11K but you request 35K. Please explain difference -- is it you are combining 19K car loan at 7% with 12k CC loan at 19%. If so, why would you rather pay LC 16% instead of continuing car loan at 7%? If not, then please provide, for EACH debt you plan to pay off with this LC loan, the Creditor [eg, Chase], the Amount [eg, $10,500], IMPORTANTLY the Rate [eg, 9.99%], the min. mo payment [eg, $150]. Please be complete, please be specific as to EACH one. Thanks.	my debts are up to 50k that would like to consolidate into one loan. Thank you.

Member Payment Dependent Notes Series 679053

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679053	$10,000	$10,000	10.00%	1.00%	February 28, 2011	March 4, 2016	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679053. Member loan 679053 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	n/a	Debt-to-income ratio:	5.70%
Length of employment:	< 1 year	Location:	Alvaton, KY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > Looking to consolidate credit card debt, and have a small amount of security money accessible due to a recent trial separation from my wife. Borrower added on 02/19/11 > I have stable employment with a stable income, looking to pay one bill monthly at a lower interest rate then the current credit card rates I have. I currently have a monthly income with around 400.00 to 500.00 dollars of disposable ( free to use ) income, with a consolidation loan I hope to raise that number to about 700.00 dollars a month. Borrower added on 02/22/11 > With this loan I could pay off all of my high interest credit card debt, allowing me to concentrate on just the loan payment and rebuilding my own savings money. Also having security money accessible in case of an emergency where a substantial sum of money was needed.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,547.00	Public Records On File:	0
Revolving Line Utilization:	11.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please identify your credit cards, balance, and interest rate. Thank you.	I am currently carrying a total balance of approximately 6700.00 in total credit card debt. It is spread across three cards with the average balance of 2000.00, both Visa and MC. Interest ranging from 11.9% (low) to 17.9% (highest).
You mention a trial seperation from your wife, has it resulted in a divorce? Only asking because a divorce may change your disposable income. Thanks	No it has not.

Member Payment Dependent Notes Series 679067

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679067	$6,000	$6,000	10.37%	1.00%	February 24, 2011	March 4, 2016	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679067. Member loan 679067 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	STANFORD HOSPITAL and CLINICS	Debt-to-income ratio:	12.78%
Length of employment:	10+ years	Location:	SAN LEANDRO, CA

Home town:
Current & past employers:	STANFORD HOSPITAL and CLINICS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	25
Revolving Credit Balance:	$4,366.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 679069

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679069	$9,600	$9,600	7.66%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679069. Member loan 679069 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	American greetings	Debt-to-income ratio:	11.09%
Length of employment:	10+ years	Location:	Lakewood, OH

Home town:
Current & past employers:	American greetings
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > Funding downpayment for condo purchase

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,709.00	Public Records On File:	0
Revolving Line Utilization:	19.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Regarding your home purchase, will this loan be your total down payment or will you be putting some of your own money down (if so, how much)?	I will apply 2k of my own money. With the loan, that will make 20% deposit

Member Payment Dependent Notes Series 679103

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679103	$17,000	$17,000	17.14%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679103. Member loan 679103 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Trident Mortgage	Debt-to-income ratio:	14.63%
Length of employment:	10+ years	Location:	haddon heights, NJ

Home town:
Current & past employers:	Trident Mortgage
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/28/11 > I am looking to consolidate 11 credit cards with interest rates ranging from 9.99 to 29%. All my bills are current but would like to make 1 monthly payment. I have been at my current job for 13 years.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,339.00	Public Records On File:	0
Revolving Line Utilization:	75.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Trident Mortgage?	I am a Senior Loan analyst and a mortgage underwriter
You are a salaried employee?	No, hourly, overtime and bonus. Have been with my current employer for 13 years.

Member Payment Dependent Notes Series 679109

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679109	$12,000	$12,000	13.80%	1.00%	February 28, 2011	March 5, 2016	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679109. Member loan 679109 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Razorfish	Debt-to-income ratio:	12.90%
Length of employment:	< 1 year	Location:	West Allis, WI

Home town:
Current & past employers:	Razorfish
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > How I plan to use the funds: I will use the loan to immediately pay off high-interest credit card accounts whose balances are leftover from wedding expenses a couple years ago and some medical bills. What makes me a good borrower: I diligently make the monthly payments for my credit accounts, mortgage and other financial responsibilities. I try to make extra payments whenever possible or as unexpected income is made available. How stable my job is: Razorfish is an international web design and development company that has won numerous awards for excellence and marketing, and is currently expanding into additional foreign markets. The company serves scores of high-profile clients such as Kraft Foods, AT&T and State Farm Insurance.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	44	Months Since Last Delinquency:	11
Revolving Credit Balance:	$29,661.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please comment on your delinquency 11 months ago? Thank you.	Last winter I switched from a smaller banking institution to a larger one that promised more benefits and account management options. I was disappointed however when one of the online billpay transactions failed and I was not notified. I tried to get things adjusted after many calls to customer service on both sides, but the payment recipient was unwilling to accommodate.

Member Payment Dependent Notes Series 679122

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679122	$9,000	$9,000	5.79%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679122. Member loan 679122 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Solvaire Technologies	Debt-to-income ratio:	12.22%
Length of employment:	3 years	Location:	Pittsburgh, PA

Home town:
Current & past employers:	Solvaire Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > It's time to take the plunge, and I need to buy that ring. While I'm at it I might as well pay my credit cards off too. Help me buy my girl the ring that she deserves

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,105.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 679146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679146	$11,000	$11,000	10.37%	1.00%	February 28, 2011	March 4, 2016	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679146. Member loan 679146 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,500 / month
Current employer:	Mercy Regional	Debt-to-income ratio:	4.30%
Length of employment:	2 years	Location:	wamego, KS

Home town:
Current & past employers:	Mercy Regional
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > Originally had loan listed for higher amount but have paid debt down. Currently paying 19.99% on credit card for medical bills insurance didn't cover for sons surgery because it was experimental. Debt has gone from 90 grand to a little over 10. Wife has quit job to care for him and our other children. After taxes and benefits and retirement I bring home about 11 grand a month.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,154.00	Public Records On File:	0
Revolving Line Utilization:	13.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 679153

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679153	$8,000	$8,000	5.42%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679153. Member loan 679153 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Vista Energy Transport	Debt-to-income ratio:	6.86%
Length of employment:	1 year	Location:	San Diego, CA

Home town:
Current & past employers:	Vista Energy Transport
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > as mentioned the paid off credit card will remain open to be used only in emergencies only. thank you, bryan

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,340.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Delinquencies. (Please look at your credit history of this listing.) 4. Your position at current company 5. Previous work experience 6. Itemized monthly expense 7. Anyone who you need to financially support, for example, your children. 8. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	payoff credit card and leave the account open. family emergency and overspending. none. driver. driver for over 15 years. rent, insurance, groceries, fuel, utilities, etc. 1 child. wife is working, no debt. thank you very much

Member Payment Dependent Notes Series 679159

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679159	$10,000	$10,000	14.91%	1.00%	February 24, 2011	March 4, 2016	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679159. Member loan 679159 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Citizens Bank	Debt-to-income ratio:	10.35%
Length of employment:	5 years	Location:	Westerly, RI

Home town:
Current & past employers:	Citizens Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > I would like my account to found asap Borrower added on 02/18/11 > I would like my account to found asap. I would really like to just have one payment a month. Thanks

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	61
Revolving Credit Balance:	$10,957.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Citizens Bank?	Banker 2
can you provide a list of the credit card debt that you want to consolidate in this format? bank / amount / APR / min payment? That will help us get more comfortable. thanks	I would like to payoff the citizens bank cc balance is $1500.00, monthly payment is 45.00. Citizens bank personal LOC balance $4500.00 monthly payment $90.00. Liberty bank cc $2000.00 monthly payment $35.00 and best buy cc card 1000.00. In other words everything that's showing up on my trade screen. I just want one monthly payment... I can fax you p/s as well if needed for poi.
Could you list APR and balances of the debts you are refinancing? Also what steps have you taken to limit accumulation of unsecured debt in the future?	Type your answer here.I don't have access to all of the Rates. I just want to eliminate all of my credit cards.
What are the rates and balances on the debts you are consolidating? Thanks!	I don't have access to all of the Rates. I just want to eliminate all of my credit cards.
What is "banker 2"? is that like a teller?	I open checking accounts, help customers with loans.

Member Payment Dependent Notes Series 679170

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679170	$12,000	$12,000	11.11%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679170. Member loan 679170 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	18.16%
Length of employment:	3 years	Location:	Raleigh, NC

Home town:
Current & past employers:	Fidelity Investments
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > Looking forward to getting rid of high rates! ZERO late payments in the last 12 years, period. Borrower added on 02/18/11 > Proceeds will be used to consolidate credit card debt and reduce interest rates. Absolutely NEVER been late on any payments, ever, in over 15 years. Just working to get out of debt from a life event a couple of years ago. Love the idea of personal investors benefiting from the lower interest I will pay instead of the banks!! Borrower added on 02/19/11 > Correct years is 15+, 12 was typo hence the second note. First time user of LC, and see that they suggest I add some info about my stable employment. Am a certifiied Project Management Professional working at a VERY large financial services company, been there for 3.5 years, over six figure income, plus annual bonus. Consistent, stable employment, including prior to current role 5 years at a software vendor, then 13 years at a telecommunications firm. Happy to answer any questions you may have. Thank you! Borrower added on 02/19/11 > One more note :) I see by looking through the open loan requests that a very common investor question for consolidation loans is what credit cards are being paid off, and what the current minimum payments are: Chase - Account is now closed (I refused to accept another interest rate hike 18 months ago, so I closed it), just paying balance off now. Current balance is $6,450; minimum payment is approximately $225; APR is 26%. JCPenney storecard - Balance is $4,200, APR is 24%; minimum payment is $210. The remaining amount after these two debts are paid off in full with this LC loan will be applied to my next highest interest rate account, which is Dell Financial. I owe less than $2,000 that IF paid in full before Aug 2011 will actually be interest free (financing promotion). If not paid in full, the normal 19% will apply retroactively, so I will get it paid down with the small amount of this loan remaining after Chase and JCPenney. As you can see, with this LC loan I will have a *lower* minimum total payment than I currently am making, while saving over 10% on interest rates and paying the balance off in 3 years. Very hopeful my loan will be funded successfully. Thank you for your time and consideration. Borrower added on 02/24/11 > Thank you to all the investors so far who have chosen to invest in my LC loan! I sincerely appreciate the trust and confidence you're placing in me by investing.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,629.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good pre answers to common questions. Get your income verified and an "approved" on your loan review. Contact LC for details and tell them that you want your income verified despite what they say. Stay on them and good luck!	Thank you for the idea, I can see how income verification would be helpful to assure investors that someone has adequate means of repayment.. Unfortunately, I contacted LC Support and based on their written response, unless LC initiates the request to verify income as part of the approval process, it's not a step they perform. But it was a good idea to at least check! Thanks for your interest in my proposed loan. :)
Hello, I understand your desire to consolidate existing debt -- has anything occurred to avoid accruing new debt?	Absolutely! I no longer am putting my unemployed now EX-husband through college and supporting him financially, which I had unfortunately been doing for many years with the understanding I was investing in "our" future. We divorced a little over 3 years ago and because I have stable, solid employment and a six figure salary, and he had been the "dependent spouse", I got stuck with virtually all of the marital debt. I have been steadily paying it down ever since.

Member Payment Dependent Notes Series 679178

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679178	$7,500	$7,500	7.29%	1.00%	February 25, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679178. Member loan 679178 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	TSA	Debt-to-income ratio:	14.44%
Length of employment:	2 years	Location:	Middletown, VT

Home town:
Current & past employers:	TSA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,590.00	Public Records On File:	0
Revolving Line Utilization:	27.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? HOME OWNERSHIP As well, if you own a house what is : The value right now (use Zillow if needed) What is your mortgage amount, interest rate, and monthly payment? Is there a line of credit attached as well and if so what is its balance and rate? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	We have a few Credit Cards there balances are as follows. Lowes: $1100.00 Zero intrest until may 2011 Citibank: $3100.00 zero intresrest until nov 2011 Chase:$1000.00 14.24% APR Amex:$1100.00 17.24 %APR John Deer Credit $1100.00 6% APR We have moved (700 miles) and also had a baby in the last year and the Credit card debt has piled up. We have never really had it before and want to get it paid off fast. Our home is currently valued at around 153k we have monthly payments of $1270.00 with a 6% interest rate. There is no line of credit attached or second. Our net income is $4500.00 a month. We have a car payments of $200 and $400. I hopes this answered your questions and you now feel comfortable funding this loan.

Member Payment Dependent Notes Series 679185

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679185	$18,000	$18,000	10.00%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679185. Member loan 679185 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Boxer Property	Debt-to-income ratio:	13.57%
Length of employment:	3 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Boxer Property
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > Getting married and want to begin my marriage with a debt consolidation plan. I am committed to being debt free. Borrower added on 02/20/11 > I have also been very diligent in debt repayment. I plan on taking this money, pay off all debt (higher interest credit cards) consolidate into one monthly payment and pay off all debt. I would make sure not to incur any further debt by closing all other credit accounts. I have a stable job and make enough monthly to make the monthly payment. Borrower added on 02/23/11 > I am very creditworthy. Each month I pay a large sum to my credit cards but the interest rates are high and it seems no matter how much I pay each month, the balance remains the same. Obtaining this loan would really help me out of this bind that I would never get myself in again. The stress of exhausting my monthly income to these higher interest credit cards (I have two that carry high balance and interest rates) and not seeing the blance reduce by much is taking it's toll.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,108.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Secondly, has anything occurred to avoid accruing new debt?	Yes, cut up credit cards.

Member Payment Dependent Notes Series 679192

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679192	$15,000	$15,000	16.02%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679192. Member loan 679192 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,000 / month
Current employer:	n/a	Debt-to-income ratio:	11.19%
Length of employment:	10+ years	Location:	Middleton, WI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > The credit card was from starting a seasonal business. It is a franchise business and last year was our first year. We used this credit card to purchase equipment for the business, computers, POS software. Had a promotional rate on it for about 6 months and now the rate has adjusted. This income from the new business was not used when answering any questions.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,144.00	Public Records On File:	0
Revolving Line Utilization:	98.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) What is the balance of the mortgage loan and any HELOC/2nd you owe on your home? 4) What is the current market value of your home? (use zillow.com if unsure) 5) How long do you actually intend to keep this loan? Thank you.	paying off credit card of 14500. APR29.99, payment is 645 per month. Canceling the card did not like the bank after being with them for years thye decided to raise the interest rate for no reason. As for equity in the home it is about 23% right now. Plan on keeping this loan for about 1-2 years tops
Employer or current source of income?	source of income has been the same employer for 10 years and same line of work for 16 years
could you please explain your source of income and list the debts you are wishing to consolidate along with their interest rates. Thanks	source of income same employer for 10 years and same line of work for 16 years. the credit card just raised its interest rate to 29.99% so i wish to pay them off and cancel with them
Please explain sources of income & monthly budget. What was the source of the debts?	same source of income for 10 years and same line of work for 16 years. monthly budget after all the bills leaves us with about 1500 disposable
Well, I'll try this again, what is your employer? It is listed as n/a in the form we see. It seems this has been asked several times. Your ability to answer will directly impact whether I fund you loan or not.	First Equity is my employer.
As an employee of First Equity, you gross $18K per month?	That is correct
Hello, can you please verify your income with Lending Club (they should send you an email with instructions)? This could make a major difference in your loan funding. In addition, why did you list your employer as N/A in the application? Is your franchise business profitable or still waiting to break even? THanks.	The income has been sent in for verification. Just did that this afternoon. I don't know why my employer was listed n/a in the application, I could have hit the drop down box incorrectly. The franchise business according to my account was profitable. We have no bills on the franchise business and all inventory is paid for. It is a seasonal business.

Member Payment Dependent Notes Series 679227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679227	$35,000	$35,000	12.68%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679227. Member loan 679227 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	RT Media Group	Debt-to-income ratio:	18.00%
Length of employment:	2 years	Location:	Dallas, TX

Home town:
Current & past employers:	RT Media Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > I am taking a loan to help me consolidate outstanding credit card debt. So far I have been able to make all my payments on time and have excellent credit history. I just need a better way of managing my monthly payments to accelerate my way into a debt free lifestyle. Borrower added on 02/23/11 > In case you are wondering about income and job stability. I am married and my wife works as well, so I am not the only income of the household. I work as a software developer in the Dallas area. Development jobs tend to be pretty stable here in DFW.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	73
Revolving Credit Balance:	$25,881.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello borrower, I am very interested in financing your loan. However can you answer these questions: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years please?) (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. More advantageous to accept a 85, 90, 95 percent partially funded loan because after making 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) (5) Do you currently own or rent your home? If you own and have a mortgage, what is the total balance of the mortgage loans and any HELOC you owe on your home? (6) Also, what is the current market value of your home if you have own or have a mortgage? (use zillow.com if unsure) (7) Can you verify your income with lending club? I want to fund your loan but verifying your income is important. Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Answering ALL these questions is a vital part of me funding your loan as I am emailed back when you answer these questions and I am able to keep track of individuals who take an active approach to getting his/her loan funded. Thanks	1) I am a Senior Applications Developer. I am the primary developer in charge of new features and maintenance of an e-commerce platform that generates around 3 million in revenue a year. I am versed in multiple programming languages including C#, Java and Coldfusion. 2) There is actually no way to check in my account how much I reported as gross income, so I don't remember exactly how much i reported, but my yearly gross income is $80,000, the household gross income is $110,000 3) I expect to carry the loan Full Term. If we do end up paying early, I don't expect it to be early by more than a few months. 4) I will accept a partial loan, although I would definitely like to see it funded as much as possible. 5) We currently rent a home. 7) I have sent all the required paperwork to lending club, including Pay Stubs and W2. My income should be verified shortly. I hope I have answered all questions to your satisfaction, if you have any more please don't hesitate to ask. Thank you!

Member Payment Dependent Notes Series 679239

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679239	$35,000	$35,000	16.77%	1.00%	February 28, 2011	March 7, 2016	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679239. Member loan 679239 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	Partners Healthcare	Debt-to-income ratio:	16.75%
Length of employment:	3 years	Location:	dudley, MA

Home town:
Current & past employers:	Partners Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > Looking to get a load so I can get out of credit card debt. I want to make one payment to one place and actually feel like I am making progress. I am going to close off credti card accounts as I don't need this many. I have a stable job and I wil make my payments as I was responsible for getting into debt so I am responsible for paying it back. Borrower added on 02/22/11 > I have been at my current job for 3 years and prior to that I was with my previous employer for 13 years. I am a hard worker and dependable so I will pay back every cent of this loan. I am tired of the credit card debt and feeling like I am making no progress. With the help of this loan it will allow me to pay off the credit cards get rid of them. Like I stated previously I was responsible for getting myself into this debt and I am going to be responsible to get out of it. The easy way out would have been to walk away from it all and just file for bankruptcy but the way I see it unlike others who just spend and have no intention of paying it back I spent the money so I am required to pay it back. This loan would help me do that.

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,923.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 474 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($28K - $32K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY more expensive debts; partial loan is financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1.) I am a software engineer. Bascially I write computer programs and offer day to day support to the companies computer system 2.) Yearly gross income is 101K that does not include my wife who is self employed but just strating out so can't really count on that income just yet. 3.) I selected 5 years but would pay off sooner if I can afford to. I made my own bed with this debt and I would like to get out of it so this structured plan will help me with that and make me feel like I am making head way. I am really looking to to get teh 100 pct as it would help me get most everything into one payment and allow me to close off the cards so I don't have them anymore. Thanks for the interest and also for all that you have done in serving this country.
You're just starting the process so here's a very strong suggestion: Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them until those two things show up on your loan listing. This will greatly enhance your chances of getting your loan filled. Do not wait on LC to ask you for the proper paper work. Stay on it. Good luck	Thank you for the info.
Could you please list the balance on each credit card, along with their respective APR and monthly payment. I look forward to funding your loan.	Chase Visa 17,698.69 8.99% 353.00 monthly BOA Visa 6,771.22 23.99% 207.00 monthly Discover 4,996.03 10.99% 140.00 monthly Best Buy 1,252.51 22.49 100.00 monthly
Please list balances, APRs, and monthly payments on the cards you will be paying off with this loan. Thanks!	Chase Visa 17,698.69 8.99% 353.00 monthly BOA Visa 6,771.22 23.99% 207.00 monthly Discover 4,996.03 10.99% 140.00 monthly Best Buy 1,252.51 22.49% 100.00 monthly
I have the following question that will make me comfortable in terms of investing in your loan. Can you provide your mortgage remaining principal and the value of your home (please use zillow.com to determine). Thanks Pepe.	remaining principal is 249,500 zillow value is at 312,000
You are paying about $800/month will you be able to afford the extra $65/month? You have about $23k of your debt that is in the 9-11% range. Why are you going to swap that for 16.77% and how is this loan going to make it better? How did you accumulate this debt and what are you doing to keep it from reoccurring?	Yes I will be able to afford the extra 65 a month. I understand that I am going to a higher rate on some of the debt but for me making a payment to one source instead of several and having a structured payback plan makes my ultimate goal of getting debt free more realistic. I understand to some will look at that as odd to go to a higher rate then what you have currently but I am looking at as a way to pay it off and really feel like I am making headway. There was some stupid spending in the past I will admit but some of it came out of needing to make ends meet awhile back when some personal issues arose. Regardless if this loan comes through or not I will be closing off accounts as I no longer have a use for them nor do I need that many.

Member Payment Dependent Notes Series 679279

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679279	$9,500	$9,500	5.79%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679279. Member loan 679279 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Starmark Cabinetry	Debt-to-income ratio:	8.98%
Length of employment:	4 years	Location:	Pinole, CA

Home town:
Current & past employers:	Starmark Cabinetry
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > This is a credit card that I used during the remodeling of our house , the project is now complete

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$82,739.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Starmark Cabinetry and what do you do there?	Starmark is a cabinet manufacturer located in Sioux Falls, SD www.starmarkcabinetry.com I am the western regional sales manager

Member Payment Dependent Notes Series 679332

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679332	$2,500	$2,500	14.91%	1.00%	February 25, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679332. Member loan 679332 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	SapientNitro	Debt-to-income ratio:	18.28%
Length of employment:	1 year	Location:	Boston, MA

Home town:
Current & past employers:	SapientNitro
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > I had some water leakage over the winter and want to have some work done around my window sills. I just don't have any cash around the house since I paid for my own wedding last year. I've used Lending Club in the past, and it was great.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	46
Revolving Credit Balance:	$36,104.00	Public Records On File:	0
Revolving Line Utilization:	90.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your monthly income? Thanks.	Thanks for your question. My monthly income is $6,636, after taxes.

Member Payment Dependent Notes Series 679352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679352	$1,500	$1,500	9.63%	1.00%	February 25, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679352. Member loan 679352 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	22.04%
Length of employment:	n/a	Location:	MANCHESTER, NH

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1982	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 679353

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679353	$5,000	$5,000	5.79%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679353. Member loan 679353 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,514 / month
Current employer:	University of Chicago	Debt-to-income ratio:	14.74%
Length of employment:	4 years	Location:	Chicago, IL

Home town:
Current & past employers:	University of Chicago
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > Loan is to fund purchase of motorcycle. I have an excellent track record in loan payments, having owned numerous homes and vehicles. I am a faculty member at the University of Chicago.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	67
Revolving Credit Balance:	$58,168.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 679356

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679356	$13,600	$13,600	10.00%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679356. Member loan 679356 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	EMC Corporation	Debt-to-income ratio:	12.85%
Length of employment:	2 years	Location:	SHREWSBURY, MA

Home town:
Current & past employers:	EMC Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > This is a loan to get rid of a high interest rate credit card that has been already closed to lock in a rate of 22.9% instead of 29.9% Borrower added on 02/20/11 > I have not missed a payment in more than a decade I am just trying to get one credit card that I am paying 600 a month and never catching up on gone. I have been at my current job for 2 1/2 years and have been unemployed a total of 1 month in the last 10 years. I have had a solid employment history since 2000. Borrower added on 02/20/11 > My monthly budget is $3350 a . My rent is $1125 food Food $350 the rest is normally stuff of about $250 (laundry, gas etc.) the rest is going straight to this credit card. My car is paid off. I have no other major expenses.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,812.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to find part of your loan, but I have some questions: 1) What are the specific balances and interest rates of the credit card(s) that you would like to refinance, and any that you do not plan to refinance? 2) Why did you incur this debt? 3) Do you expect to incur more debt in the future, or do you expect to reduce your debt load? 4) If you expect to reduce your future debt load, what is your plan?	Hello, 1) The one card I am trying to payoff is CItibank 11,128.17 with an APR of 22.9 ( I closed the account because they were going to raise the card to 29.9%. So to lock in the 22.9% rate I had to close my account), the other $2,000 is to get the other card to 30% of the balance 2) I incurred most of the debt from Medical and household expenses. 3) I am hoping to be debt free in the next 2 1/2 years. I have learned my lesson about debt and I don't plan to every have this kind of debt again. 4) My main plan is too use cash :) I am simply using credit as a way to build credit not to incur debt anymore.Trying to keep all balances under 30% of cards. Once I pay off this credit card I am looking at spending my money on investing and not incurring debt. I just need to get that one high rate and within 2 1/2 years I will have little to zero debt.
Secondly, has anything occurred to avoid accruing new debt?	well the first thing was taking a proactive approach to finding why I was in debt and what was causing my debt. I realized I was not spending excessively I just was not saving enough money and my interest rates were killing me. So a new job and $25,000 raise with a 401k, stocks and medical benefits and yearly bonuses made me realize I needed to really start thinking about a future financially..My old job I did not have Dental which probably cost me close to $7,000 out of pocket. I joined mint.com I talked to a financial advisor and I basically have a plan to get completely out of debt in 2 and a half years just. I have not missed a payment in a decade but I could not figure out why I was never catching up with my credit cards. After sitting down and really analyzing what I was doing I saw that this card at one time was 26% and I had paid over the last 3 years almost $11,000 dollars yet the card only went from $15,000 to ,$11,000 and I have not even used the card in over a year since i had to lock in a rate of 22.9%. So I know that was a long answer the short answer. I have stabilize my spend and income to a point were if I can pay this one card off I can save $700 a month to savings which I never was able to do before.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	I do appreciate your investing in my loan, and I will pay all of you back !!!

Member Payment Dependent Notes Series 679427

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679427	$9,600	$9,600	10.37%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679427. Member loan 679427 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,125 / month
Current employer:	American Express	Debt-to-income ratio:	24.68%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	American Express
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > Paying off the last of my high interest credit card debt - will be credit card debt free after this is paid!

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,018.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you list the balances and APRs of credit cards to be paid off by this loan as well as those you will be paying off independently? What measures have you taken to prevent accumulation of unsecured credit card debt in the future?	The full balance is on a card with 19.99% APR.

Member Payment Dependent Notes Series 679480

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679480	$6,000	$6,000	10.37%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679480. Member loan 679480 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	powerTV Media LLC	Debt-to-income ratio:	10.44%
Length of employment:	3 years	Location:	MURRIETA, CA

Home town:
Current & past employers:	powerTV Media LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,291.00	Public Records On File:	0
Revolving Line Utilization:	65.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 679527

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679527	$6,500	$6,500	7.66%	1.00%	February 28, 2011	March 4, 2016	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679527. Member loan 679527 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Aldridge Connors	Debt-to-income ratio:	24.68%
Length of employment:	1 year	Location:	Delray Beach, FL

Home town:
Current & past employers:	Aldridge Connors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > Medical procedures Borrower added on 02/19/11 > The medical expense is to fix a scar from a surgery I had from Chron's disease.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,546.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Aldridge Connors and where did you work prior to that?	I am an evictions paralegal and before that securities paralegal

Member Payment Dependent Notes Series 679533

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679533	$12,000	$12,000	9.63%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679533. Member loan 679533 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Paychex	Debt-to-income ratio:	14.65%
Length of employment:	4 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Paychex
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > Hi. I want to consolidate my credit cards that we used to fund part of our upcoming wedding. I have excellent credit (780+ last I checked) and have never missed a payment. Please reach out to me if you have any questions. Cheers Alana Borrower added on 02/18/11 > Hi. I want to use the funds to consoldate charges we put on credit cards for our upcoming wedding. I have never been late on a payment and have very good credit. My job is very stable and recently have received a promotion. Cheers!

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	61
Revolving Credit Balance:	$14,926.00	Public Records On File:	0
Revolving Line Utilization:	33.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Paychex?	Major Markets SaaS Consultant ( technology)
Secondly, has anything occurred to avoid accruing new debt?	Yes. This debt was for upcoming wedding costs and also emergency dental surgery ( 3 implants because of accident which knocked my teeth out. ) the debt was split 7k wedding and 5k for teeth. Currently I am not accruing anymore debt. This was just a unique situation where I needed to come up with a large sum at once

Member Payment Dependent Notes Series 679565

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679565	$1,500	$1,500	12.68%	1.00%	February 25, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679565. Member loan 679565 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,750 / month
Current employer:	Roofers Plus	Debt-to-income ratio:	22.29%
Length of employment:	2 years	Location:	EL PASO, TX

Home town:
Current & past employers:	Roofers Plus
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	80
Revolving Credit Balance:	$437.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 679572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679572	$24,000	$24,000	15.65%	1.00%	February 28, 2011	March 4, 2016	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679572. Member loan 679572 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Greenville Hospital system	Debt-to-income ratio:	4.67%
Length of employment:	2 years	Location:	Greenville, SC

Home town:
Current & past employers:	Greenville Hospital system
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > Have verified bank account is there anything else I need to do. I plan on doing home renavations and have very stable job in health care.

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	28
Revolving Credit Balance:	$9,453.00	Public Records On File:	0
Revolving Line Utilization:	39.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 679610

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679610	$18,000	$18,000	10.37%	1.00%	February 28, 2011	March 4, 2014	March 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679610. Member loan 679610 was requested on February 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Serco Inc	Debt-to-income ratio:	6.70%
Length of employment:	1 year	Location:	ASHBURN, VA

Home town:
Current & past employers:	Serco Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/11 > Purpose of loan: I have paid of my first loan on time (5100 USD paid off and no late payment) this loan is for consolidate high interest credit balance & Personnel Loan Credit balance: $12000 / Personnel Loan: $4000 / Annual income: $110K/ Credit Score: 750+ / Monthly income: $5400(after tax) / $1700 left monthly for loan payments Monthly budget: Mortgage payment: $1728 / HOA, club fee, Condo fee: 412 / Medical: $ Paid by company / Car Insurance: $ 60 / Car expenses: $100 for Gas Utilities: $ 200 / Phone, cable, internet: $ 130 Food, others: $ 400 / loan payments: $ 400 BAC Balance + $166 Personnel Loan / Other: $ 100 Monthly expenses: $ 3700 / Left over: $1700 I shall pay $500+ for this loan easily. Please let me know if you have queries

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,967.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Serco Inc and where did you work prior to that?	I am working as a senior software consultant in Serco Inc Prior to that, I was working in Marlabs Inc, New Jersey for 5 years

Member Payment Dependent Notes Series 679644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679644	$6,000	$6,000	7.66%	1.00%	February 24, 2011	March 5, 2016	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679644. Member loan 679644 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,242 / month
Current employer:	Microsoft	Debt-to-income ratio:	10.69%
Length of employment:	5 years	Location:	Snoqualmie, WA

Home town:
Current & past employers:	Microsoft
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,976.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Microsoft?	I'm a software developer. More specifically, I work on content management systems.
I hate SharePoint, but I like this loan!	Close! I don't work on the SharePoint team, but part of our CMS is built on top of SharePoint.

Member Payment Dependent Notes Series 679659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679659	$1,400	$1,400	5.79%	1.00%	February 24, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679659. Member loan 679659 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,534 / month
Current employer:	Mission Hospitals	Debt-to-income ratio:	3.50%
Length of employment:	9 years	Location:	Asheville, NC

Home town:
Current & past employers:	Mission Hospitals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > This loan is to pay veterinary bills that were put on credit cards. While my financial situation is extremely stable - I have a 4% Debt to Income Ratio and I currently utilize 13% of my open credit, the rate offered here is far better than the one on any credit card, and we are also keeping money in savings for an eventual car / house down payment (12 - 18 months from now). The amount I am asking for is the remaining amount of what used to be over $20,000 in veterinary bills, stemming from an emergency enterotomy (canine), complications from the surgery, knee surgery for torn CCL (canine), MRIs and treatment for MRSA (canine). Additionally, we have been paying normal medical bills (human). We greatly appreciate your support; I am willing to offer further information if needed. Borrower added on 02/21/11 > My debt to income ratio is 4% and I currently use 13% of my credit limits (87% open credit). I have had a perfect credit history since January of 2002, including 0 late payments and several different types of accounts (including an installment loan and credit card accounts). I have been in my present line of work since graduation - 4 consecutive years, moving from an income of ~$35,000 to more than twice that in a short time. I am in the extremely stable healthcare field, and they are hiring even more people of my title at the facility I work with because the demand for our services has grown exponentially in the last 3 years. I plan to use the funds to consolidate remaining veterinary bills (canine - 2 surgeries, including an enterotomy with complications) from higher-rate credit cards to this low rate. I plan to pay the loan back well ahead of time, but the reason I don't pay the debt off directly from my bank account is that I would like to maintain a substantial savings for a potential car / house purchase in the next 12-18 months. Also, I believe this installment loan will continue to raise my credit score, giving me the most favorable terms on my eventual house / car loan(s). My monthly budget is approximately $1,500, as compared to an income of ~$5,000 (net). After doing the math, this loan saves me slightly more money and allows me to keep a substantial savings account than continuing to pay the debt from higher-interest credit cards.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,741.00	Public Records On File:	1
Revolving Line Utilization:	11.60%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 679662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679662	$3,500	$3,500	10.74%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679662. Member loan 679662 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	U.S. Army Audit Agency	Debt-to-income ratio:	20.30%
Length of employment:	10+ years	Location:	Newark, DE

Home town:
Current & past employers:	U.S. Army Audit Agency
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$66,827.00	Public Records On File:	0
Revolving Line Utilization:	99.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What is your current job qualification/position (What you do) for employer? 2) Do you have sufficient margin to set up auto debit transfer from your checking account to pay this loan? 3) How long do you intend to service (keep active) this loan before final payoff? 4) If you do not mind, what are your total routine monthly expanses? 5) Did you know, Your Credit Report shows >$68,000 Credit revolving? Any Explanation? 6) Do you have any other sources of income and/ debits? 7) What is business do you plan to pay off with this loan? 8) How do you explain your high revolving credit balance? Please note, your reply helps all others lenders. Thanks for your time!	$27K of the revolving credit does not belong to me. Taking actions now to remove it from credit report. The remaining balance was used to purchase fixed assets and inventory for my business. Still in possession of those assets. Revolving credit will be significantly reduced one the economy rebounds. New loan is to diversify my web business in other industries to recession proof it as much as possible. My goal, like any other prudent borrower, is to pay the loan off as soon as possible.
Please explain what loan will be used for.	The loan will be used to develop two event listing websites.
Will this loan be serviced exclusively by cash flows derived from the website, or do you intend to commit a portion of your personal income to the servicing of the loan? I assume the $66k revolving LOC is a HELOC, what were the proceeds of this LOC used for and what is the current plan to reduced the drawn amount?	Personal assets will be used to secure the loan. Revolving credit was used to purchase fixed assets for my business. Revolving credit will be significantly reduced once the economy rebounds.

Member Payment Dependent Notes Series 679691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679691	$7,500	$7,500	5.79%	1.00%	February 28, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679691. Member loan 679691 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Arch Photo, Inc.	Debt-to-income ratio:	24.25%
Length of employment:	5 years	Location:	Flushing, NY

Home town:
Current & past employers:	Arch Photo, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > The fund is for credit card consolidation. I actually plan to pay it off in less than 1.5 years. I currently have a very stable job of 5 years and plan to contribute $450/month to pay off. I mainly want to reduce the finance fees I am currently paying for all of my credit cards.

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,318.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is the average interest rate you are paying on the credit card debt you want to pay off? Wishing you the best.	The hightest interest rate I have is 16.99 and the lowest is 10.99 and the middle is 14.99 I hope this help. Thanks!!!

Member Payment Dependent Notes Series 679706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679706	$35,000	$35,000	16.02%	1.00%	February 28, 2011	March 5, 2016	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679706. Member loan 679706 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,292 / month
Current employer:	Western Union	Debt-to-income ratio:	22.13%
Length of employment:	3 years	Location:	Littleton, CO

Home town:
Current & past employers:	Western Union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > This loan is intended to consolidate my credit card bills. I've had some tough times this past year, supporting two households (mine & my parents) and now I am the one who needs some help. I will pay back this loan no matter what. I can afford it, I'm just trying to make my payments every month easier and make it so I can continue to help my whole family out. I try really hard, but have just wound up in a tough spot for the first time and don't know what else to do. Please help me and I will return the favor in kind to others that need help as soon as I can - I will put my money exactly where you are: trusting that an individual I lend to is a good person and we will both benefit from the loan. My job is very stable. I work in IT as an analyst for a large financial company. And I think you will find me a good borrower because I will never, NEVER miss a payment. Your trust in me will not be misplaced and I can assure you you will get every penny of your money back. Thank you for reading this.

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,064.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) What is the balance of the mortgage loan and any HELOC/2nd you owe on your home? 4) What is the current market value of your home? (use zillow.com if unsure) 5) How long do you actually intend to keep this loan? Thank you.	Sure. Here you go: Question #1 CC#1 - $28,000 @ 24.99% - monthly payment $2,000 CC#2 - $7,000 @ 29.99% - monthly payment $1,000 CC#3 - $7,500 @ 0% (this will not be consolidated) - monthly payment $500 Question #2 CC#1 - Will be cancelled & has already been destroyed CC#2 - Will be cancelled & has already been destroyed CC#3 - Will be kept for emergencies only Question #3 The balance of my primary mortgage is $102,000. I do not have a second mortgage or HELOC. Question #4 Current market value of my home is $350,000 Question #5 Three years. Thank you for taking the time to review my loan. I really appreciate it.
Hello Sir, As a word of advice, I can understand you really want to be debt free from Credit cards but I do not recommend canceling the accounts # 1 and # 2 as you signaled above. I recommend you research this more online. The bottom line, leaving them open will show you have a higher credit availability and choose not to use it vs. have a much lower credit availability and may have it 50% or 75% used. You certainly want your credit score to be high, like that borrowing is cheap for you. Do some research on this topic. I will invest in you.	Sarpicaste - I much appreciate the advice. I will do my due diligence and research further. I thank you for the support. It does mean more to me than I can express.
1.What is your NET monthly income? 2.Please list your loan amounts & interest rates that you will be paying off. 3,Are you the sole wage earner? Thanks.	1) Net Monthly: ~$4,400 2) This is listed in the first question I received - please take a look at that answer which details out the items to be consolidated. 3) Yes
Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs).	I hope that I have captured them all: Phones - $100 Electricity - $120 Internet - $60 Water - $25 Mortgage - $960 Cars + Insurance - $620 Food - $250

Member Payment Dependent Notes Series 679758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679758	$11,500	$11,500	12.68%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679758. Member loan 679758 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Eagle Creek Golf and Country Club	Debt-to-income ratio:	24.33%
Length of employment:	10+ years	Location:	Naples, FL

Home town:
Current & past employers:	Eagle Creek Golf and Country Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > I plan to use the funds to consolidate bills into one payment. I have a stable job, I've worked at the same company for 21 years, working my way up in the company. I take my bill paying responsibilities very seriously, that is why I am trying to consolidate.

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	4
Revolving Credit Balance:	$11,602.00	Public Records On File:	0
Revolving Line Utilization:	22.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thank you for your interest. I work at a private golf country club. I started out bartending but with a little hard work and schooling I am now holding the position of assistant controller. I am getting married in May and my fiance's income was not included in my reported gross income per month. If I were to include his income we have a combined total of $6,000.00 gross income per month. I selected a 5-year loan to give myself a little leeway but I do not intend to take the full five years to pay it off. My intentions are to pay it within three years.

Member Payment Dependent Notes Series 679760

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679760	$5,000	$5,000	5.42%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679760. Member loan 679760 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Cuyahoga County Juvenile Court	Debt-to-income ratio:	23.15%
Length of employment:	3 years	Location:	Bedford, OH

Home town:
Current & past employers:	Cuyahoga County Juvenile Court
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > Money will be used for Honeymoon and some wedding expenses. Wedding date is May 28th, 2011. I plan on taking the money we receive from the wedding and applying it to the honeymoon balance. However, the travel agent requires the balance be paid in full a month and a half before the wedding. This is the reason for the loan. My credit history is clean. I have never defaulted. I have always paid on time. My credit score as of Feb 3, 2010 was between 730-756. Since then I have done nothing but pay down debt. Most of my debt is due to my student loans. I plan on having them paid off in 3-4 years instead of the remaining 22 years. I work at Cuyahoga County Juvenile Court as a Network Support Technician. I support (with 2 other tech's) computer systems, network, and servers for over 500 users. I have been working here for over 3 years. Rent = $385 mo Utilities = $0 Auto = $218 mo Auto ins = $78 mo Student loans = $150 mo Credit Card = $75 mo Wedding rings = $240 mo (almost paid off) Cell phones = $140 mo (1 for me and 1 for my fiance) Net Income = $960 every 2 weeks

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,573.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 679776

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679776	$8,000	$8,000	10.00%	1.00%	February 24, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679776. Member loan 679776 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,677 / month
Current employer:	Telestream, Inc.	Debt-to-income ratio:	7.22%
Length of employment:	6 years	Location:	Grass Valley, CA

Home town:
Current & past employers:	Telestream, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > I work as a web developer for a company that is doing very well financially. I have received annual bonuses for the last few years. Most employees in the company received a 10% bonus of their annual salary in January 2011, but I was 1 of 7 employees who received a 15% bonus because of outstanding work ethics. So my job is very stable. I have an excellent payment history with all of my creditors. This loan will help us to pay off a Mobile home that we are in the process of selling and also a higher interest credit card. My monthly take home pay is $4,500, and our total monthly expenses total about $3,500. So we have the money to pay off the loan.

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14.00	Public Records On File:	1
Revolving Line Utilization:	0.20%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Secondly, has anything occurred to avoid accruing new debt?	I have paid off a considerable amount of my debt with a bonus I received from my work. We have greatly simplified our lives and have determined NOT to accrue new debt. I have closed 3 revolving accounts that I have paid off that had over 20% interest rate. 2 credit cards with lower interest rates I have left open, but have $0 balance. I have a spreadsheet budget that I have been living by for the past year and a half that has really helped me to focus. This loan will help me to lower the interest rate of my remaining debt. I am very excited that I am starting to feel in control of my financial situation!
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	Thanks so much. I appreciate it very greatly. I will not let any of my investors down!
I don't get it if you are selling off the mobile home why borrow money to pay off the loan on it? why incur any expenses from LC for getting this part of the loan? what is your credit card balance and the interest rate? Thanks Joe	Thank you for considering me for a loan and for asking me about the details of how it is to be used. Because of the market, we are not able to sell the 40 yr old mobile for as much as we owe on it. So we are borrowing against the difference of what we are selling it for and what we owe on it (a $6,000 difference), plus a credit card that we owe $2,000 at 16.99% interest. We decided to just cut our losses and unload the mobile home, as we now have 2 kids (5 yrs and 2 yrs old) and we just don't fit in it anymore.

Member Payment Dependent Notes Series 679780

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679780	$6,300	$6,300	10.00%	1.00%	February 28, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679780. Member loan 679780 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	General Moly Inc	Debt-to-income ratio:	16.33%
Length of employment:	1 year	Location:	Elko, NV

Home town:
Current & past employers:	General Moly Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1982	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	15
Revolving Credit Balance:	$32,239.00	Public Records On File:	1
Revolving Line Utilization:	65.00%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 679794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679794	$10,800	$10,800	7.29%	1.00%	February 28, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679794. Member loan 679794 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Pedernales Electric	Debt-to-income ratio:	20.83%
Length of employment:	10+ years	Location:	Blanco, TX

Home town:
Current & past employers:	Pedernales Electric
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	38
Revolving Credit Balance:	$23,810.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please comment on your delinquency 38 months ago? Thank you.	I co-signed a car loan for my daughter and she missed a payment.

Member Payment Dependent Notes Series 679826

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679826	$16,000	$16,000	16.02%	1.00%	February 28, 2011	March 5, 2016	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679826. Member loan 679826 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	Blacksmith of HUdson	Debt-to-income ratio:	10.93%
Length of employment:	< 1 year	Location:	KENILWORTH, NJ

Home town:
Current & past employers:	Blacksmith of HUdson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > i HAVE BEEN WORKING WITH MY CURRENT BOSS FOR OVER 6 YEARS.. tHE LOAN WILL BE PAID BACK WITHIN MONTHS OF THE WEDDING BEING OVER WHICH IS 910/11 Borrower added on 02/19/11 > THE FUNDS WILL BE USED TO GIVE TO THE VENUE FOR THE WEDDING WE HAVE ALREADY PAID 32000 OF THE VENUE OFF

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1982	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,912.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe 230 on the house and the value of the home is 300

Member Payment Dependent Notes Series 679848

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679848	$3,600	$3,600	18.25%	1.00%	February 28, 2011	March 5, 2016	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679848. Member loan 679848 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	9.00%
Length of employment:	2 years	Location:	tucson, AZ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > i am using this money to buy a small trailer for my soon to be Mother-in-law. She is an elderly woman that lives alone. I found her a great deal on this place. it will provide her with the saey and care she needs to be comfortable. Borrower added on 02/20/11 > This loan is not for partial down payment or to cover closing costs; it pays for the remaining balance for full ownership! I am self-employed and own my own business. I keep a tight reign on my expenses and my personal monthly expenses are around $1200. I keep my debt ratio under 20 percent. I always pay my bills and I am a good credit risk and investment for you. Thank you in advance for deciding to fund this loan. She will have peace of mind and the security and safety she has not had in a very long time

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	22	Months Since Last Delinquency:	17
Revolving Credit Balance:	$3,388.00	Public Records On File:	0
Revolving Line Utilization:	96.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Two delinquencies in last 2 years. Explain why you aren't a credit risk?	The 2 delinquenices happened about a year and a half ago at the same time on different accounts. It was not lack of funding or liquidity. I had left town and my home on a family emergency across the country. In my rush to get there I had forgotten to mail them. I was away for much longer than I expected to be, and upon returning they were mixed in with my received mail. I paid them immediately, but by then it was already over the 30day mark.

Member Payment Dependent Notes Series 679852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679852	$9,450	$9,450	10.74%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679852. Member loan 679852 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Paychex	Debt-to-income ratio:	16.52%
Length of employment:	10+ years	Location:	WILLIAMSON, NY

Home town:
Current & past employers:	Paychex
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > Loan to consolidate car loan into a lower payment/interest rate. Borrower added on 02/24/11 > These payments will be half of what we are currently paying, which will allow us to easily make the monthly payments. Borrower added on 02/26/11 > This loan allows us to pay off a current car loan of 400/month down to 204.

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,094.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 679874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679874	$8,000	$8,000	7.66%	1.00%	February 28, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679874. Member loan 679874 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,825 / month
Current employer:	NDeX	Debt-to-income ratio:	22.70%
Length of employment:	10+ years	Location:	Dallas, TX

Home town:
Current & past employers:	NDeX
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	51
Revolving Credit Balance:	$4,493.00	Public Records On File:	0
Revolving Line Utilization:	18.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? And can you comment on the delinquency 51 months ago? Thank you.	i received an invite from lending club to lower my payments and decided to do so. this loan will payoff my current loan. i had perfect credit before an auto accident caused me to become delinquent on some accounts. some lenders worked with me, others would not. i have gotten back on track and once again have a perfect pay record. thank you for your time!
Thanks for the response. What specifically did you use your previous lending club loan for? Thank you.	to consolidate two high interest cards. have a great weekend!

Member Payment Dependent Notes Series 679929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679929	$19,000	$19,000	18.62%	1.00%	February 28, 2011	March 5, 2016	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679929. Member loan 679929 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	C.H. Robinson Worldwide	Debt-to-income ratio:	18.09%
Length of employment:	5 years	Location:	Chicago, IL

Home town:
Current & past employers:	C.H. Robinson Worldwide
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,668.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	Hi, Thanks for your interest. Here are the current balances and APRs: Balance APR $5,880.79 26.24 $3,841.98 15.65 $1,911.44 14.99 $1,876.32 29.99 $4,287.74 27.24 Previously, the Lending Club has verified my income and employment. Thanks!
Could verify your loan number? The information I see says that your loans was removed. Is that correct?	That is not correct. Member Loan# 679929
Could you please list the ID # of your current/prior LC Loan. I would like to figure out how much I have already invested with you. Also, what are the minimum payments of the balances that you listed?	Previous loan: Borrower Member Loan 490130 Min Due Card 1 $148.00 Card 2 $129.00 Card 3 $75.00 Card 4 $75.00 Card 5 $150.00
Please verify your income with Lending Club (support@lendingclub.com) and I will be happy to help fund your loan! Thanks!	Just sent LC my W2 and Pay Stubs will be sent tomorrow. Thanks for your consideration!

Member Payment Dependent Notes Series 679950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679950	$5,000	$5,000	13.80%	1.00%	February 24, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679950. Member loan 679950 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	northroupgrumman	Debt-to-income ratio:	10.23%
Length of employment:	10+ years	Location:	saint augustine, FL

Home town:
Current & past employers:	northroupgrumman
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > 87 ss monte carlo

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$403.00	Public Records On File:	1
Revolving Line Utilization:	4.60%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 679962

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679962	$10,400	$10,400	7.66%	1.00%	February 28, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679962. Member loan 679962 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,354 / month
Current employer:	USMC	Debt-to-income ratio:	13.02%
Length of employment:	10+ years	Location:	Murrieta, CA

Home town:
Current & past employers:	USMC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > The funds will only be used for debt consolidation. My plan is to zero my debt on a specific timeline. The lower interest rate will help me accomplish this. My Credit score is excellant and have no problems repaying my debts.

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,656.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	I have four credit cards that we used for larger purchases with varying interest rates. This loan will provide a better interest rate for the total debt.

Member Payment Dependent Notes Series 679974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
679974	$7,200	$7,200	13.06%	1.00%	February 24, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 679974. Member loan 679974 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,160 / month
Current employer:	dotSyntax, LLC	Debt-to-income ratio:	7.43%
Length of employment:	< 1 year	Location:	Rochester, NY

Home town:
Current & past employers:	dotSyntax, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > I intend to pay off my higher interest credit cards. I've had no trouble paying them down, but a lower interest rate will help me complete this goal faster and cheaper. I've held the same job for just under 5 years now.

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,455.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 680027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680027	$5,600	$5,600	7.29%	1.00%	February 25, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680027. Member loan 680027 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,400 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	16.61%
Length of employment:	3 years	Location:	Berkeley, CA

Home town:
Current & past employers:	Kaiser Permanente
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,614.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the rates and balances on the debts you are consolidating? Thanks!	There is a line of credit I will pay down and a credit card cash advance that I used to finance myself while I was in school. Of course, the cash advance rate is exorbitant and the line of credit is 11%.

Member Payment Dependent Notes Series 680060

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680060	$9,000	$9,000	7.66%	1.00%	February 28, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680060. Member loan 680060 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	15.49%
Length of employment:	2 years	Location:	Pleasanton, CA

Home town:
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,400.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 680092

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680092	$8,000	$8,000	7.66%	1.00%	February 28, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680092. Member loan 680092 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,380 / month
Current employer:	Scott W. Marsal	Debt-to-income ratio:	20.47%
Length of employment:	5 years	Location:	Beaverton, OR

Home town:
Current & past employers:	Scott W. Marsal
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,027.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	Hi there, I have two different credit cards I will be consolidating. They both have less than ideal interest rates so I thought I might be able to save myself a little money by doing it this way. And since this is my last year of school, I'm working to become more and more frugal as I get ready to take the next step after graduation (come August) and move on from there. Thanks for your interest. If you have any more questions or want more specific information, ask away! Kris
Hi. Thanks for the answer. Some more questions: you mention that you're in school, but that you've also been working at Scott Marsal. What is your role on your job? Will this job continue after you graduate? What did you go to school for, and what degree will you be getting? Have you been working full-time and going to school full-time? Thank you.	Hi egal, Yes, I am in school and working. I'm working full time for Scott Marsal as the nanny of his two sons, plus going to school 3/4 time (though it feels like full time) to be a vet tech. Usually it takes 2 years for this but because I'm not going full time it's taking a little bit longer. My present job will continue after I graduate. In fact, I've got at least another year committed to this family, though they may need me another 2 years total. After that, I plan on fulling taking advantage of my degree as a vet tech and getting a job in that field. Hope that answers your questions. Again, if you have more, don't hesitate to ask. Thanks, Kris

Member Payment Dependent Notes Series 680113

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680113	$9,750	$9,750	9.63%	1.00%	February 28, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680113. Member loan 680113 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	21.82%
Length of employment:	2 years	Location:	Sugar Land, TX

Home town:
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > The funds for this loan will be used to purchase additional equipment to what I already own, and the necessary supplies and material in order to build a standing inventory and fulfill custom orders.

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$774.00	Public Records On File:	0
Revolving Line Utilization:	19.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you designing and making the jewelry? Please give more details about the business, including your experience in the field.	Yes, I am designing and making the jewelry myself. I have been making and selling jewelry for two years on the side, but now would like to turn it in to a full-time business. I currently work out of a small studio in my garage which eliminates the need to rent. The majority of the jewelry will be silver, but custom orders requiring gold can be fulfilled as well. The average price range for each piece will fall between $30-60 dollars. Sales will be generated locally through art/craft shows, local vendors, and online by sites like etsy and artfire. Thanks for the question, and I hope this information helps.

Member Payment Dependent Notes Series 680131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680131	$8,500	$8,500	10.74%	1.00%	February 25, 2011	March 5, 2016	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680131. Member loan 680131 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,778 / month
Current employer:	KENWOOD USA	Debt-to-income ratio:	0.42%
Length of employment:	10+ years	Location:	Long Beach, CA

Home town:
Current & past employers:	KENWOOD USA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$109.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, What do you do for Kenwood, and how long do you plan on staying with them? Thanks.	I am a Technical Training Supervisor for thier Land Mobile Division. I have been an employee there since 1992 and I have No plans on leaving anytime soon.

Member Payment Dependent Notes Series 680149

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680149	$13,000	$13,000	13.06%	1.00%	February 28, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680149. Member loan 680149 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	USAA	Debt-to-income ratio:	18.29%
Length of employment:	< 1 year	Location:	san antonio , TX

Home town:
Current & past employers:	USAA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,421.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you do at USAA? USAA stands for what? Where have you worked prior to USAA?	I am a Financial Advisor at USAA. USAA stands for United Services Automobile Association. Prior to my work with USAA I worked for Fidelity Investments for 3 years.

Member Payment Dependent Notes Series 680155

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680155	$12,000	$12,000	10.37%	1.00%	February 28, 2011	March 5, 2016	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680155. Member loan 680155 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	St Vincent de Paul Society of San Franci	Debt-to-income ratio:	18.84%
Length of employment:	< 1 year	Location:	San Mateo, CA

Home town:
Current & past employers:	St Vincent de Paul Society of San Franci
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > Hi, I'm an accountant working for one St Vincent de Paul Society, of San Francisco's oldest public charities. I work with our various grantors and private foundations to ensure accurate accounting and reporting of our funds. I plan to use the proceeds of the loan from the Lending Club to pay off credit cards with higher APR's and work toward my goal of becoming debt free. Thanks for your consideration! Borrower added on 02/24/11 > I entered into an agreement with American Express Centurion Bank to reduce the rate on the remainder of my credit card debt to 0% for six months and 9.99% for the following six months. When I did this in August of 2010, they reduced my credit limits, and other creditors followed suit. Until I took this action, my FICO score was a happy 770, and I had healthy ratios of debit/open credit. I have purchased and paid off auto loans as well as student loans according to terms.

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,229.00	Public Records On File:	0
Revolving Line Utilization:	75.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 680174

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680174	$14,000	$14,000	14.17%	1.00%	February 28, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680174. Member loan 680174 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,750 / month
Current employer:	Symantec Corp	Debt-to-income ratio:	14.40%
Length of employment:	2 years	Location:	Santa Monica, CA

Home town:
Current & past employers:	Symantec Corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	51
Revolving Credit Balance:	$14,718.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 680190

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680190	$4,500	$4,500	7.29%	1.00%	February 28, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680190. Member loan 680190 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Columbia University	Debt-to-income ratio:	2.93%
Length of employment:	n/a	Location:	New York, NY

Home town:
Current & past employers:	Columbia University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > I've saved a decent chunk to live in Germany over the summer so that I can learn German. Unfortunately the exchange rate is horrible and right now I'm losing 35%! But, I planned it and soaking in the language will really help my career. I am also of German heritage, so I consider it an important investment. Note: For practical purposes this is a vacation loan and has nothing to do with enrollment at any post-secondary institution. This is something I'm doing for my own edification during my vacation. I have never missed a payment I receive full fellowship funding for research, work as a coordinator of tutorials, and teach. I'm a trust worthy borrower.

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,299.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Columbia University and how long have you worked there?	I am on a 7 year fellowship, I coordinate 1 on 1 tutorials for languages, and teach classes. I've been here since May.

Member Payment Dependent Notes Series 680191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680191	$9,200	$9,200	16.40%	1.00%	February 24, 2011	March 5, 2016	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680191. Member loan 680191 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Montgomery County Department of Public Safety	Debt-to-income ratio:	24.38%
Length of employment:	3 years	Location:	MOUNT EPHRAIM, NJ

Home town:
Current & past employers:	Montgomery County Department of Public Safety
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > To my investors: I am currently a Police & Fire Dispatcher for the Montgomery County Dept of Public Safety. I am looking to pay down a 5k credit card which has a 29.99 interest rate; and a personal loan for 4k at 24.67% through American General. I have a VERY stable job and am a very responsible borrower. I have had a total of 2 new vehicles paid off within 3 1/2 years on 5 year loans and several personal loans paid off well within half of the loan terms. I have been blessed with a great family and although my name is not on the deed, our house was a gift from my parents for our wedding so I have NO Mortage or Rent payments. Your investment would be a prosperous one and if you have ANY questions please feel free to ask. If you would like info on my place of employment, you can check out www.mcdps.org Thank You

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	32
Revolving Credit Balance:	$5,080.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER YEARS PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Good Afternoon I am a police and fire dispatcher for the county. My wife is employed PT and her annual income is 23K a year which was not included in the original loan request. As far as paying the loans off in advance, I would pay down the principal each month for a faster pay off.
What do you do for the Montgomery County Department of Public Safety?	I am a police and fire dispatcher.
With dual incomes and no rent or mortgage payment, could you explain why you feel that you need 60 months to pay off this loan?	I always take a longer term just because I feel safer with a lower payment in case something that could happen that I would need extra money for. IE emergency expense at the house, vehicle etc. EVERYONE of the loans I have had in the past were paid off early.

Member Payment Dependent Notes Series 680249

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680249	$12,000	$12,000	6.92%	1.00%	February 28, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680249. Member loan 680249 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	walgreens co.	Debt-to-income ratio:	24.93%
Length of employment:	8 years	Location:	bethpage, NY

Home town:
Current & past employers:	walgreens co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/11 > personal investment Borrower added on 02/20/11 > any questions please ask. thanks

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,806.00	Public Records On File:	0
Revolving Line Utilization:	24.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at walgreens co.?	store manager

Member Payment Dependent Notes Series 680256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680256	$7,000	$7,000	10.37%	1.00%	February 28, 2011	March 5, 2014	March 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680256. Member loan 680256 was requested on February 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Home Depot	Debt-to-income ratio:	16.32%
Length of employment:	2 years	Location:	Eden Prairie, MN

Home town:
Current & past employers:	Home Depot
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 19, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1977	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,786.00	Public Records On File:	0
Revolving Line Utilization:	74.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 680286

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680286	$4,800	$4,800	12.68%	1.00%	February 28, 2011	March 6, 2014	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680286. Member loan 680286 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Scanbuy, Inc.	Debt-to-income ratio:	4.17%
Length of employment:	3 years	Location:	Ridgewood, NY

Home town:
Current & past employers:	Scanbuy, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2007	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	6
Revolving Credit Balance:	$2,857.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Scanbuy, Inc.?	I work as Financial Manager. I was hired after graduating from college and interning for about 2 years. The company is a startup tech company, focused on the mobile barcode industry.

Member Payment Dependent Notes Series 680291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680291	$10,000	$10,000	11.11%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680291. Member loan 680291 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	San Francisco Endoscopy Center	Debt-to-income ratio:	8.06%
Length of employment:	7 years	Location:	Redwood City, CA

Home town:
Current & past employers:	San Francisco Endoscopy Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > Thank you everyone for funding my loan.

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,021.00	Public Records On File:	0
Revolving Line Utilization:	58.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 3-yrs? Short term: (number y-e-a-r-s please): 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hi. 1) My position with my employer is endoscopy tech. I assist the doctor with various medical procedures such as endoscopy and colonoscopy. 2) All incomes are included in my reported Gross Income Per Month. 3) More likely I would like to pay this loan off in 2 years but I would like to 3 years period as a safeguard. Thank you very much.

Member Payment Dependent Notes Series 680314

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680314	$12,000	$12,000	13.43%	1.00%	February 25, 2011	March 6, 2016	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680314. Member loan 680314 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,917 / month
Current employer:	Boston College	Debt-to-income ratio:	0.62%
Length of employment:	10+ years	Location:	CAMBRIDGE, MA

Home town:
Current & past employers:	Boston College
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,518.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Boston College?	I am a senior academic administrator.
What is this loan for? What is your job, and how stable is it? Thanks.	This loan will cover several home-related projects and allow me to consolidate some of my debt. My job as a senior academic administrator is very stable and I have tenure as a member of the university faculty.
How much money will go toward debt consolidation versus home improvement? For your debts, please list each one, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. Also, since you make $22k/month, do you really need 5 years to pay back this loan, or do you plan on paying it back sooner?	(A) I anticipate that roughly 1/3 will go to debt consolidation and 2/3 will go to home improvement. (B) Credit Card 1, $4000, 16%, $80/month; Credit Card 2 $1000, 15%, $25/month; Credit Line 3 $1000, 20%, $45/month. (C) I am not certain if I will need the full five years to pay back the loan.
Thanks for your answers. Your financial numbers look very good, so I'm wondering why you can't just pay off your credit cards immediately or within a few months. Is your monthly budget so tight that you need to spread out the $6k in debt over 5 years even though it's less than 1/3 of what you make each month? I'm ready to help fund your loan, but I'm just trying to understand why you need so much time to pay it off given your salary. Please help clarify the picture, and then I'm sure the funds for this loan will start flowing quickly. Thanks.	Current cash flow is funding several home-related projects and I would appreciate the flexibility that this loan would provide over the next six months. While I very well might be able to pay off the entire amount in the next year, I prefer the 5-year option.
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER Y-E-A-R-S PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (3) Usually 300 loans listed; today 457 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan funded MORE than 60 pct? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($13K - $15K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY your more expensive debts; partial loan financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thanks for your inquiry. (A) Spouse does not earn any income at this time and thus the posted gross income is the household's gross income. (B) 3-4 years is my best guess, but I selected the 5-year term for maximum flexibility. (C) I would likely accept a partial loan, especially if it's in the 80+% range.
I would be glad to fund your loan as soon as you have Lending Club verify your $22.9k per month gross income. Please provide a status update on your efforts to have Lending Club verify this. Thank you very much.	As someone new to Lending Club, I need to research how I can ensure that Lending Club will verify my income.
(5) Do you currently own or rent your home? If you own and have a mortgage, what is the total balance of the mortgage loans and any HELOC you owe on your home? (6) Also, what is the current market value of your home if you have own or have a mortgage? (use zillow.com if unsure) (7) Can you verify your income with lending club? I want to fund your loan but verifying your income is important. Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	(5) I own my home but am in a short-term rental while some improvement projects are completed over the next two months. The total balance is $540,000. (6) The current market value is $650,000. (7) I am working on this.
If you don't mind, I have some brief questions for you regarding your loan. Thank you for your help. What is your net monthly income? How much do you have in terms of liquid savings/investments? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? Thank you again for your help, and I look forward to funding your loan.	(A) Net monthly income is $15/k. (B) I have substantial retirement investments but limited liquid assets. (C) Mortgage, taxes, insurance: $3500; other debt: $750; utilities: $500; phone and internet: $250; food: $1200; childcare costs: $1000.
Thank you very much for your help--I just have one additional question. According to your answer, you have $15,000/month in net income and roughly $7000 in monthly costs; thus, why not use the additional ~$8000/month to help pay off your debt?	I am finishing several projects at home and will be using all of my salary for the next few months. This loan would enable me to complete all work in a timely manner and then turn to repayment later this year.

Member Payment Dependent Notes Series 680324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680324	$8,000	$8,000	9.63%	1.00%	February 28, 2011	March 6, 2014	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680324. Member loan 680324 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Elmhurst Hospital Center	Debt-to-income ratio:	5.02%
Length of employment:	5 years	Location:	Queens Village, NY

Home town:
Current & past employers:	Elmhurst Hospital Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > My son has just become engaged, and already he and his wife has set a date for this summer! We have a large family, and I would like to help with the influx of people. I have the funds in my savings, but I want to keep that liquid in case of emergencies. I intend to pay-off the loan within two years. I have a stable appointment as a registered nurse in an NYC public hospital.

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,139.00	Public Records On File:	0
Revolving Line Utilization:	71.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 680365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680365	$12,000	$12,000	7.29%	1.00%	February 28, 2011	March 6, 2014	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680365. Member loan 680365 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	Nogales Unified School District #1	Debt-to-income ratio:	5.08%
Length of employment:	9 years	Location:	Rio Rico, AZ

Home town:
Current & past employers:	Nogales Unified School District #1
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > this loan is strictly for credit card financing total balance $12,145 on two cards @ 14.99%

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,653.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Nogales Unified School District #1?	I'm a Reading Specialist
Hi. Is this a loan for a vacation to barbados, or credit card refinancing? Thank you.	the automated question asked for a name for the loan - it has nothing to do with travel - yes it is credit card refinancing.
"barbados"?	the automated questioning was asking for a name for the loan, I'm not planning a trip!
What are the loans and corresponding rates that you are planning on refinancing?	this loan is strictly for credit card financing total balance $12,145 on two cards @ 14.99%

Member Payment Dependent Notes Series 680385

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680385	$8,075	$8,075	13.06%	1.00%	February 28, 2011	March 6, 2014	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680385. Member loan 680385 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	hama-hama inc	Debt-to-income ratio:	24.38%
Length of employment:	4 years	Location:	Elmhurst, NY

Home town:
Current & past employers:	hama-hama inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,640.00	Public Records On File:	0
Revolving Line Utilization:	85.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at hama-hama inc?	I'm a head Sushi Chef at Hama-hama company or Momoya Japanese restaurant, please call to make sure!
What do you pay per month on your $36K revolving debt?	I pay a lot of money to pay off my debt, I can effort to pay up to $ 1200.00 only for my debt, thats why I vow to finish off my debt faster and I'm looking for help for lower interest payment, and my car will be paid off by the end off this year, so I'm very responsible of my debt. you can check my credit history of my payment!
I would like a clearer picture of your $36K of revolving debt. Assume the LC loan removes $8K from the existing $36k, detail the payee, amount, interest rate and monthly payment of the remaining $28K.	I think, before you approve my loan, usually you do ?? credit check, history of my payment as well, so I think it gives your company ?? clear information about that! So if you approve my loan with lesser APR, it means I can save some to pay other debt!

Member Payment Dependent Notes Series 680393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680393	$10,000	$10,000	15.65%	1.00%	February 25, 2011	March 6, 2014	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680393. Member loan 680393 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,059 / month
Current employer:	Radwell	Debt-to-income ratio:	11.90%
Length of employment:	3 years	Location:	Jobstown, NJ

Home town:
Current & past employers:	Radwell
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > Looking to consolidate credit cards, Good Credit Score and have never missed or payed any bills late.

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,215.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Radwell?	I am a full time repair tech. We repair industrial electronics for customers across the globe.
Hello, your loan description states your revolving debt is only $4215. What debts (and their interest rates) will you be paying with this $16K loan? Please list your monthly net income and expenses. Are you confident that a $560/mo payment will fit within your budget? Thanks.	I clear approximately $650 a week after taxes plus approximately $700 in commissions at the end of each month. The main purpose of this loan is to pay off my credit cards and pay off my car loan which is at a balance of $10500. Makeing the payments would be no problem at all.
Hello, what are the interest rates on your credit cards and car loan? What are the monthly payments you are making on those? Also, any reason you decreased the loan amount to $10K from $16K? Thanks.	I received an email From lending club stating that the loan amount was going to be lowered. The intrest rates on my cards range from 14.99% to 25.99%. After thinking about it, it is best not to pay off my car loan using this loan because I have a low intrest rate on the car loan as it stands. I pay $250 a month for the car and approxemtly $500 to $600 a month on credit cards. By using this loan to consolidate my credit cards I would be lowering the total amount I owe on credit cards down to just the loan payment each month. I would continue to pay for my car as I do already. the reason I am still requesting 10k is because I have a credit card not listed on my report with a balance of about $4000 with an intrest rate of 22%.
Per your responses to lender questions, you make more money than what Lending Club verified. So we can have an accurate picture of what you earn, what is your correct gross monthly income?	When I submitted my loan request I did not include over time or commission into my income. That is why my responses indicate I make more then I was verified for. Including my commission that I receive once a month plus the overtime I work each week I make at least a gross total of $4100 a month.

Member Payment Dependent Notes Series 680395

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680395	$35,000	$35,000	15.65%	1.00%	February 28, 2011	March 6, 2016	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680395. Member loan 680395 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	Wedbush Bank	Debt-to-income ratio:	17.61%
Length of employment:	2 years	Location:	redondo beach, CA

Home town:
Current & past employers:	Wedbush Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > Pay unexpected personal tax debt

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,542.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Wedbush Bank and where did you work prior to that?	I am regulatory compliance counsel at Wedbush Bank. Prior to that I attended law school. Prior to that, I worked as an accountant at Del Amo Savings Bank.
Attorney, Welcome to Lending Club. I'm interested help finance your loan. My questions are: (1) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (NUMBER Y-E-A-R-S PLEASE): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (3) Usually 300 loans listed; today 461 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan funded MORE than 60 pct? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. Debt Consol, CC REFI, Taxes due et al, more advantageous to accept an 80 pct, a 90 pct ($28K - $32K) fixed interest, term limited, partial loan, pay off higher APR interest debts. As you well know failure to pay taxes when due penalty, delinquency penalty and seemingly never ending accrued interest are BIG $ issues. After 6-months of making on time payments, you're automatically eligible to relist loan's unfunded $'s or can list new loan purpose, $ amount. Partial loan reduces interest $'s paid on MAJORITY your more expensive income tax related debts; partial loan financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	No, no other income included. Gross income is $92,250/yr. I anticipate a 4-5 yr term for payoff. Yes, I am flexible and will accept partial funding. Thanks!
Hi Counsel. Would you mind answering this question that will make me more comfortable in investing in your loan. $35K in owed taxes is a big number, can you provide more detail of why this happened? Thanks. Pepe	Last year I took a 401k distribution to help my mother with unexpected bills and, although taxes were taken out at that time, it appears they were not enough.
Would you please list the details on the need for the loan? Thank you	I would like to use the money to pay unexpected income taxes due. Thanks!

Member Payment Dependent Notes Series 680400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680400	$10,000	$10,000	10.37%	1.00%	February 28, 2011	March 6, 2016	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680400. Member loan 680400 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	maxim helathcare	Debt-to-income ratio:	24.08%
Length of employment:	10+ years	Location:	lodi, CA

Home town:
Current & past employers:	maxim helathcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > I have 2 full time job and one part time I am work as a nurse. I always paid bill on time. I paid more each month. If I earn more.

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,827.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for maxim helathcare?	I am a home visit nurse
Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? HOME OWNERSHIP As well, IF you own a house what is : The value right now (use Zillow if needed) What is your mortgage amount, interest rate, and monthly payment? Is there a line of credit attached as well and if so what is its balance and rate? If you rent what is your rent? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	value of my condo was 190000 my interest rate was 5.50% my monthly payment was 856 compound loan. I do not have line of credit attached my mortgage loans. my gross income $3200/month

Member Payment Dependent Notes Series 680409

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680409	$13,700	$13,700	10.74%	1.00%	February 28, 2011	March 6, 2016	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680409. Member loan 680409 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,634 / month
Current employer:	Royal Caribbean Cruises Ltd	Debt-to-income ratio:	6.99%
Length of employment:	10+ years	Location:	Veneta, OR

Home town:
Current & past employers:	Royal Caribbean Cruises Ltd
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > I've been employed with the same company for 13 years. I pay all bills on time and have recently have both parents living with me. Both my dad and myself have recently had a surgery, so I would like to pay off these credit cards so I can apply this amount towards some of the medical bills. I have insurance coverage; however my dad does not, as both parents recently migrated to the US.

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	75
Revolving Credit Balance:	$3,212.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? HOME OWNERSHIP As well, if you own a house what is : The value right now (use Zillow if needed) What is your mortgage amount, interest rate, and monthly payment? Is there a line of credit attached as well and if so what is its balance and rate? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	Hi Joe, I have 4 cedit cards with balance totaling $9312.16 interest rates are between 14.99% - 22.99%. There are currently medical bills mainly for my dad who had surgery last year to remove kidney stone totaling $2133.27. I've been current with all my bills and have been paying monthly installment on the medical bills.This month both my dad and I had surgery. He has applied for Bridge program to assist with the hospital bills (he was covered for the last surgery); except some of the medical team is not under that program, so those are the bills I cover. I do have a home with mortgage of $1,347.86 per month with a 4.875% with $184,431.01 balance current Zillow value $167,500. No line of credit. In coming dollar average $3630 with expenses include student loan $114.18, medical, credit cards plus every day living expense between $3200 and $3400. I completely paid off my motor vehicle last year. I've been consist and have met all my committment. I plan to continue meeting my committments. I appreciate the consideration. I hope I've answered your concerns.
Is there any other income in the household? Your budget seems very tight. Thanks..	Yes, my partner brings in income which helps to cover household bills. I take care of my personal debts.

Member Payment Dependent Notes Series 680422

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680422	$7,800	$7,800	15.28%	1.00%	February 28, 2011	March 7, 2016	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680422. Member loan 680422 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,851 / month
Current employer:	Intelitek Inc.	Debt-to-income ratio:	10.94%
Length of employment:	3 years	Location:	Gilmanton Iron Works, NH

Home town:
Current & past employers:	Intelitek Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > Hi David iin NH, we would like to reduce some interest rates and consolidate our small bills into one monthly payment, with some leftover for spring home improvement project. Thanks for your time and consideration! Borrower added on 02/23/11 > From David & Irina to current and future investors in Tictok 24, Thank you !

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	71
Revolving Credit Balance:	$1,172.00	Public Records On File:	1
Revolving Line Utilization:	37.80%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 680470

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680470	$8,000	$8,000	9.63%	1.00%	February 28, 2011	March 6, 2014	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680470. Member loan 680470 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,737 / month
Current employer:	Leroy Haynes Center	Debt-to-income ratio:	10.32%
Length of employment:	5 years	Location:	San Dimas, CA

Home town:
Current & past employers:	Leroy Haynes Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,957.00	Public Records On File:	0
Revolving Line Utilization:	71.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Leroy Haynes Center?	Technically my title is Director of Information Technology but I think of that as more ceremonial than anything else. I am responsible for all the budgeting, compliance issues and such that are related to the agency???s computers. But I also repair the actual computers, write ???glue code??? to pull all the various services together and help with tech support (I have one part time assistant). In non-profits title is somewhat inflated to make up for the salary disparity. You make less than your peers but you get a fancy title which shows future employers you were highly valued. That allows people like me to do some good and still be able to re-enter the private sector when the time comes (sorry for the long answer but while I appreciate the agency bestowing the lofty title on me it also makes me a little uncomfortable)
Do you have plans not to incur more revolving debt after your current debt is consolidated?	No.

Member Payment Dependent Notes Series 680492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680492	$12,000	$12,000	7.29%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680492. Member loan 680492 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,533 / month
Current employer:	Employer Flexible	Debt-to-income ratio:	6.85%
Length of employment:	< 1 year	Location:	tomball , TX

Home town:
Current & past employers:	Employer Flexible
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,298.00	Public Records On File:	0
Revolving Line Utilization:	76.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 680503

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680503	$7,350	$7,350	6.92%	1.00%	February 28, 2011	March 6, 2014	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680503. Member loan 680503 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,040 / month
Current employer:	Steak 'n Shake	Debt-to-income ratio:	1.54%
Length of employment:	1 year	Location:	Chagrin Falls, OH

Home town:
Current & past employers:	Steak 'n Shake
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > One year from now, my boyfriend and I are planning to open a yoga studio business. We plan to get an SBA loan for $50,000 and put $10,000 of our own money into the business. We currently have $3000 cash saved. We have no credit card debt. I have been a server/server trainer at SteakNShake since early December of 2009. I make around $10/hr in combined hourly wage and tips. I work around 24 hours per week. My boyfriend is a yoga instructor and manager of a yoga studio. He takes home $850-$870 every 2 weeks. We take home $2800-$2900 per month. Our monthly expenses are about $2280 per month, so we are able to save $520-$620 per month. We bought my FICO scores a couple of days ago. My scores are 769 and 757. We have a business plan and 5 year projections for the yoga studio. I am going to community college full time, and I will receive about $1000 for living expenses from the college. We get back around $6500 from taxes since we have two small children. In the next 12 months we plan to save $520-$620 per month ($6240-$7440 over 12 months) and also save next year’s tax return money and the extra college money (another $7500). So without a loan, we plan to have our current $3000 plus another $13,740-$14,940. That makes $16,740-$17,940 saved 12 months from now. We read the Lending Club prospectus and looked at their requirements and how they handle loans. We like the fact that they are up-front about how they calculate interest rates and select worthy borrowers. The extra $7350 loan we are requesting (or $7130 after closing fees) will enable both my boyfriend and I to quit our jobs about a year from now for a few months in order to start the yoga studio in a financially safe and conservative way. Our loan payments through Lending Club will be around $230 per month. This loan will allow us to have a little over $20,000 saved in the next 12 months. The installment loan will look good to the SBA as we make consistent, timely payments. We will then put $10,000 cash into the business, request a $50,000 SBA loan with a solid business plan, and have another $10,000 available to pay over 4 months of living expenses while we start and grow the yoga studio business. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$119.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Steak 'n Shake and where did you work prior to that?	Thanks for the question. I am a server/server trainer at Steak 'n Shake. I stayed at home with my two young sons for a few years before starting at Steak 'n Shake. I was self-employed in the entertainment industry prior to that. My boyfriend is a yoga instructor and manager of a yoga studio. We are looking to save up enough money in the next year in order to have at least 4 months of living expenses to start our own yoga studio. We have spent to last few years digging out of $20,000 in credit card debt. We have been extremely disciplined, and now we are ready to start a yoga studio. We want to be as conservative as possible in order to make this business work. We have a 5 year old and a 2 year old, and we want a better financial life for them. Thanks for your consideration.

Member Payment Dependent Notes Series 680544

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680544	$7,000	$7,000	7.29%	1.00%	February 28, 2011	March 6, 2014	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680544. Member loan 680544 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,042 / month
Current employer:	InterContinental Los Angeles Century Cit	Debt-to-income ratio:	3.05%
Length of employment:	1 year	Location:	North Hollywood, CA

Home town:
Current & past employers:	InterContinental Los Angeles Century Cit
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > With this loan, I commit to regaining my freedom from ever having a balance on any credit cards. Below is the breakdown of how it will be spent: 1) Discover Card--$2,455.60 @ 24.99% (never late) 2) Banana Republic Visa--$218.51 @ 19.9% (never late) 3) Chase MasterCard--$1,629.06 @ 27.24% (never late) 4) USAA MasterCard--$2,458.33 @ 18.9% (never late) I am currently supporting our family and need some help to remove the burdensome revolving debt. I am not late with any of my payments as my hard-earned credit rating is too important, but trying to pay the credit cards on top of rent, utilities, groceries, and still put a little money toward retirement/savings cushion is not an easy thing to balance. Thank you so much in advance for helping me regain my "freedom"!

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	30
Revolving Credit Balance:	$4,411.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 680556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680556	$2,150	$2,150	13.06%	1.00%	February 24, 2011	March 6, 2014	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680556. Member loan 680556 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$28,000 / month
Current employer:	Forward Service Corporation	Debt-to-income ratio:	1.64%
Length of employment:	1 year	Location:	Wausau, WI

Home town:
Current & past employers:	Forward Service Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > I am a hard working non-profit employee. I work FT assisting low income adults in going back to school and then I help them find employment. It's a very rewarding career that I have been in for about a year an a half. I make about 1600 in take home pay each month (after deductions for taxes, health and dental insurance, flexible (health) spending account and contributions to my 401k. My monthly bills/expenses are around $1000 a month. I hope to be able to use some of the money I will save by paying off my high interest credit cards to be able to pay off my lending tree loan even faster. I am looking to consolidate my credit card debt into one monthly payment. In recent years my rate has increased for no reason (in the months leading up to the changes in credit card laws) and I would rather take my credit business elsewhere (like Lending Club). I am a reliable borrower and I make on time payments to all my bills.

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,621.00	Public Records On File:	0
Revolving Line Utilization:	96.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 680566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680566	$6,000	$6,000	13.06%	1.00%	February 24, 2011	March 6, 2016	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680566. Member loan 680566 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	KLA-Tencor	Debt-to-income ratio:	23.15%
Length of employment:	10+ years	Location:	Sunnyvale, CA

Home town:
Current & past employers:	KLA-Tencor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > I plan to utilize this money to pay off a credit card with a substantially larger interest rate. The payment for this loan is quite a bit less than the current payment I have for the credit card and I have no problems making my current credit card payments (I would just prefer to pay less interest). We are a two family income household and both my wife and myself have been with our current companies for over 10 years. Borrower added on 02/21/11 > In regards to the tax question we now pay quarterly on the consulting work. It was new to us and we now have it figured out.

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	57
Revolving Credit Balance:	$15,573.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? What is your job and how stable is it? Thanks.	CC (Master Card)=$4000 APR 23% $160/month CC(Master Card)=$2000 APR 22% $80/month CC(Visa)==$2000 APR 22% $60/month CC=(Master Card)=$800 APR 23% $40/month CC=(Visa)=$1500=APR 22% $60/month CC=(Mastercard)=$2000 22% $60/month Car=$9000%8.6 $420/month Lending Club $13000%16 $340/month I plan to apply the $6000 to the first two mastercasrds listed above. The debt was accrued during the holidays when we traveled to see our famiiles, had some car repairs, and also moved. It was just alit happening at the same time and we planned poorly. I am an engineer and have been with my company for over 10 years.
Thanks for your answers. What is the ID of your previous Lending Club loan?	524472
Did you use your previous Lending Club loan to pay off all of the cards you had at the time, and then accumulate another $15k in debt since June? Or did your plans change and you didn't pay off all of the cards, and if so, what exactly did you do? Thanks.	I did not pay off all of the cards. We had some adjustments made to our taxes (my wife does some additional consulting work on the side) and had to resubmit and owed state and federal taxes. The interest and penalties from taxes are pretty hefty and decided it was better (less costly) to put that money towards the taxes than the credit cards.
Thanks. It would be helpful for investors to see roughly how much of the previous loan went to credit cards, how much went to taxes, and how much new debt you had to take on since then with the expenses you mentioned.	~$7500 went to taxes. The rest went to the credit cards.

Member Payment Dependent Notes Series 680577

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680577	$4,000	$4,000	10.74%	1.00%	February 24, 2011	March 6, 2014	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680577. Member loan 680577 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,475 / month
Current employer:	Eugene Burger Management Corporation	Debt-to-income ratio:	4.97%
Length of employment:	2 years	Location:	Rohnert Park, CA

Home town:
Current & past employers:	Eugene Burger Management Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > I plan to use the funds to pay down three credit cards. I have a stable full-time job. I did receive a 5% pay cut last year. I have been diligently reducing my bills as much as possible. I pay my bills on time, mostly through automatic debit. My landlord recently began reporting rent payments to Experian, so my on-time rent payments show up on my Experian credit report. I live alone and do not have parents or siblings. I have been supporting myself for a long time. I am currently pursuing education and volunteer opportunities to become a veterinary technician. I appreciate your support. Thank you. Borrower added on 02/20/11 > If this loan is fully funded I will be able to pay more than the minimum payment each month. Since I am paid on an hourly basis, the additional funds will fluctuate, but I am very good at keeping to my budget and paying down debt early. For example, I filed my tax return in January and received my refunds in early February, and applied them in full to my highest-interest rate credit card. Thank you.

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,248.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 680607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680607	$7,000	$7,000	13.43%	1.00%	February 28, 2011	March 6, 2014	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680607. Member loan 680607 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,467 / month
Current employer:	Suwannee Valley Dental, Inc	Debt-to-income ratio:	18.61%
Length of employment:	10+ years	Location:	Live Oak, FL

Home town:
Current & past employers:	Suwannee Valley Dental, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	48
Revolving Credit Balance:	$3,344.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 3-yrs? Short term: (number y-e-a-r-s please): 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I work for a dentist office with the title of office manager. I also serve as his admin assistant for his out of the office projects..ie rental space. My husband is retired with an income I did not include. He receives 1293.00 per month retirement. I actually plan to pay this loan off in 2 years...but that was not an option when I applied.
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? What is your job and how stable is it? Thanks.	I am an office manager of a dentist office in the town I live in. I have had this position for 11 years and 2 months and I do consider the position stable. Credit Card 1 - 4230.00- 15 % had to purchase a new 3.5 ton a/c unit to replace my 13 year old unit that could not be patched up any longer. I live in Fla and a/c is very important here. Credit Card 2 - 1798.00 - 16 % my dog had to have emergency medical attention-he developed diabetes this past Thanksgiving Holiday. As far as avoiding debt in the future I would like to have enough in an emergency savings account so that I do not have to use my credit cards to bale me out of an emergency. Consolidating into one payment with a lower interest rate will help me accomplish my goal. Thank you for your question.
Thanks for your answers. What are the monthly payments on the debts you listed? Also, your credit report only shows $3500 in debt. Is the debt you listed under someone else's name?	One of the credit cards is listed in my husband name and I do not use that account.

Member Payment Dependent Notes Series 680672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680672	$6,000	$6,000	16.40%	1.00%	February 28, 2011	March 6, 2016	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680672. Member loan 680672 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	IPG inc.	Debt-to-income ratio:	18.09%
Length of employment:	1 year	Location:	Southampton, PA

Home town:
Current & past employers:	IPG inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	30	Months Since Last Delinquency:	15
Revolving Credit Balance:	$7,660.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You make a good amount of money so why do you have a difficult time paying your bills on time?	I had lost my job for 3 months and struggled to catch up. I should be fine moving forward. All of my bills were paid during the period of unemployment, but it took my emergency fund down.
what do you do at IPG and what is your home worth and how much debt do you have on your home and what specifically do you want to do with your loan?	I am a VP associate creative director. My home was appraised at 310,000 two years ago. It may have lost some value due to the economic climate. I owe 255,000 on the mortgage, (approximately) I want to finish working on a 4 seasons room attached to the house to increase the square footage. It is in need of heating and electric, as well as a finished floor. The appraiser indicated that this would then count toward additional square footage.
(1) What is IPG inc ? (2) What's your job function there ?	IPG is a global holding company that encompasses a collection of leading Advertising Agencies. One of the largest in the world
Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? HOME OWNERSHIP As well, IF you own a house what is : The value right now (use Zillow if needed) What is your mortgage amount, interest rate, and monthly payment? Is there a line of credit attached as well and if so what is its balance and rate? If you rent what is your rent? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	Joe, I am now 100% funded but I would like to answer some of your questions. My home is worth between 260,000 and 280,000 based on an appraisal from two to three years ago of 310,000. (economy) As far as credit cards, I went a little overboard over the past 10 years to upgrade my house. This year, I am starting a new budget and gaining a better handle by not using credit cards and paying them down. One day soon, I would like to consolidate the card debt in something better than 29.9% which is what some are charging. Ouch! I always pay my bills, I have had only a handful of times in 10 years of paying 30 days late. All other bills are paid on time even when I had lost my job for several months. My income is 140,000 per year less taxes. I own two cars which I am making payments on for a combined 24,000. to pay off both. As my wife has a seasonal income which is not enough to pay her car. Anyway thanks joe!

Member Payment Dependent Notes Series 680684

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680684	$9,600	$9,600	12.68%	1.00%	February 28, 2011	March 6, 2016	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680684. Member loan 680684 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	ARMY	Debt-to-income ratio:	4.63%
Length of employment:	10+ years	Location:	Ravenna, KY

Home town:
Current & past employers:	ARMY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > I am a Active Duty Armed Forces service member. My pay grade is E9/SGM. I will use the loan to purchase a Harley. I have good credit and will have no problem paying the loan which is within my budget.

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$78,213.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) US Army current: Rank? Pay Grade? ETS? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	My Rank is SGM/E9 my ETS is March 2013 which I will extend to 2016. My Gross income does not include spouse. Total is $13,000.00 month. I plan to realistically service the loan in about 3 years..
The credit history shows you owe about $78,000 right now. Can you please detail what those debts are and how you plan to pay them off? Thanks!	The 78,000 is a home equity loan that is in good standing and will be paid in full once the house is sold. The house is being sold to my mother-in-law in the fall for a $18,000.00 profit...
Please detail your huge $78k in revolving debt.	The 78,000 is a home equity loan that is in good standing and will be paid in full once the house is sold. The house is being sold to my mother-in-law in the fall for a $18,000.00 profit...

Member Payment Dependent Notes Series 680688

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680688	$5,400	$5,400	7.29%	1.00%	February 28, 2011	March 6, 2014	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680688. Member loan 680688 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,200 / month
Current employer:	n/a	Debt-to-income ratio:	23.85%
Length of employment:	n/a	Location:	Tucson, AZ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > Funds are for a Classic car 1982 Eldy H&E Convertible, Avg. resale $12,500. I have never failed to repay a loan in my 65 yrs. My Mo. Income is funded from a life time + 15yr annuity $2600Mo. and Trust $975. Plus I have my SS $1635. Total Budget with morgage and living expence $2452 At present I have less than $3300 in outstanding debt the reason for this is a small house renovation.I hold Title to my 7 Classic cars and my driver a 2004 Land Rover there is no outstanding balance.

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1980	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	9
Revolving Credit Balance:	$12,280.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 680694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680694	$5,000	$5,000	10.74%	1.00%	February 28, 2011	March 6, 2014	March 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680694. Member loan 680694 was requested on February 20, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	BALDOR	Debt-to-income ratio:	15.69%
Length of employment:	6 years	Location:	Jefferson, GA

Home town:
Current & past employers:	BALDOR
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/11 > Need to pay off high interest rate credit card

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	11
Revolving Credit Balance:	$8,314.00	Public Records On File:	0
Revolving Line Utilization:	59.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 680776

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680776	$6,400	$6,400	10.37%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680776. Member loan 680776 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	n/a	Debt-to-income ratio:	11.07%
Length of employment:	n/a	Location:	Calhoun, GA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 20, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,616.00	Public Records On File:	1
Revolving Line Utilization:	68.90%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 680822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680822	$10,000	$10,000	7.29%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680822. Member loan 680822 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,583 / month
Current employer:	BP	Debt-to-income ratio:	17.13%
Length of employment:	6 years	Location:	garden grove, CA

Home town:
Current & past employers:	BP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,214.00	Public Records On File:	0
Revolving Line Utilization:	48.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	Type your answer here.to pay off credit card debt.

Member Payment Dependent Notes Series 680891

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680891	$21,600	$21,600	17.51%	1.00%	February 28, 2011	March 7, 2016	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680891. Member loan 680891 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	Nissan North America	Debt-to-income ratio:	7.62%
Length of employment:	7 years	Location:	hoboken, NJ

Home town:
Current & past employers:	Nissan North America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > Used BMW M3 or Lexus IS300, 2004-06 vehicle, southern vehicle with ~85K miles or less. Full maint-hist required and/or dealer sold with warranty. Borrower added on 02/22/11 > also considering, more likely now, Audi A4 b/c of availability of extended warranty and/or "certified" dealer warranty. Borrower added on 02/22/11 > As an FYI - I have a pending settlement that I plan to use to pay back this loan in full within approximately 120 days. I'll likely not need/use more than around $16K for the car, but applied for $21K in the event that it is needed to get the *right* vehicle with the correct warranty for reliability. Borrower added on 02/26/11 > AGAIN - just to restate for anyone unclear. Although I have a less-than-perfect credit score, it's a product of difficult times in the past. I am stable, secure and have been working very hard to fixed past issues in the past couple of years. It is important to the rebuilding of my credit to get this loan and pay it properly and correctly. I will have the capital to pay off this loan in entirety within about 120 days and will likely do so but may pay off the majority of it and save one year of payments to continue to re-establish my credit. Please feel free to ask me questions and thanks in advance for your faith in funding this loan.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	13
Revolving Credit Balance:	$3,255.00	Public Records On File:	0
Revolving Line Utilization:	45.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please comment on your delinquency 13 months ago? Thank you.	Type your answer here. Hi - I was going through a divorce over the past 24 months (just completed in mid 2010) and, although it was amicable we were carrying two rents and at times had confusion on various bill payments. Thanks.
What do you do at Nissan? Thanks.	I am a regional manager (regions being the 'local' corporate offices in various parts of the country, as an extension of corporate HQ)....Nissan does rotational management assignments so I've gathered experience in marketing, distribution, customer relations, sales ops, etc in my time there. Thanks

Member Payment Dependent Notes Series 680899

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680899	$12,000	$12,000	18.62%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680899. Member loan 680899 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Interstate Reporting Co. Inc.	Debt-to-income ratio:	16.61%
Length of employment:	7 years	Location:	STURTEVANT, WI

Home town:
Current & past employers:	Interstate Reporting Co. Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > I am buying into the business that I have worked at for the past 7+ years. The company has been in business for the past 27 years. I am caught up on all of my bills, and owe $6000 in credit card debt. My house is completely paid off. I earn $50 k per year. Borrower added on 02/22/11 > I am looking for a loan so that I can buy into the company that I am currently working for. The business, Interstate Reporting Co., Inc. is a PI firm, and we have been in business for 27 years; I have worked for the company for the past 7+ years. I earn $50k per year. My house is completely paid off, and I have less than $6000 in current debt. My montly expenses are: Taxes on home: $350 vehicle Cost $375 Insurance $150 Cable/Internet $95 Heat/Gas/Water: $75 Credit Cards: $300 I am not behind on any of my bills, and am very excited about the opportunity to buy into this business. Borrower added on 02/24/11 > My company, Interstate Reporting Co., Inc. has just secured another government contract for $250K per year. It is a 1 year contract with a four year renewal. I have personally secured $40K to purchase 25% of the business. I am hoping to secure the remaining funds on this site. Please contact me with questions.

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	7
Total Credit Lines:	27	Months Since Last Delinquency:	13
Revolving Credit Balance:	$6,970.00	Public Records On File:	2
Revolving Line Utilization:	55.30%	Months Since Last Record:	57
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have 7 delinquencies in the past 2 years and 2 public records. Can you expand a bit on what happened?	Hi. I went through a divorce, and there was some financial fallout. The public records were money judgments, and both have been completely satisfied. I am not behind on any of my payments. Thanks!
Please verify your income with Lending Club (support@lendingclub.com) and I will be happy to help fund your loan! Thanks!	Hi! We are a private investigation firm. We specialize in government work...welfare fraud detection and workers compensation fraud. Jennifer
What does the business do?	Hi. We are a provate investigation firm. We specialize in government contract work, mainly wefare fraud detection and worker's compensation fraud. The company is Interstate Reporting Co., Inc. Thanks!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi. Yes, I hold the title to my home. There is no mortgage. It is worth $55k. Thanks!
How much is your home worth? ("ballpark" estimate is good enough).	Hi. Yes, I hold the title to my home. There is no mortgage. It is worth $55k. Thanks!

Member Payment Dependent Notes Series 680911

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680911	$5,000	$5,000	13.06%	1.00%	February 24, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680911. Member loan 680911 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Self	Debt-to-income ratio:	17.69%
Length of employment:	9 years	Location:	MORRISTOWN, NJ

Home town:
Current & past employers:	Self
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > Consolidating 3 high interest cards. Borrower added on 02/21/11 > Since I had a question about my employment, I thought I'd add some of the suggested information. This loan is to consolidate 3 cards with horrible interest rates (29%). I assume that some of my credit report is visible to lenders, but I reviewed my reports yesterday and found that it looks good - no delinquency, on-time payments, and a long history with the lenders. The last time I checked my FICO it was around 750. The bulk of my debt is credit cards used to fund old medical bills. My employment is steady, the bulk of my work is contracting with a firm that I've worked with since 2001 that is growing and has more than enough work to keep me busy. My web hosting business has been increasing and this business also funnels more web development work my way. After a recent contract with Jones Apparel Group, I found that my project management skills are better than average, so I'm also working on outsourcing any development work that the web hosting brings in that's outside my skillset or simply too large. I believe this will be another decent source of revenue based on the markup I saw when working with Jones. Feel free to post further questions. This is an interesting way to get a loan and seems much more flexible for something like debt consolidation since I can actually tell the lender(s) that I don't want to extend my credit further, I just want to trade one loan for another at a better rate.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,497.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is "Current Employer: Self" and what do you do there?	I am a unix systems administrator and also do light web development work. I have an LLC for this work as well as another LLC for a very small web hosting business. I have been self-employed for about 9 years now.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? DO you have any other loans apart from CC loans ? What is your monthly budget (including family)? Please itemize If you have spousal income please specify approx ? Can you submit documentation and get your income verified through lending club? It increases confidence in lenders and will fund your loan faster	Howdy, I previously answered this question and was warned by the moderator that this information was too detailed for posting in public and that income verification only happens if it's requested by LendingClub.

Member Payment Dependent Notes Series 680941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680941	$10,000	$10,000	9.63%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680941. Member loan 680941 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,083 / month
Current employer:	DLA Piper LLP (US)	Debt-to-income ratio:	13.70%
Length of employment:	5 years	Location:	Baltimore, MD

Home town:
Current & past employers:	DLA Piper LLP (US)
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > I am looking to borrow $10,000 to purchase an engagement ring. I have a stable job which pays me in excess of 200k per year and have no late payments or other credit issues in the past 4 years.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	51
Revolving Credit Balance:	$3,197.00	Public Records On File:	0
Revolving Line Utilization:	16.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 680942

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680942	$6,400	$6,400	20.11%	1.00%	February 25, 2011	March 7, 2016	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680942. Member loan 680942 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,500 / month
Current employer:	Cintas	Debt-to-income ratio:	6.33%
Length of employment:	3 years	Location:	LOUISVILLE, KY

Home town:
Current & past employers:	Cintas
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,244.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. I am, however wondering why you do not feel the need to describe what your "destino" is and why you chose to use another language as your loan description. Please enhance your description to instill the confidence I and the other investors here need to finance you.	Type your answer here.I gave that name without reason, my native language is Spanish and means that with the help of this loan debt will solve my problems
are you legally allowed to work in the USA?	Yes I am authorized to work in the United States, I have green card
Any additonal household income not listed above?	Yes, my husband earns 1192.00 per month
(1) What is this loan going to be used for? (2) If it is to pay other debt, please list current balances, interest rates and monthly payments for those debts. (3) What do you do at Cintas? (4) Please provide a description of your budget: net monthly income after taxes and list of expenses. Thanks.	The objective of this loan is to pay some debts and cover other personal expenses, I have a total of 3 credit cards with a valance $ 3,204.00 with APR 27.24% 24.90% 29.99% and I make a monthly payment of $114.00 for them. My work at Cintas is the production.

Member Payment Dependent Notes Series 680992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
680992	$6,000	$6,000	19.36%	1.00%	February 25, 2011	March 7, 2016	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 680992. Member loan 680992 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Frendel, Brown & Weissman LLP	Debt-to-income ratio:	11.46%
Length of employment:	10+ years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Frendel, Brown & Weissman LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > I am a young woman who lost her mom about 3 years ago. I had to cancel my wedding due to these financial struggles. I have been working at my job for over 11 years so I assure you that your loan will be paid back completely in a timely manner . I have some credit card debt that I can not get out of on my own.I hope Lending Club will be so kind to help me clear up my credit card debt and be debt free to move on with my life..Thank you in advance, Looking for helping from Brooklyn, NY

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,392.00	Public Records On File:	0
Revolving Line Utilization:	77.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 474 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($11K - $13K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY more expensive debts; partial loan is financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Good morning, Thank you for your interest in helping to fund my loan. I am an administrative assistant at my job. No my spouse/partner will not be included in my reported gross income. I will will be repaying the loan by myself and I assure you that you will receive it all. I anticipate to that the loan will be paid off in 4-5 years so that is why I chose the 5 year option. Have a great day!
Before I think of adding any of my funds to your loan, I need to ask a few questions. 1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	The balances are all different...For instance one is $3100 and all I am able to pay at this is $75-$100 per month and then I got finance and interest charges..It's a huge struggle to pay these credit card bills when they in reality they never go away. My debt is all credit card debt that built up through the years. My plan once I receive this loan is to pay all balances off and cut up all cards except one for emergency reasons. I intend to keep the loan for 4-5 years. Thank you in advance for your interest in helping my clear up my debt.
Can you give the specific breakdown of your debts in addition to the general picture that you gave? Please give the balance, interest rate, and monthly payment for each one. For example: "Credit Card 1, $2000 @ 20%, $100/month, Credit Card 2, $3000, 22%, $120/month," etc. This will help investors understand and be confident about your financial situation. Thanks.	I will do my best..The payments I make are just so the credit card companies do not harass me and I can keep my credit rating asdecent as possible...There are around 10 cards in total. Credit Card 1, $750..I pay $50.00 every month Credit Card 2, $300-I pay $50.00 every month Credit Card 3, $1200-I pay $50.00 every month Credit Card 4, $800-I pay $50.00 every month Credit Card 5, $1500-I pay $100.00 every month Credit Card 6, $1500-I pay $50.00 every month Credit Card 7, $1500-I pay $100-$150 every month Credit Card 8, $3200-i pay $100-$150 every month Credit Card 9, $1500-I pay $50.00 every month Credit Card 10,$1000-I pay $50 every month As you can see I am in a tight financial situation is this is why I am looking to lending club for help. I assure you that a loan payment every month for the next few years will much easier for me to pay rather than all your help. Thank you for your interest in helping me.
Thanks for the information. What are the interest rates on those cards? Also, your Debt-To-Income ratio indicates that the total monthly minimum payment on your debts is around $350, but you've listed around $750 in monthly payments, so it looks like you're paying well over the minimum. So are you taking out this loan in order to reduce the overall interest that you're paying? The reason I ask is that I'm trying to understand whether you're taking out this loan because you're having trouble making monthly payments, or because you want to pay less interest in the long term, for some other reason, or for a combination of these reasons.	On most cards I make the minimum monthly payment except one or two as I try to pay like $50 more in order to have a little free credit for emergency reasons. I am taking the loan because I am struggling making the monthly payments on the cards and paying for everyday living expenses. I am in a very tight situation and the loan will help make it easier. I hope you choice to invest in my loan. Thank you

Member Payment Dependent Notes Series 681056

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681056	$10,800	$10,800	15.28%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681056. Member loan 681056 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Holavision	Debt-to-income ratio:	13.75%
Length of employment:	2 years	Location:	Hallandale, FL

Home town:
Current & past employers:	Holavision
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,872.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 681074

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681074	$15,000	$15,000	20.11%	1.00%	February 28, 2011	March 7, 2016	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681074. Member loan 681074 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Atlantic Components	Debt-to-income ratio:	13.08%
Length of employment:	9 years	Location:	Burlington, MA

Home town:
Current & past employers:	Atlantic Components
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	12	Months Since Last Delinquency:	6
Revolving Credit Balance:	$10,742.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello Please explain the two delinquencies! Thank you	I'm not sure what you are asking about? is about late payments? if that is the case i was late on two credit card payments because i was away. I did not realize my credit card payment was due. When i returned, i immediatley paid them as soon as i could. Thanks for the question!
What is Atlantic Components and what is your job there?	Atlantic Components is an electronic component distributor. I'm in inside sales.

Member Payment Dependent Notes Series 681081

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681081	$13,200	$13,200	10.37%	1.00%	February 28, 2011	March 7, 2016	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681081. Member loan 681081 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,458 / month
Current employer:	Jeffrey Gitomer's TrainOne	Debt-to-income ratio:	8.82%
Length of employment:	2 years	Location:	Charlotte, NC

Home town:
Current & past employers:	Jeffrey Gitomer's TrainOne
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > Dear Investor, The borrowed funds will be put toward our wedding this year. I have always had an excellent credit score, I have never defaulted on a loan or gone into collections with any outstanding debt. My employment has been steady and I have been with my current job since 2008. Each month, I carefully monitor my outgoing payments and try to spend conservatively by limiting extraneous expenses. I believe I am a quality candidate for a loan from LendingClub.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,177.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 681087

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681087	$2,400	$2,400	6.92%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681087. Member loan 681087 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Mcdonalds	Debt-to-income ratio:	22.30%
Length of employment:	4 years	Location:	Lawton, OK

Home town:
Current & past employers:	Mcdonalds
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > I have two signature loans, and I was going to pay one of them off on Friday when I get my income tax money. The other I need to pay off is for 2400 at 12.9%.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	70
Revolving Credit Balance:	$310.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 681101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681101	$6,000	$6,000	14.17%	1.00%	February 24, 2011	March 7, 2016	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681101. Member loan 681101 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	american stock transfer	Debt-to-income ratio:	15.60%
Length of employment:	10+ years	Location:	staten island, NY

Home town:
Current & past employers:	american stock transfer
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	47
Revolving Credit Balance:	$5,791.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? What is your job and how stable is it? Thanks.	1 credit card $4,000 13% 200 / month 2 credit card $635 11% 100/ month 3 credit card $882 12% 100/month
Please answer my second question: what is your job, and how stable is it? Also, it looks like with this loan you'll be consolidating your debt to a higher interest rate, but your monthly payment will be lower. Are you having trouble making the monthly payment right now, and is that the reason you're willing to pay more interest in the long term?	i work for a stock transfer company as a machine operator. it is very stable we growing bigger very month have offices around the word the wedsite 4 my job is www.amstock.com.no problem making my monthly payments
If you don't have a problem making your monthly payments, then why are you taking out this loan? It has a higher rate than your current cards, and you'll end up taking longer to pay it off (5 years instead of 2 years at your current rate) and pay more interest (about $2400 more over 5 years with this loan than if you keep paying off your cards directly). How does this loan help you?	more money in my pocket upfront and can have the loan payed off in 4 years maybe less

Member Payment Dependent Notes Series 681106

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681106	$6,500	$6,500	10.37%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681106. Member loan 681106 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	n/a	Debt-to-income ratio:	9.22%
Length of employment:	1 year	Location:	Plymouth, MN

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	25
Revolving Credit Balance:	$1,425.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the source of your 9K per/mo income?	I am an Independent Consultant, self employed. I currently have a contract for 40hours per week at a rate of $55 per hour with my company. I am doing project work and my schedule is allocated for the next 18 months on this contract.

Member Payment Dependent Notes Series 681142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681142	$3,600	$3,600	13.43%	1.00%	February 24, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681142. Member loan 681142 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	morongo casino	Debt-to-income ratio:	17.73%
Length of employment:	3 years	Location:	beaumont, CA

Home town:
Current & past employers:	morongo casino
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > plan on using funds to pay off credit card debt. I have a stable job making good money + tips, and ive been working there for over 3 years now. This loan will definatly be paid off before the 3 years are up, as i have a small business on the side. my spendable revenue is easily over $1k a month. any questions please ask.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2007	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,068.00	Public Records On File:	0
Revolving Line Utilization:	25.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 681146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681146	$8,000	$8,000	15.65%	1.00%	February 24, 2011	March 7, 2016	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681146. Member loan 681146 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,833 / month
Current employer:	Microsoft	Debt-to-income ratio:	8.27%
Length of employment:	4 years	Location:	Seattle, WA

Home town:
Current & past employers:	Microsoft
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > I am consolidating higher interest debt. I've had a very clean and on-time payment history, and at the same company for the last 5 years.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	72
Revolving Credit Balance:	$20,466.00	Public Records On File:	0
Revolving Line Utilization:	97.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	I'm happy to confirm the income via pay-stubs (not sure how to do it, but will find out). I am planning on paying off ~$8000 in a line of credit which is running ~22% (~$278 per month). Thanks for the consideration.
Your credit balance shows $20,000 currently, can you please detail those debts and APRs. Thanks.	I'm not sure where the $20,000 came from, but I assume it's my car loan (~$12,000 at ~8%) and the line of credit that I'd like to pay off (~$8,000 at ~22%). Thanks!
FYI: The ~$20,000. is what your TransUnion Credit Report is showing. Lending Club shows us the total from TransUnion. Since not all credit cards, and not all debts are reported to all 3 of the major credit bureaus, the total indicated in that report is not necessarily all inclusive.	Thanks for the clarification.

Member Payment Dependent Notes Series 681149

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681149	$28,000	$28,000	17.51%	1.00%	February 28, 2011	March 7, 2016	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681149. Member loan 681149 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,408 / month
Current employer:	UmassMemorial Healthcare	Debt-to-income ratio:	21.82%
Length of employment:	10+ years	Location:	North Oxford, MA

Home town:
Current & past employers:	UmassMemorial Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > The purpose of this loan is to consolidate all debt into one payment. I have worked at the same place of employment for 30yrs. I acrued this debt by some unfortunate costs funeral, vet bills, home repairs.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,227.00	Public Records On File:	0
Revolving Line Utilization:	82.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 474 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($22K - $25K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY more expensive debts; partial loan is financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1. I'm a respiratory therapist in a cardiac surgery unit. 2. married with total income 135,000 yr 3.3-4yrs 4.Thanks for the info, that is certainly something I would consider.
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? What is your job and how stable is it? Thanks.	credit card1 14,000 @ 23% ( $ 350/mnth) credit card 2 7,000@21% ($250/mnth) credit card 3 6,500 @21%. ( $300/mnth) i will be paying all of these off. The debt is from funeral expenses for my father, some home improvements ( furnace, roof,) I have already started an emergency fund and have cut up all but one credit card . I'm a respiratory therapist and work in a major medical center and have been there 30yrs in april.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). Thanks.	1.$ 5200.00 2. Mor. $765 / cars $622 / util $600/ Insur $470 / phone& internet $ 125 / food $400/ property taxes $ 300
HI, I'm interested in funding your loan, but I have a few questions first. 1) How much do you owe on your home? Mortgage HELOCs 2) How much is your home CURRENTLY worth? Use zillow.com for a free current estimate. I apologize in advance for the number of questions. We only see 14 metrics from your credit report (DTI, Credit score, info about credit lines, RCB, Payment history, etc.) and some basic information about you (location, salary, employer, rent/mortgage, etc.). Most lenders have very strict standards regarding who we lend to, your answers to these questions, will help us decide whether to fund your loan or not. There are hundreds of people on lending club looking for funding and some will go home empty handed. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	1.$ 90,000 2. $ 265,000

Member Payment Dependent Notes Series 681154

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681154	$6,300	$6,300	10.37%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681154. Member loan 681154 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	CDM	Debt-to-income ratio:	15.12%
Length of employment:	4 years	Location:	Lynn, MA

Home town:
Current & past employers:	CDM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > Thank you to all investors that have funded my loan request so far. My story is simple. I've researched diamonds for about 4 months now and I have found the perfect 'conflict free' gemstone. The outfits that offer these stones are happy to offer 6 months interest-free credit; only to apply an interest rate close to 26% on day 181. Needless to say, I am ecstatic to have found Lending Club and investors like YOU!

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	78
Revolving Credit Balance:	$1,061.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 681203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681203	$14,125	$14,125	16.77%	1.00%	February 28, 2011	March 7, 2016	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681203. Member loan 681203 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Restaurant Technologies,Inc.	Debt-to-income ratio:	22.68%
Length of employment:	3 years	Location:	Camden, SC

Home town:
Current & past employers:	Restaurant Technologies,Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > This loan is to pay off all creditors and only to have 1 loan payment. That will make monthly bill pay so much better. I am employed with a company that has 36 depots across the usa. Been with the company for 3 years.We distribute cooking oil to franchise and independent owners.I install and maintain our equipment in the stores. My monthly income is around $3200.00. Want to say thanks to all.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,954.00	Public Records On File:	1
Revolving Line Utilization:	69.10%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Yes My home is paid for in full,no morgage and yes it is in my name and my spouse.The market value of this property is 100.000. This is the info , I hope it helps. Thanks for your time and intrest in my loan.

Member Payment Dependent Notes Series 681214

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681214	$4,800	$4,800	10.00%	1.00%	February 25, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681214. Member loan 681214 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	Richemont North America	Debt-to-income ratio:	22.34%
Length of employment:	5 years	Location:	Long Beach, CA

Home town:
Current & past employers:	Richemont North America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > After a long 2 year struggle to care for my father who has Alzheimer's, I am now in a position to pay off accrued debt. With my bonus due to be paid out shortly (and this loan I am applying for), all credit card and legal debt will be paid off. I will only be left with my car loan ($550 a month) and my Lending Club loan.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	38
Revolving Credit Balance:	$21,313.00	Public Records On File:	1
Revolving Line Utilization:	79.50%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 681226

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681226	$20,000	$20,000	10.00%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681226. Member loan 681226 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,667 / month
Current employer:	us postal service	Debt-to-income ratio:	14.87%
Length of employment:	10+ years	Location:	los angeles, CA

Home town:
Current & past employers:	us postal service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,682.00	Public Records On File:	0
Revolving Line Utilization:	32.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 681241

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681241	$8,725	$8,725	7.29%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681241. Member loan 681241 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Creative Realities, Inc.	Debt-to-income ratio:	18.42%
Length of employment:	< 1 year	Location:	Brighton, MA

Home town:
Current & past employers:	Creative Realities, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > My UPromise credit card debt is a result of needing to put myself through school (both undergrad and grad); tuition, fees, books - they all added up. Whereas my CitiFinancial debt was a personal loan I took out when my fiancee and I had separated. I needed the money to put down first and last month's rent on an apartment; I used most of my savings to put down a security deposit on an apartment we had planned to move into together. The only other debt I carry is student loans, which are currently in repayment status. I am a responsible consumer and make all of my payments on-time. For example, I've received an interest rate reduction on my Sallie Mae loan for making 48 consecutive on-time payments (payments were $287.82 and are now $442.37 on my graduated repayment plan). Though I've been with my current company for less than one year, my job is stable- I've received commendable feedback on 2 performance reviews and was given a raise as a result. I found myself at this new company after being told at my previous employer my account team would be laid off due to the economy. I take nothing for granted during these tough times, and plan to work my way up to a senior-level consultant role at my current employer. Borrower added on 02/22/11 > My UPromise interest rate is 22.24% and my CitiFinancial loan is 23.24%; I am really hoping to secure a loan through LC to pay my debt off to the banks faster while saving money in the long run. Thanks for reading and please don't hesitate to ask me any questions you may have. Cheers!

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,782.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 681261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681261	$10,000	$10,000	17.14%	1.00%	February 28, 2011	March 7, 2016	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681261. Member loan 681261 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	n/a	Debt-to-income ratio:	14.29%
Length of employment:	10+ years	Location:	Tenafly, NJ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > would like to expand my business in the next 12 months Borrower added on 02/24/11 > My Business is I represent Banks at foreclosure sales through out New Jersey I have been in business for 20 yrs. As you proberbly know there is going to be a huge amount and I would like to be prepared (new Computers etc). Borrower added on 02/24/11 > My business is a bidding service for attorneys. I bid at foreclosure sales on behalf on the Banks throughout New Jersey. as you proberbly know there are going to be huge amounts and I would like to be prepared (new Computers etc.)

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,259.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have substantial revolving debt. $33k Please detail this debt. ( payee,amount,interest rate, monthly payment, personal or business) What is your business? What is the purpose of this loan. Does your $7K/mo income come from the business? Thanks more details the better	The 7k does come from my Business. I attend Forclosure sales on behalf of the Bank Throughout New Jersey. As you proberbly are awere that there is huge amount building up in the pipe line so I have to be prepared (new computers etc) I have had the same business for 20 yrs. the 33k is personal and the repayment is appprox. 1,500 to2,000 per month at about 10%
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am the sole proprietor of my business and Single. there is no other income. my gross income is Approx. $70,000 to $80,000 per year.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance owed in my home is approx. $305,000 thats including the HELOC The current value is approx. $650,000.00 . I hope this answers your question.

Member Payment Dependent Notes Series 681270

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681270	$4,500	$4,500	5.42%	1.00%	February 25, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681270. Member loan 681270 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Morgan Stanley	Debt-to-income ratio:	12.65%
Length of employment:	10+ years	Location:	Staten Island, NY

Home town:
Current & past employers:	Morgan Stanley
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,780.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) "Mustang"? 2) How will you use this loan?	My son bought a used mustang that I agreed to put on one of my credit cards. He just got his first checking account and I want him to know what it is like to make a monthly payment. I will pay off the amount that I put on the credit card with the loan proceeds. I will make the monthly loan payments. However, he is going to have to write a check every month to me for the same monthly loan payment amount. Another words try to teach a lesson without paying high credit card interest rates.

Member Payment Dependent Notes Series 681298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681298	$4,000	$4,000	10.74%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681298. Member loan 681298 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Laclede Industries	Debt-to-income ratio:	22.08%
Length of employment:	7 years	Location:	Lebanon, MO

Home town:
Current & past employers:	Laclede Industries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > I have worked for the same company for 7 years and would like to consolidate my credit card debit. I currently have a credti score of 681. I have never missed a payment, but would just like to be able to lower my interest rate.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,667.00	Public Records On File:	0
Revolving Line Utilization:	35.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the debts and their corresponding interest rates that you are trying to refinance? Also will you verify your income with LC?	I have 3 credit cards that I would like to consolidate. 1495.12 @11.99% 1882.17 @ 0% until 2012 and 426.14 @ 0% until 4-1-11.

Member Payment Dependent Notes Series 681304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681304	$15,000	$15,000	14.17%	1.00%	February 28, 2011	March 7, 2016	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681304. Member loan 681304 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Kelly Towers Associates	Debt-to-income ratio:	26.63%
Length of employment:	9 years	Location:	Bronx, NY

Home town:
Current & past employers:	Kelly Towers Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > I already have a smaller loan with lending club for over a year now and i have an excellent payment history. I have never missed a payment i also have an investment account with lending club. I am a responsible payee Borrower added on 02/21/11 > I also don't pay rent because I get a free apartment through my employer so I'm just trying to consolidate my credit cards n be debt free from revolving credit

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,213.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out!	I have 5 cards one balance is 5000 the next card is a balance of 2000 n the others are 1500 each the apr is 19 % for 3 out of the 5 and the other two are 15%. My net income per month is 2800 a month I work two jobs and the only bills I have are car insurance cell phone bill cable bill and another loan from lending club that I will be paying off in the next month so I'm am very comfortable in taking up this loan because I don't pay rent.

Member Payment Dependent Notes Series 681305

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681305	$2,400	$2,400	5.79%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681305. Member loan 681305 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Alere Health Care	Debt-to-income ratio:	7.26%
Length of employment:	2 years	Location:	philadelphia, PA

Home town:
Current & past employers:	Alere Health Care
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,864.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 681317

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681317	$12,000	$12,000	12.68%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681317. Member loan 681317 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,292 / month
Current employer:	DHAP Digital Inc	Debt-to-income ratio:	16.54%
Length of employment:	9 years	Location:	San Francisco, CA

Home town:
Current & past employers:	DHAP Digital Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > My loan will go towards paying off several high interest credit cards. I'm really excited about becoming debt free in three years and having more of my money go towards the principal balance and not to excessively high interest rate.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,208.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit report lists that you have 48k in revolving credit balance, is that accurate?	Thanks for the question. Unfortunately that is correct. A difficult job market in 2004/2005 required some heavy borrowing to keep afloat. Most was locked in at a manageable interest rate. However, due to the financial crisis of the last 2 years, I've watched the interest rates on some credit lines rise to an unconscionable level making them difficult to pay down. I have a pristine payment history and am looking to borrow just enough to cover the excessively high interest balances.

Member Payment Dependent Notes Series 681320

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681320	$8,400	$8,400	13.80%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681320. Member loan 681320 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,198 / month
Current employer:	n/a	Debt-to-income ratio:	18.07%
Length of employment:	n/a	Location:	Altus, OK

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > For pay off Credit Cad and Vacation Borrower added on 02/25/11 > Have a good retirement but plan on going back to work for five years

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1979	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,575.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Retire from Federal Government
First of all I would like to say Thank You for choosing Lending Club for your borrowing needs. Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? How will getting this loan help your financial situation (will it lower your monthly payments, lower your current interest rates)? Thank you!!	Wall mart mastercard Discovery Card and vacation This will help me pay it out faster and lower the interest rates of 25% and all will be paid out ion three years.

Member Payment Dependent Notes Series 681341

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681341	$8,800	$8,800	7.29%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681341. Member loan 681341 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	IBM	Debt-to-income ratio:	9.89%
Length of employment:	8 years	Location:	Mooresville, NC

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > Combining credit cards to lower payments. Great job and credit history.

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,372.00	Public Records On File:	0
Revolving Line Utilization:	29.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Would you please describe your work at IBM? Thanks.	I am an electrical engineer. I am currently working on a new photodetector used to transfer optical data in microchips. My job pays well, but my wife has been credit card happy lately. I am getting this loan to consolidate those payments of 17.99% to a lower rate and start paying simple interest instead of compound interest. Thanks for your help.
Will you verify your income with LC?	Sure, let me figure out how.
Your lisitng shows over $13k in revolving debt yet you are asking for much less than that. What debts will you still have outstanding? Also will you verify your income with LC?	I will have another credit card let that is 0.00% until April, 2013. So I will be paying it off as we go. Trying to verfiy income with LC.

Member Payment Dependent Notes Series 681403

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681403	$20,000	$20,000	10.37%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681403. Member loan 681403 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Dr. Dennis Gross Skincare	Debt-to-income ratio:	8.79%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	Dr. Dennis Gross Skincare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,964.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 681450

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681450	$7,000	$7,000	9.63%	1.00%	February 28, 2011	March 11, 2016	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681450. Member loan 681450 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,300 / month
Current employer:	Sprockets LLC	Debt-to-income ratio:	5.83%
Length of employment:	3 years	Location:	Elsinore, UT

Home town:
Current & past employers:	Sprockets LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	60
Revolving Credit Balance:	$60,684.00	Public Records On File:	0
Revolving Line Utilization:	35.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What is the $60,000 revolving debt shown on your credit history? Is that a HELOC? What is the total you owe on your home, and what is it worth? What is Sprockets, and what do you do for them? Thanks, and good luck with your loan.	We have a rental Property in Southern Utah. Primary Residense is the 27,000 Loan, it is Taxed at 183,500. Other Two Mortgages 60,000 and 115,000 are for rental property This was intitaly purchased as a 80/20 loan about 5 yrs ago. this property is currently positive cash flowing. Taxed Value is around 180,000. Sprockets is an ATV, Motorcycle, and UTV repair and retail business. I am the Manager. I am also a licensed mortgage broker on the side. I was told that the lending club was a great program so insted of going to a local bank I decided to try it out. Loan is for new 2011 Hisun 800 UTV. This unit retails for 8900.00. I am able to by it at cost at 7500.00.

Member Payment Dependent Notes Series 681501

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681501	$9,750	$9,750	13.06%	1.00%	February 28, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681501. Member loan 681501 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Capital One	Debt-to-income ratio:	21.83%
Length of employment:	10+ years	Location:	Aylett, VA

Home town:
Current & past employers:	Capital One
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,877.00	Public Records On File:	0
Revolving Line Utilization:	83.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello borrower, I am very interested in financing your loan. However can you answer these questions: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years please?) (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. More advantageous to accept a 85, 90, 95 percent partially funded loan because after making 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) (5) Do you currently own or rent your home? If you own and have a mortgage, what is the total balance of the mortgage loans and any HELOC you owe on your home? (6) Also, what is the current market value of your home if you have own or have a mortgage? (use zillow.com if unsure) (7) Can you verify your income with lending club? I want to fund your loan but verifying your income is important. Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Answering ALL these questions is a vital part of me funding your loan as I am emailed back when you answer these questions and I am able to keep track of individuals who take an active approach to getting his/her loan funded. Thanks	Very happy to answer your questions. I am an accounting associate with my employer. I am single, no spouse. Hope to have the loan paid in full in a year or less. I will accept the loan partially funded. I own my home and owe thru a mortgage 173000.00. current market value of my home is about 250000.00. I thought I had authorized Lending Club to verify my income but I can provide what is needed. I have been with my current employer for 15 yrs.
Hi, what is this loan going to be used for? What is your monthly net income and expenses? Also, how did you incur the $23K in revolving debt and how do you plan to pay that down? Thanks.	The loan will used for start up costs for my internet business. the 23k is also start up costs and I hope to pay that off in a year or less.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	balance of my mortgage is 173,000 and the value is 250,000

Member Payment Dependent Notes Series 681502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681502	$1,400	$1,400	14.91%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681502. Member loan 681502 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,600 / month
Current employer:	n/a	Debt-to-income ratio:	8.50%
Length of employment:	8 years	Location:	Portland, OR

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,737.00	Public Records On File:	0
Revolving Line Utilization:	91.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 681508

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681508	$8,000	$8,000	10.00%	1.00%	February 28, 2011	March 7, 2016	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681508. Member loan 681508 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	LITTLE JAPAN	Debt-to-income ratio:	23.95%
Length of employment:	3 years	Location:	Margate, FL

Home town:
Current & past employers:	LITTLE JAPAN
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > Found my dream boat but little short on cash for the last fifteen years always pay my bill on time, Thanks :=)

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,363.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	A:I'm finishing my morgate this July I owe roughly about $3500 on my morgate monthly payments $638 I been living in this house for 15 years
Can you answer all of the questions from the user above? Currently, you've only answered questions 1 and 5. Additionally, I'd also like a little more details on your $27,363.00 revolving credit balance. Thanks.	$0 heloc House is in my name this July What is another question?

Member Payment Dependent Notes Series 681511

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681511	$12,000	$12,000	7.29%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681511. Member loan 681511 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Pratt & Whitney Rocketdyne	Debt-to-income ratio:	19.84%
Length of employment:	10+ years	Location:	Canyon Country, CA

Home town:
Current & past employers:	Pratt & Whitney Rocketdyne
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > Loan to consolidate high interest rate credit cards.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	44
Revolving Credit Balance:	$9,185.00	Public Records On File:	0
Revolving Line Utilization:	19.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you comment on the delinquency 44 months ago? Thank you.	Yes, no problem. The problem was do to a delayed payment due to a lost credit card charge. The issue was resolved and payment were made. Account has been pays in full. Thank you for the question.
What credit cards will you be refinancing and what are their corresponding interest rates?	I want to close three credit cards. Discovery at ~18%, Chase at ~25%, and my wife's AMEX at ~28%. thank you

Member Payment Dependent Notes Series 681637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681637	$5,000	$5,000	11.11%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681637. Member loan 681637 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Edison Nation, LLC	Debt-to-income ratio:	11.76%
Length of employment:	< 1 year	Location:	Matthews, NC

Home town:
Current & past employers:	Edison Nation, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > Now that I've paid off all major credit card debt I am ready to buy my dream car.

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	26
Revolving Credit Balance:	$459.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? HOME OWNERSHIP As well, IF you own a house what is : The value right now (use Zillow if needed) What is your mortgage amount, interest rate, and monthly payment? Is there a line of credit attached as well and if so what is its balance and rate? If you rent what is your rent? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	Credit Cards: $126.07 @24.99% (Dept store), just to keep credit going :) Pay off in March. $250.00 @24.24% (laptop) I currently have no high balances. I previously had a high balance on a Mastercard that I paid off in early January 2011. It was approx. $2,000. The high balance was incurred, because I was laid off in 2009, so I had to use the card for misc items during that time. I am currently working now though. I own my home and it is currently valued at 147,500 w/ a monthly payment of $615.00. Recently re-financed for a rate of 4.5% There is no line of credit attached to this home. Net Income is $2900/month $615-mortgage $263-car $120-car insurance .....most of the time I consider this a major expense :) Hope this throughly answers your questions. Thanks!

Member Payment Dependent Notes Series 681644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681644	$4,000	$4,000	10.37%	1.00%	February 25, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681644. Member loan 681644 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,292 / month
Current employer:	Ronald S. Haft	Debt-to-income ratio:	15.50%
Length of employment:	3 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Ronald S. Haft
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/11 > I would like to buy a Jeep from a private seller (who I know) and she is asking $9000 for it. I have a buyer lined up for my current vehicle and I need additional $4000 to meet her asking price. Thanks!

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,478.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ronald S. Haft and what do you do there?	Ronald S. Haft is my employer. He is the CEO of a commercial real estate company called Combined Properties. I have been his Household Manager for almost 3 years now at his primary residence in L.A. and at his vacation home in Laguna Beach. I manage the household staff in both locations and I am responsible for the upkeep and improvement of both properties as well as some of Mr. Haft's personal affairs.

Member Payment Dependent Notes Series 681742

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681742	$12,000	$12,000	10.37%	1.00%	February 28, 2011	March 7, 2014	March 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681742. Member loan 681742 was requested on February 21, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Mt. Hope Trucking	Debt-to-income ratio:	7.13%
Length of employment:	10+ years	Location:	Elizabeth, NJ

Home town:
Current & past employers:	Mt. Hope Trucking
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > Pay off credit card debt Borrower added on 02/22/11 > I will use the funds to pay different accounts that I have. Instead of making different payments, I rather make one monthly payment. I have been working on the same company for 20 years and my wife works for IKEA. We have a budget of $500 monthly for this payment. We would like to consolidate this debt in order to save more money for our two teenagers education.

A credit bureau reported the following information about this borrower member on February 21, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,193.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 681752

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681752	$4,000	$4,000	10.74%	1.00%	March 1, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681752. Member loan 681752 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	IKEA	Debt-to-income ratio:	1.53%
Length of employment:	1 year	Location:	Elizabeth, NJ

Home town:
Current & past employers:	IKEA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > This loan is to pay for different accounts like credit cards and student loan. I'm looking to reduce the interest rate that I'm paying now.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,193.00	Public Records On File:	1
Revolving Line Utilization:	47.70%	Months Since Last Record:	119
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at IKEA and where did you work prior to that?	I work in sales and customer service. Before that I used to work on a Hair Salon for 10 years. I changed jobs due to back problems.

Member Payment Dependent Notes Series 681830

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681830	$4,200	$4,200	16.77%	1.00%	February 28, 2011	March 10, 2016	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681830. Member loan 681830 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	Cedar Grill	Debt-to-income ratio:	2.21%
Length of employment:	5 years	Location:	Caldwell, NY

Home town:
Current & past employers:	Cedar Grill
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > For purchase of motorcycle Borrower added on 02/24/11 > I would like a loan to buy a motorcycle. I make around twenty-five thousand dollars a year, and do not have any rent or other living expenses. I live with my family, and can easily afford the $103 dollars a month to pay off this loan. I have never been late on a payment in my entire credit history, and plan to continue this trend. Additionally, I have had a steady job for over 5 years. The balances I do have on my revolving credit cards are because I received good offers of 0% financing for a long period of time. Instead of paying cash I decided to take advantage of these offers. My payments on these cards totals $60 dollars a month. Overall, I am a competent, hard working person, who is on top of his credit. Thank you for your time.

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,380.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Make, model and year of bike? Thanks.	2007 Yamaha FZ1. Thanks for your interest!
What is Cedar Grill and what do you do there? Thanks.	Cedar Grill is a local restaurant and pizzeria. I am a delivery driver there. I have been employed by them for over 5 years.

Member Payment Dependent Notes Series 681831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681831	$16,000	$16,000	13.06%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681831. Member loan 681831 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	US Postal Service	Debt-to-income ratio:	12.09%
Length of employment:	10+ years	Location:	Bloomfield, NJ

Home town:
Current & past employers:	US Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,918.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 681845

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681845	$9,450	$9,450	20.48%	1.00%	February 25, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681845. Member loan 681845 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	LSG Skychefs	Debt-to-income ratio:	8.36%
Length of employment:	3 years	Location:	Astoria, NY

Home town:
Current & past employers:	LSG Skychefs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,277.00	Public Records On File:	0
Revolving Line Utilization:	99.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a loan profile. I'd like to know specifics for your loan. What is the loan going to be used for when you get the funds. You list debt consolidation but you do not say if it is 1 or 5 credit cards. So please list your debts you intend to pay off. Please consider also listing your planned expenses like rent and car payments. Any information that will illustrate your situation will help me and other lenders decide to fund your loan.	Thank you for your interest. Here are some of the Details that you requested. I'm planning to consolidate 4 Credit Cards. Chase - APR 29,9% - U$ 5800 Citi - APR 29,9% - U$ 1260 Capone - APR 22.9% - U$ 480 Additionally, I would like to eliminate an overseas Credit Card with about 1000 Euros that I have had for Years. The Apr On this one is actually a lot better, but the hassles of wiring money and the transaction Fees are a problem. I do rent an Apartment for U$1300 a Month. My Car Payments are U$400. If you need any further Information, please let me know!
What is your position with LSG Skychefs?	I'm the Executive Chef in one of the Units.
Just curious how long you have lived in the States and where you are from originally?	7 1/2 Years. Originally I'm from Austria.

Member Payment Dependent Notes Series 681895

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681895	$5,400	$5,400	7.29%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681895. Member loan 681895 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Gloucester Twp Fire District 4	Debt-to-income ratio:	15.34%
Length of employment:	7 years	Location:	Bellmawr, NJ

Home town:
Current & past employers:	Gloucester Twp Fire District 4
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	38
Revolving Credit Balance:	$3,376.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please comment on your delinquency 38 months ago? Thank you.	To whom it may concern, Regarding past delinquencies on my credit report. Most delinquencies on my credit report stem from issues over payment of credit card and/or student loans. I had loans in my name in which someone in my family was responsible for making the monthly payments. Since then, and after closer analyzation of my credit report, I have taken full control over all of my finances and have either paid off or make regular payments on all of my student loans and credit cards. I was asked similar questions when I purchased my home and to this day I have not had further issues with delinquencies. Thank you for your cooperation with this matter

Member Payment Dependent Notes Series 681948

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681948	$13,600	$13,600	7.66%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681948. Member loan 681948 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,967 / month
Current employer:	SkyBuilt Power	Debt-to-income ratio:	19.11%
Length of employment:	2 years	Location:	Washington, DC

Home town:
Current & past employers:	SkyBuilt Power
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > Would rather provide a great opportunity for an entrepreneurial investor to make gains on my interest from accumulated debt than the big credit card companies. Plan to create an emergency fund while paying down the debt over the 3 year period. Borrower added on 02/25/11 > I will pay my credit cards with this loan: American Express: $7,600 @ 10.24% (Credit Limit: $20,000) USAA MasterCard: $9,000 @ 9.9% (Credit Limit: $29,500) I will use this loan and $3,000 cash to pay off the balance. I realize my credit card rates are not very high, however I also realize the benefits of installment loans vs revolving debt. Thanks for the opportunity to be credit card debt free!

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,726.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 681967

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
681967	$12,400	$12,400	10.74%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 681967. Member loan 681967 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,694 / month
Current employer:	City of Warrenton	Debt-to-income ratio:	17.28%
Length of employment:	2 years	Location:	Warrenton, OR

Home town:
Current & past employers:	City of Warrenton
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > We will be using this loan to pay off 8 different bills, consolidating our bills this way saves us $300.00 per month, plus about 2 years in payments. We feel this is the right thing to do, (consolidating) we'll pay less per month, less in interest and have this paid in less time. Thanks

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,755.00	Public Records On File:	1
Revolving Line Utilization:	75.50%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the Public Record?	It's a bankruptcy that was disharged in 2002

Member Payment Dependent Notes Series 682002

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682002	$9,000	$9,000	12.68%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682002. Member loan 682002 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,125 / month
Current employer:	DeVry University	Debt-to-income ratio:	15.04%
Length of employment:	< 1 year	Location:	Burgettstown, PA

Home town:
Current & past employers:	DeVry University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > Loan is being used to consolidate debt, making payments more managible.

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,499.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the debts and their corresponding rates that you are trying to consolidate?	I am consolidation an AMX card @ 15.24%, Citi card @ 12.99%, Chase @ 14.24%, and a Bill Me later account @ 19.99% which I used to purchased equipment for the photography business I run part-time.
Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	My net income per month is $2600. Our major expenses are car: $250, utilities: $200, car insurance: $150, phones: $145, cable: $105, student loan: $50, and currently $470 going out in credit card payment which is what we are trying to reduce. We do not have a rent payment as we live in a family owned house.
In your answer to question #2 you said "Our major expenses..." Do you have other income in your household?	Yes, my wife works part-time at a bridal salon and we also have a small photography business. These only contribute on average $300 per month.

Member Payment Dependent Notes Series 682014

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682014	$7,000	$7,000	12.68%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682014. Member loan 682014 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	kiawah island golf resort	Debt-to-income ratio:	3.95%
Length of employment:	1 year	Location:	ravenel, SC

Home town:
Current & past employers:	kiawah island golf resort
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > debt consolodation

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	11	Months Since Last Delinquency:	16
Revolving Credit Balance:	$7,506.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Two delinquencies in 16 months - wow!!! What were the cause of the delinqencies? Have you tried doing anything different to avoid delinquencies in the future? Also, where have you worked prior to your current job? How long have you worked at each employer's location?	The delinquencies were associated with a move across the country and getting set up in our new area. My wife and I are have great, stable jobs now. We have been in the Charleston area for 16 months, she has been at her job for 12 months and I have been at mine for 16 months. Prior to these jobs, my wife ran a restaurant in San francisco called Citizen Cake, and she was with that company for 6 years. I was the wine director at Shanghai 1930 in San Francisco for 1.5 years and before that, with the Plumpjack Group for 6 years.

Member Payment Dependent Notes Series 682030

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682030	$4,800	$4,800	10.37%	1.00%	February 25, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682030. Member loan 682030 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Booz Allen Hamilton	Debt-to-income ratio:	7.30%
Length of employment:	1 year	Location:	Arlington, VA

Home town:
Current & past employers:	Booz Allen Hamilton
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > engagement ring

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,589.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
BAH has excellent an excellent 401k program with attractive rates on borrowing against your balance; what is your rationale for coming to LendingClub for a loan?	I am aware of the option of borrowing against my 401K with BAH. The drawback would be, as a gov't contractor, I am not 100% sure where I may be in the near future. If it is not with BAH, I cannot run the risk of having to repay the loan on my 401K in a very short period of time (60 days I believe). Also, I paid ZERO tax to put the money into the 401k (assuming pre-tax contributions were made) and no tax to borrow money (so-far-so-good). However you pay full income tax on the amount you put back into the 401k and then you pay full income tax again when you withdraw later on (in retirement). So if you borrow $20,000 from your 401k and you are in 28%/5% state tax, you need to earn $30,000 to put $20,000 back into the 401k to repay your loan. When you withdraw that $20,000 in retirement, you pay tax again. Assuming similar tax bracket (a common scenario) you loose another $6,600. Lending Club simply seemed like the better option.

Member Payment Dependent Notes Series 682043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682043	$10,750	$10,750	5.79%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682043. Member loan 682043 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Colorado Serenity Magazine	Debt-to-income ratio:	9.23%
Length of employment:	7 years	Location:	Evergreen, CO

Home town:
Current & past employers:	Colorado Serenity Magazine
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,486.00	Public Records On File:	0
Revolving Line Utilization:	9.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	I'd like to consolidate two high interest rate credit cards.
What are the debts and their corresponding interest rates that you plan on consolidating with this loan? Also will you verify your income with LC?	$7,409 @ 16.24% and $3,200 @ 10.24% Income verification is on it's way to LC
Hi, Thank you for your responses to the questions posed so far. I am interested in funding your loan, however, I have a few questions: 1. What do you do for your current employer? 2. Would you please list your current monthly expenses? 3. If you lose your current job before paying off the loan what is your plan for repayment? 4. Could you please explain the reasons for the 3 credit inquiries of the last 6 months? Thanks in advance for your responses and good luck with your loan. Kind Regards	I am a Creative Director for a magazine and have been in the same field of work for over 20 years. At the same job for 8 years. I have a husband who shares expenses with me so he is my backup if anything were to happen. But I assure you, I am very valuable at the magazine. Credit inquiries are from changing auto insurance and receiving quotes for new homeowners insurance. I am streamlining everything to become debt free.
Hi. I have one additional question. How did you acquire your current credit card debt? Thanks in advance for your response.	I remodeled my home and refinanced it. I used additional equity to pay off my automobile instead of the construction costs that I had put on two credit cards. At that time, my car had a much higher interest rate than the credit cards. The credit card companies have since increased my interest rates, beyond my control.

Member Payment Dependent Notes Series 682053

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682053	$5,000	$5,000	15.65%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682053. Member loan 682053 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,333 / month
Current employer:	AFT College Guild	Debt-to-income ratio:	6.30%
Length of employment:	10+ years	Location:	Rosemead, CA

Home town:
Current & past employers:	AFT College Guild
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > I will use the funds to pay off my 2010 taxes. Thank You!!

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	4
Revolving Credit Balance:	$5,545.00	Public Records On File:	0
Revolving Line Utilization:	99.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why do you have such high unexpected taxes this year given your salary? What was the recent delinquency on your credit report from? What is your job and how stable is it? Thanks.	Good Morning Member 758012, My wife lost her job and we had a child recently. I went ahead and changed my dependents at my job to assure us there would be more income comming in. I actually only need $3,000.00 instead of $5,000.00 I originally requested. I am not really certain how all this works, this is my first time dealing with LendingClub. As for my job I work for the AFT College Guild Local 1521. It is a union for the Community Colleges Faculty and Staff. I work for the Faculty side. Thank You

Member Payment Dependent Notes Series 682064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682064	$12,000	$12,000	10.00%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682064. Member loan 682064 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,333 / month
Current employer:	Offshore Energy Services	Debt-to-income ratio:	8.66%
Length of employment:	10+ years	Location:	Houma, LA

Home town:
Current & past employers:	Offshore Energy Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > I work in the oilfield business and I travel from south Louisiana to Oklahoma. I am very fortunate that we have never slowed down with our work. I work on land rigs so there was no down time. I have been at the same company since 2000. One of the reasons my credit score isn't higher is because of my credit card balances are around 50% . It seems like every other month the credit card companies keep raising the interest rate. The other thing is since I am not using the cards they have dropped my credit limits so it hurts my credit score. I just want a better rate so I can be credit card debt free.

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	55
Revolving Credit Balance:	$7,937.00	Public Records On File:	1
Revolving Line Utilization:	55.90%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 682070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682070	$9,000	$9,000	10.74%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682070. Member loan 682070 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,233 / month
Current employer:	CentraCare Health System	Debt-to-income ratio:	24.25%
Length of employment:	4 years	Location:	Kimball, MN

Home town:
Current & past employers:	CentraCare Health System
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > I will use this entire loan to pay credit card debt. The loan will not be used for any other purposes but to pay debt. I have always paid my loans in full and on time and you will not have any problems whatsoever with this loan. Thank you very much for the loan.

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,007.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What credit cards and their corresponding rates you are looking to refi? Also will you have any other outstanding loans once you refit this debt?	TJ Maxx Chase card is 15.24%. Toys R Us Chase card is 19.24%. I will use the loan to pay these two cards. I have two Citi credit cards with a 0% introductory offer until December 2011 and interest rate of 9.99% for both afterwards. I will pay off both of these Citi cards (without the loan money) by the time the introductory offer is over. I also have a manageable car loan. My husband pays all the other household bills. I plan on closing three of the credit cards after I receive the loan. Also, someone else asked what my job is at CentraCare Health System and to answer that question I am a specialist in the Facility Development department and have been doing this job for four years and eight months. Thank you very much.

Member Payment Dependent Notes Series 682143

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682143	$18,000	$18,000	13.80%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682143. Member loan 682143 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	States Recovery Systems Inc	Debt-to-income ratio:	15.65%
Length of employment:	6 years	Location:	Diamond Springs, CA

Home town:
Current & past employers:	States Recovery Systems Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,329.00	Public Records On File:	0
Revolving Line Utilization:	58.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
First of all I would like to say Thank You for choosing Lending Club for your borrowing needs. Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? How will getting this loan help your financial situation (will it lower your monthly payments, lower your current interest rates)? Also what is States Recovery Systems and what do you do there? Thank You!!	Lending club $8,184.13 10.38% $302.00 per month School Credit Union $4,166.06 (personal loan for car) 10% $167.00 per month Discover Credit Car $5,197.51 14% $100.00 per month The loan will help by allowing me to make one large monthly payment to only one creditor to be more organized with my bills. States Recovery Systems is a collection agency. I am a Paralegal/Executive Assistant Thank you.
Hello borrower, I am very interested in financing your loan. However can you answer these questions: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years please?) (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. More advantageous to accept a 85, 90, 95 percent partially funded loan because after making 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) (5) Do you currently own or rent your home? If you own and have a mortgage, what is the total balance of the mortgage loans and any HELOC you owe on your home? (6) Also, what is the current market value of your home if you have own or have a mortgage? (use zillow.com if unsure) (7) Can you verify your income with lending club? I want to fund your loan but verifying your income is important. Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Answering ALL these questions is a vital part of me funding your loan as I am emailed back when you answer these questions and I am able to keep track of individuals who take an active approach to getting his/her loan funded. Thanks	1) I am a paralegal and I work full time for a collection agency. I prepare lawsuits, default judgments, wage garnishments, bank levies, abstracts, etc. I also do some executive assistant duties including but not limited to HR functions, payroll, administrative duties, scanning, etc. 2) No spouse. 3) Hoping to pay it off in three years (two years earlier then maturity date). 4) Hoping to fund 100%. 5) Own. No equity. Balance is $190,001.16. 6) Pursuant to Zillow value is $163,500 7) Yes. Faxed pay stubs to Lending Club within the 3-day requirement. Thank you.
Why do you want to pay off low rate [10% debt] with higher rate [>13%] debt?	I only want to make one large monthly payment to one creditor. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage balance is $190,001.16 and there is currently no equity in the condo. Thank you.

Member Payment Dependent Notes Series 682158

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682158	$10,000	$10,000	15.28%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682158. Member loan 682158 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	US Army	Debt-to-income ratio:	12.51%
Length of employment:	2 years	Location:	Kirkland, WA

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,989.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) US Army current: Rank? Pay Grade? ETS? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	SPC/E-4. ETS 5/2014. Gross income is this job (27,000) + secondary employment (30,000). I expect to pay my loan within two years.
Please provide a detailed loan description. Who was your prior employer and for how long?	TEC Mechanical Service Company from 2002-2009 when I joined the military
And the detailed loan description?	I am requesting 15,000 for making major home improvements & fixing my vehicles
Why are you making improvements to a residence in which you rent?	I am receiving matched funds for repairs I make
Even if you recieve matching funds, why would you fix a home you rent? Are you renting from family? Rent to Own?	Rent to own, good question.

Member Payment Dependent Notes Series 682162

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682162	$25,000	$25,000	15.65%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682162. Member loan 682162 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Corporate Investors	Debt-to-income ratio:	13.45%
Length of employment:	3 years	Location:	Raleigh, NC

Home town:
Current & past employers:	Corporate Investors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > I'm looking to payoff couple of higher rate credit cards (close to 20%) and update my house. I have great credit and have always paid my bills on time. For some reason, there is a late showing from 37 months ago and I have the credit card company looking into this. I have NEVER been late on anything and I will get this cleared up. I didn't know about this until I got my credit pulled recently.

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	37
Revolving Credit Balance:	$13,908.00	Public Records On File:	0
Revolving Line Utilization:	63.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the rates and balances on the debts you are consolidating? Thanks!	CC#1 bal $13,200 with 20% rate, CC#2 bal $4,646 with 21% rate and CC#3 bal $4,500 with 18% rate. Total payoff would be $22,346. The remaining amount left would be used to help pay for home improvements for updating my kitchen and etc.
Please list the balances and APRs you wish to refinance. Also what actions are you taking to limit the accumulation of unsecured credit card debt in the future?	CC#1 bal $13,200 with 20% rate, CC#2 bal $4,646 with 21% rate and CC#3 bal $4,500 with 18% rate. Total payoff would be $22,346 and remainging will be used to update my kitchen and etc. I plan to close out two of the credit cards once paid off and I have reduced my spending dramatically. It seems like the more money I made, the more debts I incurred. Well, that is in the past...
I noticed your gross monthly income is verified and quiete high. A couple months and you could pay your loan in full. What other debts or expenses are you incuring to need a loan in the first place?	As stated before, I'm consolidating my credit cards with higher rates and if I can get a lower rate loan through Lending Club, then I can pay them off/close it out. I do make good income but I also pay a lot of income taxes too. As you know, the more you make, the more you pay in taxes. So it's not as high as you think once I pay my Federal and State income taxes. I'm also helping to support my step-sister and her family who have lost their jobs for the past several years.
Please explain the delinquency 37 months ago.	I am in the process of getting this removed. As I stated in my comments, I was not aware of this late until I got my credit pulled recently. I am having to provide proof of payment to the credit card company in writing and it's not going to be a quick process. I have NEVER been 30 days late on anything and I still don't know how this occurred. If I was truly late on a payment, I would explain the reason for it, but this is an error I am trying to clear.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total mortgage balance for my first and 2nd mortgage combined is approx. $120,800. The value of my house is around $130,000. I am not doing a major update, just to get the kitchen updated to go along with the rest of the house updated.
Could you give potential lenders more information about the delinquency listed 37 months ago? Thanks.	I am in the process of getting this removed. As I stated in my comments, I was not aware of this late until I got my credit pulled recently. I am having to provide proof of payment to the credit card company in writing and it's not going to be a quick process. I have NEVER been 30 days late on anything and I still don't know how this occurred. If I was truly late on a payment, I would explain the reason for it, but this is an error I am trying to clear.

Member Payment Dependent Notes Series 682181

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682181	$14,000	$14,000	10.37%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682181. Member loan 682181 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,922 / month
Current employer:	United States Marine Corps	Debt-to-income ratio:	20.22%
Length of employment:	5 years	Location:	Yuma , AZ

Home town:
Current & past employers:	United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	59
Revolving Credit Balance:	$1,658.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
USMC: Rank? Pay Grade? ETS? Lender 5605570 U S Marine Corps Retired (MSgt FinanceO)	Sgt/E-5 4yrs 09months

Member Payment Dependent Notes Series 682188

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682188	$13,200	$13,200	16.40%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682188. Member loan 682188 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Army Fleet Suppport	Debt-to-income ratio:	21.19%
Length of employment:	1 year	Location:	Enterprise, AL

Home town:
Current & past employers:	Army Fleet Suppport
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > I am 28 years old, medically retired Sergeant from the 82nd Airborne Division. I am currently an Armament Supervisor with Army Fleet Support at Fort Rucker Alabama. I make a salary in the mid 60's and added with my VA retirement I make about 87,000 a year. I am trying to consolidate some high interest bills and possibly complete some renovations to my home. I will answer any and all questions a potential investor has and I intend to repay this loan much sooner than the 60 months to both relieve me of this debt and also gain valuable standing with Lending Club as an outstanding borrower so future loans can be easier to obtain. Thanks again for taking the time and feel free to ask as many questions as needed. I intend to pay a Bank of America Credit Card with a balance of 6500 and a 27.99% interest and 300-500 a month payment. I also Intend to repay a personal loan from Citi Finincial with a balance of about 3500 at 31% interest and a 200 a month payment.. I also would like to remodel my master bathroom and put a deck on the back of my house, I am going to complete most of the work myself and need the materials. I also have to register my vehicle in Alabama and get new brakes so the extra cushion in the account will be very helpful. I will Plan on paying $1000 a month on this loan to get it repayed very quickly and look forward to proving myself to the club.

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	77
Revolving Credit Balance:	$8,748.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, You're 28 and worked in the 60's. Do I miss something?	Hello solar-moonshine, I am 28 years old and I make a salary in the mid $60,000's, I joined the Army in 2004 after I graduated college the same year. I intended on retiring from the military as a pilot but due to my injuries I was medically retired and now am working as a civilian contractor at Fort Rucker Supervising 30+ Employees on third shift conducting maintenance on AH-64D Apache Longbow Helicopters and OH-58D Kiowa Warrior Helicopters. I hope I have answered your questions if you have any more please just let me know.
Will you be incur future revolving debt after this consolidation?	No, I intend to close out my bank Of america credit card and open a usaa card and only charge what I can pay Off each month! As my credit score shows, I am responsible and wOuld like tO raise my credit score past a 750. I racked up the credit card during my mOve down here last janurary and I never caught back up. I fully Plan on living as debt free life as possible. I intend on paying this lOan back in at the most 36 months and most likesoonerner. So pretty much the answer to your question is absolutely not!
Hi, One question.. what is the Delinquency? thanks	I believe it is from a furniture store and my payment was like a week late, I lost track of tIme one month. That card is paid off in full now. That is the only delinquency I am aware of in the past 5 years. There may be a tmobile charge on my credit report, my college roomate ran up a bill and didn't pay it off, I settled that like 4 years ago. Those are the only 2 that o am aware of.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My home is worth 182,000 I just had it appraised. I owe a little over 177k as I have only owned it since last feb. There are no HELOC amounts, not sure what that is, I am sure I would know if I had any. My mortgage payment is 1108 a month including taxes and insurance.

Member Payment Dependent Notes Series 682246

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682246	$4,250	$4,250	12.68%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682246. Member loan 682246 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$865 / month
Current employer:	n/a	Debt-to-income ratio:	11.21%
Length of employment:	n/a	Location:	San Diego, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > First of all, thank you to all investors that have funded thus far. Your faith will not be misplaced. I plan to use the funds to clear away my credit card debt; which will make my current income much easier to manage. I have no dependents, so for me, budgeting will be much easier also. What makes a good risk is simply this: I believe that I didn't have to chase anyone to get my loan; so no bank, investor or institution should have to chase me to get it back. The terms of my loan are very reasonable, and I'm more than willing to keep my end of the bargain. Outside of my credit card bills, there are only my monthly recurring bills to pay(rent, cable, SDG&E, etc.) and even will the loan payment thrown in, I can still manage to live within my means. I live on a fixed income, but as I have said, I have done the paper and pencil work, so I know what I'm getting myself into. If you have any questions or anything I can clarify, please don't hesitate to place your question and I will answer to the best of my knowledge and as timely as I can. Thanks again to the investors and to THE LENDING CLUB.

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,104.00	Public Records On File:	1
Revolving Line Utilization:	79.60%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With no employer listed in your profile, could you please explain how you are earning $865 per month? Thank you.	I receive Social Security and SSI benefits. That's why it would be easier to pay all my bills off at once and pay one amount per month in retuirn..

Member Payment Dependent Notes Series 682254

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682254	$2,100	$2,100	13.43%	1.00%	February 25, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682254. Member loan 682254 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Daniels Trading	Debt-to-income ratio:	16.20%
Length of employment:	5 years	Location:	Chicago, IL

Home town:
Current & past employers:	Daniels Trading
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	42
Revolving Credit Balance:	$1,389.00	Public Records On File:	0
Revolving Line Utilization:	92.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 682295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682295	$11,000	$11,000	10.37%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682295. Member loan 682295 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	East County Tow	Debt-to-income ratio:	21.28%
Length of employment:	< 1 year	Location:	Pittsburg, CA

Home town:
Current & past employers:	East County Tow
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,238.00	Public Records On File:	1
Revolving Line Utilization:	74.60%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 682422

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682422	$6,000	$6,000	18.25%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682422. Member loan 682422 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Pancheros Mexica Grill	Debt-to-income ratio:	7.20%
Length of employment:	3 years	Location:	detroit, MI

Home town:
Current & past employers:	Pancheros Mexica Grill
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > I have two employers and I can provide w2 for both employers if needed Borrower added on 02/24/11 > The purpose of the loan is to purchase my mothers home. Borrower added on 02/24/11 > If any more information is needed please contact me. Borrower added on 02/24/11 > ? Borrower added on 02/25/11 > Thank you to all that invested

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2008	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If the income listed above is from one of your employers and not the second, can you tell us your total gross income on a monthly basis? What is the purpose of this loan?	The income is only from one employer.
Please answer the full question. Thank you.	ok
Hello, what is your net monthly income (after taxes and from both jobs) and what is this loan being used for? Please provide a list and amounts of your monthly expenses, as well. Thanks.	TThe gross monthly income after taxes are $960 1st employer and $338.40 2nd employer. A light bill for $30 a month and $60 bi-weekly payment in which both are automatically deducted from my account each monthype your answer here.
I still have not seen any answer from you about what this loan is being used for. What is the "major purchase"? If you are unable to be forthright, lenders will hesitate to fund this loan. Thanks.	the major purchase will be my mothers home, so she does not lose it to foreclosure and have a place to stay.
Please verify your income with Lending Club (support@lendingclub.com) and I will be happy to help fund your loan! Thanks!	Good Day!! Based on W2's my 1st employer I grossed 13966.88 and 2nd employer 5418.59 in 2010. My paychecks after taxes are $900/ mo and $320/ mo 2nd employer. Thank You!!!

Member Payment Dependent Notes Series 682469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682469	$12,000	$12,000	5.79%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682469. Member loan 682469 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Rochester General Hospital	Debt-to-income ratio:	4.09%
Length of employment:	3 years	Location:	Pittsford , NY

Home town:
Current & past employers:	Rochester General Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,302.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 682488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682488	$20,000	$20,000	12.68%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682488. Member loan 682488 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Slone Lumber and Millwork	Debt-to-income ratio:	20.28%
Length of employment:	10+ years	Location:	Alvin, TX

Home town:
Current & past employers:	Slone Lumber and Millwork
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > Thanks to everyone who has invested in my loan to date. I have been with the company I work for 12 years this March and have been in the business I am in for 31 years. I am proud to say that I have always payed all my bills on time and have never payed a late fee or missed any payment.

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,147.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
First of all I would like to say Thank You for choosing Lending Club for your borrowing needs. Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? How will getting this loan help your financial situation (will it lower your monthly payments, lower your current interest rates)? Thank you!!	Type your answer here.Good morning, I am requesting the loan to pay off credit card debt @ around 18% with a monthly payment @ about 700.00. I must say this is a debt I accumulated over the years helping my 2-children and 7-grand children, however all are now in a position to help themselves tnank goodness.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.My home is a manufactured home in which I owe 47,000.00. This amount is for the home only and I own the land (2.34 ACRES) out right. I can not borrow against the land because I owe a mortgage on the house sitting on it. I do not want to tie the two together as I hope to build a brick home in the future and would have to move the home in order to do the financing. The combined value as a real property is 150,000.
Can you explain the high number of credit lines?	Type your answer here.Most of my credit lines are many years old and came about back when having lots of credit was considered a good thing or so I thought. However experience has taught me otherwise. Of course closing accounts could also be a bad thing but as many have not been used over the past several years they are automatically being closed and I have no desire to use them in order to keep them open.

Member Payment Dependent Notes Series 682554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682554	$7,200	$7,200	16.77%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682554. Member loan 682554 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Town of Medway MA.DPS	Debt-to-income ratio:	10.89%
Length of employment:	4 years	Location:	Ashland, MA

Home town:
Current & past employers:	Town of Medway MA.DPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > The only reason I have to go through Lending Club is because I had a now Xwife that didnt work but loved to spend and Now Im divorced,Have a great job a fantastic Fiance, who has a great job, and am working on paying off what little debt I have left from my divorce agreement, and trying to repair my credit. Unfortunatly my truck died last week and I need a relialable vehicle to get to work in. I found the best cheapest reliable vehicle I could and dont think I'm asking for the world here, just $7,000. I fully expect to pay tthis loan off in 2 to 3 years as I work for a Town and make alot of over time in the winter. The reason Im asking for the long term note is because summer doesnt provide overtime and the lower payment will assure that the note is paid on time no problem. Thank you very much Borrower added on 02/24/11 > I work for the Town of Medway MA. DPS as the head mechanic and have been with the town for almost 5 years. Im in the union have great bennifits and great job security. I average between 5 to 10K extra a year in overtime. Mostly in the winter.

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	61
Revolving Credit Balance:	$4,885.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am a Lead Mechanic for The Town of Medway MA. DPS. My gross monthly income is $3760.00 My Fiance has a gross monthly income of 3500.00, but is not co signing. I work for a Town so winter provides alot of overtime. I would expect to pay off the loan in 3 to 4 years and quite possibly sooner. Except 2 bad marks on my credit report back in 2005 Everything is current , on time, and never late.
Hi, Just had a quick question regarding your loan application: - What is your monthly budget (net income, housing, expenses, etc.)? - It seems like your credit card is carrying a balance near its credit limit (~$5,000). Was there any specific item that caused the run-up in this balance? If you receive this loan, if or when would you plan to pay down this credit card balance? - Do you have any other debts besides the ~$5,000 credit card balance? Thanks, and best of luck with your loan.	I live in my family home so I dont have any rent.My expenses are about $200 a week. The $5000. was left to me in my Divorce agreement. Never late never missed. Just finished paying off my attorny's fee's and the credit card is next on my list. It is the only credit/ debit card account I have. That payment plan is allready included in my weekly expenses @ $50. a week. I just need a truck to get back and forth to work, I went with the best cheapest deal I could find. Thanks
Hello, what was the reason for the 2 bad marks on your credit in 2005? Also, what is the interest rate on your credit card debt? Thanks.	At the time my now X wife and I had 2 houses, one we lived in and one we rented. The rental property went unoccupied for to long and we got behind. Both propeties went in forclosure. We eventually sold one and refinanced the other. there was no bankruptcy filled. The interest rate on the credit card debt is 16% and I did just make a payment of $224 towards that on 2/14/11, and will continue to do so now that my divorce attorny's fee's are paid off. Thank You Very Much

Member Payment Dependent Notes Series 682611

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682611	$15,000	$15,000	16.02%	1.00%	February 28, 2011	March 9, 2016	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682611. Member loan 682611 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,787 / month
Current employer:	dover board of education	Debt-to-income ratio:	18.03%
Length of employment:	10+ years	Location:	budd lake, NJ

Home town:
Current & past employers:	dover board of education
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	35
Revolving Credit Balance:	$7,106.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? What is your job and how stable is it? Thanks.	I am a teacher. I have worked for my district for 10 years. I am tenured and recieve superior job performance (in other words, my tenure is secure). My salary will increase from $59,000-$71,000 over the next 4 years. I also work in my school's tutoring/extended day program 2 days per week for $50 per week/200 per month. This program rums from October-May. Additionally, I work in my school's summer school/extended year program. The income from this is approximately $3000. I accrued my debt because I am single and completely support myself and my salary as a beginning teacher was quite low. I also had much debt because I was out of work several years (over 10 years ago). I now am able to support myself and my child completely on my salary and the adoption subsidy he receives (we get $777 per month because his adoption was from foster care. We will receive this subsidy until he is 18 years old. He is 3 now). I just posted my debts and income information in another member's box. I believe you can view this. If you need me to type it out again, please let me know. Thanks, Eileen
HI, 1) Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you PAY every month. 2) What do you do for the Dover Bd of Ed? Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	I work as a teacher for the Dover Board of Education. I have worked in this district for 10 years. I am tenured and consistently receive superior performance evaluations (my tenure, in other words, is stable). My salary will increase from $59,000-$71,000 over the next 4 years. I just posted my debts,etc. in another box. I believe you can view this. If you need me to do this again, please let me know. Thanks you, Eileen
Please comment on your delinquency 35 months ago. Thank you.	My delinquincy 35 months ago was due to the credit card account being sold to another bank. The payment plan I was on was cancelled. I began a new payment plan and have paid on-time since then.
Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out!	The balances on my cards are: Walmart- $691; Sam's Club-$614; Household Bank- $631; Merrick- $1052; Dell Computers- approximately $3000; Capital 1- approximately $600; Chase- $4200. I also owe $13700 to the Social Security Administration for a reported overpayment of disability from over 10 years ago. I have recently completely paid off 4 credit card balances. I will be paying off all these account except Dell and Capital 1 with my tax rebate ($10,480- it is a large amount because I adopted a child last year from foster care and will receive the Adoption Tax Credit). I plan on using the loan I applied for to pay off the Chase account and the Social Security account (I recetly applied for a compromised settlement for the Social Security account. I was told I should be approved for this. The compromise is for 85% of the debt, or approximately $11,000. I have to wait 30 days for official notice that the settlement was approved). My net income is per month is $4010, plus $777 per month I (and my child) recieve as an adoption subsidy. He will receive this until he is 18 years old. He is 3 now. This totals $4787. My bills total $3143 per month (I have included credit card payments that are far above the minimum because I am working hard to pay down my debt). This leaves me with $1644 extra per month. After I pay off the credit cards with my tax rebate (which I should receive in 3-5 weeks), my bills per month will decrease to $2498. I also work in my school's tutoring program from October-May, which is 2 days per week, paying $50 dollars per week/$200 per month. I also work in my school's summer school program. The salary for this is approximately $3000. Please let me know if you have any other questions.
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 507 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($12K - $14K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY more expensive debts; partial loan is financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hello. Here are the answers to your questions: 1. I am a tenured teacher. I have taught in my district for 10 years. My tenure is secure. I teacher Basic Skills Language Arts to grades 2 and 4 and reading to grade 6. 2. My salary for this school year is $59,917 (it increases to $62,454 next year and $66,407 in 2012-2013). I also receive $777/month for my son (his adoption is subsidized because I adopted him from foster care. We will receive this subsidy until he is at least 18. He is 3 now). I also work my school's extended year tutoring program from October-May, for an additional $200/month. Finally, I work my school's extended year summer school program, which pays approximately $3000. 3. I would like to pay off the Lending Club Loan early, but cannot give an early pay-off date. As my salary increases, I will be able to pay more per month on this debt. 4. Yes, I would accept a partial loan. I am flexible. I need to pay off the Social Security debt, which is currently $13,700 (I have applied for a compromised settlement, which would be 85% of the debt, or about $11,000. I should hear if this has been approved in 30 days. I have been told it should be approved because the overpayment was NOT fraudalent). Please let me know if you have any other questions, or need a more information on what I have already told you. Thanks, Eileen
Thanks for providing all of this detailed information. (We can see all of your answers, so no need to retype.) Just to be complete, what is the interest rate on the Chase card you'll be paying off with this loan? Has the IRS offered you a payment plan for what you owe back, or is the interest they'd be charging enormous?	The interest rate for the Chase account is 15.99%. There is no interest for the Social Security debt (I don't have a debt with the IRS). I am on a payment plan and have been paying $200/month for over 12 months. I need to pay off this account because it is reflecting very negatively on my credit report (it states the account is in collections- techincally it is in the collections department, but I have a payment plan in place and have been paying the bill each month, since I found out about it; however, the only way to have it stop being reported as being "in collections" is to pay off the entire debt amount.) I did apply for a compromised settlement. I was told I should receive this because the overpayment was not through fraud. The settlement would be for 85% of the debt, which is approxmately $11,000. I will find out about the settlement decision in 30 days. It it is denied, I will need to pay the entire amount, which is $13,700. I will pay off the Social Security and Chase debts if I get this loan.I pay $200 a month to Social Security and $210 to Chase; the loan repayment (if funded for the entire 15,000 I applied for) would be around $364. So, it is definitely something I can afford. Thanks. Please let me know if you have any other questions. Eileen

Member Payment Dependent Notes Series 682633

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682633	$2,000	$2,000	7.66%	1.00%	February 25, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682633. Member loan 682633 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	ARAMARK Corporation	Debt-to-income ratio:	9.57%
Length of employment:	10+ years	Location:	SAINT LOUIS, MO

Home town:
Current & past employers:	ARAMARK Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	72
Revolving Credit Balance:	$2,421.00	Public Records On File:	0
Revolving Line Utilization:	18.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain what loan will be used for.	I'm in the process of remodeling my kitchen. Looking to install new flooring, countertops, and cabinets.
Hello, Could you please explain the delinquency 72 months ago? Thanks.	Honestly I was a little irresponsible back then. A few years ago I developed a budgeting system that helped my situation and I still it used on a weekly basis today.

Member Payment Dependent Notes Series 682634

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682634	$4,200	$4,200	16.02%	1.00%	February 25, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682634. Member loan 682634 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,208 / month
Current employer:	Ferguson Enterprises	Debt-to-income ratio:	14.87%
Length of employment:	8 years	Location:	STEPHENS CITY, VA

Home town:
Current & past employers:	Ferguson Enterprises
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	8
Revolving Credit Balance:	$4,981.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 682648

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682648	$14,500	$14,500	14.54%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682648. Member loan 682648 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	SWBC Mortgage	Debt-to-income ratio:	19.63%
Length of employment:	< 1 year	Location:	San Pedro, CA

Home town:
Current & past employers:	SWBC Mortgage
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,022.00	Public Records On File:	0
Revolving Line Utilization:	95.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	Hello! 1.The purpose of this loan is to consolidate all my credit cards and what I owe in taxes into one loan. I pay on my credit cards a minimum of 335 per month and on my taxes it's 200 per month. I will be closing all my credit card accounts with this loan. The only loan I will have open is my auto loan. 2. The interest rate on my credit cards are ridicouslly high around 29% -30% on all of them. The interest rates are so high on my cards it's been very difficult to pay down anything, that it why I need to get this loan. 3. I'm a loan officer at the company I work for 4. I've been in the same line of work for 6 years now in the mortgage industry. The reason why I've been to so many companies in the past 6 years, is becasue with the mortgage crisis I've been trying to find the best home with great turn times, good rates, good processing, correspondant relationships with the banks and fha approved. 5. Monthly expense is my rent 895, car payment 388, gas 110 and my credit cards and tax payment.6 I only support myself, I have no children. 7. I'm the only one in my household. I actually only need to borrow 14,500, would it be possiblt to lower the loan amount? Please let me know if you have any other questions, thanks so much for your consideration and look forward to hearng from you soon!
Hi. Your loan description mentions you have only $7000 in revolving debt; what will the $15K be used for? What are the balances, interest rates and monthly payments you are making on the debt you will be paying with this loan? What do you do at SWBC Mortgage and what position did you hold prior to your current job? Thanks.	Hello. I believe I have about 8,500 in revolving debt, the other part will be used to pay off what I owe to the iRS for taxes. I'm on a payment plan currently right now but I want to just consolidate all my credit cards and pay off the IRS. The interest rates on my credit cards are 29%-30% and with interest rates that high, its very hard to pay off any of the principal down. Minimum payments for the credit cards are 335 and 200 to the IRS per month. I'm a loan officer at SWBC Mortgage and I have been in the mortgage industry for 6 years now. I want to know if I can have the limit lowered to 14,500 instead of 15,000. Thanks for your help!

Member Payment Dependent Notes Series 682652

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682652	$14,000	$14,000	7.66%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682652. Member loan 682652 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	Aktiv-Dry, LLC	Debt-to-income ratio:	14.91%
Length of employment:	4 years	Location:	Loveland, CO

Home town:
Current & past employers:	Aktiv-Dry, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > I currently have a loan with a much higher rate of interest and a longer term. This loan will enable me to achieve a better rate. As well, I am in a position that affords me the ability to make higher payments for a shorter term.

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	43	Months Since Last Delinquency:	4
Revolving Credit Balance:	$13,515.00	Public Records On File:	0
Revolving Line Utilization:	19.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you comment on the delinquency 4 months ago? That was really recent. Thank you.	Certainly. I actually neglected to pay a monthly bill that I thought I had already paid. I was not notified by the organization. When I paid it the following month, I realized my error, called, and paid it immediately. Unfortunate as I have never been late with a payment on that account. Although that was the case, they refused to correct the report.

Member Payment Dependent Notes Series 682691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682691	$4,375	$4,375	16.40%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682691. Member loan 682691 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,837 / month
Current employer:	OSU	Debt-to-income ratio:	21.34%
Length of employment:	3 years	Location:	Columbus , OH

Home town:
Current & past employers:	OSU
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	10
Revolving Credit Balance:	$1,402.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all debts.	Grismer credit card- $1010 to get my car fixed Visa credit card- $300 Personal Loan-$2800 Auto Loan-$6800
How did you accumulate so much revolving debt?	Have went through hard times. Had to get my car fixed, couldn't go around that. Got plans on getting some things paid off and getting myself straight again.
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Delinquencies. (Please look at your credit history of this listing.) 4. Your position at current company 5. Previous work experience 6. Itemized monthly expense 7. Anyone who you need to financially support, for example, your children. 8. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	1. Purpose of this loan is to pay off a few debts that I have. Current payoff on these are $1010 for Grismer credit card to get my car fixed, $300 for a Visa credit card, and $2800 on a personal loan. I would like to pay off an auto loan-$6800 but i will have to work on that. Both of my credit cards will be paid by this loan, I dont have any other credit cards. 2. The reason for my debt if because i need a car, had to have my car fixed and personal items. 3. I think i have one delinquence and that would be a late payment 30 days late due to misunderstanding on how much i owed and how i received my bills. As far as online or in the mail. 4. I am a PCA (Patient Care Associate). 5. My previous experience was a DCA (Direct Care Assistant). 6. Monthly expenses: Rent (560), utilities (305), Auto (240), Loan (97) credit cards (22) car insurance (94) phone (100). 7. I have 2 kids. 8. No one else.

Member Payment Dependent Notes Series 682766

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682766	$6,000	$6,000	5.42%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682766. Member loan 682766 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	FactSet Research Systems Inc.	Debt-to-income ratio:	2.15%
Length of employment:	3 years	Location:	Sunnyside, NY

Home town:
Current & past employers:	FactSet Research Systems Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > I am a responsible borrower that is looking to finance some upcoming wedding expenses. My 11 year credit payment history is strong. I have low overhead and believe in living within one's means. I have a stable position in financial services working for a leading financial data provider. Last year I was promoted to a managerial position at the company. My rent in the NY market is comparatively cheap. Unlike many people I know, less than 20% of my income goes towards housing. I would be happy to answer any questions that anyone may have.

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$779.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 682866

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682866	$16,000	$16,000	16.40%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682866. Member loan 682866 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	TeamSoft, Inc	Debt-to-income ratio:	9.82%
Length of employment:	< 1 year	Location:	Madison, WI

Home town:
Current & past employers:	TeamSoft, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > I am requesting this loan to purchase a newer used car (2002 Lexus GS 300 w/ 88,000 miles) to replace my old car. I will also be using it to pay off my other car loan, so that I only have to contend with a single car loan. I am good borrower because I make my monthly payments on time, and always pay my creditors back. I have already paid off a car loan and have not missed a single payment on my current loan.

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	61
Revolving Credit Balance:	$6,928.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 682941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682941	$7,000	$7,000	15.28%	1.00%	February 28, 2011	March 8, 2016	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682941. Member loan 682941 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	5.47%
Length of employment:	10+ years	Location:	Lafayette, LA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > I plan to pay all my credit cards off with this money. I am currently paying an interest rate of 25.99%. Borrower added on 02/23/11 > I am paying more right now than i would be going with this loan. I will be starting a new job next week with my old employer. I will be bringing home an additional $1000.00 a month. The total net income that we both bring in is $6,500.00 Borrower added on 02/24/11 > I am a mobile Disc Jockey; I have been doing this for 13 years. I have a very good clientel. The job I will be starting Monday, is working for the largest Private Ambulance Service in the nation. Both of my jobs that i do are very stable. Borrower added on 02/24/11 > I am never late on any of my bills...This loan will be paid on time!!!

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	41
Revolving Credit Balance:	$13,088.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? Who is your employer or source of income? Is the $167 per month payment on this loan more or less than you currently pay on the credit card balances you will be eliminating?	Yes, I have a partner and both of us net $6,000 combined. I start a part time job next week, with my old employer. I will be bringing home an additional $1000. dollars a month. I am a Disc Jockey (Powell Productions). The $167.00 is less than my current credit card balances.
Please list all of your debts one by one, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? What is your job and how stable is it? Thanks.	Credit Card 1 - $3,643.48, 29.99%, $97/month Credit Card 2 - $4,400.44, 25.24%, $66/month I have cut up the credit cards. I will pay off the the credit cards with this loan and pay out the remaining balance with money i have saved. My job is very stable, i have been Self employed for 13 yrs. I am actually going back part time at my old job this coming Monday, which will bring an additional $1,200. a month. For the future, if i can't pay it out with cash, then I don't need it.
Can you give us a more detailed explanation of your employment situation? Sounds like your spouse is employed, what do they gross on a monthly basis?	$4,200.00 a month
Thanks for your answers. Your listed around $8k in debt, but your credit report shows around $13k in revolving debt. What is the rest of this debt from, and what are your monthly payments to that?	The other stuff just has not cleared off my report yet. That was from my Express Card (Clothing), Lowes, etc..
Thanks for your answers. Can you say a little more about your self-employment and the part-time job you'll be restarting soon? What do you do for each one, and how stable are they?	I am a mobile Disc Jockey, I have been doing this for 13 years. The part time position i will be starting on Monday, is back at my old job, working in the office part time; for the largest Private owned Ambulance Service in the U.S. Both jobs are very stable.

Member Payment Dependent Notes Series 682975

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
682975	$4,000	$4,000	5.42%	1.00%	February 28, 2011	March 8, 2014	March 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 682975. Member loan 682975 was requested on February 22, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Williams Lea	Debt-to-income ratio:	23.88%
Length of employment:	1 year	Location:	San Diego, CA

Home town:
Current & past employers:	Williams Lea
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/11 > Hello Everyone. I am hoping you can assist me in becoming dept free with a lower interest rate. I was on a hardship program with Discover card for the last 12 months. The interest rate was 3.9% and I paid well over the monthly minimum and eliminated $1800 off my balance. Unfortunately, they raised my interest rate to over 15%. I am an excellent payer. I never pay a bill late. I pride myself on my credit score (766 Experian). I would love my investors to put their faith and trust in me and let me make you some easy money over the next 2 / 3 years. I welcome any questions you may have. Thank you for taking time to read and consider this request. Borrower added on 02/23/11 > I have some great questions from some investors and 1 question keeps coming up. My credit report will say I have $10K in revolving dept. The other $5K is on a second credit card that is in a permanent hardship program at 6% until paid off. Then I have $600 on an AmEx that is at 3.9% permanent payment program. I am only trying to lower the last dept's interest rate. My goal is to have all paid off within 3 years and be dept free. I currently live on a cash basis for the last 2 years and have been very successful. Please keep the questions coming, anything I can do to help reassure you is my pleasure. Thanks!

A credit bureau reported the following information about this borrower member on February 22, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,428.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain what the "hardship" program was for and if you will verify your income with LC? Also what other debts will you have outstanding, as you are asking for $4000 and it shows you have in excess of $10k in revolving debt.	I put it in hardship to stop the high interest rates. I cut up the card over 1.5 years ago and just have been paying the balance since. I have no problem verifying my income. To be honest, I am not sure how to do this with LC, but I will research it today. Yes, I have one other credit card at $5000 and an American express at $600. The American Express is permanent 3.9% and should be payed off in two months. The other CC is also in a permanent hardship program at 6%. So I only want to lower this last dept to a lower percent as well. My goal is to be dept free in 3 years. :-)
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	1. Purpose of Loan is to pay off Discover. Yes, I will be closing the account down after payoff. I have already cut up the credit card over 1.5 years ago. 2. My boyfriend and I rebuilt our bathroom in a house we owned. Within 4 months, we broke up and he left me with all the debt. I have been paying it since. 3. Senior Graphic Consultant (Love my job!) 4. I have way too much work experience to list here. I am one of those jack of all trades kinda person. I own a freelance business as well as work a day job and kinda a workaholic. Just don't ever seem to get paid high enough to make all my hours work for me financially but this is changing. I just won a huge contract for my freelance business and am hoping to be dept free in 3 years. I live on a cash basis now for the last 2 years. 5. My month expenses are as follows: $200 for Student Loan, $400 for car, $100 INS, $1000 Rent, $80 Utilities, $150 2nd Credit Card, $50 for Auto Fuel, $150 for food, $200 for misc (pet food, etc...) 6. All I have are my pets that I financially support. That's all. 7. I'm single. No one brings in money except me. Let me now if you have any further questions. Thank you for considering this request.
Your revolving credit is 10K, and this loan is 4K. What is the rest 6K for?	I have 5K on a second credit card but it is in a permanent hardship of 6% and the account is not usable while in the program. Then I have $600 on an AmEx but the interest is only 3.9% so I am just trying to get this last dept into a lower interest rate without opening any more credit cards and doing a balance transfer. I prefer a loan as I am trying to become dept free within the next three years and have lived on a cash basis now for 2 years and plan on keeping this plan. I no longer have any credit cards at all in my possession. They have all been cut up. Let me know if you have any other questions. Thank you for considering this request.

Member Payment Dependent Notes Series 683016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683016	$1,200	$1,200	13.06%	1.00%	February 25, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683016. Member loan 683016 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,400 / month
Current employer:	Madame Tussauds	Debt-to-income ratio:	20.00%
Length of employment:	2 years	Location:	los angeles, CA

Home town:
Current & past employers:	Madame Tussauds
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	17
Revolving Credit Balance:	$14,505.00	Public Records On File:	0
Revolving Line Utilization:	68.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 683037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683037	$1,000	$1,000	10.37%	1.00%	February 25, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683037. Member loan 683037 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	n/a	Debt-to-income ratio:	15.48%
Length of employment:	n/a	Location:	Bothell, WA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > I borrowed this loan to have a lower intrest rate and monthly payment on money owed to a Gap Visa card. Borrower added on 02/23/11 > I am refinancing a laptop computer bought with that money.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	26
Revolving Credit Balance:	$5,771.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 683089

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683089	$15,000	$15,000	14.17%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683089. Member loan 683089 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,667 / month
Current employer:	General Dynamics Information Technology	Debt-to-income ratio:	9.17%
Length of employment:	4 years	Location:	Paso Robles, CA

Home town:
Current & past employers:	General Dynamics Information Technology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > I am a Contractor who works with the defense industry and need to pay down debt because it will affect my security clearance. I need my clearance for my job and will be able to pay this loan back faster by doubling my payment amounts. I have no issue with the payment amount and will quickly return this loan amount. Thank you. Borrower added on 02/23/11 > I have had a lot of questions and I appreciate all the inquiries. I am an honest and retired US Army 1SG who hit a hard time with my ex-wife taking advantage of things right before filing for divorce. I managed to clean up a lot of the mess with what I had left after a divorce process that hit me badly. I cannot blame anyone but myself and know that this is my mess to get fixed. I have a great job with General Dynamics and would like to keep it. I have to have my security clearance to keep it and I do not want any garnishment of my wages through the IRS due to a tax bill I have to pay. I am also going to school online and am 5 classes short of my MBA with a concentration in Project Management. I have a 4.0 GPA and will continue to complete my MBA. I have considered a second job, but that would prevent me from being able to finish my classes and would be difficult due to me being a single parent of a 13 year old. I am determined to take care of this and to wipe the slate clean by cleaning this up in a legitimate way versus going through some sort of loan consolidation etc... Thank you for your all of your inquiries and I do appreciate your help.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,842.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, your loan description says you have about $5800 in revolving debt; what will the $15K loan be used for? What are the balances, interest rates and monthly payments on the debt? Thanks.	Thank you for the question. I don't know why it says I have $5800- in revolving debt. I have $10,162 and I have to pay the IRS $4200- for taxes. My balances are: Mastercard- 4,403 minimum payment $114 @ 18.24%; Discover- 3,272 minimum payment of $66- at %18; Dell- 1787 minimum payment $56- @ 19%; Capital one: $700 minimum payment $24 @ 19.17%. I would like to pay all of them off, close them out and have one payment that I can increase to be done with this without being in the endless cycle of monthly payments. I need to be able to pay the IRS in order to avoid any collection through my employer. I know that this is a mess and I will get out of it. My ex-wife (just divorced) got me here and I would like to be able to have a clean slate and I know that the only way I can do that is to be able to keep my job where I need to ensure my security clearance is intact. At the very least, I want to ensure the IRS amount is paid and then I would increase the payments to each of my credit cards in order to pay them off. Thank you, Jim
Please provide a loan description, with all debts listed. Also provide balances, interest rate, and monthly payments.	Good Afternoon- I did do this for another member who asked me this same question. The email I received stated that my reply would be available for other lender members to view. Can you see this info? If you cannot please let me know and I will gladly send the info again. Thank you-
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. The revolving credit balance information we see as investors, is from your TransUnion Report. Not all credit cards and debts are reported to all of the major credit bureaus - hence the question. Thank you in advance.	Good Afternoon- I will pay off all of these: Mastercard BAL: $4,403 APR 18.24% MIN Payment $114- Discover- BAL 3,272 APR 18% MIN $66- Dell- BAL $1787 APR 19% MIN $56- Capital One- BAL $700 APR 19% IRS- $4,200 Total Debt = $14,362 I will pay them off and close the accounts. I had posted another post in response to this same type of question and am hoping that everyone can see them. I have had some unfortunate troubles with my ex-wife (recently divorced) that has put me in this position. I am a retired Army Veteran and I have a job. I will ensure that my responsibilities are taken care of and I am willing to do what I need in the short term in order to ensure that things are better in the long term. Thank you for your consideration.
Are you an employee of General Dynamics or are you a contractor?	Good Evening- I am an employee of General Dynamic who works with the Army Reserves. I am viewed as a contractor by the Army Reserves, but I am a General Dynamics employee. I work on a remote team as the team lead for five other other GDIT employees. Thank you-
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) You mentioned ex-wife got you into this mess, but Is current spouse?, partner?, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 3-yrs? Short term: (number y-e-a-r-s please): 2-3 yrs? 1-2 yrs? < 1-yr? (3) Usually 300 loans listed; today 507 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($12K - $1135K) fixed interest, term limit, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY more expensive debts; partial loan is financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thank you for your interest in helping out. My gross income is just under $120K per year. I would think that I could pay it off in about 18 months and am willing to make whatever sacrafices needed as long as I can maintain the well being of my daughter and my necessary living expenses. I was able to take care of much more with what left after being drained during divorce. I would accept partial with priority of taking care of IRS so I do not end up in some sort of wage garnishment. I am in CA where the cost of living is huge and seeing the prices rise in gas/utilities etc. I was a Cavalry/Armor 1SG in the Army and never had any of these types of issues until my ex-wife decided to go crazy right before filing for divorce. There is no one to blame but myself and now I must do what I must do to get this straight. I have a great job and one that I do not want affected by this. This is something that I must get solved so that I do not have my wages garnished or run into trouble with my security clearance. Thank you for your consideration.

Member Payment Dependent Notes Series 683134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683134	$15,000	$15,000	10.37%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683134. Member loan 683134 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Meyers Development	Debt-to-income ratio:	9.56%
Length of employment:	7 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Meyers Development
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > This is loan is going to be consolidating some debt that I incurred after my divorce. I have excellent credit and I always pay my bills on time. I’m hoping to have this 3 year loan paid off in 1. My job is very stable and pays well.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,541.00	Public Records On File:	0
Revolving Line Utilization:	48.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 683164

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683164	$4,750	$4,750	10.37%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683164. Member loan 683164 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Tufts University	Debt-to-income ratio:	20.04%
Length of employment:	3 years	Location:	Milford, MA

Home town:
Current & past employers:	Tufts University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	35
Revolving Credit Balance:	$4,277.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Isn't Tufts University in "Medford?" What is the nature of your employment at Tufts?	Tufts University is in Medford, MA. I am the equipment manager as well as assistant baseball coach.

Member Payment Dependent Notes Series 683165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683165	$4,200	$4,200	7.29%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683165. Member loan 683165 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,133 / month
Current employer:	Northeastern Illinois University	Debt-to-income ratio:	6.58%
Length of employment:	4 years	Location:	Chicago, IL

Home town:
Current & past employers:	Northeastern Illinois University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,475.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Could you please explain the purpose of this loan? Thanks.	The purpose of this loan is to pay down credit card debt. I have recently found a less expensive place to rent, which will save me nearly $500/month. This, in combination with the loan, is helping me develop a sound financial plan to be debt free within 3 years.
What are the debts and corresponding rates that you are looking to refi? Also will you verify your income with LC?	I am attempting to refi nearly $8k at a rate of 12.43%. I would be happy to verify my income with LC.

Member Payment Dependent Notes Series 683175

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683175	$10,000	$10,000	15.65%	1.00%	March 1, 2011	March 9, 2016	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683175. Member loan 683175 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Freelancers Union	Debt-to-income ratio:	5.93%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Freelancers Union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > For me, college meant scholarships, loans, and ... credit cards. Although my loans are at good government rates, I'm still paying off credit card debt that I picked up 9 years ago plus some I managed to get while moving from Ohio to New York City. Consolidating my debt will help to get me out of debt a full year faster and will allow me to start saving more money now for my retirement. I'm a professional with a good job and a steady work history. With your help I'll be able to stop my wheels from spinning and start paying toward my future.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	78
Revolving Credit Balance:	$2,230.00	Public Records On File:	0
Revolving Line Utilization:	74.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
First of all I would like to say Thank You for choosing Lending Club for your borrowing needs. Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? How will getting this loan help your financial situation (will it lower your monthly payments, lower your current interest rates)? Thank you!!	Thanks for considering my loan! Discover Card; 16.9%; ~$300/ a month; $3110 balance US Bank Visa; 16.4%; ~$300/ a month; $3690 balance US Bank Reserve line; 21.9% ~$200/ a month; $1681 balance Capital One Visa; 20.2%; ~$100/ a month; $834 balance Barclay Card MasterCard; 17.7%; ~$150/ a month; $1428 balance Citibank Card; 14.74; ~$200/ a month; $2608 balance My monthly payments would lower dramatically, as would my total interest rate. I'd like to go with the 60 month loan because that will give me a bit more breathing room at the front of the loan, but it will allow me to pay more when I can without stretching me so thin that I return to credit cards and start the cycle all over again.
Hello. The revolving balance you have listed adds up to approximately $11,000. Your credit report reflects a balance of $2,230.00. Could you please clarify the discrepancy? Have any of these accounts been closed? Thanks and good luck!	Thanks for the question. Much of the credit card debt is in my wife's name. We've been married for over 7 years, so I helped wrack up some of that debt. When answering the questions about income, etc. I only used my income. None of the accounts have been closed. (Though they will be soon, I hope!)

Member Payment Dependent Notes Series 683177

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683177	$7,000	$7,000	11.11%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683177. Member loan 683177 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	chase bank	Debt-to-income ratio:	13.86%
Length of employment:	1 year	Location:	peoria, AZ

Home town:
Current & past employers:	chase bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,909.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you paying off moving expenses that already appear in your $10.9k revolving credit balance?	Type your answer here.I was planning on consoldating some high interst credit cards also. Please let me know if you have any other questions.

Member Payment Dependent Notes Series 683183

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683183	$10,000	$10,000	6.92%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683183. Member loan 683183 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,100 / month
Current employer:	PricewaterhouseCoopers	Debt-to-income ratio:	22.61%
Length of employment:	2 years	Location:	Atlanta, GA

Home town:
Current & past employers:	PricewaterhouseCoopers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > Use of Funds The proceeds of this loan will be used to consolidate higher interest credit card debt into a manageable amount that can be paid off over time. About the Borrower Financially oriented (discovered Lending Club via Mint.com) Goal focused Monthly Budget A monthly budget, as tracked using personal metrics and independent sources (Mint.com) has been compiled, with allowances for unplanned events. Employment Employed within a Big Four Accounting Firm as a second year associate. The work within our market is based on compliance, which tends to be cyclical in nature. Within the annual review process, I have consistently received good ratings and expect to be employed with the current firm through the conclusion of the 2014 Fiscal Year.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,533.00	Public Records On File:	0
Revolving Line Utilization:	49.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 683184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683184	$35,000	$35,000	16.02%	1.00%	February 28, 2011	March 9, 2016	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683184. Member loan 683184 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Las Vegas Metropolitain Police Dept	Debt-to-income ratio:	13.62%
Length of employment:	10+ years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Las Vegas Metropolitain Police Dept
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > This loan is going to be used to cosolidated credit cards bills and lower my monthly payments.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,126.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 507 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($28K - $32K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY more expensive debts; partial loan is financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am a police officer with the same department for 13 years.
First of all I would like to say Thank You for choosing Lending Club for your borrowing needs. Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? How will getting this loan help your financial situation (will it lower your monthly payments, lower your current interest rates)? Thank you!!	This loan will lower my monthly payments by consolidating my credit cards into one payment.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Bank of America UPromise Mastercard $26,000 $700/m Bank of America Business Visa $6900 $350/m Babies R Us Visa $800 $120/m Amazon Visa $450 $25/m All to be paid off with the consolidation loan.
Received reply. You're asking $35,000 maximum loan from individual lenders $ assets. Lenders ask you questions but you routinely provide half way or NO answers. I asked you 4 legitimate questions; you answered 1 question- police officer for 13-years. You omitted answering these questions: (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 507 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($28K - $32K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY more expensive debts; partial loan is financially favorable alternative option.) You want $ to help you then answer questions asked. Lender 505570 U S Marine Cortps Retired	Sorry about that I didnt see the other questions. I didnt include my wife's income on there. The household's annual gross income is $225,000. We are going to try and pay it off within 2-3 years but definatey within the 5 year time frame. We would accept partial but would like to consolidate the bills into one.
I have the following question that will make me comfortable in terms of investing in your loan. Can you provide your mortgage remaining principal and the value of your home (please use zillow.com to determine). Thanks Pepe.	Our mortgage is approximately 140,000 and the value is approximately 150,000
You omitted interest rate from your prior answer. Therefore pls reanswwe in following format so I can fund your loan: Please provide, for EACH debt you plan to pay off with this LC loan, the Creditor [eg, Chase], the Amount [eg, $10,500], IMPORTANTLY the Rate [eg, 9.99%], the min. mo payment [eg, $150]. Please be complete, please be specific as to EACH one.	Bank of America UPromise Mastercard $26,000 $700/m 18.9 Bank of America Business Visa $6900 $350/m 19.9 Babies R Us Visa $800 $120/m 14.9 Amazon Visa $450 $25/m 9.9

Member Payment Dependent Notes Series 683201

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683201	$12,000	$12,000	5.79%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683201. Member loan 683201 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,125 / month
Current employer:	walgreens	Debt-to-income ratio:	7.62%
Length of employment:	10+ years	Location:	fort myers , FL

Home town:
Current & past employers:	walgreens
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/26/11 > I am using the money to pay off a high interest credit card (23.24%) which i used to get an on line business that i am still working on.I want to use the rest of the money to fix up my condo by replacing the windows with energy efficient ones and replacing the wood floors with tile.I pay my bills on time all the time.I have been on my job since april 1996 and my monthly bills are less than 50% of my take home pay.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,435.00	Public Records On File:	0
Revolving Line Utilization:	11.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	Thanks for asking,I invested in an on line business using my discover card at a 23.24% interest rate.I want to pay that off and use the rest of the funds to fix up my condo.I also have my slate card that i am going to pay off with my own funds.I want to replace the old windows with energy efficient ones and replace the wood flooring with tile.Hopefully That helps,Thanks Steve
What are the debts and their corresponind interest rates that you are ttrying to refinance?	Thanks for asking,I invested in an on line business using my discover card that has a 23.24% interest rate.I would like to use the funds to pay that off and use the rest to fix up my condo.I want to put energy efficient windows and replace the wood floors with tile.The slate card i have will be paid with my funds.Thanks Steve
Hi, would you please provide a list of what cards you currently owe on, how much is owed and their APR% thanks	Sure i owe $6200.00 on my discover card at 23.24% interest rate which i would like to pay off.I would like to use the rest to buy energy efficient windows and replace the wood floors with tile in my condo.I also owe $3100.00 but will pay with my funds.Thanks Steve
what is the mortgage balance and what is the value of your home (use zillow.com)? THx Pepe	I owe $35,000 on the condo, two years ago they were selling at $150,000 now asking $59,900 and getting $50,000 + Thanks for asking,Steve

Member Payment Dependent Notes Series 683227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683227	$5,650	$5,650	7.66%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683227. Member loan 683227 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,100 / month
Current employer:	The Coca-Cola Company	Debt-to-income ratio:	16.49%
Length of employment:	1 year	Location:	Lithia Springs, GA

Home town:
Current & past employers:	The Coca-Cola Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > I have a budget set to pay off credit cards, and want to save some money on interest. I have never had any accounts in default, and make my payments on time. I bring home ~$1000 more a month than my budgeted living expenses. Borrower added on 02/24/11 > Credit Card Balances and interest rates: Capitalone: $154/17.8% Chase:$1895/11.99% American Express: $7821/17.24% This loan will be used in combination with my tax return to pay off the American Express card. I will have the Chase and Capitalone payed off in 2 months. I have a mortgage of $1440 and 2 car payments of $283 and $294 The income listed ($5100/month) is my household net income. We have a gross monthly income of $7000. Let me know if you need anymore information.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,863.00	Public Records On File:	0
Revolving Line Utilization:	75.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 683236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683236	$35,000	$35,000	17.14%	1.00%	February 28, 2011	March 9, 2016	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683236. Member loan 683236 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Crane Energy Flow Solutions	Debt-to-income ratio:	15.19%
Length of employment:	10+ years	Location:	St. Peters, MO

Home town:
Current & past employers:	Crane Energy Flow Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > CREDIT CARD DEDT FOR DAUGHTERS WEDDING

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1984	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	10
Revolving Credit Balance:	$40,169.00	Public Records On File:	0
Revolving Line Utilization:	63.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
First of all I would like to say Thank You for choosing Lending Club for your borrowing needs. Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? How will getting this loan help your financial situation (will it lower your monthly payments, lower your current interest rates)? Thank you!!	Credit cards Citi Bank 10,000.00 Payment 250.00 to 300.00 per month US bank 14,000.00 Payment 250.00 to 300.00 per month American Express 10,000.00 250.00 to 300.00 per month It will lower the interest and also I would like to just make 1 payment instead of 3 payments. It's much easier. I have set my goals to have everything paid for in 5 years or less. I will also if I get this loan be sending extra money on some payments to pay the loan down faster. I hope this won't be a problem. Thank you for your time and I hope we can do business. I look forward to getting this done soon. Just to let you know My wife and I make around 110K a year. We don't save money I invest it every month. 480.00 a month for my retirement.

Member Payment Dependent Notes Series 683251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683251	$15,000	$15,000	13.06%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683251. Member loan 683251 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Bella's Italian Cafe	Debt-to-income ratio:	22.69%
Length of employment:	10+ years	Location:	tampa, FL

Home town:
Current & past employers:	Bella's Italian Cafe
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > This loan is to purchase the house and property directly adjacent to my homesteaded property (where I presently reside). I want to make a double lot and live in the next home while I have a 2 year lease with roommates that live in the present house. This way I can pay off the house at a greater pace without financial strain. The long run purpose for this action is to have a secondary home for my aging mother to live in after retirement. The house next door is on the market right now, and will be open to investors in a few days. The faster this loan goes through, the better chance I have of closing, so please hurry if possible. I plan to offer $10,000 cash (the asking price is $14,900), with the remaining funds for improvements before moving in. I have owned my present home for almost 5 years without a single late payment. I will not be moving for at least 8-10 years, so have an invested interest in both properties and the neighborhood. I pay all bills on time, and try not to over extend. I presently have approx. $1,500 in household/credit/loan bills per month with an income of $3,000 a month + $1,000 from rent = $4,000 total approx. income per month. This should pose no problems in paying the new loan on time. II been at my present job for 10 years, and do not plan on leaving any time soon. I am one of a small core staff in a larger establishment that is in absolutely no danger of going under or being fired. Job security is strong. Borrower added on 02/24/11 > This loan will be paid quickly and efficiently. Borrower added on 02/26/11 > Just wanted to add that we have upped the offer to $13,000 b/c there are two other offers on the table, and I want to put my best foot forward. I am delighted to see the percentage of loan funded and look VERY eagerly towards 100% funding. Thank you in advance.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	73
Revolving Credit Balance:	$21,016.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello borrower, I am very interested in financing your loan. However can you answer these questions: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years please?) (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. More advantageous to accept a 85, 90, 95 percent partially funded loan because after making 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) (5) Do you currently own or rent your home? If you own and have a mortgage, what is the total balance of the mortgage loans and any HELOC you owe on your home? (6) Also, what is the current market value of your home if you have own or have a mortgage? (use zillow.com if unsure) (7) Can you verify your income with lending club? I want to fund your loan but verifying your income is important. Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Answering ALL these questions is a vital part of me funding your loan as I am emailed back when you answer these questions and I am able to keep track of individuals who take an active approach to getting his/her loan funded. Thanks	Thank you for your interest in my loan. I have submitted this once and was told I was giving away "personal information" so have tried to strip it down to the bare essentials. I appreciate the opportunity to further explain my reasons for and behind this loan. So, without further ado; 1) I work in a restaurant that has been operational for 25 years and has a massive following. Because of this there is NO chance that the economic downswing will force closure. My position is Head Waitstaff/ Manager for almost 10 years. 2) My partners' income was not included in my reported income. He is in school right now and works part-time. His Gross income per week is around $225, bringing our monthly income to $5,000. Our W-2's combined indicate approx. $60,000 Gross income. As you can see there is enough income. 3) Ideally I would like to pay off this loan in 2 years, however, owning two historic homes tends to throw many wrenches in the works. Realistically I will pay off the loan in 2 years 4-6 months. I own a 1917 farm-style with a lovely back yard, and the home l want to purchase next door needs some work in and out. 4) I wasn't aware there were so many loans right now.. that time of year?? If I am able to secure 60% or more funding I will accept the loan. I have accounts with money in them I am attempting to save for a rainy day, but if it means keeping the loan, I will tap into them. I was also not aware that I can re-list in 6 month for the remainder with on-time payments. I abhor paying anything late, and am not worried about this in the slightest. 5) I have owned (with mortgage) my home for 5 years now with no late payments. I bought for $101,000 with $7,000 of that for rehabbing, right before the bubble burst. I was careful not to overspend, and got a 30 yr fixed loan, so will never be in a forclosure situation. I have no lines of credit against the house. The value of my home took a hit, as did the whole neighborhood, which is why I am coming here for a loan. 6) My Ad Velorem indicates a value of just over $25,000. I will look it up on Zillow.com if you would like. Now the city obviously under values the house, and does not take into consideration the many improvements we have done to the property. The house next door is going for a great deal.. two lots are always better than one! I plan on living here for many years to come, so this is a long-term investment for me. I did not know I could verify my income with LendingClub - which (I agree) would absolutely increase the interest in my loan. I will be contacting them first thing Monday morning. They should make that part of the verification process while they verify your e-mail and accounts... I hope this has explained more of my situation, and that you will be comfortable funding this loan. If you have ANY more inquiries, do not hesitate to ask. I look forward to making you money at you're earliest convenience. Thanks for the interest.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I just wrote an extensive answer to member_852573, which covers both those questions and much more..when that posts your question should be answered. I you need anything further, just ask.
Thank you for putting together such a good description	It was a pleasure. Thank you for believing in me enough to invest in my endeavors.

Member Payment Dependent Notes Series 683311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683311	$7,200	$7,200	7.66%	1.00%	March 1, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683311. Member loan 683311 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	PECI	Debt-to-income ratio:	14.26%
Length of employment:	2 years	Location:	Portland, OR

Home town:
Current & past employers:	PECI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > I'm a marketing specialist at an environmental consulting firm, PECI, in Portland, Oregon. The company has been steadily growing from a little over a hundred employees to almost three hundred over the time I've been employed and is definitely not at risk despite the economy. I've been working at PECI for over two years and need the loan to consolidate my credit card debt I accumulated over my college years at the University of Oregon. I'm 25 years old and looking forward to being debt free! I'm also in line for a promotion at work, which will enable to me to make my payments in a timely manner.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,930.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 683337

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683337	$5,000	$5,000	5.79%	1.00%	February 25, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683337. Member loan 683337 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Smyth County Mutual Ins.	Debt-to-income ratio:	10.08%
Length of employment:	10+ years	Location:	Marion, VA

Home town:
Current & past employers:	Smyth County Mutual Ins.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > The funds will be used to consolidate a few credit card bills that we have. I have worked for the same company for 17 years. We have mortgage debt but do not owe for any vehicles. I did co-sign for a vehicle for my mother.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$566.00	Public Records On File:	0
Revolving Line Utilization:	2.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the credit cards and their corresponding interest rates that you plan on refinancing? Also will you verify your income with LC?	I have one credit card that has a 14.9% rate and then two small amounts on store cards that have around 21% interest. I will verify my income if necessary.

Member Payment Dependent Notes Series 683478

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683478	$2,200	$2,200	15.65%	1.00%	February 25, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683478. Member loan 683478 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Self Employed	Debt-to-income ratio:	2.40%
Length of employment:	5 years	Location:	NEW CASTLE, DE

Home town:
Current & past employers:	Self Employed
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,925.00	Public Records On File:	0
Revolving Line Utilization:	98.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 683494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683494	$3,000	$3,000	10.37%	1.00%	March 1, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683494. Member loan 683494 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Voiplink	Debt-to-income ratio:	4.68%
Length of employment:	3 years	Location:	San Diego, CA

Home town:
Current & past employers:	Voiplink
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,755.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
-What is Voiplink and what do you do there? -What is the purpose of the loan? Thanks.	Voiplink sells VOIP phones and equipment. I work part time at Voiplink doing network administration and technical support. The purpose of the loan is to expand a business that I started.

Member Payment Dependent Notes Series 683509

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683509	$12,000	$12,000	10.74%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683509. Member loan 683509 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Imperial Marketing Concepts	Debt-to-income ratio:	16.16%
Length of employment:	< 1 year	Location:	Chicago, IL

Home town:
Current & past employers:	Imperial Marketing Concepts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > -Seeking a consolidation loan for 3 debts totalling $1141.83 and current monthly minimum payments of $564.85. -All of the cards are at a 29.99% interest rate. -Have never missed a payment or been late. -714 credit score.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,009.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 683567

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683567	$8,000	$8,000	5.42%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683567. Member loan 683567 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Computer Generated Solutions, Inc.	Debt-to-income ratio:	7.66%
Length of employment:	5 years	Location:	Safety Harbor, FL

Home town:
Current & past employers:	Computer Generated Solutions, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,608.00	Public Records On File:	0
Revolving Line Utilization:	18.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	Hello, I will be consolidating a Visa card and then canceling that card since there will be no more need to keep it. Thanks!
What are the loans and their corresponding interest rates that you are planning on consolidating? Also will you verify your income the with LC?	I will be consolidating a Visa card and then canceling it. The card had an initial introductory rate of 0% for 6 months, now it will climb to over 12% so there will be no need to use that. Thanks!

Member Payment Dependent Notes Series 683572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683572	$11,625	$11,625	10.00%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683572. Member loan 683572 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Rockwell Collins	Debt-to-income ratio:	13.09%
Length of employment:	4 years	Location:	West Linn, OR

Home town:
Current & past employers:	Rockwell Collins
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > this is to pay off my high interest credit card

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	2
Revolving Credit Balance:	$14,480.00	Public Records On File:	0
Revolving Line Utilization:	34.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 683587

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683587	$8,800	$8,800	14.91%	1.00%	February 28, 2011	March 9, 2016	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683587. Member loan 683587 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,193 / month
Current employer:	PepsiCo	Debt-to-income ratio:	19.11%
Length of employment:	4 years	Location:	Shorewood, IL

Home town:
Current & past employers:	PepsiCo
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	8
Revolving Credit Balance:	$79,747.00	Public Records On File:	0
Revolving Line Utilization:	28.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the $79K of revolving debt.	65k is a 2nd mortgage used for a remodel. Trying to consolidate to payoff remaining balances.
First of all I would like to say Thank You for choosing Lending Club for your borrowing needs. Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? How will getting this loan help your financial situation (will it lower your monthly payments, lower your current interest rates)? Thank you!!	The total balance of the debts that I am working to pay off is approximately $8,600 with a monthly payment of about $285. This loan has a finite re-payment schedule that will allow me to eliminate the debit not just reduce it.

Member Payment Dependent Notes Series 683595

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683595	$12,000	$12,000	7.29%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683595. Member loan 683595 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	the venetian hotel & casino	Debt-to-income ratio:	21.41%
Length of employment:	1 year	Location:	las vegas, NV

Home town:
Current & past employers:	the venetian hotel & casino
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > Most of the money is going for a down payment for a house. Some of it will go into cars that I buy from auctions and then sell for a small profit. I buy low and sell low with the cars. Nothing is worse than leaving a bad taste in someone else's mouth.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,028.00	Public Records On File:	0
Revolving Line Utilization:	10.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 683627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683627	$8,900	$8,900	10.37%	1.00%	February 28, 2011	March 9, 2016	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683627. Member loan 683627 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Georgia Pacific	Debt-to-income ratio:	9.54%
Length of employment:	10+ years	Location:	Pine Grove, LA

Home town:
Current & past employers:	Georgia Pacific
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > Would like to pay off high interest rate credit cards.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,313.00	Public Records On File:	0
Revolving Line Utilization:	50.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your debts one by one, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? What is your job and how stable is it? Thanks.	Card 1-$4,032.53-25% Card 2-$1,970.30-21% Card 3-$2,542.32-25%
What are the monthly payments on the debts you listed? Also, please answer my other two questions about where the debt is from and about your job.	Sears, Home Depot, Lowes. It totaled out to be 243 a month. Also Lending Club has a statement to not give specific details because of identity theaft etc. So I appologise if this inconvenienced you in any way.

Member Payment Dependent Notes Series 683634

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683634	$5,275	$5,275	13.80%	1.00%	February 28, 2011	March 9, 2016	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683634. Member loan 683634 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	toyota of hackensack	Debt-to-income ratio:	9.99%
Length of employment:	1 year	Location:	elizabeth , NJ

Home town:
Current & past employers:	toyota of hackensack
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > I own a two family house I need to to pave the drive way which is destroyed after this crazy winter. Aslo doing the sidewalk in front of house, as well as all the windows on the first floor which are in horrible shape.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	67
Revolving Credit Balance:	$19,154.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at toyota of hackensack and where did you work prior to that?	Sales, I have always been in sales. One form or another. Thank you
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Only mine, combined it ranges from 10 to 12K.
It shows you have 19k in revolving credit debt. Is that accurate? Is the 7500/month income listed only your income or is that a combined income?	combined it ranges from 10K to 12K.

Member Payment Dependent Notes Series 683648

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683648	$3,000	$3,000	10.37%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683648. Member loan 683648 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Amazon.com	Debt-to-income ratio:	20.71%
Length of employment:	< 1 year	Location:	Seattle, WA

Home town:
Current & past employers:	Amazon.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > I'm a young professional who has committed to paying down his credit cards fully each month and only using them for small transactions. I've got a great history paying off good debt (40K in student loans being paid off and NEVER a late payment) and want to help use my credit cards to build up my credit score. Please help! Thanks! Borrower added on 02/23/11 > I'm a young professional who has committed to starting good credit card use habits. I have a great history with good debt (40K in student loans being paid off and NEVER a late payment) and want to use my credit cards to build my credit score as well.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,468.00	Public Records On File:	0
Revolving Line Utilization:	74.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are 16 Open Credit lines?	Almost entirely student loans, which have been consolidated and are being paid off at a steady pace. I have only three credit cards: two from Bank of America and another from LensCrafters (open, but no balance currently). The BoA loans are the lines that I am trying to pay down with this refinancing. Thanks!

Member Payment Dependent Notes Series 683656

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683656	$7,200	$7,200	14.17%	1.00%	February 28, 2011	March 11, 2014	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683656. Member loan 683656 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,636 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	12.25%
Length of employment:	10+ years	Location:	NEW MARKET, AL

Home town:
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 25, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	20
Revolving Credit Balance:	$2,391.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What caused the delinquency 20 months ago? What is being done different to avoid future delinquencies?	Could you be a little more specific with your question please. Thank You.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$91,702.52 is the current balance on my mortgage, I do not have any HELOC's and my estimated MV based on zillow.com is $117,400. Thank You, for the question.
What exactly is the loan for? How quickly do you anticipate paying off this loan?	It is a home remodeling loan. Roof, siding, and some interior painting. And the term is for 3yrs.

Member Payment Dependent Notes Series 683681

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683681	$5,600	$5,600	10.37%	1.00%	February 28, 2011	March 10, 2016	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683681. Member loan 683681 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,956 / month
Current employer:	Drucker and Falk	Debt-to-income ratio:	15.57%
Length of employment:	2 years	Location:	Richmond, VA

Home town:
Current & past employers:	Drucker and Falk
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > Hello and thanks for helping fund my loan request, I plan to use this loan to both purchace a gas saving car and pay off some bills, This will put me back in a very strong financial position. I have an excelent credit score and will continue to maintain it. My monthly budget has been put under a great strain due to having to purchace a lot of fuel for my only means of transportation, a 12mpg truck. With a gas saving car to drive and the reduction of other bills I am curently paying off my monthly budget will move a long way toward the good. I plan on using my monthly savings to more quickly pay off my last two larger credit card accounts. My position with my employer is that of a maintenance supervisor. I am also first in line for a promotion to be a regional maintenance coordinator, My empolyer is extreamly stable and secure in it's field of multifamily realestate management.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,372.00	Public Records On File:	0
Revolving Line Utilization:	75.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi I am interested in funding part of your loan. Please be as specific as you can in answering the following questions so I can get comfortable with your ability to pay the loan off. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? HOME OWNERSHIP As well, IF you own a house what is : The value right now (use Zillow if needed) What is your mortgage amount, interest rate, and monthly payment? Is there a line of credit attached as well and if so what is its balance and rate? If you rent what is your rent? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	Hello Mr Moreno, I have a couple of major cards, capital one and household bank, I owe 5600.00 on the cap one card at 8%apr and about 1000.00 on my house hold bank card at about 11%apr. The cap one card was used for large auto repairs and fuel purchaces. The household bank card was used to help out my son and daughter in their times of need. I own my own home but it is mortgaged. The house value is aprox 150,000 with a 146,000 mortgage at 5% with a monthly payment of 1010.00. Take into conciteration that my property tax, house, and mortgage insurance are part of that 1010.00. There is no line of credit attached to the mortgage. My household monthly income is aproximatly 4400.00 with a monthly outflow of 3400.00. With this loan I would be able to purchace a gas saving car and pay off my smaller monthly bills bringing my monthly outflow down to 2600.00.

Member Payment Dependent Notes Series 683688

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683688	$24,000	$24,000	18.62%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683688. Member loan 683688 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Muscogee County School District	Debt-to-income ratio:	20.08%
Length of employment:	10+ years	Location:	Columbus, GA

Home town:
Current & past employers:	Muscogee County School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > I am a current Lending Club member. Loan will pay off existing loan(50% paid off never late on my $669 payment) and the remainder with the money I have saved will pay off the credit cards.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1976	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	73
Revolving Credit Balance:	$37,592.00	Public Records On File:	0
Revolving Line Utilization:	71.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Type your question here.Could you please list the ID # of your current/prior LC Loan. I would like to figure out how much I have already invested with you.	431302
What is your previous Lending Club loan ID#? Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? What is your job and how stable is it? Thanks.	Lendingclub 431302 $11000 669 mon discover $10000 350 mon chase $10000 250mon These are the ones I will pay off. I will have to check on the interest rates. CBT low interest card $3000 I will continue to work on paying off. I am a retired teacher and a full time teacher. Retirement is for life and job is very stable. I've been teaching non stop for 35 years. Much of the debt was for home improvement and repairs to the house I inherited from mother I am getting ready to sell this summer. Selling this house will make my finances much better.
Please verify your income with Lending Club (support@lendingclub.com) and I will be happy to help fund your loan! Thanks!	Iam faxing today. Thanks. Type your answer here.
Retired teacher, Welcome back to Lending Club. I'm interested to help finance your loan. My questions are: (1) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 3-yrs? Short term: (number y-e-a-r-s please): 2-3 yrs? 1-2 yrs? < 1-yr? (3) Usually 300 loans listed; today 507 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($19K - $22K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY more expensive debts; partial loan is financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here. No spouse. Income: retirement $3659 mon. teacher salary $5169 mon I will have the loan paid in full in 2 yrs. max I appreciate your suggestions. I will definitely consider less than 100% funding.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have two mortgages. My home has a current market value of $175,000 and I owe approx. $138,000. I own a rental house that has a current market value of $95,000 and I owe approx. $63,000. I do not have an equity loan on either house.

Member Payment Dependent Notes Series 683723

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683723	$14,500	$14,500	13.06%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683723. Member loan 683723 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,833 / month
Current employer:	Freescale Semiconductor	Debt-to-income ratio:	8.59%
Length of employment:	10+ years	Location:	Cedar Park , TX

Home town:
Current & past employers:	Freescale Semiconductor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > Thanks everyone for looking. I'm getting similar questions from multiple potential lenders so I wanted to add more information. 1. I have no mortgage. The deed to my home is part of a living trust as of November 2010. 2. I have been with my current employor for over 10 years and my position is very stable. 3. My gross salary is as indicated. At the suggestion of a potential lender, I am working with the support team to verify that. 4. The debt is left over from a time when I was on a medical leave of absence, maintaining 2 homes so that I could receive treatment in another town. The interest rates on my cards are high so it just seems like I will never get them paid down. 5. I do intend to close the accounts once they are paid off and become a cash only consumer. Isn't that what Clarke Howard suggests anyway? :) 6. I have a well-maintained, low mileage vehicle which is paid for and I love so there is no intent to go in to further debt with a car loan. 7. I do intend to pay this loan off earlier by applying any "found" funds (raises, unexpected windfalls, etc) to the debt. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	37
Revolving Credit Balance:	$14,495.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? What is your job and how stable is it? Thanks.	Hi, The amounts are below: Credit card 1, $4100, 25% Credit card 2, $9500, 19% The debt is from living expenses incurred during an extended illness and medical bills from that treatment. I've been with my current company for over 10 years.
Please comment on your delinquency 37 months ago. Thank you.	While I was going through extended medical treatment, I was on a medical leave of absence with no income. As a result, I had delinquencies. Even though I worked with the creditor, it was still late...I was making payments, but not the full minimum.
Thanks for your answers and I'm sorry to hear about your earlier medical troubles. What are the monthly payments on the debts you listed? Are medical payments ongoing?	Medical bills are paid, home mortgage is paid...only have credit card debt to get rid of. The monthly minimum total is currently $425, but the interest rates are so high I feel like I'm not making any progress.
Hello borrower, I am very interested in financing your loan. However can you answer these questions: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years please?) (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. More advantageous to accept a 85, 90, 95 percent partially funded loan because after making 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) (5) Do you currently own or rent your home? If you own and have a mortgage, what is the total balance of the mortgage loans and any HELOC you owe on your home? (6) Also, what is the current market value of your home if you have own or have a mortgage? (use zillow.com if unsure) (7) Can you verify your income with lending club? I want to fund your loan but verifying your income is important. Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	Hi, I'm happy to answer some of your questions. My household gross income is as indicated on the request. I do hope to be able to pay off the loan before the 3 years but can't say for sure how long...my intent is to use any extra cash I may get over the next years to supplement the normal payment. I will accept partial funding. Thank you for the note regarding the unfunded amount. There is no mortgage on my home. Regarding the employment verification, I'll look in to that. Again, thank you for the information. I wasn't aware.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Hi, I just added more details to my loan request which I think will answer these questions for you. I was noticing similar questions from others and thought it would be easier to add it to the loan description.
Can you verify your income with lending club? It would be much appreciated	Hi, Yes. I sent an email to support requesting to proactively do this...

Member Payment Dependent Notes Series 683866

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683866	$4,000	$4,000	11.11%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683866. Member loan 683866 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	Global Green Insurance Agency	Debt-to-income ratio:	21.36%
Length of employment:	1 year	Location:	Columbia, MO

Home town:
Current & past employers:	Global Green Insurance Agency
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > I need a better interest rate on a 5000 credit card balance that currently has a super high interest rate. Borrower added on 02/25/11 > I wanted to add that the current rate on the card I am attempting to refinance is 29.99 percent due to missing one payment when I was unemployed due to my job being cut from the company. I maintain those payments each month and pay more towards the balance. Unfortunately the CC company refused to work with me to lower the interest rate so I came to LendingClub for help.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	16	Months Since Last Delinquency:	15
Revolving Credit Balance:	$783.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 683909

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683909	$2,500	$2,500	10.37%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683909. Member loan 683909 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Advanced Technology Services	Debt-to-income ratio:	22.74%
Length of employment:	< 1 year	Location:	Peoria, IL

Home town:
Current & past employers:	Advanced Technology Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > i have been paying more then minimum payments on my debts and I pay them before they're due. I have 1,000 dollars in savings for emergencies or unforseen expenses.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	17
Revolving Credit Balance:	$9,782.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please comment on your delinquency 17 months ago and what you do for work. Thank you.	I had just graduated college and had no income. Since then i've got things under control again and make more the minimum payments on the card that I did go delinquent on. I currently work as a maintenance tech at Catipillar
Make, model and year of bike? Thanks	99 honda magna 750

Member Payment Dependent Notes Series 683963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683963	$5,000	$5,000	5.42%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683963. Member loan 683963 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,833 / month
Current employer:	W. H. Reaves & Co	Debt-to-income ratio:	0.16%
Length of employment:	6 years	Location:	New York, NY

Home town:
Current & past employers:	W. H. Reaves & Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > The money from this loan will be used to invest in higher interest loans on Lending Club. I am taking advantage of my high credit score to qualify for a low interest rate loan that I can then use to invest in higher yielding notes. I have successful experience investing in high yielding loans on Lending Club and believe that I will be able to earn a higher rate than what I'm being charged. Thus, the investments should pay my interest and principal with plenty left over each month. If the loans I invest in default, I currently have the full amount of the loan in a savings account so the risk to the investor in this loan is minimal. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$770.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of savings account do you have the funds in that pays you a higher interest rate than the one that you'll be charged for this loan? If the savings account pays less, what is your reason for not using your own funds to invest in higher interest loan on Lending Club?	The savings account is a standard savings account. The interest it pays is less than 1%. I actually am investing my own money in Lending Club as well. I'm targeting a capital structure if you will of 50% debt and 50% equity - so, I'll take the $5000 from this loan and add in $5000 of my own cash to look for investments. The money in the savings account is separate from the money I'm investing in Lending Club. The way I'm looking at the money in the savings account is in the same way a bank looks at reserves. I'm keeping the money on hand in case of defaults so that I can pay off my loan. Realistically, at most I probably only need to keep reserves of 10% or so of the loan value. This is the first time I'm taking on debt to invest so in this case I just wanted to be fully reserved. That, and the money in the savings account is liquid. I don't have to worry about needing to sell off loans and potentially bad prices if for some reason I have to pay this debt off immediately. I fully plan on keeping this loan for the full period - the liquidity is nice to have regardless.

Member Payment Dependent Notes Series 683977

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683977	$11,000	$11,000	10.74%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683977. Member loan 683977 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	14.92%
Length of employment:	8 years	Location:	delaware, OH

Home town:
Current & past employers:	JPMorgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > plan to pay off large portion of loan quickly after retiring several higher interest debts currently costing monthly more than 36 month payment rate - have large stock collateral which clears vesting hurdle in 08/2011 - 112k salary plus over 20k+ bonus (27k and 26k last 2 years)

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	66
Revolving Credit Balance:	$7,560.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is your job and how stable is it? Thanks.	credit card 1, $3500, 18%, $100/mo credit card 2, $1400, 19%, $40/mo credit card 3, $4000, 24%, $120/mo home imp card, $2000, 28%, $80/mo will be using this loan to pay off all of these computer engineer for huge bank, lead for my group, here 9 years, exceeds expecations rating - bank and job very stable

Member Payment Dependent Notes Series 683989

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
683989	$8,000	$8,000	7.29%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 683989. Member loan 683989 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,733 / month
Current employer:	WFHA	Debt-to-income ratio:	27.18%
Length of employment:	3 years	Location:	wichita falls, TX

Home town:
Current & past employers:	WFHA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,918.00	Public Records On File:	0
Revolving Line Utilization:	21.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debt will you consolidate with this loan? Thank you.	Type your answer here. I have a existing Lending Club loan and I'm wanting to lower my interest rate and monthly payment. The new loan would lower my payment $57 per month.

Member Payment Dependent Notes Series 684004

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684004	$7,200	$7,200	14.54%	1.00%	February 28, 2011	March 9, 2014	March 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684004. Member loan 684004 was requested on February 23, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Liberty Travel	Debt-to-income ratio:	16.64%
Length of employment:	4 years	Location:	Chestnut Ridge, NY

Home town:
Current & past employers:	Liberty Travel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/11 > I am currently looking eliminate my auto loan. I am getting married in October and want to reduce my expenses. My auto loan balance is at 11500.00 and I have a soft offer to sell my vehicle at 6000.00. I plan to use this personal loan to cover the balance and use additional funds for any emergency expenses that may arise with my wedding. Borrower added on 02/23/11 > I have been with my current company approaching 4 years. I have been slowly climbing the corporate ladder and have been promoted twice most recently January 2011. My monthly budget includes: Rent: 950.00 ( actually 475.00, as I split with my fiancee) Auto Loan: 353.95 ( As mentioned I plan to sell my vehicle and plan to use personal loan to pay off loan balance) Insurance: Renters: 35.00 Auto: 129.00 Utilities: 180.00 ( Cable, Electric,Gas) Mobile: 80.00 Borrower added on 02/23/11 > As I have had impaired credit as a youth, I have taken the proper steps in managing all debt. I am current with all creditors and paid all outstanding debt. I have taken steps to reduce expenses as shown with a breakdown of my monthly budget. Other than my rent, my auto loan is my only major expense.

A credit bureau reported the following information about this borrower member on February 23, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	74
Revolving Credit Balance:	$4,486.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your credit card loans: who you owe, current balance, interest rate? DO you have any other loans apart from CC loans and car loan? Whats your fiancee income and what does he do for living	I currently owe Capital One $3500.00. These charges are wedding related expenses. (i.e. invitations, engagement party, save the dates) My interest rate is 13.9%. MasterCard: $ 480.00/ rate:11% I do have student loans in deferment as I am completing my Bachelors degree in Business Management. My deferred balance is 33K. Once the wedding hype dies down I am going work out a payment plan with my lender to reduce principle while in deferment. This will help chip away at my balance as my loans enter repayment status 6 months after graduation. My estimated graduation date is Winter 2012. My fiancee is a medical office manager with a Prosthetic and Orthotic company. Her net monthly income is $3100.00

Member Payment Dependent Notes Series 684141

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684141	$5,200	$5,200	7.29%	1.00%	February 28, 2011	March 11, 2014	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684141. Member loan 684141 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,016 / month
Current employer:	ORIGIO Humagen Pipets	Debt-to-income ratio:	18.68%
Length of employment:	6 years	Location:	Charlottesville, VA

Home town:
Current & past employers:	ORIGIO Humagen Pipets
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > To help pay taxes for 2010 federal return. Simply need the money before April 15th and can easily make the 3 year payment plan. I will most likely pay the loan off in full before 3 years because I simply don't want it hanging over me.

A credit bureau reported the following information about this borrower member on February 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,036.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 684154

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684154	$3,000	$3,000	9.63%	1.00%	February 28, 2011	March 10, 2016	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684154. Member loan 684154 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	n/a	Debt-to-income ratio:	27.43%
Length of employment:	< 1 year	Location:	San Antonio, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > My credit score is 760, I'm 29 years old and have never been delinquent on any payment; I live rent-free and except for student loans, I owe no other money.

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$818.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 684223

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684223	$5,000	$5,000	11.11%	1.00%	February 28, 2011	March 10, 2016	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684223. Member loan 684223 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Suburban Sanitation	Debt-to-income ratio:	25.53%
Length of employment:	10+ years	Location:	Morgantown, WV

Home town:
Current & past employers:	Suburban Sanitation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > I am requesting this loan in order to purchase a reliable used car for my wife. I purchased my current SUV new (bank financed) and paid it off about two years ago. I see Lending Club as a great alternative to conventional financing. I like the overall concept of the Lending Club. I would much rather pay interest to private investors than pay it to a large corporation. Borrower added on 02/25/11 > I am requesting this loan in order to buy a reliable used car for my wife. I purchased my current car,an SUV, new (bank financed), and have since paid it off. I see Lending Club as a great alternative to conventional bank financing. I would much rather pay interest to private investors, as opposed to large corporations.

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,449.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome borrower; I'm interested to help finance your loan. My THREE questions are: ONE: What is your position (BRIEF job description) with employer? TWO: Is spouse, partner, or other income included in reported Gross Income Per Month? If not included, what is household Gross $ Income Monthly? (Or Gross $ Income Yearly?) THREE: Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (an active status) before paid off: Full term 5-yrs? Or shorter term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hello. Thank you for your Interest..1) I am a route supervisor and have been employed with the same company for over 30 years. 2) My spouses income is not included in my reported income. In addition to caring for an an elderly father, my wife works part time and brings home about $1,000 a month currently. 3) My goal is to pay off this loan within 3 years, if not sooner. Thanks again!

Member Payment Dependent Notes Series 684264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684264	$16,800	$16,800	16.40%	1.00%	February 28, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684264. Member loan 684264 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	TKC Global	Debt-to-income ratio:	7.02%
Length of employment:	< 1 year	Location:	Fenton, MO

Home town:
Current & past employers:	TKC Global
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,211.00	Public Records On File:	0
Revolving Line Utilization:	71.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi Swazi, Do you use any sort of financial planning software like Mint.com? Can you provide details on monthly budget by income & spending category? Your payments on this loan alone will be: Monthly Payment: $593.97 (36).	I do not use a financial planning software......but do have monthly budget. This loan would clear my credit card debt and cut my credit card payments by $300 a month, and get me out of debt in 3 years. The monthly payment on this loan will not be an issue for me to make at all.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I do not have any HELOC. Mortgage balance 240K, ....current value 255K.

Member Payment Dependent Notes Series 684273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684273	$15,000	$15,000	11.11%	1.00%	February 28, 2011	March 10, 2016	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684273. Member loan 684273 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,692 / month
Current employer:	Northwestern College	Debt-to-income ratio:	17.31%
Length of employment:	4 years	Location:	Minneapolis, MN

Home town:
Current & past employers:	Northwestern College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > I am hoping to transfer debt from a high-interest credit card to a relatively low-interest loan. I hold a very stable full-time, permanent position in an academic institution with excellent job security. As reflected in my credit score, I have never been late on any sort of monthly payment. This loan will allow me to reduce my monthly debt load. Although this is an individual loan, I feel I should mention my wife holds a full time managerial position in the healthcare industry and provides greatly to our collective financial stability. Borrower added on 02/24/11 > In response to a lender inquiry, here is a bit more information: -I am a college professor. -My spouse's income is not reported in the Gross Income per Month. Her gross monthly income is $2750, making our collective monthly income roughly $6450. -I expect my repayment period to be 4-5 years, though that may drop to 3-4 if our financial sitution improves dramatically in the next 3 years. -I would accept partial funding on the loan between 60% and 99%. Please feel free to respond with any further questions.

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,309.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (4) Usually 300 loans listed; today 507 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($12K - $14K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY more expensive debts; partial loan is financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thank you for the welcome. To respond to your questions in kind: (1) I am a college professor in a full-time, permanent position. (2) My spouse's income is not reported in the Gross Income per Month. Her gross monthly income is $2750, making our collective verifiable monthly income $6442. (3) I expect my repayment period to be 4-5 years, though that may drop to 3-4 if our financial sitution improves dramatically in the next 3 years. (4) I would accept partial funding. Happy to be flexible.

Member Payment Dependent Notes Series 684314

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684314	$6,000	$6,000	11.11%	1.00%	February 28, 2011	March 10, 2016	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684314. Member loan 684314 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,800 / month
Current employer:	Los Angeles County	Debt-to-income ratio:	13.79%
Length of employment:	10+ years	Location:	Claremont, CA

Home town:
Current & past employers:	Los Angeles County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,279.00	Public Records On File:	0
Revolving Line Utilization:	66.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here.My postion is with a government agency, but cannot disclose what it is on a public board. My total income listed is just for me and no one else is included. I will pay off this loan in less then a year more then likely. Thank You.

Member Payment Dependent Notes Series 684402

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684402	$6,000	$6,000	10.37%	1.00%	February 28, 2011	March 10, 2016	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684402. Member loan 684402 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,350 / month
Current employer:	Harris Corp	Debt-to-income ratio:	20.77%
Length of employment:	3 years	Location:	West Melbourne, FL

Home town:
Current & past employers:	Harris Corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	39
Revolving Credit Balance:	$13,565.00	Public Records On File:	0
Revolving Line Utilization:	39.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1) Yes. 2) $1,721 3) Yes. 4) No 5) My home is not currently listed in zillow.com 6) 3 years. I hope I have answered all your questions. Thanks.

Member Payment Dependent Notes Series 684430

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684430	$18,000	$18,000	16.77%	1.00%	February 28, 2011	March 10, 2016	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684430. Member loan 684430 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Greyhound Lines Inc	Debt-to-income ratio:	15.71%
Length of employment:	7 years	Location:	Dorchester Center, MA

Home town:
Current & past employers:	Greyhound Lines Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > The purpose of this loan request is to consolidate 5 credit cards into one payment and close all but 2 of the accounts to avoid this pitfall in the future Borrower added on 02/25/11 > I work as a Motor Coach Operator for a National Company working for a sister company that provides intercity regional travel. I have worked steady throughout the recession we have encountered these last couple of years with no slow down in hours of work or reduction of income received.

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,304.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Greyhound Lines Inc?	I am a Motor Coach Driver
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I understand that as an investor this might be an item that you would want to know. However. as I am able to use the money I am loaned for the purpose I set forth, I don't believe that the specifics of my account balances should really be your concern. But in the interest of full disclosure I will submit to your request. Balance - Minimum Payment Capitol One Card 1890.00 - 46.00 Capitol One Card 2498.00 - 61.00 Capitol One Card 5281.00 - 137.00 Juniper Card 2542.00 - 85.00 Union Plus Card 4275.00 - 98.00 I am looking to consolidate all this debt and get rid of all but 2 of the cards so this does not happen to me again. I am currently capable of making the a bit more than the minimum payments on all the cards, but to do so would take years longer to pay off then to consolidate into one lower payment. If you have further questions please let me know.
We appreciate you being open with your finances. I have an additional question. What other major expenditures do you have on a monthly basis? Rent, student loan, medical loan, car loan, etc?	My Only other major expenses would be; Rent: 700.00 Car Payment: 400.00 I have other small redundant monthly expenses, gym. etc., as we all would have but these would be my major ones.
Would you have any idea what interest rate(s) you are paying on those five credit cards?	The Interest rate varies for each card but range from 17.9% to 27.24%
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? (3) Usually 300 loans listed; today 507 listed, all won't 100 pct fund. When listing expires, if loan 60 pct PLUS funded, loan is eligible to be issued. Would you accept partial loan MORE than 60 pct funded? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early help loans to quickly fund. Pace quickens when loan nears it's expiration. Best option is FLEXIBLITY. If Debt Consolidation, or CC REFI, more advantageous to accept an 80, 90 pct ($14K - $16K) fixed interest, term limited, partial loan and pay off the much higher APR interest debts. After 6-months making on time payments, you're automatically eligible to relist loan's unfunded $'s or list new loan purpose, $ amount. A partial loan reduces interest $'s paid on MAJORITY more expensive debts; partial loan is financially favorable alternative option.) Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	1) I am single so there is no spouse or partner income to report. 2) With respect to actual length of loan I would anticipate repayment within 3 to 4 years. 3) Accepting a partial loan? Yes I would any little bit of consolidate will help me. Also thank you for the additional information you provided within the scope of your question.
Thank you for your answers. Just for your information: if you cancel credit cards it lowers your credit score. Usually it is better to just cut them up, don't use them, but keep the account open. Ask an advisor about timing for cancelling those cards.	Thank you for the advice.
Sorry the prior requester did not ask the rates, so I need to reask prior Q in the following way. Would like to invest in you but need complete info: Please provide, for EACH debt you plan to pay off with this LC loan, the Creditor [eg, Chase], the Amount [eg, $10,500], IMPORTANTLY the Rate [eg, 9.99%], the min. mo payment [eg, $150]. Please be complete, please be specific as to EACH one.	Please see previous answers for balances and minimum monthly payments. as well as the range of the interest rates for the cards..

Member Payment Dependent Notes Series 684456

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684456	$8,400	$8,400	13.43%	1.00%	February 28, 2011	March 10, 2016	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684456. Member loan 684456 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,417 / month
Current employer:	STATE OF MICHIGAN	Debt-to-income ratio:	19.53%
Length of employment:	8 years	Location:	GRAND LEDGE, MI

Home town:
Current & past employers:	STATE OF MICHIGAN
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,386.00	Public Records On File:	0
Revolving Line Utilization:	77.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the STATE OF MICHIGAN?	I'm an epidemiologist
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	yes-I own my own home and it is in my name soley---the total balance is 163K and the current market value is between 180 and 200.

Member Payment Dependent Notes Series 684493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684493	$8,000	$8,000	10.00%	1.00%	February 28, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684493. Member loan 684493 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	University of Colorado	Debt-to-income ratio:	22.52%
Length of employment:	1 year	Location:	Boulder, CO

Home town:
Current & past employers:	University of Colorado
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > I am looking to refinance my credit card debt with a lower interest rate loan. I have a very stable, salaried career and am a responsible borrower with definite financial goals. Feel free to ask me any questions and I will try to respond promptly. Thanks!

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,091.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for University of Colorado and where did you work prior to that?	I work at the Laboratory for Atmospheric and Space Physics at the University of Colorado building scientific instruments for NASA and NOAA spaceflight programs. Previous to this I was an engineering student and worked at Precision Tool and Engineering in Gainesville, Florida.
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Thank you for your interest in funding a portion of my loan. I will try to answer your questions as clearly as possible. 1.) No other incomes were reported in my Gross Income Per Month and there are no additional members of the household. 2.) I selected a 3 year loan repayment length and I intend to pay off the loan in that length of time, hopefully a bit sooner.

Member Payment Dependent Notes Series 684512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684512	$1,675	$1,675	11.11%	1.00%	February 28, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684512. Member loan 684512 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,080 / month
Current employer:	Canvas Concepts, Inc.	Debt-to-income ratio:	4.81%
Length of employment:	3 years	Location:	Chula Vista, CA

Home town:
Current & past employers:	Canvas Concepts, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > The purpose of this loan is to immediately pay back 3 credit cards with high introductory APR. I got these cards to create credit history. The total debt is low really, standing at $1500. Can pay back in 12 months by myself, and currently am paying back, but rather pay with a lower interest rate through Lending Club to save. I have never defaulted in a loan or credit card debt. My credit score is good and my credit reports show I pay my credit cards and loan as agreed withouth missing a payment. My monthly budget allows me to pay back this loan in 12-13 months. I have the most stable job in the city in a busy manufacturing company that has been here for the last 10 years and going strong. I'm part of the administrative staff.

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,466.00	Public Records On File:	0
Revolving Line Utilization:	86.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 684552

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684552	$8,000	$8,000	16.02%	1.00%	February 28, 2011	March 10, 2016	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684552. Member loan 684552 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Hampden Bank	Debt-to-income ratio:	23.63%
Length of employment:	10+ years	Location:	Enfield, CT

Home town:
Current & past employers:	Hampden Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > I'd like to take a moment and explain why I have applied for this loan. I have 2 credit cards and 2 checking accounts that have Lines of Credit attached. Every month when I make payments to each credit card I have to turn around and use the credit cards to buy gas and/or groceries. When I make payments to the Lines of Credit I have to dip into them to pay bills. I'm not getting ahead. I feel I'm getting buried each month with more debt. If this loan is approved I will pay off both credit cards and closing them. I will also pay down both lines of credit and have the limits reduced. One line has a limit of $3000. I don't want that. One doesn't need that much in a line of credit. I will have it lowered to $250. The other line has a limit of $500. I want to pay that down and have it lowered to $100. All together I am paying $320 a month for both cards and lines. If I am approved for this loan I would be able to catch up on my other bills and actually start putting money aside and start saving. I hope this help you understand why this loan is important to me. Thank you for your time. Denise

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	23
Revolving Credit Balance:	$6,530.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Hampden Bank?	I am an Operations Manager. Which means I manage the teller line, make sure everyone is following policy and procedure, write up reviews, interview potential new employees etc.
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hi there, 1) I am an Operations Manager. Which means I manage the teller line, make sure everyone is following policy and procedures, write up reviews, interview potential new employess etc. 2) No spouse or partner. I am single. And no other household incomes. 3) Yes the full 5 year term. Thank you for showing interest in my loan.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	Hello. The following is a summary of my debt: Bank of American (Line of Credit) Balance owed: $500 Monthly payment: $20 Interest Rate: 15% Hampden Bank (Line of Credit) Balance owed: $2853.80 Monthly payment: $180 Interest Rate: 14.75% Chase Credit Card Balance owed: $2451.95 Monthly payment: $80 Interest Rate: 21.74% Capital One Credit Card Balance owed: $720 Monthly Payment: $40 Interest Rate: 0% (will be increased to 24% in April) The credit cards will be paid off in full then both will be closed. Both Lines of Credit will be paid off in full as well. I plan on having the $500 BOA Line of Credit limit lowered to $100. I will also have the $3000 Hampden Bank Line of Credit lowered to $250.

Member Payment Dependent Notes Series 684630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684630	$30,000	$30,000	21.22%	1.00%	February 28, 2011	March 10, 2016	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684630. Member loan 684630 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Caesers Entertainment Inc.	Debt-to-income ratio:	13.30%
Length of employment:	2 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Caesers Entertainment Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > Looking to consolidate my debt from the balances that are left from my 2 credit cards and my remaining car loan to a lower, more reasonable interest rate then what I am currently receiving from the lenders. Will pay off loan much quicker then terms offered. Simply trying to get more reasonable rates in this current economy.

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,777.00	Public Records On File:	0
Revolving Line Utilization:	85.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you. What do you do at Caesar's?	My current debts are as follows: 1) Car Loan - Wells Fargo Dealer Services Amount owed: $15,236.00 Monthly Payment: $430.00 2) Credit Card - BofA Amount Owed: $5,940.00 Monthly Payment: +400.00 (Always paying more down each month to clear balance) 3) Credit Card - Citi Amount Owed: $5,300.00 Monthly Payment: +400.00 (Always paying more down each month to clear the balanace) I work in Information Technology at Caesar's Corporate Office. Great job. My fiance lost her job for two years in the medical field awhile back but now is gainfully employed again so instead of paying more on my daily debts I had to hold back a little to support both of us.
What are your IT qualifications (certificates, degrees)?	My IT qualifications are as follows: Undergrad: Bachelors of Comp. Sci. Postgrad: Masters in Comp. Science PMI-PMP (Prj. Mgmt) Certified PMI-PMOP (Prj. Mgmt Office) Certified CSM (Scrum Prof.) Certified ITIL Expert Certified C++ Expert Certified

Member Payment Dependent Notes Series 684637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684637	$4,000	$4,000	5.79%	1.00%	February 28, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684637. Member loan 684637 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	ADP Total Source	Debt-to-income ratio:	20.68%
Length of employment:	5 years	Location:	DEARBORN HEIGHTS, MI

Home town:
Current & past employers:	ADP Total Source
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,297.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for ADP Total Source?	I currently work in our new business department and have been for five years. Set up all new clients that come to use our service. we are a payroll outsourcing company.
Is this $4k loan to pay off your existing ~$4k of revolving credit debt, or will you put this money towards future expenses related to your home improvement? Thank you.	Using this to make improvements to my home. looking to install all new windows and new roof.

Member Payment Dependent Notes Series 684665

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684665	$4,600	$4,600	11.11%	1.00%	February 28, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684665. Member loan 684665 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Hospital For Special Surgery	Debt-to-income ratio:	17.68%
Length of employment:	2 years	Location:	new milford, NJ

Home town:
Current & past employers:	Hospital For Special Surgery
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > I am a registered nurse. I graduated 3 years ago and have been working as a nurse for two and half years. For the last semester of school I used my credit card to pay for tuition. The APR on this card is at 29.99% and my balance doesn't seem to go down and seems like I will never pay it off. I hope to consolidate this american express credit card so I can finally pay it off in 3 Years.

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,472.00	Public Records On File:	0
Revolving Line Utilization:	70.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 684676

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684676	$17,400	$17,400	7.66%	1.00%	February 28, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684676. Member loan 684676 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Interactive Softworks	Debt-to-income ratio:	13.22%
Length of employment:	2 years	Location:	Frederick, MD

Home town:
Current & past employers:	Interactive Softworks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > To replace heating and cooling unit. I have never defaulted on a loan -- and I ALWAYS pay on time.

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$84,960.00	Public Records On File:	0
Revolving Line Utilization:	29.53%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What is the $85,000 in revolving debt on your credit history? A HELOC? Please list all the debts you owe, and also, what is the value of your home? Thanks, and good luck with your loan.	Yes, HELOC. Home Last Appraised at 456,000, although that was a couple of years ago and I'm not sure of the value in this market. I suspect it has dropped. I owe no debts that are not on my credit report.

Member Payment Dependent Notes Series 684698

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684698	$11,000	$11,000	7.66%	1.00%	February 28, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684698. Member loan 684698 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Oakbridge Corporation	Debt-to-income ratio:	10.20%
Length of employment:	7 years	Location:	Midlothian, VA

Home town:
Current & past employers:	Oakbridge Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > Reducing the interest rate as i pay of my credit card balance from 13.24%

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 684732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684732	$25,000	$25,000	16.02%	1.00%	February 28, 2011	March 10, 2016	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684732. Member loan 684732 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Circle J-5 Aerobic	Debt-to-income ratio:	5.97%
Length of employment:	4 years	Location:	Midlothian, TX

Home town:
Current & past employers:	Circle J-5 Aerobic
Education:

This borrower member posted the following loan description, which has not been verified:

We are a growing coffee roasting company. We are looking to expand our roasting and packaging operations to accomodate the wholesale market in which we have started picking up contracts, as well as a growing retail market. Our projections this year are $70000-$80000 in sales. We are a high quality Arabica roaster offering fresh coffee. We do not roast until the coffee is ordered. It is small batch roasting at it's finest. We own all our equipment, but need to expand our capabilities. Borrower added on 02/24/11 > I work a full time job, allowing me to use the profits of coffee sales to put towards ths loan.

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,748.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 684733

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684733	$5,000	$5,000	11.11%	1.00%	February 28, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684733. Member loan 684733 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	n/a	Debt-to-income ratio:	17.80%
Length of employment:	n/a	Location:	Boone, NC

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > I am 23 years old. I recently graduated. My concentration is Creative Advertising and Sustainable Development. I plan on using this loan to pay off 3 credit cards and have one payment a month. I have never missed a payment or been late in the length of my credit history. I have steady employment and hope to pay back the entire loan within 2 years. As investors this would make for a shorter but low risk investment. Thanks for the support, with your help one day I hope to be on the lending end!

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,543.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. No Mortgage 2. N/A 3.NO 4. I dont own home, company housing 5.1 year

Member Payment Dependent Notes Series 684790

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684790	$5,000	$5,000	16.77%	1.00%	February 28, 2011	March 10, 2016	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684790. Member loan 684790 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,300 / month
Current employer:	Eureka Housing Authority	Debt-to-income ratio:	9.65%
Length of employment:	7 years	Location:	Eureka, CA

Home town:
Current & past employers:	Eureka Housing Authority
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	66
Revolving Credit Balance:	$883.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome to Lending Club. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, partner, or other incomes included in reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? (Or Gross $ Income Per Year?) (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically anticapte to service loan (active status) before paid off: Full term 5-yrs? Short term: (number y-e-a-r-s please): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	maintenance worker , civil service 7 plus years on the job spouse income not included plan to pay off loan in 2-3 years

Member Payment Dependent Notes Series 684811

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684811	$5,300	$5,300	5.42%	1.00%	February 28, 2011	March 11, 2014	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684811. Member loan 684811 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,184 / month
Current employer:	BNY Mellon	Debt-to-income ratio:	9.44%
Length of employment:	10+ years	Location:	Stoneham, MA

Home town:
Current & past employers:	BNY Mellon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > Just trying to pay off my credit cards balances, thanks.

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,456.00	Public Records On File:	0
Revolving Line Utilization:	22.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 684843

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684843	$4,800	$4,800	7.29%	1.00%	March 1, 2011	March 11, 2014	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684843. Member loan 684843 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:	n/a	Debt-to-income ratio:	1.50%
Length of employment:	n/a	Location:	Liberty, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > The funds that I am requesting are tobuy my grandson his first car so he can go to college. My plans are to buy him an older model volvo, because I want him to have the safest possible car. Borrower added on 02/25/11 > The reason I am a good risk is because I have no debt at all, I have to borrow the money because I am selling my vehicle and cannot be without transportation. Borrower added on 02/25/11 > I am on a VA disability and have no monthly obligations. I live part time with my elderly mother in Florida and my Grandchildren in Texas. I have no Obligations in either place.

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	16
Revolving Credit Balance:	$399.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the delinquency 16 months ago?	I would have to know what account you are refering to.I have not been Late on any accounts in recent memory. The only thing that it might be was a yearly charge on a credit card that they were suppose to correct. Thanks Bob

Member Payment Dependent Notes Series 684855

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684855	$20,000	$20,000	20.48%	1.00%	February 28, 2011	March 10, 2016	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684855. Member loan 684855 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Sherwood Foods	Debt-to-income ratio:	15.31%
Length of employment:	10+ years	Location:	New Baltimore, MI

Home town:
Current & past employers:	Sherwood Foods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > Looking to consolidate a few debts and have some funds available to update a few things around the house Borrower added on 02/24/11 > 44 year old recently divorced father that has custody of 2 children and looking to consolidate bills into 1 monthly payment and treat the kids to a few things to help thru divorce.

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	15	Months Since Last Delinquency:	3
Revolving Credit Balance:	$3,903.00	Public Records On File:	1
Revolving Line Utilization:	40.20%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Sherwood Foods?	Type your answer here. I have been employed at Sherwood for over 22 years and have had multiple responbsibilities. I am currently account manager for our largest account and also have my hands in on purchasing and coordinating a cross dock program with our Cleveland facility.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The appx balance on the mortgage is 250,000 and that is what the current market value is estimated at.

Member Payment Dependent Notes Series 684950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
684950	$6,000	$6,000	11.11%	1.00%	February 28, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 684950. Member loan 684950 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	The Sassy Glass Girls	Debt-to-income ratio:	3.60%
Length of employment:	< 1 year	Location:	lake arrowhead, CA

Home town:
Current & past employers:	The Sassy Glass Girls
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > Hey everyone I am Spencer looking to pay off some of my high interest credit cards. I will be graduating Cal State this year and will be starting the teaching program this fall and would like one easy payment! please contact me if you have any questions!

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2008	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,307.00	Public Records On File:	0
Revolving Line Utilization:	32.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 685037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685037	$10,000	$10,000	15.65%	1.00%	February 28, 2011	March 10, 2016	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685037. Member loan 685037 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	nordstrom	Debt-to-income ratio:	16.68%
Length of employment:	8 years	Location:	sacramento, CA

Home town:
Current & past employers:	nordstrom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > This loan will help me and my family get a breathing financial space. The lower rate here will help me free from higher bank rates which eats up almost 85% of my payment. I hope investors would help me in my campaign for a debt free life. Borrower added on 02/25/11 > Thanks to my 6 investors that funded 1.17% of my loan and a BIG thanks too to the incoming investors.

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,770.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How many people in the family are living off $2,500 per month? Any additional household income not listed above?	Another source of income is my husband who makes the same rate as mine and sometimes makes more from his photography sidelines. We only have two dependents. Thank you!

Member Payment Dependent Notes Series 685046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685046	$16,750	$16,750	15.28%	1.00%	February 28, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685046. Member loan 685046 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Whole foods market	Debt-to-income ratio:	21.34%
Length of employment:	2 years	Location:	Santa rosa, CA

Home town:
Current & past employers:	Whole foods market
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/11 > I'm currently a manager working for Whole Foods Market. I've been with the company for 2 years now and plan on continuing my career there for many years to come. I have been looking to get a loan to help me pay off my debt for years and recently heard about Lending Club. I plan on using this loan to pay off all of my high-interest accounts that seem to never be going away. I have not been late on ANY payments on ANY of my credit/loan accounts for the last 2 years. I have not used ANY of my credit cards for more than 3 years. I really just want to be out of debt as fast as possible. I pay rent $800.00, car insurance $140.00, my phone bill $150.00 and don't pay utilities where I currently live. I bring in approximately $3000.00 a month currently which means i have plenty of money to make the payments necessary to pay off this loan. I believe that I would make a GREAT borrower because I make plenty of money to cover the payments, have great history paying all of my credit/loan payments and I want to be out of debt by the time I'm 28 (3 years) so I can start a family without having any financial issues.

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,189.00	Public Records On File:	0
Revolving Line Utilization:	75.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I owe to the following Credit Lenders; Chase-$110.00/moAPR=29.99% Owe 3k. Wamu-$150.00/moAPR=27.24% Owe 4.5k. Best Buy Rewards Card-$50.00/mo APR=24.24% Owe 1.5k. Best Buy-$50.00/mo APR=20.24% Owe 1.5k. Citibank-$150.00/mo APR=29.99% Owe 4k. American General Finance-$70.00/mo APR=21.90% Owe 2k. I will be paying these off as soon as I get the loan. Currently at my job, I am the Meat/Seafood Team Leader (a different title for a manager). I handle the finances, buying product for the departments, scheduling labor and successfully creating profit within my departments.

Member Payment Dependent Notes Series 685085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685085	$6,000	$6,000	7.66%	1.00%	February 28, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685085. Member loan 685085 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,030 / month
Current employer:	Mine Safety Appliances	Debt-to-income ratio:	18.26%
Length of employment:	9 years	Location:	Cranberry Twp, PA

Home town:
Current & past employers:	Mine Safety Appliances
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,978.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 685139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685139	$4,000	$4,000	5.79%	1.00%	February 28, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685139. Member loan 685139 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Turner Broadcasting	Debt-to-income ratio:	10.06%
Length of employment:	3 years	Location:	Stockbridge, GA

Home town:
Current & past employers:	Turner Broadcasting
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,695.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 685258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685258	$4,500	$4,500	7.66%	1.00%	February 28, 2011	March 10, 2014	March 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685258. Member loan 685258 was requested on February 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,240 / month
Current employer:	DP Products	Debt-to-income ratio:	1.47%
Length of employment:	< 1 year	Location:	Tray, CA

Home town:
Current & past employers:	DP Products
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 24, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,205.00	Public Records On File:	0
Revolving Line Utilization:	11.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. no & 0 2. my parents 3.no 4.my parents house 5. 10+ years

Member Payment Dependent Notes Series 685289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685289	$5,000	$5,000	10.37%	1.00%	March 1, 2011	March 11, 2014	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685289. Member loan 685289 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,208 / month
Current employer:	Fusion Consulting Group	Debt-to-income ratio:	19.20%
Length of employment:	< 1 year	Location:	Greenville, SC

Home town:
Current & past employers:	Fusion Consulting Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > This small loan will be used to transfer a balance from my wife's name to mine while saving money on interest. We are purchasing a house and we need her beacon to be a bit higher for an interest rate reduction. The card we are paying off currently has a high balance to available credit ratio. When paying this down, her beacon should increase significantly, allowing us approximately one half percent interest. I am employed as a computer engineer and my wife is a physician in residency. The amount we save in interest alone will be able to more than cover the payment on this loan while eliminating debt. I posted the last payment on my car last month ($280) which also adds to our positive cashflow balance. We hold the title to my wife's car as well. We also own an investment property with approximately 7 years left on the mortgage. We are an excellent credit risk with stable employment and an excellent credit history. Thanks for considering funding our loan.

A credit bureau reported the following information about this borrower member on February 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	79
Revolving Credit Balance:	$5,391.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 685339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685339	$10,000	$10,000	9.63%	1.00%	February 28, 2011	March 11, 2016	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685339. Member loan 685339 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,833 / month
Current employer:	n/a	Debt-to-income ratio:	7.51%
Length of employment:	n/a	Location:	Port St. Lucie, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/28/11 > I am a retired medical professional, but I ran up credit cards over the past year. I have the money in my joint account with my husband. I want to keep this debt private and do not want him involved. I have my own money. I have been married almost 50 years, so I am not a kid. My credit score is excellent and have NEVER been late on a credit card, or car loan.

A credit bureau reported the following information about this borrower member on February 25, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,574.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. The house is fully paid for, as we sold our house up north. 2. I hold the deed and have no mortgage and no monthly payments. 3. No to HELOC, 4. My house is worth $125,500 on zillow.com. 5. It was new, when we purchased it. And have lived here almost twelve years come August.

Member Payment Dependent Notes Series 685438

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685438	$11,000	$11,000	5.42%	1.00%	February 28, 2011	March 11, 2014	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685438. Member loan 685438 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	11.37%
Length of employment:	n/a	Location:	monroe twp, NJ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 25, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,231.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	Type your answer here. I want to pay off my credit card in the amount of $10,800. I was paying about $500. a month. Unfortunately, I allowed my spending to get out of control. This the only large debt that I have. I take my responsibilities very seriously. Thank you for your consideration.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house in your name? If not, who does? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here Yes I hold the title to my home in my name and do not have a mortgage or line of credit on it. I am living here for 7 years. Thank you for your consideration.

Member Payment Dependent Notes Series 685480

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685480	$15,000	$15,000	15.28%	1.00%	February 28, 2011	March 11, 2014	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685480. Member loan 685480 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	so good jewelry	Debt-to-income ratio:	11.20%
Length of employment:	6 years	Location:	quincy, MA

Home town:
Current & past employers:	so good jewelry
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,112.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the type of business you wish to start or the use of this money. Please also explain how you expect to pay $533/month on 36k/year income while having 13k in CC debt. Without a breakdown of your budget and disposable income many will by shy to invest in this loan.	i'm going to set costume jewelry retail store. i already doing same kind of business for 7 years in boston and set a new store. so, i need a lot of money. i already paid around $150,000 for preparing new store. FYR, in Jan. and Feb is not seaason for our jewelry and it will start mid of march. and then, we can make $25,000 / month at least. so you do not worry about payments. also, CC debt, i paid more than acceptable minimum amount without problem

Member Payment Dependent Notes Series 685481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685481	$4,800	$4,800	7.66%	1.00%	March 1, 2011	March 11, 2016	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685481. Member loan 685481 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,200 / month
Current employer:	atmos energy	Debt-to-income ratio:	10.33%
Length of employment:	10+ years	Location:	Moutain Home, TX

Home town:
Current & past employers:	atmos energy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > loan is for wifes harley davidson

A credit bureau reported the following information about this borrower member on February 25, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,390.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 685486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685486	$8,850	$8,850	10.37%	1.00%	February 28, 2011	March 11, 2014	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685486. Member loan 685486 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Zengo Restaurant	Debt-to-income ratio:	12.12%
Length of employment:	4 years	Location:	Denver, CO

Home town:
Current & past employers:	Zengo Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > I plan to use this loan to consolidate some high interest debt that I have. Two credit cards, and one large dental loan, all with extremely high interest rates, that make it extremely hard to get ahead. I always pay on time, and make a point of paying extra. I plan on paying this down as fast as possible, and my budget is $350.00/month. I have a very stable job, I am the chef at a long standing, downtown restaurant in Denver, and have been there for 4 years and 7 months. My job is very stable, and we will be expanding the restaurant in July, increasing my salary and responsibilities. I thank you for your consideration, I look forward to hearing from you!

A credit bureau reported the following information about this borrower member on February 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	30
Revolving Credit Balance:	$8,680.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 685525

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685525	$8,000	$8,000	12.68%	1.00%	February 28, 2011	March 11, 2014	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685525. Member loan 685525 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,250 / month
Current employer:	IR Corp.	Debt-to-income ratio:	17.45%
Length of employment:	6 years	Location:	Centreville, VA

Home town:
Current & past employers:	IR Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > Need to pay off high interest rate credit and get back to the business of saving.

A credit bureau reported the following information about this borrower member on February 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	13
Revolving Credit Balance:	$36,970.00	Public Records On File:	0
Revolving Line Utilization:	83.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is IR Corp and what do you do for the IR Corp? What are the interest rates of the loans you are consolidating?	I currently work full time for an Information Technology (IT) consulting firm that provides integration of large-scale information systems, custom software applications and portal implementations. I function as a lead consultant on most of the projects to which I am assigned.
What are the interest rates of the loans you are consolidating?	Interest rate on the current card I'm trying to pay off is 29%

Member Payment Dependent Notes Series 685540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685540	$3,600	$3,600	5.42%	1.00%	February 28, 2011	March 11, 2014	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685540. Member loan 685540 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Department of Veterans Affairs	Debt-to-income ratio:	8.54%
Length of employment:	10+ years	Location:	Wellington, FL

Home town:
Current & past employers:	Department of Veterans Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 25, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,281.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello..What is your green purchase?	Type your answer here. I called it green, because it is to pay for a solar water heater.
Hello..What is your green purchase?	Type your answer here. A solar water heater!
Hi. What specifically will this loan be used for? Thank you.	Type your answer here. To pay off a solar water heater.
Your loan is marked as being for Renewable energy financing. Please describe the 'green' project that this loan will be funding.	Type your answer here.Solar water heater.
Hello. Please tell us what you are requesting money for. You have a revolving credit balance of $6,281. Are you having to pay interest on this debt? Wishing you the best.	Type your answer here.Of course.

Member Payment Dependent Notes Series 685561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685561	$2,500	$2,500	7.29%	1.00%	March 1, 2011	March 11, 2014	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685561. Member loan 685561 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	boydsflooring	Debt-to-income ratio:	15.40%
Length of employment:	9 years	Location:	Sacramento, CA

Home town:
Current & past employers:	boydsflooring
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > I need funding fore my car its in the shop n make repairs to my mothers hhouse she owns let's me live in it rent free I realy learnd after my divorsehow paying ur bills on time after my divorse it took me many yearsto get my credit built back up so learned if do as you say people learn to trust you that's hard to find

A credit bureau reported the following information about this borrower member on February 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	46
Revolving Credit Balance:	$714.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 685653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685653	$8,000	$8,000	10.37%	1.00%	February 28, 2011	March 11, 2014	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685653. Member loan 685653 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Austin Pain Associates	Debt-to-income ratio:	7.56%
Length of employment:	6 years	Location:	Round Rock, TX

Home town:
Current & past employers:	Austin Pain Associates
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1984	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	36
Revolving Credit Balance:	$22,347.00	Public Records On File:	0
Revolving Line Utilization:	84.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 685677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685677	$20,000	$20,000	10.74%	1.00%	February 28, 2011	March 11, 2014	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685677. Member loan 685677 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,917 / month
Current employer:	oracle corp	Debt-to-income ratio:	4.78%
Length of employment:	3 years	Location:	belmont, CA

Home town:
Current & past employers:	oracle corp
Education:

This borrower member posted the following loan description, which has not been verified:

i have been computer engineer since 1998 with major in computer science, i have been always employed full time , i worked in NJ between 2001-2008 and moved to bay area in 2008. i need money for family marriage in india. all my credit card debt is very low promotional APR interest , so i prefer to pay them minimally. My credit history shows that i am good borrower , i never missed a single payment since i started using credit card.i setup my payment thru auto pay..i primarily use 1 or 2 credit card for monthly expense which i pay in full to avoid any interest. my job is pretty cool and i am in system programming side and work with one of largest enterprise software company.

A credit bureau reported the following information about this borrower member on February 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,200.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 685690

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685690	$2,000	$2,000	7.29%	1.00%	February 28, 2011	March 11, 2014	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685690. Member loan 685690 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	20.38%
Length of employment:	8 years	Location:	Falls Church, VA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/11 > I have been a private piano teacher for 18 years, and it has been my dream to run summer piano camps like the ones I attended when I was a student. This year I will make it a reality. I've drawn up course descriptions, found a space to rent, ensured that I can get liability insurance. There has already been a buzz among my students and their parents about how much fun this camp will be. My space rental at a local church needs to paid 50% now and 50% in July. I am asking for this loan to pay the space rental fees and some initial supplies and advertising fees. There are three separate courses the children can enroll in, based on their age and experience. In order to break even, I need to recruit a total of 20 children for the two camps for younger kids and 6 children for the camp for older kids. I have a studio of 25 students I teach weekly, plus I have a waiting list. I am a popular teacher -- last year I had only 2 students discontinue lessons. The previous year I had 0 students discontinue lessons. I receive calls and emails monthly asking for new students. Because of this, I don't feel that with the proper advertising that I'll have any trouble filling my camp spaces. I've priced the camps at a reasonable rate for the area I live in, and I've taken into account expenses including insurance, supplies, fees to hire an assistant teacher, my own salary, and taxes. In addition to my full-time job teaching piano, I work part-time as a computer programmer for a company that works on government contracts.

A credit bureau reported the following information about this borrower member on February 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,309.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 685712

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685712	$6,000	$6,000	5.79%	1.00%	February 28, 2011	March 11, 2014	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685712. Member loan 685712 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	MorganFranklin	Debt-to-income ratio:	10.50%
Length of employment:	< 1 year	Location:	Annandale, VA

Home town:
Current & past employers:	MorganFranklin
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 25, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,190.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please comment on the nature of your $38k of revolving credit. Thank you.	We have a line of credit we are paying down of $32k, the other $6k of revolving is paid down as of today. Thanks!

Member Payment Dependent Notes Series 685799

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
685799	$2,000	$2,000	7.29%	1.00%	February 28, 2011	March 11, 2014	March 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 685799. Member loan 685799 was requested on February 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Adecco (Cisco Systems)	Debt-to-income ratio:	6.00%
Length of employment:	< 1 year	Location:	San Jose, CA

Home town:
Current & past employers:	Adecco (Cisco Systems)
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 25, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,034.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 686283

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
686283	$8,500	$8,500	10.74%	1.00%	March 1, 2011	March 12, 2014	March 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 686283. Member loan 686283 was requested on February 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Gallery of Cakes	Debt-to-income ratio:	14.98%
Length of employment:	9 years	Location:	Miami Beach, FL

Home town:
Current & past employers:	Gallery of Cakes
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/26/11 > To help pay off loans

A credit bureau reported the following information about this borrower member on February 26, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,818.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Prospectus Supplement (Sales Report) No. 8 dated March 1, 2011